Exhibit 10.1

Execution Version

SEVENTH AMENDMENT TO ABL CREDIT AGREEMENT

This SEVENTH AMENDMENT TO ABL CREDIT AGREEMENT, dated as of March 11, 2022 (this “Amendment”), among Specialty Building Products Intermediate II, LLC, a Delaware limited liability company (“Holdings”), Specialty Building Products Holdings, LLC, a Delaware limited liability company (the “Borrower Representative”, the “Parent Borrower” and a “US Borrower”), the other Borrowers party hereto, each Lender party hereto and Bank of America, N.A. (“Bank of America”), as agent (in such capacity, the “Agent”).

WHEREAS, Holdings, the Parent Borrower, U.S. Lumber Group LLC, a Delaware limited liability company, as a US Borrower, Moulure Alexandria Moulding Inc., as a Canadian Borrower, the other Borrowers (as defined therein) from time to time party thereto, the Lenders (as defined therein) from time to time party thereto, and the Agent are parties to that certain ABL Credit Agreement, dated as of October 1, 2018 (as amended by that certain First Amendment to ABL Credit Agreement, dated as of January 18, 2019, that certain Second Amendment to ABL Credit Agreement, dated as of February 20, 2020, that certain Third Amendment to ABL Credit Agreement, dated as of September 30, 2020, that certain Fourth Amendment to ABL Credit Agreement, dated as of October 9, 2020, that certain Fifth Amendment to ABL Credit Agreement, dated as of January 21, 2021, that certain Sixth Amendment to ABL Credit Agreement, dated as of November 18, 2021 and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, the Existing Credit Agreement as amended hereby, the “Credit Agreement”; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment).

WHEREAS, on the date hereof, there are Revolving Credit Commitments under the Existing Credit Agreement in an aggregate principal amount of $300,000,000 (the “Existing Revolving Credit Commitments”);

WHEREAS, subject to the conditions set forth in Section II hereof, in accordance with the provisions of Sections 2.20 and 9.2 of the Existing Credit Agreement, the US Borrowers wish to amend the Existing Credit Agreement as set forth in Section I below to, among other things, increase the Existing Revolving Credit Commitments in the aggregate principal amount of $200,000,000 (the “2022 Incremental Revolving Commitments” and, each Lender with a 2022 Incremental Revolving Commitment on the Seventh Amendment Effective Date (as defined below), a “2022 Incremental Revolving Lender”) on the terms and conditions as set forth herein. The amount of each 2022 Incremental Revolving Lender’s 2022 Incremental Revolving Commitment as of the Seventh Amendment Effective Date is set forth opposite such 2022 Incremental Revolving Lender’s name in Exhibit B hereto under the caption “2022 Incremental Revolving Commitment”;

WHEREAS, subject to the conditions set forth in Section II hereof, in accordance with the provisions of Section 9.2 of the Existing Credit Agreement, the Borrowers have requested that the Lenders, agree to amend certain other provisions of the Existing Credit Agreement as provided for in Section I hereof;

WHEREAS, Holdings, the Parent Borrower, the other Borrowers, the Agent and each of the Lenders party hereto wish to amend the Existing Credit Agreement as set forth in Section I hereof; and

WHEREAS, each of Bank of America, N.A., Truist Securities, Inc., Barclays Bank PLC and Wells Fargo Bank, National Association will act as a lead arranger (each in such capacity, a “2022 Incremental Arranger”) and bookrunner with respect to the 2022 Incremental Revolving Commitments and this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO EXISTING CREDIT AGREEMENT

Subject to the satisfaction (or waiver) of the conditions precedent set forth in Section II hereof, Holdings, the Parent Borrower, the other Borrowers, the Agent and each of the Lenders party hereto hereby agree to the amendments to the Existing Credit Agreement as set forth below:

A. Credit Agreement. The Existing Credit Agreement is amended to delete the red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto.

B. Schedules. Schedule 2.1 to the Existing Credit Agreement is deleted in its entirety and replaced with Schedule 2.1 attached as Exhibit B hereto.

C. Exhibits. Exhibit G to the Existing Credit Agreement is deleted in its entirety and replaced with Exhibit G attached as Exhibit C hereto.

D. Incremental Facility. From and after the Seventh Amendment Effective Date, each 2022 Incremental Revolving Lender agrees that it shall be a “Revolving Credit Lender” with a “Revolving Credit Commitment” under the Credit Agreement in an aggregate principal amount equal to its 2022 Incremental Revolving Commitment plus, in the case of any 2022 Incremental Revolving Lender that is an existing Lender, its Revolving Credit Commitments immediately prior to the Seventh Amendment Effective Date, with such Revolving Credit Commitment (i) having all the terms and conditions applicable thereto as set forth in Exhibit A hereto and (ii) constituting a commitment to make additional Revolving Credit Loans on the same terms as the initial Revolving Credit Loans under the Existing Credit Agreement.

SECTION II. CONDITIONS TO EFFECTIVENESS OF AMENDMENTS TO EXISTING CREDIT AGREEMENT

This Amendment shall become effective upon the satisfaction (or waiver) of all of the following conditions precedent (the date of satisfaction (or waiver) of such conditions precedent being referred to herein as the “Seventh Amendment Effective Date”).

A. Execution. The Agent’s receipt of the following each of which shall be original, .pdf or facsimile copies or delivered by other electronic method unless otherwise specified:

(i) a counterpart signature page to this Amendment duly executed by each of the Lenders, Holdings, the Parent Borrower, and the other Borrowers and Loan Parties party hereto;

(ii) customary legal opinions from Winston & Strawn LLP, as special counsel to the Loan Parties, in form and substance reasonably satisfactory to the Agent covering such matters relating to this Amendment as the Agent shall reasonably request;

(iii) a solvency certificate in substantially the form of Exhibit H to the Credit Agreement, dated as of the Seventh Amendment Effective Date, certifying that the Parent Borrower and its Subsidiaries, on a consolidated basis after giving effect to this Amendment, are Solvent;

(iv) The Agent shall have received the following:

(a) a copy of the charter or other similar Organizational Document of each Loan Party organized under the laws of the United States or any state thereof or the District of Columbia (a “US Loan Party”) and each amendment thereto, certified (as of a date reasonably near the Seventh Amendment Effective Date) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such US Loan Party is organized or incorporated;

(b) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated within thirty (30) days of the Seventh Amendment Effective Date, certifying that such Loan Party is duly organized and in good standing under the laws of such jurisdiction; and

(c) a certificate of the Secretary, Assistant Secretary or other appropriate Responsible Officer of each Loan Party dated the Seventh Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, or operating or partnership agreement of such Loan Party, and in the case of each Loan Party that is organized under the laws of Canada or any province thereof (a “Canadian Loan Party”), together with such Canadian Loan Party’s certificate and articles of incorporation or amalgamation, as in effect on the Seventh Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below or that such documents have not been modified since the Closing Date (as defined in the Existing Credit Agreement), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or analogous governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment and the documents related thereto to which such Loan Party is a party and, in the case of the US Borrowers, the incurrence of the 2022 Incremental Revolving Commitments, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or formation, partnership agreement or other constitutive documents of such Loan Party have not been amended since the date the documents furnished pursuant to clause (a) above were certified and (D) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of such Loan Party; and

(v) a certificate stating that the conditions set forth in Section II(C) and Section II(D) of this Amendment are satisfied.

B. Fees and Other Amounts.

(i) Payment of reasonable and documented expenses of the Agent (including reasonable and documented out-of-pocket legal fees and expenses) in connection with this Amendment pursuant to Section V.G. below; provided, that all such amounts shall be required to be paid, as a condition precedent to the Seventh Amendment Effective Date, only to the extent invoiced at least one (1) Business Day prior to the Seventh Amendment Effective Date; and

(ii) Payment to each 2022 Incremental Revolving Lender of a fee (the “Commitment Fee”) in an amount equal to 0.15% of the aggregate principal amount of the 2022 Incremental Revolving Commitments of such 2022 Incremental Revolving Lender on the Seventh Amendment Effective Date, which Commitment Fee (i) shall be earned, due and payable in full on the Seventh Amendment Effective Date, (ii) shall not be refundable under any circumstances and (iii) shall be paid in immediately available funds in U.S. Dollars and shall not be subject to reduction by way of withholding, setoff or counterclaim or be otherwise affected by any claim or dispute related to any other matter; provided, that the 2022 Incremental Revolving Lenders may, in their sole discretion, share all or a portion of the Commitment Fee with any of the other Lenders or their affiliates.

C. Representations and Warranties. Each of the representations and warranties of Holdings, the Parent Borrower and the other Borrowers contained herein and in the Loan Documents shall be true and correct in all material respects on and as of the Seventh Amendment Effective Date as if made on and as of such date, except, excluding the representations and warranties contained in Sections 3.11(b) (solely with respect to the last sentence thereof) and 3.16(b), which shall be true and correct in all material respects on and as of the Seventh Amendment Effective Date, for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (provided, that, in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or Material Adverse Effect).

D. Absence of Specified ABL Default. No Specified ABL Default has occurred and is continuing at the time of the incurrence of the 2022 Incremental Revolving Commitments or immediately after giving effect thereto.

E. Know Your Customer and Beneficial Ownership. So long as requested at least five (5) Business Days prior to the Seventh Amendment Effective Date, the Agent shall have received, at least three (3) Business Days prior to the Seventh Amendment Effective Date, (i) all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”) and Canadian Anti-Money Laundering Laws and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall deliver a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

SECTION III. POST-CLOSING COVENANT

No later than ten (10) Business Days following the Seventh Amendment Effective Date (or such later date as may be reasonably agreed by the Agent), the Agent shall have received customary legal opinions from special Maryland, Rhode Island, Indiana, Ohio, Washington, New Jersey and Pennsylvania local counsel to certain Loan Parties in each case, in form and substance reasonably satisfactory to the Agent covering such matters relating to this Amendment as the Agent shall reasonably request.

SECTION IV. CONSENTS

The undersigned Lender hereby consents to its respective allocation of the 2022 Incremental Revolving Commitments after giving effect to this Amendment and the transactions contemplated herein in the amount (not exceeding any commitment offered by such Lender) allocated to it by the Agent on the Seventh Amendment Effective Date as set forth in the Register (as such respective allocation has been indicated by the Agent to such Lender on or prior to the Seventh Amendment Effective Date).

SECTION V. REAFFIRMATION OF GUARANTEES AND SECURITY INTERESTS

Each of the Loan Parties party to the Credit Agreement, the Security Documents and the other Loan Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby as of the date hereof (i) acknowledges and agrees that all of its Obligations under the Credit Agreement, the Security Documents and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties and reaffirms the guaranties made pursuant to the Credit Agreement, the Security Documents and the other Loan Documents, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Credit Agreement, the Security Documents and the other Loan Documents are, and shall remain, in full force and effect after giving effect to this Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and the complete payment and performance by the Borrowers and the other Loan Parties when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, any loans made in respect of the 2022 Incremental Revolving Commitment under the Credit Agreement.

SECTION VI. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Seventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Amendment shall not be considered a novation.

(iii) (w) This Amendment (including all exhibits attached hereto) shall constitute a “Loan Document”, an “Incremental Amendment” and the notice to the Agent required under Section 2.20 of the Credit Agreement, (x) each 2022 Incremental Revolving Lender shall constitute a “Lender”, “US Revolving Credit Lender” and “Revolving Credit Lender”, (y) each 2022 Incremental Revolving Commitment shall constitute a “Revolving Credit Commitment” and “US Revolving Credit Commitment” and (z) the loans borrowed under the 2022 Incremental Revolving Commitments shall constitute “Loans”, “Revolving Credit Loans” and “US Revolving Credit Loans”, in each case, for all purposes of the Credit Agreement and shall be administered and construed pursuant to the terms of the Credit Agreement.

B. Limitation of Amendment and Waiver. Nothing herein shall be deemed to (i) entitle any Loan Party to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances or (ii) constitute a modification, limitation, impairment or waiver of any right, power or remedy available to the Agent or the Lenders under the Credit Agreement or any other Loan Document.

C. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

D. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable in any jurisdiction, the legality, validity and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, of this Amendment and the other Loan Documents shall not be affected or impaired thereby.

E. [Reserved].

F. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

G. Costs and Expenses. Each Borrower hereby reconfirms its obligations pursuant to Section 9.3(a) of the Credit Agreement to pay and reimburse the Agent for all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

H. Governing Law; Waiver of Jury Trial. Sections 9.9 and 9.10 of the Credit Agreement are hereby incorporated herein by reference mutatis mutandis.

I. Electronic Records and Signatures. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may, if agreed by the parties hereto, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. Each of the Loan Parties hereto agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on them to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Loan Parties enforceable against them in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Agent. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Agent may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Agent’s, business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Agent shall be under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by them; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept such Electronic Signature, the Agent shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Loan Parties without further verification and (b) upon the request of the Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

J. 2022 Incremental Arrangers. Holdings, the Parent Borrower and the other Borrowers agree that (a) each 2022 Incremental Arranger shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Joint Lead Arrangers under the Credit Agreement and (b) each 2022 Incremental Arranger shall have no duties, responsibilities or liabilities with respect to this Amendment, the Credit Agreement or any other Loan Document.

K. Reallocation. On the Seventh Amendment Effective Date, each 2022 Incremental Revolving Lender shall purchase and assume from each existing US Revolving Credit Lender and Canadian Revolving Credit Lender having US Revolving Credit Loans and Canadian Revolving Credit Loans, respectively, and participations in US Letters of Credit and Canadian Letters of Credit, respectively, outstanding on such Seventh Amendment Effective Date, without recourse or warranty, an undivided interest and participation, to the extent of the 2022 Incremental Revolving Lender’s US Lender Percentage and Canadian Lender Percentage, respectively (in each case, after giving effect to the 2022 Incremental Revolving Commitments), in the aggregate outstanding US Revolving Credit Loans and Canadian Revolving Credit Loans, respectively, and participations in US Letters of Credit and Canadian Letters of Credit, respectively, so as to ensure that, on the Seventh Amendment Effective Date after giving effect to the 2022 Incremental Revolving Facility Commitments, (i) each US Revolving Credit Lender is owed only its US Lender Percentage of the US Revolving Credit Loans and participations in US Letters of Credit outstanding and (ii) each Canadian Revolving Credit Lender is owed only its Canadian Lender Percentage of the Canadian Revolving Credit Loans and participations in Canadian Letters of Credit outstanding, in each case, on such Seventh Amendment Effective Date

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first written above.

SPECIALTY BUILDING PRODUCTS INTERMEDIATE II, LLC, as Holdings

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

SPECIALTY BUILDING PRODUCTS HOLDINGS, LLC, as the Parent Borrower, the Borrower Representative and a US Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

U.S. LUMBER GROUP, LLC, as a US Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

SBP FINANCE CORP., as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

[Signature Page to Seventh Amendment to ABL Credit Agreement]

NOLL HOLDINGS, INC.,
as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

US LOGISTIC, LLC (formerly known as POINT2POINT LOGISTICS LLC), as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

KIRBY HOLDINGS, LLC,
as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

ALEXANDRIA MOULDING, INC.,
as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

[Signature Page to Seventh Amendment to ABL Credit Agreement]

ALEXANDRIA NE, LLC,
as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

ALEXANDRIA MW, LLC,
as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

ALEXDIRECT, LLC,
as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

NATIONAL SERVICE SOLUTIONS US, LLC,
as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

[Signature Page to Seventh Amendment to ABL Credit Agreement]

REEB MILLWORK II, LLC, as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

REEB MILLWORK OF MARYLAND, LLC, as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

R AND K LOGISTICS, LLC, as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

REEB MILLWORK CORPORATION OF NEW YORK, LLC, as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

[Signature Page to Seventh Amendment to ABL Credit Agreement]

REEB MILLWORK OF NEW ENGLAND, LLC, as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

REEB MILLWORK – SOUTHEAST, LLC, as a US Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

MOULURE ALEXANDRIA MOULDING INC., as a Canadian Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

NATIONAL SERVICE SOLUTIONS INC., as a Canadian Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

[Signature Page to Seventh Amendment to ABL Credit Agreement]

ALEXDIRECT INC., as a Canadian Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

ROYAL WOODWORKING CO. LIMITED, as a Canadian Borrower and a Specified Borrower

By:	/s/ Ronald Stroud
Name:	Ronald Stroud
Title:	Chief Financial Officer, Secretary and Treasurer

[Signature Page to Seventh Amendment to ABL Credit Agreement]

BANK OF AMERICA, N.A.,
as the Agent and a Lender

By:	/s/ John Yankauskas
Name:	John Yankauskas
Title:	Sr. Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch)
as a Lender

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

[Signature Page to Seventh Amendment to ABL Credit Agreement]

TRUIST BANK, as a Lender

By:	/s/ Michael Grimes
Name:	Michael Grimes
Title:	Managing Director

[Signature Page to Seventh Amendment to ABL Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Charlene Saldanha
Name:	Charlene Saldanha
Title:	Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Charlene Saldanha
Name:	Charlene Saldanha
Title:	Vice President

[Signature Page to Seventh Amendment to ABL Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ C. Reggie Claus
Name:	C. Reggie Claus
Title:	Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:	/s/ Raymond Eghobamien
Name:	Raymond Eghobamien
Title:	Vice President

[Signature Page to Seventh Amendment to ABL Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Stuart Coulter
Name:	Stuart Coulter
Title:	Authorized Signatory

[Signature Page to Seventh Amendment to ABL Credit Agreement]

NOMURA CORPORATE FUNDING AMERICAS, LLC, as a Lender

By:	/s/ Andrew Keith
Name:	Andrew Keith
Title:	Executive Director

[Signature Page to Seventh Amendment to ABL Credit Agreement]

EXHIBIT A

Credit Agreement

(Attached)

Execution Version

ABL CREDIT AGREEMENT

dated as of

October 1, 2018,

as amended by the First Amendment, dated as of January 18, 2019,

Second Amendment, dated as of February 20, 2020,

Third Amendment, dated as of September 30, 2020,

Fourth Amendment, dated as of October 9, 2020,

Fifth Amendment, dated as of January 21, 2021 ~~and~~,

Sixth Amendment, dated as of November 18, 2021 and

Seventh Amendment, dated as of March 11, 2022

among

SPECIALTY BUILDING PRODUCTS INTERMEDIATE II, LLC,

as Holdings

SPECIALTY BUILDING PRODUCTS HOLDINGS, LLC,

as the Borrower Representative, the Parent Borrower and a US Borrower,

U.S. LUMBER GROUP, LLC,

as a US Borrower,

MOULURE ALEXANDRIA MOULDING INC.,

as Canadian Borrower,

THE OTHER BORROWERS PARTY HERETO,

THE LENDERS PARTY HERETO,

and

BANK OF AMERICA, N.A.,

as Agent

BANK OF AMERICA, N.A.

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

PAGE

Section I DEFINITIONS		1
Section 1.1.	Defined Terms	1
Section 1.2.	Other Definitional Provisions	~~82~~89
Section 1.3.	Classification of Loans and Borrowings	~~84~~91
Section 1.4.	Accounting Terms; GAAP	~~84~~91
Section 1.5.	Pro Forma Calculations	~~85~~92
Section 1.6.	Classification of Permitted Items	~~87~~94
Section 1.7.	Rounding	~~88~~95
Section 1.8.	Letters of Credit	~~88~~95
Section 1.9.	Certifications	~~88~~95
Section 1.10.	EBITDA Grower Baskets	~~88~~95
Section 1.11.	Currency Equivalents Generally	~~88~~96

Section II AMOUNT AND TERMS OF COMMITMENTS		~~89~~97
Section 2.1.	Revolving Credit Commitments	~~89~~97
Section 2.2.	Loans and Borrowings	~~92~~99
Section 2.3.	Requests for Revolving Credit Borrowing	~~93~~100
Section 2.4.	Letters of Credit	~~94~~102
Section 2.5.	Funding of Borrowings	~~102~~110
Section 2.6.	Interest Elections	~~103~~110
Section 2.7.	Termination or Reduction or Reallocation of Commitments	~~104~~112
Section 2.8.	Repayment of Revolving Credit Loans; Evidence of Debt	~~105~~113
Section 2.9.	Prepayment of Loans	~~106~~114
Section 2.10.	Fees	~~107~~115
Section 2.11.	Mandatory Prepayments	~~108~~116
Section 2.12.	Interest	~~109~~117
Section 2.13.	Alternate Rate of Interest	~~110~~118
Section 2.14.	Increased Costs	~~113~~122
Section 2.15.	Break Funding Payments	~~115~~124
Section 2.16.	Taxes	~~115~~125
Section 2.17.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~120~~130
Section 2.18.	Mitigation Obligations; Replacement of Lenders	~~122~~132
Section 2.19.	Defaulting Lenders	~~124~~134
Section 2.20.	Incremental Facilities	~~126~~136
Section 2.21.	Cash Management	~~128~~138
Section 2.22.	Extensions of Revolving Credit Commitments	~~130~~140
Section 2.23.	Swingline Loans	~~132~~143
Section 2.24.	Co-Borrowers	~~134~~144

Section III REPRESENTATIONS AND WARRANTIES		~~136~~146
Section 3.1.	Financial Condition	~~136~~146
Section 3.2.	No Change	~~136~~147

Section 3.3.	Corporate Existence; Compliance with Law	~~136~~147
Section 3.4.	Organizational Power; Authorization; Enforceable Obligations	~~137~~147
Section 3.5.	No Legal Bar; Organizational Documents	~~137~~148
Section 3.6.	No Material Litigation	~~138~~148
Section 3.7.	Ownership of Property; Liens	~~138~~148
Section 3.8.	Intellectual Property	~~138~~149
Section 3.9.	Taxes	~~138~~149
Section 3.10.	Federal Reserve Board Regulations	~~138~~149
Section 3.11.	ERISA; Canadian Pension Plans	~~139~~149
Section 3.12.	Investment Company Act	~~140~~150
Section 3.13.	Restricted Subsidiaries	~~140~~150
Section 3.14.	Use of Proceeds	~~140~~151
Section 3.15.	Environmental Matters	~~140~~151
Section 3.16.	Accuracy of Information, Etc	~~141~~152
Section 3.17.	Security Documents	~~142~~152
Section 3.18.	Solvency	~~143~~153
Section 3.19.	Sanctions; Anti-Bribery Laws; Anti-Money Laundering Laws	~~143~~153
Section 3.20.	EEA Financial Institution	~~143~~154
Section 3.21.	Labor Matters	~~143~~154
Section 3.22.	Accounts	~~144~~155
Section 3.23.	Borrowing Base Calculation	~~144~~155

Section IV CONDITIONS PRECEDENT		~~144~~155
Section 4.1.	Conditions to Closing Date	~~144~~155
Section 4.2.	Conditions to Each Post-Closing Extension of Credit	~~148~~159

Section V AFFIRMATIVE COVENANTS		~~149~~160
Section 5.1.	Financial Statements	~~149~~160
Section 5.2.	Certificates; Other Information	~~151~~162
Section 5.3.	Payment of Material Taxes	~~153~~164
Section 5.4.	Conduct of Business and Maintenance of Existence, Compliance with Laws, Etc.	~~153~~164
Section 5.5.	Maintenance of Property; Insurance	~~154~~165
Section 5.6.	Inspection of Property; Books and Records; Discussions	~~154~~165
Section 5.7.	Notices	~~155~~166
Section 5.8.	Environmental Laws	~~156~~167
Section 5.9.	Additional Collateral, Etc	~~156~~167
Section 5.10.	Use of Proceeds	~~158~~169
Section 5.11.	Further Assurances	~~158~~169
Section 5.12.	Inventory	~~158~~169
Section 5.13.	Designation of Subsidiaries	~~158~~169
Section 5.14.	Post-Closing Matters	~~159~~170
Section 5.15.	Lender Conference Call	~~159~~170
Section 5.16.	Canadian Pension Plans	~~159~~170

Section VI NEGATIVE COVENANTS		~~160~~171
Section 6.1.	Financial Covenant	~~160~~171
Section 6.2.	Limitation on Indebtedness	~~160~~171
Section 6.3.	Limitation on Liens	~~165~~176
Section 6.4.	Limitation on Fundamental Changes	~~169~~180
Section 6.5.	Limitation on Disposition of Property	~~171~~182
Section 6.6.	Limitation on Restricted Payments	~~174~~186
Section 6.7.	Limitation on Investments	~~178~~190
Section 6.8.	Limitation on Optional Payments of Junior Debt Instruments	~~182~~194
Section 6.9.	Limitation on Transactions with Affiliates	~~183~~195
Section 6.10.	Limitation on Sales and Leasebacks	~~186~~198
Section 6.11.	Limitation on Negative Pledge Clauses	~~186~~198
Section 6.12.	Limitation on Restrictions on Restricted Subsidiary Distributions	~~187~~199
Section 6.13.	Limitation on Lines of Business	~~188~~200
Section 6.14.	Permitted Activities, Etc	~~188~~201
Section 6.15.	Modification of Certain Agreements	~~188~~201
Section 6.16.	Changes in Fiscal Periods	~~189~~201

Section VII EVENTS OF DEFAULT		~~189~~201
Section 7.1.	Events of Default	~~189~~201
Section 7.2.	Right to Cure	~~194~~206
Section 7.3.	Application of Proceeds	~~195~~207

Section VIII THE AGENT		~~198~~211
Section 8.1.	Appointment	~~198~~211
Section 8.2.	Delegation of Duties	~~199~~212
Section 8.3.	Exculpatory Provisions	~~199~~212
Section 8.4.	Reliance by Agent	~~199~~212
Section 8.5.	Notice of Default	~~200~~212
Section 8.6.	Non-Reliance on Agent and Other Lenders	~~200~~213
Section 8.7.	Indemnification	~~201~~213
Section 8.8.	Agent in Its Individual Capacity	~~201~~214
Section 8.9.	Successor Agent	~~201~~214
Section 8.10.	Borrower Representative	~~202~~215
Section 8.11.	Joint Lead Arrangers	~~203~~215
Section 8.12.	Quebec Liens (Hypothecs)	~~203~~215

Section IX MISCELLANEOUS		~~203~~216
Section 9.1.	Notices	~~203~~216
Section 9.2.	Waivers; Amendments	~~205~~219
Section 9.3.	Expenses; Indemnity; Damage Waiver	~~210~~223
Section 9.4.	Successors and Assigns	~~212~~225
Section 9.5.	Survival	~~217~~231
Section 9.6.	Counterparts; Integration; Effectiveness	~~218~~232
Section 9.7.	Severability	~~218~~232
Section 9.8.	Right of Setoff	~~218~~232
Section 9.9.	Governing Law; Jurisdiction; Consent to Service of Process	~~218~~232

Section 9.10.	WAIVER OF JURY TRIAL	~~219~~233
Section 9.11.	Headings	~~220~~233
Section 9.12.	Confidentiality	~~220~~234
Section 9.13.	PATRIOT Act; Canadian Anti-Money Laundering	~~221~~235
Section 9.14.	Release of Liens and Guarantees; Secured Parties	~~221~~235
Section 9.15.	[Reserved]	~~223~~237
Section 9.16.	No Fiduciary Duty	~~223~~237
Section 9.17.	Interest Rate Limitation	~~224~~238
Section 9.18.	Intercreditor Agreements	~~224~~238
Section 9.19.	Posting of Margin and Collateral	~~225~~239
Section 9.20.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~225~~239
Section 9.21.	Judgment Currency	~~226~~240
Section 9.22.	Allocations	~~226~~240
Section 9.23.	Acknowledgement Regarding Any Supported QFCs	~~226~~240

Section X ADDITIONAL LOAN PARTIES AND OBLIGATIONS		~~227~~241
Section 10.1.	Additional Borrowers	~~227~~241
Section 10.2.	Discretionary Guarantors	~~228~~242

SCHEDULES:

1.1(a)	Existing Letters of Credit
1.1(b)	Parent Borrower’s Fiscal Calendar
2.1	Lenders
2.24	Post-Closing Borrowers
3.4	Consents, Authorizations, Filings and Notices
3.7	Material Real Property
3.13(a)	Restricted Subsidiaries
3.13(b)	Agreements Related to Capital Stock
5.14	Post-Closing Matters
6.2(d)	Existing Indebtedness
6.3(f)	Existing Liens
6.5	Dispositions
6.7(c)	Existing Investments
6.9(b)	Existing Affiliate Transactions
6.11	Existing Negative Pledges

EXHIBITS:

A-1	Form of US Guarantee and Collateral Agreement
A-2	Form of Canadian Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Assignment and Assumption
D	Form of Collateral Access Agreement
E	Form of Revolving Credit Note
F-1 – F-4	Forms of US Tax Compliance Certificates
G	Form of Borrowing Request
H	Form of Solvency Certificate
I-1	Form of Notice of Additional Borrower and Assumption Agreement
I-2	Form of Notice of Additional Guarantor
J	Form of Borrowing Base Certificate

ABL CREDIT AGREEMENT

ABL CREDIT AGREEMENT, dated as of October 1, 2018 (this “Agreement”), among SPECIALTY BUILDING PRODUCTS INTERMEDIATE II, LLC, a Delaware limited liability company (“Holdings”), SPECIALTY BUILDING PRODUCTS HOLDINGS, LLC, a Delaware limited liability company (the “Parent Borrower”), as the Parent Borrower, the Borrower Representative and as a US Borrower, U.S. LUMBER GROUP, LLC, a Delaware limited liability company (“US Lumber”), as a US Borrower, MOULURE ALEXANDRIA MOULDING INC., an Ontario corporation (being the Person resulting from the amalgamation (the “Amalgamation”) of 2656753 Ontario Inc., Alexandria Canada Holdings Corp. and Moulure Alexandria Moulding Inc., hereinafter “Alexandria Moulding”), as the Canadian Borrower, the other persons from time to time parties to this Agreement as Borrowers (including those persons identified as Borrowers on the signature pages to this Agreement), the several banks and other financial institutions from time to time parties to this Agreement as Lenders and as Issuing Banks, and BANK OF AMERICA, N.A., as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Agent”), as Swingline Lender and as an Issuing Bank.

PRELIMINARY STATEMENTS

WHEREAS, Parent Borrower will acquire, directly or indirectly, all of the outstanding equity interests of (i) Alexandria Moulding, Inc., a Washington corporation (the “US Target”), (ii) Alexandria Canada Holdings Corp., an Ontario corporation (the “Canadian Target” and, collectively with the US Target, the “Target”) and (iii) the subsidiaries of the Target, pursuant to the Stock Purchase Agreement, dated as of July 25, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between Alexandria Moulding Holdings, LP, a Delaware limited partnership (the “Seller”) and the Parent Borrower (collectively the “Acquisition”);

WHEREAS, in connection with the foregoing, the Borrower Representative has requested that the Lenders, the Swingline Lender and the Issuing Banks extend credit in the form of an asset based revolving credit facility with initial commitments of $100 million); and

WHEREAS, the Lenders, the Issuing Banks and the Swingline Lender are willing to make available to the Borrowers Loans, Swingline Loans and Letters of Credit upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION I

DEFINITIONS

Section 1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2020 Incremental Lenders”: at any time, any Lender that has (a) a 2020 Incremental Revolving Commitment on the Second Amendment Effective Date or (b) any Lender that has made a Loan pursuant to a 2020 Incremental Revolving Commitment.

“2020 Incremental Revolving Commitments”: as to each 2020 Incremental Lender, its obligation to provide Incremental Revolving Commitments to the US Borrowers pursuant to Section 2.20 in an aggregate amount not to exceed the amount set forth opposite such 2020 Incremental Lender’s name under the caption “2020 Incremental Revolving Commitment” in Exhibit B to the Second Amendment, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.20). The aggregate amount of the 2020 Incremental Revolving Commitments as of the Second Amendment Effective Date is $25,000,000.

“2020-B Incremental Lenders”: at any time, any Lender that has (a) a 2020-B Incremental Revolving Commitment on the Fourth Amendment Effective Date or (b) any Lender that has made a Loan pursuant to a 2020-B Incremental Revolving Commitment.

“2020-B Incremental Revolving Commitments”: as to each 2020-B Incremental Lender, its obligation to provide Incremental Revolving Commitments to the US Borrowers pursuant to Section 2.20 in an aggregate amount not to exceed the amount set forth opposite such 2020-B Incremental Lender’s name under the caption “2020-B Incremental Revolving Commitment” in Exhibit B to the Fourth Amendment, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.20). The aggregate amount of the 2020-B Incremental Revolving Commitments as of the Fourth Amendment Effective Date is $25,000,000.

“2021 Incremental Lenders”: at any time, any Lender that has (a) a 2021 Incremental Revolving Commitment on the Sixth Amendment Effective Date or (b) any Lender that has made a Loan pursuant to a 2021 Incremental Revolving Commitment.

“2021 Incremental Revolving Commitments”: as to each 2021 Incremental Lender, its obligation to provide Incremental Revolving Commitments to the US Borrowers pursuant to Section 2.20 in an aggregate amount not to exceed the amount set forth opposite such 2021 Incremental Lender’s name under the caption “2021 Incremental Revolving Commitment” in Exhibit B to the Sixth Amendment, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.20). The aggregate amount of the 2021 Incremental Revolving Commitments as of the Sixth Amendment Effective Date is $150,000,000.

“ 2022 Incremental Lenders”: at any time, any Lender that has (a) a 2022 Incremental Revolving Commitment on the Seventh Amendment Effective Date or (b) any Lender that has made a Loan pursuant to a 2022 Incremental Revolving Commitment.

“ 2022 Incremental Revolving Commitments”: as to each 2022 Incremental Lender, its obligation to provide Incremental Revolving Commitments to the US Borrowers pursuant to Section 2.20 in an aggregate amount not to exceed the amount set forth opposite such 2022 Incremental Lender’s name under the caption “2022 Incremental Revolving Commitment” in Exhibit B to the Seventh Amendment, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.20). The aggregate amount of the 2022 Incremental Revolving Commitments as of the Seventh Amendment Effective Date is $200,000,000.

“20-Day Specified Availability”: on a given date, the quotient obtained by dividing (a) the sum of each day’s Specified Availability during the twenty (20) consecutive day period immediately preceding such date by (b) twenty (20).

“ABL Intercreditor Agreement”: the ABL Intercreditor Agreement, dated as of the Third Amendment Effective Date, among the Agent, the First Lien Notes Collateral Agent, and any other Persons from time to time party thereto, and acknowledged by the US Loan Parties.

“ABL Priority Collateral”: as defined in the ABL Intercreditor Agreement (including, for purposes of this Agreement, all Collateral of the Canadian Loan Parties).

“ABR”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to, the Alternate Base Rate.

“Acceptable Document of Title”: with respect to any Inventory, a tangible bill of lading or other document of title that (a) is issued to the order of a Loan Party or, if so requested by the Agent solely with respect to negotiable documents of title, to the order of the Agent, (b) is subject to the first-priority security interest of the Agent (subject only to First Priority Priming Liens) and (c) is on terms otherwise reasonably acceptable to the Agent.

“Account”: an “account” as such term is defined in Article 9 of the UCC or the PPSA, as applicable, and any and all supporting obligations in respect thereof.

“Account Debtor”: each Person who is obligated on an Account.

“Accounting Change”: as defined in Section 1.4.

“Acquired Asset Borrowing Base”: the US Acquired Asset Borrowing Base plus the Canadian Acquired Asset Borrowing Base.

“Acquisition”: as defined in the recitals hereto.

“Additional Borrower”: collectively or individually as the context so requires, any Additional US Borrower and/or any Additional Canadian Borrower.

“Additional Lenders”: any Eligible Assignee that extends commitments under the Revolving Credit Facilities pursuant to Section 2.20.

“Additional Canadian Borrower”: each, direct or indirect, Wholly-Owned Canadian Subsidiary of the Parent Borrower set forth on the signature pages hereto as an Additional Canadian Borrower and any Wholly-Owned Canadian Subsidiary of the Parent Borrower that is added as an Additional Canadian Borrower hereunder with respect to the Canadian Revolving Credit Facility in accordance with the provisions set forth in Section 10.1.

“Additional US Borrower”: each, direct or indirect, Wholly-Owned Domestic Subsidiary of the Parent Borrower set forth on the signature pages hereto as an Additional US Borrower and any Wholly-Owned Domestic Subsidiary of the Parent Borrower that is added as an Additional US Borrower hereunder with respect to the US Revolving Credit Facility in accordance with the provisions set forth in Section 10.1.

~~“Adjusted LIBO Rate”: with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that the Adjusted LIBO Rate (including for purposes of calculating the Alternate Base Rate) shall in no event be less than 0%.~~

“Administrative Questionnaire”: an administrative questionnaire in a form supplied by the Agent.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent”: as defined in the preamble hereto.

“Agent Advance”: as defined in Section 2.1(d).

“Agent Advance Period”: as defined in Section 2.1(d).

“Agent Deposit Account”: as defined in Section 2.21(c).

“Agent Indemnitee”: as defined in Section 8.7.

“Aggregate Borrowing Base”: at any time, the US Borrowing Base at such time plus the Canadian Borrowing Base at such time.

“Aggregate Exposure”: with respect to any Lender, as of any date of determination, the sum of (a) the aggregate principal amount of all Revolving Credit Loans of such Lender as of such date plus (b) the LC Exposure of such Lender as of such date plus (c) the Swingline Exposure of such Lender as of such date.

“Aggregate Exposure Percentage”: with respect to any Lender as of any date of determination, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure (including its share of unfunded Agent Advances) as of such date to the Aggregate Exposure of all Lenders as of such date.

“Agreement”: as defined in the preamble hereto.

“AHYDO Payment”: any payment required to be made under the terms of Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness.

“Alexandria Moulding”: as defined in the preamble hereto.

“Alternate Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1.00% and (c) the ~~Adjusted LIBO Rate that would be calculated~~Term SOFR as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) ~~in respect of a proposed Eurodollar Loan denominated in US Dollars with a one-month Interest Period plus 1.00%; provided that for the purpose of clause (c), the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m., London time by reference to the LIBOR01 Page published by Reuters (or any successor page) (giving effect to any applicable floor)~~plus 1.00%. If the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the immediately preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or ~~such Adjusted LIBO Rate~~the Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or ~~such Adjusted LIBO Rate~~the Term SOFR, respectively.

“ Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Agent or the SOFR Administrator and (b) with respect to any Approved Currency (other than US Dollars), the applicable administrator for the Reference Rate for such Approved Currency or any Governmental Authority having jurisdiction over the Agent or such administrator.

“Applicable Lender Percentage”: the US Lender Percentage or the Canadian Lender Percentage, as applicable.

“Applicable Margin”: initially a rate per annum equal to in the case of Loans maintained as (A) ABR Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans, 0.25% and (B)  ~~Eurodollar~~Term SOFR Loans and BA Equivalent Rate Loans, 1.25%, in each case, until the date of the delivery of the first Quarterly Pricing Certificate in accordance with the first sentence of the following paragraph (each, a “Start Date”), commencing with the Quarterly Pricing Certificate delivered with respect to the Fiscal Quarter ending March 31, 2019. From and after the first Start Date to and including the applicable End Date described below, the Applicable Margins for such Type of Loans shall be those set forth below opposite the Historical Excess

Availability indicated to have been achieved in any certificate delivered in accordance with the first sentence of the following paragraph:

Level	Historical Excess Availability as a percentage of the Line Cap	Applicable Margin for ~~Eurodollar~~Term SOFR Loans and BA Equivalent Rate Loans	Applicable Margin for ABR Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans
I	Greater than 66.66%	1.25%	0.25%
II	Less than or equal to 66.66%, but greater than 33.33%	1.50%	0.50%
III	Less than or equal to 33.33%	1.75%	0.75%

The Historical Excess Availability used in a determination of the Applicable Margins shall be determined based on the delivery by the Borrower Representative of a certificate of a Responsible Officer of the Borrower Representative (each, a “Quarterly Pricing Certificate”) to the Agent (with a copy to be sent by the Agent to each Lender), within fifteen (15) Business Days after the last day of each Fiscal Quarter, which Quarterly Pricing Certificate shall set forth the calculation of the Historical Excess Availability as at the last day of the Fiscal Quarter ended immediately prior to the relevant Start Date. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from and including the relevant Start Date to but excluding the earlier of (x) the date on which the next Quarterly Pricing Certificate is delivered to the Agent and (y) the date which is fifteen (15) Business Days following the last day of the Fiscal Quarter in which the previous Start Date occurred (such earlier date, the “End Date”), at which time, if no Quarterly Pricing Certificate has been delivered to the Agent (and thus commencing a new Start Date), the Applicable Margins shall be those that correspond to a Historical Excess Availability at Level III above (such Applicable Margins as so determined, the “Highest Applicable Margins”) and the Highest Applicable Margins shall apply until a Quarterly Pricing Certificate is delivered to the Agent (and thus commencing a new Start Date). Notwithstanding anything to the contrary contained above in this definition, (a) the Applicable Margins shall be the Highest Applicable Margins at all times during which there shall exist any Event of Default (provided, upon the cure or waiver of such Event of Default, the Applicable Margin shall be determined in accordance with the above pricing grid based on the most recently delivered Quarterly Pricing Certificate from and after the day immediately following the date such Event of Default is cured or waived), (b) from and after the most recent Incremental Facility Closing Date for any Incremental Amendment pursuant to which the Applicable Margins have been increased above the Applicable Margins in effect immediately prior to such Incremental Facility Closing Date, the Applicable Margins shall be increased to those respective percentages per annum set forth in the applicable Incremental Amendment and (c) from and after any Extension, with respect to any Extended Revolving Credit Commitments, the Applicable Margins specified for such Extended Revolving Credit Commitments shall be those specified in the applicable definitive documentation thereof.

“Approved Currency”: each of US Dollars, Canadian Dollars and other Foreign Currencies to be mutually agreed from time to time by the Parent Borrower, the Agent and the Issuing Bank.

“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in revolving bank loans and similar extensions of credit as its primary activity and that is administered or managed by (a) a Lender, (b) an Affiliate or branch of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender; provided, in no event shall a Disqualified Lender be an Approved Fund.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an assignee (with the consent of each party whose consent is required by Section 9.4), and accepted by the Agent, in the form of Exhibit C or any other form approved by the Agent and the Borrower Representative.

“Attributable Indebtedness”: on any date, in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auto Renewal Letter of Credit”: as defined in Section 2.4(c).

“Availability”: as of any date of determination, the sum of US Availability and Canadian Availability as of such date.

“Availability Period”: (a) with respect to the Revolving Credit Facility, the period from and including the Closing Date to but excluding the earlier of (i) the Maturity Date and (ii) the date of termination of the Revolving Credit Commitments, and (b) with respect to Extended Revolving Credit Commitments, the period from and including the effective date of the Extension Amendment applicable to such Extended Revolving Credit Commitments but excluding the earlier of (i) the final maturity date thereof as specified in the applicable Extension Offer accepted by the respective Lender or Lenders and (ii) the date of termination of the such Extended Revolving Credit Commitments.

“Average Facility Balance”: for any period for any Facility, the amount obtained by dividing the Aggregate Exposure for all Lenders under such Facility at the end of each day for the period in question by the number of days in such period.

“BA Equivalent Rate”: with respect to each Interest Period for a BA Equivalent Rate Loan, the average per annum interest rate for Canadian Dollar bankers’ acceptances for an identical or comparable term as the proposed BA Equivalent Rate Loan appearing on the “Reuters Screen CDOR Page” (or comparably nationally recognized screen as determined by the Agent if the Reuters Screen is not available) at or about 10:00 a.m. Toronto time on such day or, if not such screen is available, the average rates for such period applicable to Canadian Dollar bankers’ acceptances for a an identical or comparable term as the proposed BA Equivalent Rate Loan quoted by the banks listed on Schedule I of the Bank Act (Canada) at or about 10:00 a.m. Toronto time on such day; provided, in no event shall the BA Equivalent Rate be less than 0%.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” : (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America”: Bank of America, N.A. (including, where applicable, acting through its Canada branch).

“Bankruptcy Code”: Title 11 of the United States Code (11 U.S.C. § 101, et seq.).

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding or a corporate statutory arrangement proceeding having similar effect, is subject to, or any Person that directly or indirectly controls such Person is subject to, a forced liquidation, or has had a receiver, interim receiver, receiver and manager, conservator, trustee, administrator, custodian, monitor, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or any substantial part of its assets, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided, that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“BHC Act Affiliate”: of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor thereto).

“Board of Directors”: with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers of such person or, if there is none, the Board of Directors of the managing member of such Person, (c) in the case of any partnership, the Board of Directors of the general partner of such Person, (d) in any other case, the functional equivalent of the foregoing and (e) in the case of any Person organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia, the foreign equivalent of any of the foregoing.

“Borrower” and “Borrowers”: as the context may require, the Parent Borrower, any other US Borrower, any Canadian Borrower and/or any Person specified as an Additional Borrower pursuant to Section 10.1 from time to time, but excluding any Person that ceases to be a party hereto in accordance with the terms of Section 9.14. Notwithstanding anything to the contrary herein, no Borrower listed on Schedule 2.24 (such Borrowers, the “Specified Borrowers”) shall be permitted to borrow Loans on and from the ~~Sixth~~Seventh Amendment Effective Date until the Agent shall have notified (such notice to be provided promptly following the satisfaction of the following requirements) the Parent Borrower that the Agent and each other Lender has received all documentation and other information with respect to the Specified Borrowers reasonably requested by them under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, the Beneficial Ownership Regulation and Canadian Anti-Money Laundering Laws and, if any Specified Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Agent and each other Lender shall have received a Beneficial Ownership Certification with respect to such Specified Borrower, which Beneficial Ownership Certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association. For the avoidance of doubt, each Specified Borrower shall be a Loan Party as of the ~~Sixth~~Seventh Amendment Effective Date.

“Borrower Representative”: as defined in Section 8.10.

“Borrowing”: (a) Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term SOFR Loans and BA Equivalent Rate Loans, as to which a single Interest Period is in effect, (b) Swingline Loans or (c) Agent Advances.

“Borrowing Base”: the US Borrowing Base, the Canadian Borrowing Base or the Aggregate Borrowing Base, as applicable. For the avoidance of doubt, in the case of any Permitted Acquisition, the Borrowing Base shall include amounts attributable to the target or assets acquired in such Permitted Acquisition to the extent set forth in the definitions of US Borrowing Base and Canadian Borrowing Base and subject to the limits of the Acquired Asset Borrowing Base to the extent applicable.

“Borrowing Base Certificate”: as defined in Section 5.2(c).

“Borrowing Request”: a request by the Borrower Representative for a Borrowing substantially in the form of Exhibit G or any other form acceptable to the Agent and the Borrower Representative.

“Business Day”: any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Toronto, Ontario are authorized or required by law to remain closed~~; provided, that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in US Dollar deposits in the London interbank market~~.

“Canadian ABL Sublimit”: $35.0 million as such amount may be increased from time to time in accordance with Section 2.20 or Section 9.2(e). Usage of the Canadian ABL Sublimit shall reduce availability under the US Revolving Credit Facility on a US Dollar-for-US Dollar basis.

“Canadian Acquired Asset Borrowing Base”: as defined in the definition of Canadian Borrowing Base.

“Canadian Anti-Money Laundering Laws”: (as the context requires) (i) the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), including any guidelines or orders thereunder, the Special Economic Measures Act (Canada), Resolutions Implementing the United Nations Resolution on the Suppression of Terrorism, United Nations Al-Qaida and Taliban Regulations, or (ii) any other applicable anti-money laundering, anti-terrorist financing, sanction and “know your client” laws of Canada.

“Canadian Availability”: the amount equal to the Canadian Line Cap minus Canadian Revolving Credit Exposure.

“Canadian Base Rate”: for any day, a fluctuating rate per annum equal to the greatest of (a) the per annum rate of interest designated by Bank of America (acting through its Canada branch) from time to time as its base rate for commercial loans made by it in Canada in US Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate~~;~~, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1.00% and (c) the ~~Adjusted LIBO Rate~~Term SOFR that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) ~~in respect of a proposed Eurodollar Loan denominated in US Dollars with a one-month Interest Period plus 1.00%; provided that for the purpose of clause (c), the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m., London time by reference to the LIBOR01 Page published by Reuters (or any successor page) (giving effect to any applicable floor)~~plus 1.00%. If the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Canadian Base Rate shall be determined without regard to clause (b) of the immediately preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Canadian Base Rate due to a change in any of the rates described in clauses (a), (b) and (c) above shall be effective from and including the effective date of such change in any such rate.

“Canadian Borrowers”: Alexandria Moulding and each Additional Canadian Borrower.

“Canadian Borrowing Base”: as of any date of calculation, the amount calculated as the “Canadian Borrowing Base” pursuant to the Borrowing Base Certificate most recently delivered to the Agent in accordance with Section 5.2(c), equal to, without duplication, the US Dollar Equivalent sum of:

(a) the lesser of (i) 85% of the NOLV of Eligible Inventory of each Canadian Loan Party and (ii) 75% of the average cost of Eligible Inventory of each Canadian Loan Party (which, in the case of both clauses (i) and (ii), shall take into account purchase price variances and shrinkage); plus

(b) the sum of (i) 85% of the Eligible Accounts of each Canadian Loan Party that are not Investment Grade Eligible Accounts and (ii) 90% of Eligible Accounts of each Canadian Loan Party that are Investment Grade Eligible Accounts; plus

(c) 100% of Eligible Cash of each Canadian Loan Party; plus

(d) the US Availability Allocated Amount; minus

(d) the Eligible Reserves on the Canadian Borrowing Base.

Notwithstanding the foregoing, any Eligible Inventory and Eligible Accounts acquired by any Canadian Loan Party in a Permitted Acquisition may be immediately included in the Canadian Borrowing Base notwithstanding that the Agent has not completed a reasonably satisfactory field examination and inventory appraisal in respect of such Eligible Inventory and Eligible Accounts subject to the following limitations (which shall not apply to the extent such acquired Eligible Inventory and Eligible Accounts contribute an amount less than 10% of the Canadian Borrowing Base prior to giving effect to any such acquired Eligible Inventory and Eligible Accounts): the portion of the Canadian Borrowing Base that may be attributable to such acquired Eligible Inventory and Eligible Accounts shall be limited to the lesser of (a) 20% of the Canadian Borrowing Base (after giving effect to the inclusion of such acquired Eligible Inventory and Eligible Accounts) and (b) for each Borrowing Base Certificate that is delivered on or after the date that such Permitted Acquisition is consummated and prior to the date that is ninety (90) days after the date such Permitted Acquisition is consummated, the Canadian Borrowing Base shall include the sum of (x) 70% of the Eligible Accounts acquired in such Permitted Acquisition and (y) 70% of the NOLV of the Eligible Inventory acquired in such Permitted Acquisition and (ii) for each subsequent Borrowing Base Certificate that is delivered on or after the date that is ninety (90) days after such Permitted Acquisition is consummated and on or before the date that is one hundred eighty (180) days after such Permitted Acquisition is consummated (or such later date that as may be agreed to by the Agent in its Permitted Discretion), the Canadian Borrowing Base shall include the sum of (x) 55% of the Eligible Accounts acquired in such Permitted Acquisition and (y) 55% of the NOLV of the Eligible

Inventory acquired in such Permitted Acquisition ((i) or (ii), as applicable, the “Canadian Acquired Asset Borrowing Base”). To the extent that the Agent has not completed, at the Borrowers’ expense, a field examination and inventory appraisal reasonably satisfactory to the Agent within one hundred eighty (180) days of the acquisition of such Eligible Inventory and Eligible Accounts (or such longer period as the Agent may reasonably agree) such Inventory and Accounts will cease to be eligible for inclusion in the Canadian Borrowing Base. The Agent shall have the right (but not the obligation) to review such computations and if the Agent shall have reasonably determined in its Permitted Discretion that such computations have not been calculated in accordance with the terms of this Agreement, the Agent shall have the right to correct any such errors. For the avoidance of doubt, prior to the date of closing of any such Permitted Acquisition, no portion of the Canadian Acquired Asset Borrowing Base shall be included in the Canadian Borrowing Base for purposes of determining the Canadian Line Cap for purposes of a Borrowing.

“Canadian Cash Management Obligations”: obligations owed by any Canadian Loan Party to any Qualified Counterparty in respect of or in connection with Cash Management Services and designated by such Qualified Counterparty and the Borrower Representative in writing to the Agent as a “Cash Management Obligation”.

“Canadian Collateral”: the Collateral owned by (or, in the event such Collateral has been foreclosed upon, immediately prior to such foreclosure that was owned by) the Canadian Loan Parties.

“Canadian Defined Benefit Plan” a Canadian Pension Plan that contains a “defined benefit provision” as defined in subsection 147.1(1) of the ITA.

“Canadian Dollars” or “Cdn$”: dollars in lawful currency of Canada.

“Canadian Guarantee and Collateral Agreement”: the Canadian ABL Guarantee and Collateral Agreement among the Canadian Borrower, each Canadian Subsidiary Guarantor and the Agent, substantially in the form of Exhibit A-2.

“Canadian IP Security Agreements”: the collective reference to each Intellectual Property Security Agreement required to be entered into and delivered pursuant to the terms of this Agreement and the Security Documents with respect to Intellectual Property of the Canadian Loan Parties registered in the United States or Canada, in substantially the form of Exhibit A to the Canadian Guarantee and Collateral Agreement.

“Canadian LC Exposure”: as defined in the definition of “LC Exposure”.

“Canadian LC Sublimit”: $5.0 million, as such amount may be increased from time to time in accordance with Section 2.20 or Section 9.2(e). The Canadian LC Sublimit is part of, and not in addition to, the Canadian Revolving Credit Commitments.

“Canadian Lender Percentage”: with respect to any Canadian Revolving Credit Lender, the percentage of the total Canadian Revolving Credit Commitments represented by such Lender’s Canadian Revolving Credit Commitment. If the Canadian Revolving Credit Commitments have terminated or expired, the Canadian Lender Percentages shall be determined based upon the Canadian Revolving Credit Commitments most recently in effect, giving effect to any assignments. The Canadian Lender Percentage shall be adjusted appropriately, as determined by the Agent, in accordance with Section 2.19(c) to disregard the Canadian Revolving Credit Commitment of Defaulting Lenders.

“Canadian Letter of Credit”: any Letter of Credit issued hereunder for the account of a Canadian Borrower.

“Canadian Line Cap”: at any time, the least of (i) 100% (or, during an Agent Advance Period, 110%) of the Canadian Borrowing Base at such time, (ii) the Canadian ABL Sublimit in effect at such time and (iii) the Total Revolving Credit Commitments in effect at such time minus the Total US Revolving Credit Exposure at such time.

“Canadian Loan Party”: any Canadian Borrower or Canadian Subsidiary Guarantor.

“Canadian Multi-Employer Plan”: each “multi-employer plan,” as defined in the ITA, that is contributed to by, or required to contribute to by, any Loan Party in respect of its Canadian employees or former employees.

“Canadian Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Canadian Borrowers, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Canadian Loan Parties to the Agent or to any Lender, any Issuing Bank or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Canadian Letters of Credit or any Canadian Specified Swap Contract, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees, charges and disbursements of counsel to the Joint Lead Arrangers, to the Agent or to any Lender that are required to be paid by the Canadian Borrowers pursuant hereto), and any Canadian Cash Management Obligations; provided, that (i) obligations of the Canadian Loan Parties under any Canadian Specified Swap Contract or any Canadian Cash Management Obligations shall be secured and guaranteed pursuant to the Canadian Security Documents only to the extent that, and for so long as, the other Canadian Obligations are so secured and guaranteed (except as otherwise contemplated by Section 7.3) and (ii) any release of Canadian Collateral or Holdings or Canadian Subsidiary Guarantors effected in the manner permitted by this Agreement or any Canadian Security Document shall not require the consent of holders of obligations under Canadian Specified Swap Contract or holders of any Canadian Cash Management Obligations. Notwithstanding the foregoing, “Canadian Obligations” of any Canadian Loan Party shall not include any Excluded Swap Obligation of such Canadian Loan Party.

“Canadian Pension Event”: (a) the voluntary full or partial wind up of a Canadian Defined Benefit Plan; (b) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have an administrator appointed to administer a Canadian Defined Benefit Plan; or (c) any other event or condition which could reasonably be expected to constitute grounds for the termination of, winding up of, partial termination or winding up of, or the appointment of an administrator to administer, any Canadian Defined Benefit Plan.

“Canadian Pension Plan”: each “registered pension plan,” as defined in the ITA, maintained or contributed to by, or required to contribute to by, any Loan Party in respect of its Canadian employees or former employees, but does not include a Canadian Multi-Employer Plan or the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec

“Canadian Prime Rate”: for any day, a fluctuating rate per annum equal to the greater of (i) the per annum rate of interest designated by Bank of America (acting through its Canada branch) from time to time as its prime rate for commercial loans made by it in Canada in Canadian Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate; or (ii) the BA Equivalent Rate for a one month interest period as of such day (giving effect to any applicable floor), plus 1.00% per annum. Any change in such rate shall take effect at the opening of business on the applicable Business Day.

“Canadian Revolving Credit Borrowing”: a Borrowing comprised of Canadian Revolving Credit Loans.

“Canadian Revolving Credit Commitments”: as to any Canadian Revolving Credit Lender, the obligation of such Lender, if any, to make Canadian Revolving Credit Loans pursuant to Section 2.1(a), to participate in Canadian Letters of Credit pursuant to Section 2.4 and to participate in Canadian Swingline Loans pursuant to Section 2.23, expressed as an amount representing the maximum aggregate permitted amount of such Canadian Revolving Credit Lender’s Revolving Credit Exposure hereunder, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Canadian Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.1 or, as the case may be, in the Assignment and Assumption pursuant to which such Canadian Revolving Credit Lender became a party hereto, in each case as the same may be changed from time to time pursuant to the terms hereof.

“Canadian Revolving Credit Exposure”: as of any date of determination, shall be the sum of such Lender’s Canadian Revolving Credit Loans, its Canadian LC Exposure and its Canadian Swingline Exposure as of such date.

“Canadian Revolving Credit Facility”: as defined in the definition of the term “Revolving Credit Facility”.

“Canadian Revolving Credit Lender”: a Revolving Credit Lender with a Canadian Revolving Credit Commitment or that is a holder of Canadian Revolving Credit Loans.

“Canadian Revolving Credit Loan”: a Loan made by a Canadian Revolving Credit Lender to a Canadian Borrower pursuant to Section 2.1(a), any Canadian Swingline Loans made pursuant to Section 2.23 and any Loan made by a Canadian Revolving Credit Lender pursuant to an Extended Revolving Credit Commitment or Incremental Revolving Commitment. Each Canadian Revolving Credit Loan (other than a Canadian Swingline Loan) shall be a Canadian Prime Rate Loan or a BA Equivalent Rate Loan (if in Canadian Dollars) or a Canadian Base Rate Loan or a ~~Eurodollar~~Term SOFR Loan (if in US Dollars).

“Canadian Secured Parties”: the Secured Parties holding the Canadian Obligations.

“Canadian Security Documents”: the collective reference to (a) the Canadian Guarantee and Collateral Agreement, (b) the Canadian IP Security Agreements, and (c) all other security documents governed by the laws of Canada or any province or territory thereof hereafter delivered to the Agent granting a Lien on any Property of any Canadian Loan Party to secure any Canadian Obligations.

“Canadian Specified Swap Contract”: any Swap Contract entered into or assumed by any Canadian Loan Party and any Qualified Counterparty and designated by such Qualified Counterparty and the Borrower Representative in writing to the Agent as a “Specified Swap Contract”.

“Canadian Subsidiary”: any Restricted Subsidiary of the Parent Borrower that is organized or existing under the laws of Canada or one of the provinces or territories of Canada.

“Canadian Subsidiary Guarantor”: each direct and indirect Wholly-Owned Subsidiary that is a Canadian Subsidiary of the Parent Borrower, other than an Excluded Subsidiary (but including any Discretionary Guarantor).

“Canadian Swingline Exposure”: at any time, with respect to any Canadian Revolving Credit Lender, shall be the sum of such Lender’s participation obligations with respect to Canadian Swingline Loans under Section 2.23(b).

“Canadian Swingline Lender”: Bank of America, N.A. (acting through its Canada branch), in its capacity as lender of Canadian Swingline Loans hereunder.

“Canadian Swingline Loan”: a Loan made by the Canadian Swingline Lender pursuant to Section 2.23(a).

“Canadian Swingline Sublimit”: an amount equal to the lesser of (i) $5 million and (ii) the Canadian Line Cap at such time.

“Canadian Target”: as defined in the recitals hereto.

“Capital Expenditures”: for any period, the aggregate amount of all expenditures of the Parent Borrower and its Restricted Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included as additions to property, plant and equipment in the consolidated statement of cash flows of the Parent Borrower and its Restricted Subsidiaries. Notwithstanding the foregoing, Capital Expenditures shall not include:

(a) expenditures made with tenant allowances received by the Parent Borrower or any of its Restricted Subsidiaries from landlords in the ordinary course of business and subsequently capitalized;

(b) any amounts spent in connection with Investments permitted pursuant to Section 6.7, Permitted Acquisitions and expenditures made in connection with the Transactions;

(c) expenditures financed with the proceeds of an issuance of Capital Stock of Holdings or any direct or indirect parent thereof, or a capital contribution to any Borrower;

(d) expenditures that are accounted for as capital expenditures by the Parent Borrower or any of its Restricted Subsidiaries and that actually are paid for by a Person other than the Parent Borrower or any of its Restricted Subsidiaries to the extent neither the Parent Borrower nor any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period);

(e) any expenditures which are contractually required to be, and are, advanced or reimbursed to the Parent Borrower or any of its Restricted Subsidiaries in cash by a third party (including landlords) during such period of calculation;

(f) the book value of any asset owned by the Parent Borrower or any of its Restricted Subsidiaries prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (ii) such book value shall have been included in capital expenditures when such asset was originally acquired;

(g) that portion of interest on Indebtedness incurred for capital expenditures which is paid in cash and capitalized in accordance with GAAP;

(h) expenditures made in connection with the replacement, substitution, restoration, upgrade, development or repair of assets to the extent financed with (x) insurance or settlement proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored, upgraded, developed or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced;

(i) in the event that any equipment is purchased substantially simultaneously with the trade-in of existing equipment, the gross amount of the credit granted by the seller of such equipment for the equipment being traded in at such time; or

(j) expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than the Parent Borrower or any of its Restricted Subsidiaries during the same Fiscal Year in which such expenditures were made pursuant to a Sale and Leaseback Transaction to the extent of the cash proceeds received by the Parent Borrower or any of its Restricted Subsidiaries pursuant to such Sale and Leaseback Transaction that are not required to prepay funded Indebtedness.

“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet (excluding the footnotes thereto) of such Person under GAAP; and, subject to Section 1.4, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock or share capital of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, including convertible securities but excluding debt securities convertible or exchangeable into any of the foregoing.

“Cash Collateral”: as defined in Section 2.19(c).

“Cash Collateralize”: as defined in Section 2.19(c).

“Cash Equivalents”: (a) (i) US Dollars and (ii) Canadian Dollars; (b) securities and other obligations issued or directly and fully guaranteed or insured by the United States government or Canadian government or any agency or instrumentality thereof (provided, that the full faith and credit of the United States or Canada is pledged in support of those securities) having maturities of not more than one (1) year from the date of acquisition; (c) certificates of deposit, time deposits, guaranteed investment certificates and eurocurrency time deposits with maturities of one (1) year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one (1) year and overnight bank deposits, in each case, with any Lender or with any domestic or foreign bank having, or which is a banking subsidiary of a domestic or foreign bank holding company or any branch of a foreign bank in the United States or Canada having, capital and surplus of not less than $500.0 million (or its Foreign Currency equivalent); (d) fully collateralized repurchase obligations for underlying securities of the types described in clauses (b) and (c) above or clause (f) below entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, maturing within one (1) year after the date of acquisition; (f) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (g) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any province or territory of Canada or any political subdivision of any of the foregoing rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of one (1) year or less from the date of acquisition; (h) Investments with average maturities of one (1) year or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); and (i) investment funds investing substantially all of their assets in Cash Equivalents of the kinds described in clauses (a) through (h) of this definition.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary, Cash Equivalents shall also include (i) Investments denominated in other currencies of the type and maturity described in clauses (a) through (i) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable rating agencies (in each case, if ratings are required by such clauses) and (ii) other short-term investments denominated in other currencies utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (i) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include, in the case of any Foreign Subsidiary, amounts denominated in the local currency of the jurisdiction of incorporation or formation of such Foreign Subsidiary in addition to those set forth in clause (a) above; provided, that such amounts are held by such Foreign Subsidiary from time to time in the ordinary course of business and not for speculation.

“Cash Management Control Agreement”: a “control agreement” in form and substance reasonably acceptable to the Agent and the Borrower Representative and containing terms regarding the treatment of all cash and other amounts on deposit in the respective deposit account or securities account governed by such Cash Management Control Agreement consistent with the requirements of Section 2.21 and in the case of any deposit account or securities account holding Eligible Cash, the requirements set forth in the definition of such term.

“Cash Management Obligations”: all US Cash Management Obligations and Canadian Cash Management Obligations.

“Cash Management Services”: any treasury, depositary, disbursement, lockbox, funds transfer, pooling, netting, overdraft, stored value card, purchase card (including so-called “procurement cards” or “P-cards”), debit card, credit card, e-payable, cash management and similar services, foreign exchange facilities, and any automated clearing house transfer of funds.

“CFC”: a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law”: (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement or, if later, the date on which the applicable Lender or the applicable Issuing Bank becomes a Lender or an Issuing Bank hereunder, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or, if later, the date on which the applicable Lender or the applicable Issuing Bank becomes a Lender or an Issuing Bank hereunder or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive of general application of any Governmental Authority made or issued after the date of this Agreement or, if later, the date on which the applicable Lender or the applicable Issuing Bank becomes a Lender or an Issuing Bank hereunder; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Change of Control”: shall be deemed to occur if:

(a) at any time prior to a Qualified IPO, the Permitted Investors shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Capital Stock representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings;

(b) at any time after a Qualified IPO, any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), but excluding (w) any underwriters in connection with such Qualified IPO, (x) any employee benefit plan of Holdings (or any direct or indirect parent thereof), the Parent Borrower or any of its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (y) any combination of Permitted Investors and (z) any one or more direct or indirect parent companies of Holdings in which any combination of the Permitted Investors, directly or indirectly, owns the largest percentage of such parent company’s voting Capital Stock, shall have, directly or indirectly, acquired beneficial ownership of Capital Stock representing 35% or more of the aggregate voting power represented by the issued and outstanding Capital Stock of the Relevant Public Company and the Permitted Investors shall own, directly or indirectly, less than such person or “group” of the aggregate voting power represented by the issued and outstanding Capital Stock of the Relevant Public Company;

(c) a “change of control” (or similar event) shall occur in any document pertaining to Material Debt in an aggregate principal amount exceeding $100 million; or

(d) Holdings shall cease to own, directly or indirectly, 100% of the Capital Stock of the Parent Borrower.

“Class”: (a) when used with respect to Lenders, refers to whether such Lenders are US Revolving Credit Lenders, Canadian Revolving Credit Lenders, Incremental Lenders (of the same tranche) or Extending Lenders (of the same tranche), (b) when used with respect to Revolving Credit Commitments, refers to whether such Revolving Credit Commitments are US Revolving Credit Commitments, Canadian Revolving Credit Commitments, Incremental Revolving Commitments (of the same tranche) or Extended Revolving Credit Commitments (of the same tranche) and (c) when used with respect to Loans or Borrowings, refers to whether such Loan or the Loans comprising such Borrowing, are US Revolving Credit Loans, Canadian Revolving Credit Loans, or loans in respect of the same Class of Revolving Credit Commitments; provided, that notwithstanding anything to the contrary contained in this Agreement or in any Loan Document, the 2020 Incremental Revolving Commitments, the 2020-B Incremental Revolving Commitments ~~and~~, the 2021 Incremental Revolving Commitments and the 2022 Incremental Revolving Commitments shall each be effected as Incremental Revolving Commitments and shall be of the same Class as the initial Revolving Credit Commitments established on the Closing Date.

“Closing Date”: the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied or waived in accordance with Section 9.2. For the avoidance of doubt, the Closing Date is October 1, 2018.

“Closing Date Factoring Facility”: the accounts receivable facility evidenced by the Account Purchase Agreement, dated as of October 27, 2016, as amended by the Consent and First Amendment to Account Purchase Agreement dated as of October 1, 2018, among inter alios US Target, as “US Parent”, the Subsidiaries of US Target party thereto, Alexandria Moulding, as “Canadian Parent”, the Subsidiaries of Alexandria Moulding party thereto, Wells Fargo Bank, National Association, as “US Purchaser”, Wells Fargo Capital Finance Corporation Canada, as “Canadian Purchaser” and Wells Fargo Bank, National Association, as “Administrative Purchaser”; provided, that Customer (as defined thereunder) in respect of the Closing Date Factoring Facility shall be limited to and the Closing Date Factoring Facility shall solely be with respect to The Home Depot USA, Inc., The Home Depot, Inc. and Home Depot of Canada (including, in each case, any other tradestyle or trade name of the foregoing, any Affiliate of the foregoing or any successor or assign of the foregoing).

“Closing Date Factoring Facility Intercreditor Agreement”: the Lien Release on Purchased Accounts and Intercreditor Letter dated as of October 1, 2018, by and among Wells Fargo Bank, National Association, as “Administrative Purchaser”, the Agent and the ABL Agent.

“Closing Date Refinancing”: (i) the repayment and termination of all Indebtedness under the Existing Credit Agreements (other than Existing Letters of Credit) and the release and discharge of all security interests and guarantees in respect thereof and (ii) the repayment and termination of the Existing Target Credit Agreement (other than letters of credit which have been backstopped, cash collateralized or “grandfathered” into the ABL Credit Agreement) and the release and discharge of all security interests and guarantees in respect thereof.

“ CME” means CME Group Benchmark Administration Limited.

“Code”: the Internal Revenue Code of 1986.

“Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is created or purported to be created by any Security Document; provided, in no event shall the Collateral (including any component defined term used therein) include any Excluded Asset.

“Collateral Access Agreement”: a collateral access agreement substantially in the form of Exhibit D (or such other form as may be reasonably satisfactory to the Agent and the Borrower Representative) with such amendments or modifications as may be reasonably satisfactory to the Agent and the Borrower Representative. It is acknowledged and agreed that the collateral access agreements previously delivered to the Agent prior to the Closing Date in connection with the Existing ABL Credit Agreement are reasonably satisfactory to the Agent and the Borrower Representative and shall satisfy the requirements of this definition with respect to the premises covered thereby and, in each case, shall constitute a “Collateral Access Agreement” for purposes of this Agreement and the other Loan Documents.

“Collateral and Guarantee Requirement” at any time, subject to (x) the applicable limitations set forth in this Agreement (including Section 9.22) and/or any other Loan Documents, (y) the time periods (and extensions thereof) set forth in Section 5.9 and Section 5.14 and (z) the terms of the ABL Intercreditor Agreement and any other applicable Intercreditor Agreement contemplated hereby, the requirement that:

(a) the Agent shall have received each Security Document required to be delivered (i) on the Closing Date, pursuant to Section 4.1 (subject to the proviso at the end of such Section 4.1) and (ii) at such time as may be designated therein, pursuant to the Security Documents or Section 5.9 or 5.11, subject, in each case, to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;

(b) all Obligations shall have been unconditionally guaranteed by the Guarantors (other than the Canadian Loan Parties) and all Canadian Obligations shall have been unconditionally guaranteed by the Canadian Loan Parties (other than with respect to a Canadian Borrower’s own Canadian Obligations) (either on the Closing Date or by complying with Section 5.9);

(c) (i) subject to the ABL Intercreditor Agreement, all Obligations shall have been secured by a first-priority security interest (subject to Liens permitted by Section 6.3) in (A) all of the Capital Stock of the Parent Borrower and of each US Borrower, (B) all of the Capital Stock of each Domestic Subsidiary (other than, solely with respect to the US Obligations, a Domestic Subsidiary described in the following clause (C)) that is directly owned by a US Borrower or by any US Subsidiary Guarantor, (C) solely with respect to the US Obligations, 65% of the issued and outstanding voting Capital Stock and 100% of the non-voting Capital Stock of each Domestic Foreign Holdco that is directly owned by a US Borrower or by any US Subsidiary Guarantor and (D) solely with respect to the US Obligations, 65% of the issued and outstanding voting Capital Stock and 100% of the non-voting Capital Stock of each CFC that is directly owned by a US Borrower or by any US Subsidiary Guarantor, in each case other than any Excluded Pledged Subsidiary; and (ii) solely with respect to the Canadian Loan Parties, all Canadian Obligations shall have been secured by a first-priority security interest (subject to Liens permitted by Section 6.3) in all of the Capital Stock of any Canadian Subsidiary other than any Excluded Pledged Subsidiary;

(d) except to the extent otherwise provided hereunder, including subject to any applicable Intercreditor Agreement and Liens permitted by Section 6.3, or under any Security Document, all Obligations shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities, filing financing statements under the Uniform Commercial Code, or making any necessary filings with the United States Patent and Trademark Office, United States Copyright Office or Canadian Intellectual Property Office or to the extent required in the US Guarantee and Collateral Agreement) in the US Collateral (including Accounts (other than any Receivables Assets), intercompany Indebtedness, Inventory, equipment, investment property, contract rights, applications for the registration or issuance of any Intellectual Property, other general intangibles, and proceeds of the foregoing), in each case, (i) with the priority required by the US Security Documents and (ii) subject to exceptions and limitations otherwise set forth in this Agreement (for the avoidance of doubt, including the limitations and exceptions set forth in Section 4.1) and the US Security Documents; and

(e) except to the extent otherwise provided hereunder, including subject to any applicable Intercreditor Agreement and Liens permitted by Section 6.3, or under any Security Document, all Canadian Obligations shall have been secured by a perfected first-priority security interest (to the extent such security interest may be perfected by delivering certificated securities, filing financing statements under the PPSA, as required, or making any necessary filings with the Canadian Intellectual Property Office, the United States Patent and Trademark Office or United States Copyright Office or to the extent required in the Canadian Guarantee and Collateral Agreement) in the Canadian Collateral (including Accounts (other than any Receivables Assets), intercompany Indebtedness, Inventory, equipment, investment property, contract rights, applications for the registration or issuance of any Intellectual Property, other general intangibles, and proceeds of the foregoing), in each case, (i) with the priority required by the Canadian Security Documents and (ii) subject to exceptions and limitations otherwise set forth in this Agreement (for the avoidance of doubt, including the limitations and exceptions set forth in Section 4.1) and the Canadian Security Documents;

provided, however, that (i) the foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of, security interests in, mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to any Excluded Assets (or take any other actions which are expressly not required pursuant to the definition thereof) and (ii) the Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Security Documents, including that, no Canadian Loan Party shall have any obligation to perfect Liens in any Canadian or United States jurisdiction where tangible property is located other than in its jurisdiction of organization or formation, in the jurisdiction in which it maintains its chief executive office or in which it maintains tangible property in excess of $2.5 million in value (except to the extent such tangible property is included in the Canadian Borrowing Base).

The Agent may grant extensions of time for the perfection of security interests in particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Borrower Representative, that perfection or compliance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement, the Security Documents or the other Loan Documents.

Notwithstanding anything contained in this Agreement to the contrary, no mortgage, trust, trust deed, deed to secure debt or hypothec shall be executed and delivered with respect to any real property.

No actions in any non-U.S. or non-Canadian jurisdiction or required by Requirements of Law of any non-U.S. or non-Canadian jurisdiction shall be required in order to create any security interests in assets located or titled outside of the US or Canada or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed by Requirements of Law of any non-U.S. or non-Canadian jurisdiction or foreign (other than Canadian) intellectual property filing, search or schedule).

Except as set forth in Section 2.21, the foregoing definition shall not require control agreements and perfection by “control” with respect to any Collateral other than, to the extent required by the Agent, as otherwise expressly set forth in this Agreement or the other Loan Documents, certificated Capital Stock of the Parent Borrower and, to the extent constituting Collateral, its Restricted Subsidiaries, in each case to the extent possession of such certificates is a manner of perfecting a security interest therein; provided that the Loan Documents shall not contain any requirements as to the certification of the Capital Stock of any of the Borrowers or the Restricted Subsidiaries that are not “securities” under the UCC or the PPSA or (ii) require nor shall the Agent be permitted to enter into any source code escrow arrangement or register any Intellectual Property.

“Collection Banks”: as defined in Section 2.21(a).

“Commingled Inventory”: Inventory of any Loan Party that is commingled (whether pursuant to a consignment (other than Eligible Home Depot Consigned Inventory and Eligible Other Consigned Inventory), a toll manufacturing agreement or otherwise) with Inventory of another Person (other than another Loan Party) at a location owned, leased or rented by a Loan Party, but only to the extent that such Inventory of such Loan Party is not readily identifiable as separate from such Inventory of such other Person.

“Commitment Fee”: fees payable on the undrawn portion of the Revolving Credit Commitments pursuant to Section 2.10(a).

“Commitment Fee Rate”: on any date, with respect to the initial Revolving Credit Commitments, the applicable rate per annum set forth below based upon the Historical Average Utilization as of the last day of the Fiscal Quarter most recently ended for which a Quarterly Pricing Certificate has been delivered; provided that until delivery of the Quarterly Pricing Certificate delivered with respect to the Fiscal Quarter ending March 31, 2019, “Commitment Fee Rate” shall be the applicable rate per annum set forth below in Level II:

Level	Historical Average Utilization	Commitment Fee Rate
I	≥ 25%	0.25%
II	< 25%	0.30%

The Commitment Fee Rate shall be adjusted quarterly on a prospective basis.

“Commodity Exchange Act”: the Commodity Exchange Act (7 USC. § 1, et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with Holdings or the Parent Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes Holdings or any other Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under subsection (b), (c), (m) or (o) of Section 414 of the Code.

“Communications”: as defined in Section 9.1.

“Company Intellectual Property”: as defined in Section 3.8(i).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer of the Parent Borrower, substantially in the form of Exhibit B.

“Compliance Period”: any period (a) commencing on the date on which Specified Availability is less than the greater of (i) 10.0% of the Line Cap (without giving effect to any increase thereof during an Agent Advance Period) at such time and (ii) $15.0 million and (b) ending on the first date thereafter on which Specified Availability has been equal to or greater than the greater of (i) 10.0% of the Line Cap (without giving effect to any increase thereof during an Agent Advance Period) at such time and (ii) $15.0 million for a period of twenty (20) consecutive calendar days.

“Confidential Information Memorandum”: the confidential information memorandum prepared by the Parent Borrower and the Joint Lead Arrangers dated as of September 2018.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, the BA Equivalent Rate, the Alternate Base Rate, the Canadian Prime Rate, the Canadian Base Rate or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “SOFR ”, “Term SOFR”, “BA Equivalent Rate”, “Alternate Base Rate”, “Canadian Base Rate”, “Canadian Prime Rate” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “US Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Agent in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Agent determines is reasonably necessary in consultation with the Borrower in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period, plus:

(a) without duplication and, except with respect to clauses (vi)(B), (ix) and (x) below, to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to the Parent Borrower and its Restricted Subsidiaries:

(i) total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of OID resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (C) non-cash interest payments, (D) the interest component of Capital Lease Obligations, (E) net payments, if any, pursuant to interest Swap Contracts with respect to Indebtedness, (F) amortization of deferred financing fees, debt issuance costs, commissions and fees, (G) the interest component of any pension or other post-employment benefit expense and (H) commissions, discounts, yield and other fees (including related interest expenses) related to any Receivables Facility or any Factoring Facility) and, to the extent not reflected in such total interest expense, any losses on Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such Swap Contracts or other derivative instrument, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed);

(ii) without duplication, provision for Taxes based on income, profits or capital gains of the Parent Borrower and the Restricted Subsidiaries, including, without limitation, federal, state, provincial, foreign, local, franchise and similar Taxes and foreign withholding Taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations, and any Tax distributions made pursuant to this Agreement (including Section 6.6(d));

(iii) depreciation and amortization (including amortization or write-off of (A) intangible assets and non-cash organization costs, (B) deferred financing fees, debt issuance costs, commissions, fees and expenses, bridge, commitment and other financing fees, discounts, yield and other fees and charges (including interest expense related to any Receivables Facility or any Factoring Facility), (C) unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, (D) capitalized software expenditures or costs, capitalized customer acquisition costs and incentive payments and capitalized conversion costs and contract acquisition costs and (E) favorable or unfavorable lease assets or liabilities);

(iv) non-cash charges, expenses, write-downs or losses, including, without limitation, any non-cash expense relating to the vesting of warrants, impairment charges or the impact of purchase accounting or recapitalization accounting (provided that if any such non-cash charges, expenses, write-downs or losses represent an accrual or reserve for potential cash items in any future period, (i) the Parent Borrower may determine not to add back such non-cash item in the current period and (ii) to the extent the Parent Borrower determines to add back such non-cash item in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(v) retention, recruiting, relocation, stay and signing bonuses (including payments made to employees or others subject to non-compete agreements) and expenses, stock option and other equity-based compensation expenses, the amount of payments made to option holders in connection with, or as a result of, any distributions being made to shareholders, severance costs, transaction fees and expenses and management fees and expenses, any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a standalone entity or a public company;

(vi) (A) integration costs, transition costs, consolidation, opening and closing costs for offices and facilities, curtailments or modifications to pension and post-retirement employee benefits (including pension buyout costs), costs in connection with future lease commitments, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring Intellectual Property development after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start-up costs and other restructuring charges, carve-out related items, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date, retention charges, systems establishment costs and excess pension charges) and (B) the amount of “run rate” cost savings, operating expense reductions, other operating improvements and synergies projected by the Parent Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken in connection with the Transactions, any Pro Forma Transaction or the implementation of an operational initiative or operational change before or after the Closing Date (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first (1st) day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) the

Responsible Officer of the Parent Borrower executing the Compliance Certificate required to be delivered pursuant to Section 5.2(a) certifies in such Compliance Certificate, solely in his/her capacity as a Responsible Officer, that such cost savings, operating expense reductions, other operating improvements and synergies are factually supportable and reasonably anticipated to be realizable in the good faith judgment of the Parent Borrower, within (I) in the case of any such cost savings, operating expense reductions, other operating improvements and synergies in connection with the Transactions, 24 months after the Closing Date and (II) in all other cases, 24 months after the consummation of the Pro Forma Transaction or the implementation of an initiative or operational change (including commencement of activities constituting a business or the termination or discontinuance of activities constituting such business), which is expected to result in such cost savings, expense reductions, other operating improvements or synergies and (y) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (vi) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period.

(vii) the pro forma adjustments identified in writing and agreed to by the Agent (including those adjustments set forth in the Confidential Information Memorandum);

(viii) other accruals, payments, fees and expenses (including rationalization, legal, tax, structuring and other costs and expenses), or any amortization thereof, related to the Transactions (including all Transaction Costs), acquisitions, Investments, Restricted Payments, Dispositions, issuances or registrations (actual or proposed) of Indebtedness or Capital Stock or repayment of debt or the Closing Date Factoring Facility, Qualified IPO, Refinancing or recapitalization transactions or amendment or other modification of any debt instrument, in each case, including any such transaction consummated on the Closing Date and any such transaction attempted but not completed (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations);

(ix) to the extent received and not already included in Consolidated Net Income, proceeds of business interruption insurance;

(x) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back;

(xi) any non-cash increase in expenses (A) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization or variances) or other inventory adjustments or (B) due to purchase accounting or recapitalization accounting adjustments;

(xii) the amount of any expense or reduction of Consolidated Net Income consisting of Restricted Subsidiary income attributable to minority interests or non-controlling interests of third parties in any Restricted Subsidiary that is not a Wholly-Owned Subsidiary;

(xiii) the amount of (A) management, consulting, monitoring and advisory fees (including termination and exit fees) and related expenses and indemnities paid to the Permitted Investors in accordance with a Sponsor Management Agreement, (B) payments by the Parent Borrower or any of its Restricted Subsidiaries to any of the Permitted Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors or a majority of the disinterested members of the board of directors of the Parent Borrower in good faith and (B) indemnification payments, fees and expenses paid to directors of the Parent Borrower or its direct or indirect parent entities, in each case to the extent permitted to be paid pursuant to Section 6.6;

(xiv) any Equity Funded Employee Plan Costs;

(xv) any net loss from disposed, abandoned or discontinued operations or product lines;

(xvi) fees and expenses payable in cash to the First Lien Notes Collateral Agent or any Holder of the First Lien Notes under the First Lien Indenture (or any Permitted Refinancing thereof);

(xvii) costs related to implementation of operational and reporting systems and technology initiatives (including, without limitation, and rollout of the warehouse management system);

(xviii) the non-cash portion of straight line rent expense;

(xix) earn-out obligations with respect to the Transactions, any Permitted Acquisitions or other investment and paid or accrued during the applicable period to the extent such earn-out obligations are deducted from the calculation of such Consolidated Net Income;

(xx) losses or discounts on sales of receivables and related assets in connection with the Closing Date Factoring Facility or any Receivables Facility; and

(xxi) adjustments evidenced or contained in (i) the quality of earnings report and sponsor model delivered by the Sponsor to the Agent prior to December 20, 2020 with changes thereafter reasonably agreed by the Agent prior to the Fifth Amendment Effective Date and (ii) any quality of earnings report from time to time prepared with respect to the target of an acquisition or Investment by a “big four” or other nationally recognized accounting firm, consulting or advisor firm or other accounting, consulting or advisory firm reasonably acceptable to the Agent.

minus (b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period), (ii) any net gain from disposed, abandoned or discontinued

operations or product lines, (iii) the amount of any minority interest income consisting of Restricted Subsidiary losses attributable to minority interests or non-controlling interests of third parties in any Restricted Subsidiary that is not a Wholly-Owned Subsidiary and (iv) realized cash gains associated with any non-cash inventory revaluation reserves taken in a prior period;

minus (c) without duplication of any amount reducing Consolidated Net Income, realized cash losses associated with any non-cash inventory revaluation reserves taken in a prior period.

Notwithstanding the foregoing, the Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for (A) the Fiscal Quarter ending on or about September 30, 2017, shall be deemed to be equal to $23,501,658.00, (B) the Fiscal Quarter ending on or about December 31, 2017, shall be deemed to be equal to $19,999,410.00, (C) the Fiscal Quarter ending on or about March 31, 2018, shall be deemed to be equal to $16,490,479.00 and (D) the Fiscal Quarter ending on or about June 30, 2018, shall be deemed to be equal to $30,452,703.00, (B), as applicable, in each case as may be subject to addbacks and adjustments (without duplication) pursuant to clauses (vi)(B) and (viii) of this definition and Section 1.5(c) for the applicable Relevant Reference Period (including the cost savings described above that may become applicable due to actions taken after the Closing Date). For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.5.

“Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (A)(i) Consolidated EBITDA, minus (ii) the aggregate amount of all Capital Expenditures made by the Parent Borrower and its Restricted Subsidiaries during such period (other than Capital Expenditures to the extent financed with the proceeds of any Disposition (other than the sale of inventory in the ordinary course of business)), or the proceeds of any incurrence of Indebtedness (other than the incurrence of any Loans), but including Capital Expenditures to the extent financed with proceeds of Loans), minus (iii) the aggregate amount of all cash payments) made by the Parent Borrower and its Restricted Subsidiaries in respect of income taxes or income tax liabilities (net of cash income tax refunds) during such period (including any distributions made to Holdings or the direct or indirect parent of Holdings pursuant to Section 6.6(d); to (B) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”: with respect to any Person for any period, the sum of (i) Consolidated Interest Expense plus (ii) scheduled payments of principal on long-term Indebtedness for borrowed money (including principal payments in respect of Capital Lease Obligations to the extent allocated to principal, but excluding payments in respect of any intercompany debt and any payments in respect of purchase price adjustments and earnouts) plus (iii) solely for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio for making Restricted Payments in reliance on the Payment Conditions, any such Restricted Payments made in cash.

“Consolidated Interest Expense”: with respect to any Person for any period, total cash interest expense for such period (net of any cash interest income for such period) with respect to all outstanding Indebtedness, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing Consolidated Net Income plus consolidated capitalized interest for such period, whether paid or accrued, plus net payments (positive or negative) under interest rate Swap Contracts (other than in connection with the early termination thereof), but in any event to exclude to the extent not added back to Consolidated EBITDA as interest expense (A) fees and expenses associated with the Transactions and the agency fee described in the Fee Letter, (B) costs associated with obtaining or breakage costs in respect of Swap Contracts, (C) fees and expenses associated with any asset sales, acquisitions, Investments, equity issuances or debt issuances (in each case, whether or not consummated) and (D) amortization of deferred financing costs.

“Consolidated Net Income”: for any period, the net income (loss) of the Parent Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,

(a) any after-tax effect of extraordinary, non-recurring or unusual items (including gains, losses or charges and all fees and expenses relating thereto) for such period shall be excluded;

(b) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application to the extent included in Consolidated Net Income shall be excluded;

(c) accruals and reserves that are established or adjusted within 18 months after the Closing Date in the case of the Transactions that are so required to be established or adjusted as a result of the Transactions in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP shall be excluded;

(d) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person, in each case other than in the ordinary course of business, as determined in good faith by the Parent Borrower, shall be excluded;

(e) the net income (loss) for such period of any Person that is not a Subsidiary of the Parent Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that (i) Consolidated Net Income of the Parent Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash and Cash Equivalents (or to the extent subsequently converted into cash and Cash Equivalents) to the Parent Borrower or a Restricted Subsidiary thereof in respect of such period and (ii) the net income (loss) of any Unrestricted Subsidiary that has been designated as a Restricted Subsidiary in such period shall be included to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.5;

(f) any impairment charge or asset or asset value write-off or write-down, including impairment charges or asset or asset value write-offs or write-downs related to intangible assets, goodwill, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP or SEC guidelines, and the amortization of intangibles arising pursuant to GAAP or SEC guidelines shall be excluded;

(g) any (i) equity or phantom equity based non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation, (ii) cash charges associated with the rollover, acceleration or payout of Capital Stock by managers, officers, directors, consultants or employees of the Parent Borrower, any Restricted Subsidiary or any of the Parent Borrower’s direct or indirect parents and (iii) income (loss) attributable to deferred compensation plans or trusts, shall be excluded;

(h) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with the Acquisition, the acquisition of US Lumber, Midwest Lumber, Noll, any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Parent Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365-day period), shall be excluded;

(i) to the extent covered by insurance and actually reimbursed, or, so long as the Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded;

(j) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item, shall be excluded;

(k) any non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic No. 505-50, Equity-Based Payments to Non-Employees, shall be excluded;

(l) non-cash gains, losses, income and expenses resulting from the valuation of any Indebtedness or other liabilities of the Parent Borrower or any of its Restricted Subsidiaries at fair value required by the applicable standard under GAAP and related interpretations shall be excluded;

(m) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation shall be excluded;

(n) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Parent Borrower or is merged into or consolidated with the Parent Borrower or any of its Subsidiaries or such Person’s assets are acquired by the Parent Borrower or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 1.5);

(o) (x) currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness) and (y) all other foreign currency translation gains or losses to the extent such gains or losses are non-cash items, shall in each case be excluded;

(p) any adjustments resulting from the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging and International Accounting Standard No. 39 and their respective related pronouncements and interpretations shall be excluded; and

(q) any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contract or (iii) other derivative instruments shall in each case be excluded.

There shall be excluded from Consolidated Net Income for any period the purchase accounting or recapitalization accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, credit balances and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition constituting an Investment permitted under this Agreement consummated after the Closing Date or any acquisition or other Investment consummated prior to the Closing Date, or the amortization or write-off of any amounts thereof. For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.5.

“Consolidated Total Debt”: as of any date of determination, the aggregate principal amount of Indebtedness of the Parent Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting or recapitalization accounting in connection with the Transactions, or any acquisition constituting an Investment permitted under this Agreement) consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (subject to clause (b) below), purchase money Indebtedness and Attributable Indebtedness; provided, that Consolidated Total Debt shall not include Indebtedness in respect of (a) any amounts under any permitted Receivables Facility or any Factoring Facility, (b) any letter of credit, except to the extent of obligations in respect of drawn letters of credit unreimbursed for at least three (3) Business Days, (c) obligations in respect of Cash Management Services and (d) obligations under Swap Contracts unless such obligations have not been paid when due.

“Contractual Obligation”: with respect to any Person, (a) the Organizational Documents of such Person and (b) any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Investment Affiliate”: with respect to any Person, any other Person that (i) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (ii) is organized primarily for the purpose of making equity or debt investments in one or more companies.

“Controlled Account”: each deposit account maintained by a Loan Party at a Collection Bank and subject to a Cash Management Control Agreement.

“Covered Entity”: means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Extension”: each of the following: (a) a Borrowing and (b) an LC Credit Extension.

“Credit Party”: the Agent, any Issuing Bank or any other Lender (including the Swingline Lender).

“Cure Amount”: as defined in Section 7.2(a).

“Cure Expiration Date”: as defined in Section 7.2(a).

“Debtor Relief Laws”: the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, compromise, arrangement or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, and including the statutory arrangement provisions of any corporations statute having similar effect.

“Default”: any of the events specified in Section VII, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Rate”: the rate described in Section 2.12(b).

“Defaulting Lender”: subject to Section 2.19(b), any Lender whose act or failure to act, whether directly or indirectly, causes it to meet any part of the definition of Lender Default.

“Default Right”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Non-Cash Consideration”: the fair market value (as determined in good faith by the Parent Borrower) of non-cash consideration received by a Group Member in connection with a Disposition pursuant to Section 6.5(j) that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Parent Borrower, setting forth the basis of such valuation, minus the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Discretionary Guarantor”: as defined in Section 10.2.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding Liens); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than (i) solely for Qualified Capital Stock and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Revolving Credit Commitments and the termination of all outstanding Letters of Credit (unless the LC Exposure related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank)), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Capital Stock and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Revolving Credit Commitments and the termination of all outstanding Letters of Credit (unless the outstanding amount of the LC Exposure related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank)), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Capital Stock; provided that if such Capital Stock is issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof), the Parent Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because such Capital Stock may be required to be repurchased by the Parent Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Lender”: (a) those banks, financial institutions and other institutional lenders (or related funds of such institutional lenders) in each case that have been identified in writing by the Borrower Representative or the Sponsor to Bank of America on or prior to December 20, 2020 (or after December 20, 2020 and prior to the Fifth Amendment Effective Date, as reasonably acceptable to the Required Lenders), (b) those persons who are competitors of the Parent Borrower and its Subsidiaries or Affiliates of competitors or any of their respective subsidiaries that have been identified by the Borrower Representative or the Sponsor by written notice to the Agent from time to time, (c) any Affiliate of the Persons referenced in clause (a) or (b) above that is (i) identified in writing by the Borrower Representative or the Sponsor from time to time or (ii) reasonably identifiable on the basis of such Affiliate’s name or (d)(i) any of the Affiliates of Bank of America or Truist Bank that are engaged as principals primarily in private equity, mezzanine financing or venture capital or (ii) any of the Affiliates of Bank of America or Truist Bank that are engaged or potentially engaged directly or indirectly in a sale of Specialty Building Products, LLC and its subsidiaries as sell-side representatives; provided that any additional designation permitted by clauses (a) through (c) above shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in any Loan or Revolving Credit Commitment so long as such Person was not a Disqualified Lender at the time of such assignment or participation. The list of Disqualified Lenders shall be maintained by the Agent and shall be shared on a confidential basis with Lenders specifically requesting the list from the Agent in connection with a proposed assignment or participation, but the list of Disqualified Lenders shall not be posted to Lenders generally.

“Distressed Person”: as defined in the definition of Lender-Related Distress Event.

“Domestic Foreign Holdco”: each Domestic Subsidiary that has no material assets other than Capital Stock in and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs, cash, Cash Equivalents and intercompany accounts.

“Domestic Subsidiary”: a Restricted Subsidiary that is organized under the laws of the United States or any state thereof or the District of Columbia.

“Dominion Period”: any period (a) commencing on the date on which (i) a Specified ABL Default has occurred and is continuing or (ii) Specified Availability is less than the greater of (x) 10.0% of the Line Cap (without giving effect to any increase thereof during an Agent Advance Period) as then in effect and (y) $15.0 million, for a period of five (5) consecutive Business Days and (b) ending on the first (1st) date thereafter on which (i) no Specified ABL

Default is continuing and (ii) Specified Availability has been equal to or greater than the greater of (x) 10.0% of the Line Cap (without giving effect to any increase thereof during an Agent Advance Period) as then in effect and (y) $15.0 million, for a period of twenty (20) consecutive calendar days; provided, that a Dominion Period shall only begin upon the written request of the Agent delivered to the Borrower Representative, which request may be made in its discretion or at the discretion of the Required Lenders.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Electronically”: as defined in Section 9.1.

“Eligible Accounts”: all of the Accounts owned by any Loan Party, except any Accounts as to which any of the exclusionary criteria set forth below applies; provided that the face amount of an Account (and Eligible Account) shall be reduced by, without duplication, to the extent not reflected in such face amount, the amount of all discounts, claims, credits or credits pending, promotional program allowances, rebates, price adjustments, finance and service charges or other allowances (including any amount that any Loan Party may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding). Eligible Accounts shall not include any Account of a Loan Party that:

(a) does not arise from the sale of goods or the performance of services by a Loan Party in the ordinary course of its business;

(b) (i) upon which any Loan Party’s right to receive payment is not absolute (other than as a result of rights to return inventory in the ordinary course of business of such Loan Party) or is contingent upon the fulfillment of any condition whatsoever, (ii) as to which any Loan Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to any Loan Party’s completion of further performance under such contract;

(c) to the extent any Account Debtor has or has asserted a right of setoff, or has asserted a defense, counterclaim or dispute as to such Account;

(d) is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e) with respect to which an invoice has not been sent to the applicable Account Debtor;

(f) is the obligation of an Account Debtor that is a government or governmental agency in Canada (but only with respect to such Accounts described in this clause (f) in an aggregate amount at any time in excess of $2.0 million) unless, in each case, the applicable Loan Party has complied (and delivered to the Agent evidence of such compliance) with respect to such obligation with the Financial Administration Act (Canada) and any similar applicable provincial, territorial or municipal law restricting the assignment thereof or the granting of a Lien thereon with respect to such obligation;

(g) is the obligation of an Account Debtor that is a United States government or governmental agency but only with respect to such Accounts described in this clause (g) in an aggregate amount at any time in excess of $2.0 million, unless, in each case, the applicable Loan Party has complied (and delivered to the Agent evidence of such compliance) with respect to such obligation with the Federal Assignment of Claims Act of 1940 and any similar applicable state, county or municipal law restricting the assignment thereof or the granting of a Lien thereon with respect to such obligation;

(h) is the obligation of an Account Debtor (including any government or governmental agency) located in a jurisdiction other than the United States or Canada or any state, province or territory thereof unless payment thereof is (i) assured by an irrevocable letter of credit payable in US Dollars issued by a financial institution reasonably acceptable to the Agent and such irrevocable letter of credit is delivered to the Agent (including any delivery of an electronic letter of credit) or (ii) insured by a credit insurer reasonably acceptable to the Agent;

(i) to the extent any Loan Party is liable for goods sold or services rendered by the applicable Account Debtor to the applicable Loan Party, but only to the extent of the potential offset;

(j) arises with respect to goods that are delivered on a bill-and-hold, cash-on delivery basis or placed on consignment (other than Eligible Home Depot Consigned Inventory and Eligible Other Consigned Inventory), guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional, other than rights to return inventory in the ordinary course of business;

(k) is not paid within the earlier of sixty (60) days following its due date or ninety (90) days following its original invoice date or which has been written off the books of such Loan Party or otherwise designated as uncollectible by such Loan Party (provided, that Specified Accounts in an amount not to exceed 5% of the then applicable Borrowing Base may be included in Eligible Accounts);

(l) is an Account in respect of which the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due;

(m) a Bankruptcy Event occurs with respect to the Account Debtor obligated upon such account; provided that so long as post-petition financing is being provided to such Account Debtor, post-petition accounts of such Account Debtor may be deemed Eligible Accounts by and to the extent approved by the Agent, in its Permitted Discretion, on a case-by-case basis;

(n) is an Account as to which the Agent’s Lien thereon, on behalf of itself and the Secured Parties, is not a first priority perfected lien subject only to First Priority Priming Liens;

(o) is an Account with respect to which the representations or warranties pertaining to such Accounts set forth in any Loan Document are untrue in any material respect;

(p) is payable in any currency other than US Dollars or Canadian Dollars;

(q) is not owned by a Loan Party free and clear of all Liens other than Permitted Liens;

(r) is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the criteria listed in clause (k) of this definition;

(s) is evidenced by a judgment, instrument or chattel paper;

(t) is an Account to the extent that such Account, together with all other Accounts owing by such Account Debtor as of any date of determination exceed 25% of all Eligible Accounts of the Loan Parties (or such higher percentage as the Agent may establish for such Account Debtor from time to time) but only to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(u) is an Account as to which any check, draft or other items of payment has previously been received which has been returned unpaid or otherwise dishonored;

(v) consists of finance charges as compared to obligations to such Loan Party for goods sold;

(w) is an Account with respect to which the Account Debtor is subject to any US sanctions administered by OFAC or any similar applicable law, including a person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC or which is a designated person named on any similar applicable list, or is subject to any Canadian sanctions administered by the Government of Canada;

(x) is an Account arising out of a sale made or services rendered by any Loan Party to an Affiliate of any Loan Party or to a Person controlled by an Affiliate of any Loan Party (including any employees, officers, directors or stockholders of such); provided that Accounts of other portfolio companies (other than a Loan Party) of the Permitted Investors shall not be excluded by this clause (x);

(y) is an Account that was not paid in full, and a Loan Party created a new receivable for the unpaid portion of the Account;

(z) is an Account representing any manufacturer’s or supplier’s credits, rebates, discounts, incentive plans or similar arrangements entitling a Loan Party to discounts on future purchase therefrom (but ineligibility shall be limited to the amount thereof); or

(aa) has been sold, conveyed, assigned or otherwise transferred or pledged in connection with a Receivables Facility or a Factoring Facility (and, for the avoidance of doubt, excluding Accounts subject to or to be sold in connection with any Receivables Facility or Factoring Facility prior to the execution of such sale).

“Eligible Assignee”: (i) any Lender, any Affiliate or branch of a Lender and any Approved Fund and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends revolving credit or buys revolving loans in the ordinary course; provided, that “Eligible Assignee” shall not include (v) any Disqualified Lender, (w) any Lender that is, as of the date of the applicable assignment, a Defaulting Lender, (x) any natural person, (y) any Person that the Borrower Representative has previously declined to provide its consent to an assignment to under Section 9.4 or (z) the Sponsor (but only while it or any of its Affiliates holds any Capital Stock of Holdings), Holdings, any other Borrower, any Affiliate of any of the foregoing or any of their respective Subsidiaries.

“Eligible Cash”: Unrestricted Cash subject to a first-priority Lien (other than (i) First Priority Priming Liens arising by operation of law) in favor of the Agent owned by any Loan Party that is held in a deposit account that is maintained with the Agent (including its Canada branch) which the Agent has received a Cash Management Control Agreement but shall in no event include cash in any Exempt Account (other than cash maintained in an Exempt Account of the type described in clause (vi) of the definition of Exempt Account if such Exempt Account is subject to a control agreement).

“Eligible Customs Broker”: a customs broker which has its principal assets, place of organization and place of principal business in the United States or Canada which is reasonably acceptable to the Agent and with which the Agent has entered into an Imported Goods Agreement, or which is otherwise reasonably acceptable to the Agent in its Permitted Discretion.

“Eligible Home Depot Consigned Inventory”: any consigned inventory that would constitute Eligible Inventory except for its failure to satisfy clauses (f) and (r) of the definition of Eligible Inventory that has been consigned to The Home Depot USA, Inc. (or any Canadian Affiliate thereof).

“Eligible In-Transit Inventory”: on any date, any Inventory of a Loan Party that is in-transit from a location outside the United States or Canada to a location inside the United States or Canada that meets all of the criteria for Eligible Inventory on such date (other than that it is in-transit or is not within the United States or Canada); provided that (i) such Inventory has been identified to the contract between the vendor and a Loan Party and, under the terms of sale of such Inventory, title and risk of loss have passed with respect to such Inventory from the vendor to a Loan Party on or before such date; (ii) such Inventory is insured in accordance with the provisions of this Agreement; (iii) such Inventory has been paid for by a Loan Party or the purchase price is supported by a commercial letter of credit or the Agent has otherwise satisfied itself that a final sale of such Inventory to a Loan Party has occurred; and (iv) an Acceptable Document of Title has been issued in accordance with clause (a) of the definition thereof and delivered to a Loan Party, the Agent, an Eligible NVOCC or an Eligible Customs Broker.

“Eligible Inventory”: all of the Inventory owned by any Loan Party, except any Inventory as to which any of the exclusionary criteria set forth below applies. Eligible Inventory shall not include any Inventory of a Loan Party that:

(a) consists of work-in-process (provided, work-in-process inventory in an amount not to exceed 7.5% of the then applicable Borrowing Base may be included in Eligible Inventory);

(b) is obsolete, unsalable, shopworn, damaged or unfit for sale;

(c) is not of a type held for sale by the applicable Loan Party in the ordinary course of business or consistent with past practice as is being conducted by each such Loan Party, other than with respect to Inventory constituting raw materials;

(d) is not subject to a first priority Lien in favor of the Agent on behalf of the Secured Parties, subject only to First Priority Priming Liens;

(e) is not owned by a Loan Party free and clear of all Liens other than Permitted Liens;

(f) is placed on consignment unless Eligible Reserves have been established with respect thereto; provided, however, that this clause (f) shall not exclude any (i) Eligible Home Depot Consigned Inventory or (ii) Eligible Other Consigned Inventory in an amount not to exceed 3% of the then applicable Borrowing Base;

(g) is covered by a negotiable document of title, unless, at the Agent’s request, such document has been delivered to the Agent or an agent thereof and the amount of any shipping fees, costs and expenses are reflected in Reserves;

(h) consists of goods that are slow moving (to the extent not included in determining Net Orderly Liquidation Value) or constitute spare parts (not intended for sale), packaging and shipping materials, promotional products (not intended for sale), or supplies used or consumed in a Loan Party business (provided, slow moving inventory in an amount not to exceed 1% of the then applicable Borrowing Base may be included in Eligible Inventory);

(i) is manufactured, assembled or otherwise produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 25 USC. 215(a)(i);

(j) is not covered by property or casualty insurance required by the terms of this Agreement (except to the extent of any deductible thereunder);

(k) consists of goods which have been returned or rejected by the buyer and are not in salable condition;

(l) is Inventory with respect to which the representations or warranties pertaining to such Inventory set forth in any Loan Document are untrue in any material respect;

(m) does not conform in all material respects to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof;

(n) is Commingled Inventory;

(o) is located in a jurisdiction (i) other than in the United States or Canada unless such Inventory is owned by a Loan Party and supported by an irrevocable letter of credit payable in US Dollars issued by a financial institution reasonably acceptable to the Agent and such irrevocable letter of credit is delivered to the Agent (including any delivery of an electronic letter of credit) or (ii) containing Inventory with an aggregate value of less than $200,000;

(p) is subject to a license agreement or other arrangement with a third party which, in the Agent’s Permitted Discretion, restricts the ability of the Agent to exercise its rights under the Loan Documents with respect to such Inventory unless such third party has entered into an agreement in form and substance reasonably satisfactory to the Agent permitting the Agent to exercise its rights with respect to such Inventory or the Agent has otherwise agreed to allow such Inventory to be eligible in its Permitted Discretion;

(q) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(r) (i) is not located on premises owned, leased or rented by a Loan Party unless such Inventory is stored with a bailee or warehouseman and either (x) a reasonably satisfactory and acknowledged bailee or warehouseman letter has been received by the Agent or (y) Eligible Reserves reasonably satisfactory to the Agent have been established with respect thereto or (ii) is located on leased or rented premises unless either (x) a Collateral Access Agreement has been delivered to the Agent or (y) Rent Reserves have been established with respect thereto, provided that this clause (ii) shall not apply unless Rent Reserves are permitted to be imposed upon Inventory at the relevant location pursuant to the terms of the definition of such term; provided that in the event any Inventory that would be ineligible under this clause (r) because subclause (x) of any of clauses (i) or (ii) is not satisfied, the Agent may not unreasonably refuse to impose the Reserves referred to in subclause (y) of such clause to cause such ineligibility; provided, further, that this clause (r) shall not exclude any (A) Eligible Home Depot Consigned Inventory, (B) Eligible Other Consigned Inventory in an amount not to exceed 3% of the then applicable Borrowing Base, (C) Eligible In-Transit Inventory in an amount not to exceed 1% of the then applicable Borrowing Base or (D) Inventory in-transit between United States or Canadian domestic locations of Loan Parties;

(s) subject to the applicable Acquired Asset Borrowing Base, is acquired in a Permitted Acquisition unless and until the Agent has completed or received an appraisal of such Inventory and established Reserves (if applicable) therefor in its Permitted Discretion; or

is Inventory for which any contract relating to such Inventory expressly includes retention of title in favor of the vendor or supplier thereof or a conditional sale; provided that such Inventory shall not be excluded from Eligible Inventory solely pursuant to this clause (t) to the extent that either (i) such retention of title or conditional sale is not effective under applicable law to give such vendor or supplier ownership of such Inventory or a Lien, in each case prior in right to the Lien of the Agent therein or (ii) (A) the Agent shall have received evidence reasonably satisfactory to it that the full purchase price of such Inventory has, or will have, been paid prior to or upon the delivery of such Inventory to the relevant Loan Party or (B) Eligible Reserves reasonably satisfactory to the Agent have been established with respect thereto (which Reserves the Agent may not unreasonably refuse to establish if subclauses (i) and (ii)(A) do not apply).

“Eligible NVOCC”: an NVOCC which has its principal assets, place of organization and place of principal business in the United States or Canada and with which Agent has entered into an Imported Goods Agreement or which is otherwise reasonably acceptable to Agent.

“Eligible Other Consigned Inventory”: at any time of determination, any inventory (other than Eligible Home Depot Consigned Inventory) that would constitute Eligible Inventory except for its failure to satisfy clauses (f) and (r) of the definition of Eligible Inventory; provided that (A) such inventory is delivered on consignment to a Person that has an obligation to pay the applicable Loan Party the purchase price therefor upon the sale thereof and (B) such Person is subject to a consignee financing statement and has provided a customary collateral access agreement to the Agent.

“Eligible Reserves”: Reserves against the Canadian Borrowing Base or the US Borrowing Base established or modified in the Permitted Discretion of the Agent subject to the following: (a) the amount of any Eligible Reserves shall have a reasonable relationship to the event, condition or other matter that is the basis for the establishment of such Reserve or such modification thereto, (b) except as otherwise expressly provided in the definition of Eligible Account or Eligible Inventory, no Reserves shall be established or modified to the extent they are duplicative of Reserves or modifications already accounted for through eligibility or other criteria (including collection/advance rates), (c) any rent reserves will be subject to the limitations set forth in the definition of “Rent Reserve”, (d) no Reserves will be imposed relating to surety bonds, except to the extent (i) Canadian Borrowing Base or US Borrowing Base assets are subject to perfected Liens securing reimbursement obligations in respect of surety bonds which Liens are pari passu with or have priority over the Liens in favor of the Agent for the benefit of the Secured Parties, (ii) sureties have made demands for cash collateral which have not been satisfied or (iii) any surety takes any remedial action with respect to any Canadian Borrowing Base or US Borrowing Base assets, whether pursuant to such surety’s Liens or otherwise, or delivers notice to any Loan Party that such surety intends to take such action, (e) no Reserves may be taken and no changes to the eligibility standards shall be made after the Closing Date based on circumstances, conditions, events or contingencies known to the Agent as of the Closing Date and, in the case of Reserves, for which no Reserves were imposed on the Closing Date, and for which Accounts or Inventory, were not deemed ineligible on the Closing Date, unless such circumstances, conditions, events or contingencies shall have changed in any material adverse respect since the Closing Date, (f) no Reserve may be taken after the Closing Date based on circumstances known to the Agent as of the Closing Date for which no Reserve was imposed on the Closing Date, and no Reserve taken on the Closing Date may be increased, unless, in each case, such circumstances, conditions, events or contingencies shall have change in any material adverse respect since the Closing Date and (e) no Reserves will be imposed relating to obligations under any Specified Swap Contract or Cash Management Obligations, in each case, without the written consent of the Borrower Representative.

Subject to the limitations above, the Agent shall have the right, upon at least five (5) Business Days’ prior written notice to the Borrower Representative (which notice shall include a reasonably detailed description of such Reserve being established, modified or eliminated), to establish, modify or eliminate Reserves against the Canadian Borrowing Base or the US Borrowing Base, but without duplication, from time to time in its Permitted Discretion, except that any such Reserves shall not be duplicative of adjustments of amounts included in the Canadian Borrowing Base or US Borrowing Base. During such notice period, the Agent shall, if requested, discuss any such Reserve or change with the Borrower Representative and the Loan Parties may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change, in each case, in a manner and to the extent reasonably satisfactory to the Agent; provided that during such five (5) Business Day period, Borrowings that would cause the Revolving Credit Exposure to exceed the Line Cap shall not be permitted.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, enforceable guidelines, codes, decrees, or other legally enforceable requirements of any federal, state, provincial, territorial, local, municipal, foreign or other Governmental Authority, regulating, relating to or imposing liability associated with or standards of conduct for the protection of the environment or of human health, or insofar as it relates to exposure to hazardous or toxic materials, employee health and safety.

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation or compliance with orders and directives, fines, penalties or indemnities), resulting from or based upon (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, and other authorizations of a Governmental Authority required under any Environmental Law.

“Equity Funded Employee Plan Costs”: cash costs or expenses, incurred pursuant to any management equity plan or stock option plan or any other equity-based management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Parent Borrower or net cash proceeds of an issuance of Qualified Capital Stock of the Parent Borrower or Capital Stock of any direct or indirect parent of the Parent Borrower (other than amounts designated as Excluded Contributions and any amount designated as a Cure Amount).

“ERISA”: the Employee Retirement Income Security Act of 1974.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Eurodollar”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (which shall not include (x) ABR Loans or ABR Borrowings even if the interest rate then in effect is determined pursuant to clause (c) of the definition of Alternate Base Rate or (y) Loans or Borrowings bearing interest based on the Canadian Base Rate even if the interest rate then in effect if determined pursuant to clause (c) of the definition of Canadian Base Rate).~~

“Event of Default”: any of the events specified in Section VII; provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied; provided, further, that a Financial Covenant Event of Default is subject to cure as set forth in Section 7.2.

“Excess Availability”: as of any date of determination, the amount by which (a) the Line Cap (without giving effect to any increase thereof during an Agent Advance Period) as of such date exceeds (b) the Total Revolving Credit Exposure as of such date.

“Exchange Act”: the Securities Exchange Act of 1934.

“Excluded Affiliate”: with respect to any Agent or Agent Indemnitee and their respective Affiliates and controlling Persons, (i) any Affiliates and any of their employees that are engaged as principals primarily in private equity, mezzanine financing or venture capital, (ii) any Affiliates and any of their employees that are engaged directly or indirectly in a sale of the Target and its subsidiaries as a sell-side representative and (iii) any Affiliates and any of their employees that are engaged directly or indirectly in the purchase of the Target as a buy-side representative, in each case, other than (x) a limited number of senior employees who are required, in accordance with industry regulations or such Persons’ internal policies and procedures to act in a supervisory capacity and (y) such Persons’ internal legal, compliance, risk management, credit or investment committee members.

“Excluded Assets”: (i) any fee owned real property and any leasehold rights and interests in real property (including any obligation to obtain landlord waivers, non-disturbance agreements, estoppels, bailee waivers, warehouseman waivers and collateral access letters); (ii) motor vehicles, airplanes and other assets subject to certificates of title; (iii) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $10,000,000; (iv) governmental licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Agent may not validly possess a security interest therein under applicable Requirements of Law (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge of, or creation of a security interest in any asset, which would require governmental, regulatory or third party consent, approval, license or authorization (including compliance with the Federal Assignment of Claims Act, the Financial Administration Act (Canada) or similar statute which, for the avoidance of doubt, shall not be required hereunder or under any other Loan Document, except to the extent provided in the definition of Eligible Accounts), except to the extent such prohibition or limitation is rendered ineffective under the UCC, the PPSA or other applicable Requirements of Law notwithstanding such prohibition; (v) any lease, license, permit or agreement or any property subject to such agreement or arrangement to the extent that a grant of a security interest therein, (A) is prohibited or restricted by applicable Requirements of Law other than to the extent such prohibition or restriction is rendered ineffective under the UCC, the PPSA or other applicable Requirements of Law notwithstanding such prohibition or restriction or (B) to the extent and for so long as it would violate or invalidate the terms of such lease, license, permit or agreement (in each case, after giving effect to the relevant provisions of the UCC, the PPSA or other applicable Requirements of Law) or would give rise to a termination right of a third party (other than Holdings, the Parent Borrower, or any Restricted Subsidiary) thereunder or require consent, approval, license or authorization of a third party (other than Holdings, the Parent Borrower or any Restricted Subsidiary) thereunder (except to the extent such provision is overridden by the UCC, the PPSA or other applicable Requirements of Law), in each case, (a) excluding any such agreement that relates to “Refinancing Indebtedness” (as defined in the First Lien Indenture) or Permitted Ratio Debt and (b) only to the extent that such limitation on such pledge or security interest is not otherwise prohibited pursuant to Section 6.12; (vi) (A) Margin Stock, (B) Capital Stock in, and property and assets of, any Person other than Wholly-Owned Subsidiaries that are Restricted Subsidiaries, unless such Person is a Discretionary Guarantor and (C) Capital Stock in Excluded Pledged Subsidiaries and property and assets of Excluded Subsidiaries, unless such Person is a Discretionary Guarantor; (vii) any property subject to a Lien permitted by Section 6.3(g), (u) or (aa) (to the extent relating to a Lien originally incurred pursuant to Section 6.3(g) or (u)); (viii) the creation or perfection of pledges of, or security interests in, any property or assets that could reasonably be expected to result in adverse tax consequences or adverse regulatory consequences to Holdings, the Parent Borrower or any of its Subsidiaries, as reasonably determined by the Parent Borrower; (ix) letter of credit rights, except to the extent constituting support obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC or PPSA financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC or PPSA financing statement); (x) segregated lockboxes and collection accounts (and any cash and Cash Equivalents therein) maintained solely in connection with any Factoring Facility; (xi) any United States intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto and acceptance thereof by any IP Office; (xii) particular assets if and for so long as, if reasonably agreed by the Agent and the Borrower Representative, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets exceed the practical benefits to be obtained by the Lenders therefrom; (xiii) to the extent constituting an asset of a US Loan Party, (a) Capital Stock in excess of 65% of the issued and outstanding voting Capital Stock of each Domestic Foreign Holdco that is directly owned by a US Borrower or a US Subsidiary Guarantor or cash, Cash Equivalents or intercompany accounts related thereto, (b) Capital Stock in excess of 65% of the issued and outstanding voting Capital Stock of each CFC that is directly owned by a US Borrower or by any US Subsidiary Guarantor (other than a Domestic Foreign Holdco) and (c) any assets of any such Subsidiary referred to in clauses (xiii)(a) or (xiii)(b) (including Capital Stock or assets of any Subsidiary of such Subsidiary); (xiv) Receivables Assets sold or otherwise pledged, factored, transferred or sold in connection with a Receivables Facility or Factoring Facility; provided that such receivables have been removed from the applicable Borrowing Base; and (xv) any assets located or titled outside the United States or Canada or assets that require action under the law of any non-U.S. or non- Canadian jurisdiction to create (or the local equivalent) or perfect (or the local equivalent) a security interest in such assets under such non-U.S. or non-Canadian jurisdiction, including any Intellectual Property registered in any non-U.S. or non-Canadian jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. or non-Canadian jurisdiction); (xvi) [reserved]; and (xvii) consumer goods (as defined in the PPSA); provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (i) through (xv) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xvii)); provided, further, that no assets (other than fee owned real property) of US Loan Parties shall constitute an Excluded Asset unless such asset also constitutes an “Excluded Asset” under and as defined in the First Lien Indenture.

“Excluded Contributions”: the aggregate net cash proceeds received by Holdings (and contributed to the Parent Borrower) after the Closing Date from (a) capital contributions to its common Capital Stock (other than proceeds from capital contributions constituting a Cure Amount and any amount used in Equity Funded Employee Plan Costs) or (b) the sale (other than to a Subsidiary) of Capital Stock of Holdings or any direct or indirect parent thereof (other than proceeds from the issuance of Disqualified Capital Stock or of any Cure Amount).

“Excluded Participant”: any (i) Disqualified Lender, (ii) any natural person, (iii) any Defaulting Lender or (iv) Holdings or any of its Affiliates (other than a bona fide debt fund).

“Excluded Pledged Subsidiary”: (a) any Subsidiary for which the pledge of its Capital Stock is prohibited by Requirements of Law or by Contractual Obligations existing on the Closing Date (or, in the case of any Subsidiary acquired or formed after the Closing Date, Contractual Obligations in existence at the time of acquisition or formation (including in any Indebtedness assumed in connection therewith) but not any Contractual Obligations entered into in contemplation of such acquisition or formation (including any Indebtedness financing such acquisition or formation)) or for which governmental (including regulatory) consent, approval, license or authorization would be required unless such consent, approval, license or authorization has been obtained, (b) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower Representative, in consultation with the Agent, the burden or cost or other consequences (including any adverse tax consequences) of the pledge of its Capital Stock exceeds the practical benefits to be obtained by the Lenders therefrom, (c) any not-for-profit Subsidiaries, (d) captive insurance companies, (e) Unrestricted Subsidiaries and (f) Immaterial Subsidiaries; provided, that no Domestic Subsidiary shall constitute an Excluded Pledged Subsidiary unless such Domestic Subsidiary also constitutes an “Excluded Subsidiary” under and as defined in the First Lien Indenture.

“Excluded Subsidiary”: (a) any Subsidiary that is not a Wholly-Owned Subsidiary of a Borrower or a Guarantor; (b) any Subsidiary that is prohibited or restricted by Requirements of Law or by Contractual Obligations existing on the Closing Date, so long as any such Contractual Obligation was not incurred in contemplation of avoiding the obligation to provide a guarantee of the Obligations, from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) or third party consent, approval, license or authorization or could reasonably be expected to result in adverse tax consequences as reasonably determined by the Borrower Representative; (c) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower Representative and the Agent, the burden or cost of providing a guarantee exceeds the practical benefits to be obtained by the Lenders therefrom; (d) any not-for-profit Subsidiaries; (e) any Unrestricted Subsidiaries; (f) any special purpose vehicle (or similar entity); (g) with respect to the US Obligations, any direct or indirect Subsidiary that is a CFC and any Domestic Foreign Holdco; (h) with respect to the US Obligations, any Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC or Domestic Foreign Holdco; (i) captive insurance Subsidiaries; (j) Immaterial Subsidiaries; and (k) any Subsidiary acquired after the Closing Date pursuant to a Permitted Acquisition or other permitted Investment that is prohibited or restricted by Requirements of Law or by Contractual Obligations in existence at the time of acquisition (so long as such contractual prohibition is not incurred in contemplation of such Permitted Acquisition or other permitted Investment) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) or third party consent, approval, license or authorization or could reasonably be expected to result in adverse tax consequences as reasonably determined by the Borrower Representative; provided, that no Domestic Subsidiary shall constitute an Excluded Subsidiary unless such Domestic Subsidiary also constitutes an “Excluded Subsidiary” under and as defined in the First Lien Indenture.

“Excluded Swap Obligation”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to the Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, or required to be withheld or deducted from any payment to any such recipient (a) Taxes imposed on (or measured by) net income (however denominated), franchise Taxes, and branch profits Taxes and Canadian federal or provincial Taxes imposed on (or measured by) capital or taxable capital, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender or Issuing Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, US or Canadian federal withholding Taxes that are imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Credit Commitment (other than pursuant to an assignment request by the applicable Borrower under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Revolving Credit Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.16(e), (d) any US withholding Taxes imposed under FATCA, except that Excluded Taxes shall not include any amount that such Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 2.16 of this Agreement, if any, with respect to such withholding tax at the time such Lender became a party to this Agreement (or designates a new lending office), (e) Canadian withholding Taxes imposed by reason of such recipient not dealing at arm’s length with the relevant Loan Parties at the time of such payment (except where such non-arm’s length relationship arises solely from the recipient of such payment having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (f) Canadian withholding Taxes imposed on such recipient by reason of such recipient (i) being a “specified shareholder” (as defined in subsection 18(5) of the ITA of the relevant Loan Parties), or (ii) not dealing at arm’s length with a “specified shareholder” (as defined in subsection 18(5) of the ITA) of the relevant Loan Parties (except where such status arises solely from the recipient of such payment having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Documents) and (g) any withholding Tax payable under regulation 105 to the ITA in respect of services performed in Canada.

“Exempt Accounts”: deposit accounts, securities accounts or other similar accounts (i) for the funding payroll obligations, employee benefit or health benefit obligations, worker’s compensation, tax obligations, customs obligations and fiduciary obligations, escrow arrangements or holding funds owned by Persons other than the Loan Parties, (ii) that constitute or are linked to zero-balance accounts, (iii) that are accounts in jurisdictions other than the United States or any state or territory thereof or Canada or any province or territory thereof, (iv) that are accounts held by any Non-Loan Party Subsidiary, (v) segregated lockboxes and collection accounts (and any cash and Cash Equivalents therein) maintained solely in connection with any Factoring Facility and (vi) that are accounts other than those described in clauses (i) through (v) and are accounts held by Loan Parties with respect to which the average daily balance of the funds maintained on deposit therein for the three (3) month period ending on the date of determination does not exceed, individually, $3.5 million; provided that if on the last day of any Fiscal Quarter of the Parent Borrower the average daily balance of funds on deposit therein for the three (3) month period ending on the date of determination on deposit in all deposit accounts or securities accounts that are Exempt Accounts pursuant to this clause (v) on such date exceeds $10 million, the Borrower Representative shall select which of such accounts shall cease to be Exempt Accounts and take all steps necessary to comply with Sections 2.21 and 5.9 in respect thereof, in each case within thirty (30) days after the end of such Fiscal Quarter (subject, for the avoidance of doubt, to Section 5.9(d)); provided, that Exempt Accounts shall not include any deposit account whose primary purpose is for the deposit or remittance of collection of Eligible Accounts included in any Borrowing Base; provided, further, that, for the avoidance of doubt, the immediately preceding proviso shall not apply to any deposit account whose primary purpose is for the deposit or remittance of collections of Accounts which constitute Excluded Assets. Notwithstanding the foregoing, as of the Closing Date, the deposit account of US Lumber ending in -1861 shall be deemed to be an Exempt Account (it being understood that the Agent may elect to treat such account as a non-Exempt Account upon prior written notice to the Parent Borrower, in which event the applicable Loan Party shall not be obligated to execute and deliver a Cash Management Control Agreement prior to 60 days following such election (or such longer period as the Agent may reasonably agree)).

“Existing ABL Credit Agreement: as defined in the definition of Existing Credit Agreements.

“Existing Credit Agreements”: collectively, that certain (i) Term Loan Credit Agreement, dated as of October 26, 2017, among inter alios, Holdings, the Parent Borrower and SunTrust Bank, as agent (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof) and (ii) ABL Credit Agreement, dated as of October 26, 2017, among inter alios, Holdings, the Parent Borrower and Bank of America, N.A., as agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof) (the “Existing ABL Credit Agreement”).

“Existing Letters of Credit”: any letter of credit previously issued for the account of (i) Parent Borrower or any of its Subsidiaries under the Existing ABL Credit Agreement or (ii) Target or any of its Subsidiaries pursuant to a credit facility that is required to be repaid on the Closing Date in accordance with the definition of Closing Date Refinancing, in each case, that is (a) outstanding on the Closing Date and (b) listed on Schedule 1.1(a).

“Existing Target Credit Agreement”: that certain Credit Agreement, dated as of April 8, 2016, by and among inter alios, the Seller, as Parent, the Canadian Target, as Canadian Parent, the US Target, as a “US Borrower”, and Wells Fargo Bank, National Association, as “Administrative Agent” (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof).

“Extended Revolving Credit Commitment”: as defined in Section 2.22(a)(i).

“Extending Lender”: as defined in Section 2.22(a)(i).

“Extension”: as defined in Section 2.22(a).

“Extension Amendment”: as defined in Section 2.22(c).

“Extension Offer”: as defined in Section 2.22(a).

“Facility”: as defined in the definition of Revolving Credit Facility.

“Factoring Facility”: (a) the Closing Date Factoring Facility and (b) any other agreement between the Parent Borrower and/or a Restricted Subsidiary and a bank, financial institution or other third party, pursuant to which (i) the Parent Borrower or such Restricted Subsidiary, as applicable, agrees to sell accounts receivable, together with Receivables Assets related thereto, at a maximum aggregate discount off the aggregate face value of such accounts receivable that is consistent with customary market terms as determined in good faith by the Parent Borrower and (ii) the obligations of the Parent Borrower and/or the Restricted Subsidiaries party thereto thereunder are non-recourse (except for Receivables Repurchase Obligations) to the Parent Borrower and/or such Restricted Subsidiaries, it being agreed and understood that (w) the Parent Borrower and any Domestic Subsidiaries party thereto may be jointly and severally liable for all Receivables Facility Undertakings and Receivables Repurchase Obligations of the Parent Borrower and/or any Restricted Subsidiary party thereto, (x) each Canadian Subsidiary party thereto may be jointly and severally liable for all Receivables Facility Undertakings and Receivables Repurchase Obligations of any other Canadian Subsidiary party thereto, (y) such accounts receivables and Receivables Assets thereto have been removed from the applicable Borrowing Base and (z) the Loan Parties shall not participate in more than five (5) such Factoring Facilities (including, for the avoidance of doubt, the Closing Date Factoring Facility) and Receivables Facilities in the aggregate at any time (with each account debtor (or group of affiliated account debtors) counting as a distinct Factoring Facility or Receivables Facility for purposes of such limitation).

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements with respect thereto, any law, regulation, or other official guidance enacted in a non-U.S. jurisdiction pursuant to an intergovernmental agreement with respect thereto, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, or other published administrative guidance implementing an intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“Federal Funds Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Agent; provided, that in no event shall such rate be less than 0.00%.

“Fee Letter”: the Amended and Restated Fee Letter, dated as of August 15, 2018 among Holdings, the Joint Lead Arrangers and Nomura Securities International, Inc.

“Fifth Amendment”: that certain Fifth Amendment to ABL Credit Agreement, dated as of the Fifth Amendment Effective Date, by and among Holdings, the Parent Borrower, the other Borrowers party thereto, the Guarantors party thereto, the Lenders and Issuing Banks party thereto and the Agent.

“Fifth Amendment Effective Date”: has the meaning set forth in the Fifth Amendment.

“Financial Covenant”: the covenant set forth in Section 6.1.

“Financial Covenant Event of Default”: the occurrence of an Event of Default under Section 7.1(c)(ii)(F) solely as a result of a breach of the Financial Covenant under Section 6.1 (in each case, subject to Section 7.2).

“First Lien Indenture”: that certain Indenture dated as of September 30, 2020 among Holdings and SBP Finance Corp., a Delaware corporation, collectively, as the co-issuers, the guarantors party thereto and Ankura Trust Company, LLC, as trustee and as collateral agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time to the extent permitted hereunder.

“First Lien Notes”: has the meaning assigned to the term “Notes” under the First Lien Indenture.

“First Lien Notes Collateral Agent”: has the meaning assigned to the term “Collateral Agent” under the First Lien Indenture.

“First Lien Notes Documents”: collectively, (i) the First Lien Indenture and (ii) the security documents, intercreditor agreements (including the ABL Intercreditor Agreement), guarantees, joinders and other agreements or instruments executed in connection with the First Lien Notes or such other agreements, in each case, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time including in connection with a Permitted Refinancing of the First Lien Notes.

“First Lien Notes Leverage Ratio”: as defined in Section 1.5(a).

“First Lien Obligations”: the “First Lien Obligations” as defined in the ABL Intercreditor Agreement.

“First Priority Priming Liens”: (i) any Permitted Liens applicable to such Collateral which as a matter of law have priority over the respective Liens on such Collateral created in favor of the Agent for the benefit of the Secured Parties pursuant to the relevant Security Document and (ii) without limitation of clause (i), any Lien on Collateral located on premises subject to a lease or held in a warehouse and in which the landlord or warehouseman thereunder has a first priority perfected security interest in such Collateral.

“Fiscal Month”: any fiscal month of any Fiscal Year, in accordance with the fiscal accounting calendar of the Parent Borrower. Parent Borrower’s fiscal calendar through Fiscal Year 2025 is attached hereto as Schedule 1.1(b).

“Fiscal Quarter”: any fiscal quarter of any Fiscal Year, in accordance with the fiscal accounting calendar of the Parent Borrower. Parent Borrower’s fiscal calendar through Fiscal Year 2025 is attached hereto as Schedule 1.1(b).

“Fiscal Year”: any period of fifty-two (52) or fifty-three (53) weeks, as the case may be, in accordance with the fiscal accounting calendar of the Parent Borrower. Parent Borrower’s fiscal calendar through Fiscal Year 2025 is attached hereto as Schedule 1.1(b).

“Foreign Currency”: an official national currency (including the Euro and the Canadian Dollar) of any nation other than the United States and which constitutes freely-transferable and lawful money under the laws of the country or countries of issuance.

“Foreign Lender”: any Lender or Issuing Bank that is not a US Person.

“Foreign Subsidiary”: any Restricted Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment”: that certain Fourth Amendment to ABL Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among Holdings, the Parent Borrower, the other US Borrowers party thereto, the Lenders party thereto and the Agent.

“Fourth Amendment Effective Date”: has the meaning set forth in the Fourth Amendment.

“Fronting Exposure”: at any time there is a Defaulting Lender, (a) with respect to the Issuing Banks, such Defaulting Lender’s Pro Rata Share of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Funds Certain Provisions”: as defined in Section 4.1.

“GAAP”: generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that, subject to Section 1.4, if the Borrower Representative notifies the Agent that the Borrower Representative requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority”: any nation or government, any state, province, territory or other political subdivision thereof and any other agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Member”: any of Holdings, the Parent Borrower, the Borrower Representative, any other Borrower, any Guarantor or any of the Restricted Subsidiaries of the Parent Borrower.

“Guarantee Obligation”: with respect to any Person (the “guaranteeing person”), any obligation of the guaranteeing person guaranteeing or having the economic effect of guaranteeing any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security for such primary obligation, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, in each case, so as to enable the primary obligor to pay such primary obligation, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation (or portion thereof) in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower Representative in good faith.

“Guarantors”: the collective reference to Holdings, the Parent Borrower, the other Borrowers (other than with respect to such Borrower’s own Obligations) and the Subsidiary Guarantors. The Canadian Loan Parties shall not be Guarantors with respect to the US Obligations or any other Obligations of the US Loan Parties. The US Loan Parties shall be Guarantors with respect to all Obligations (including the Canadian Obligations).

“Hazardous Materials”: (i) petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and explosive or radioactive substances or (ii) any chemical, material, waste, substance or pollutant that is prohibited, limited or regulated pursuant to any Environmental Law.

“Historical Average Utilization”: for the purposes of the definition of Commitment Fee Rate, in the case of each Start Date, an amount equal to (x) the sum of each day’s utilization of the Total Revolving Credit Commitments, as determined by the amount of the Total Revolving Credit Exposure at such time, during the most recently ended Fiscal Quarter for which a Quarterly Pricing Certificate has been delivered divided by (y) the number of days in such Fiscal Quarter, expressed as a percentage of the Total Revolving Credit Commitments.

“Historical Excess Availability”: for the purposes of the definition of Applicable Margin, in the case of each Start Date, an amount equal to (x) the sum of each day’s Excess Availability during the most recently ended Fiscal Quarter for which a Quarterly Pricing Certificate has been delivered divided by (y) the number of days in such Fiscal Quarter.

“Holder”: has the meaning set forth in the First Lien Indenture.

“Holdings”: as defined in the preamble hereto.

“IFRS”: as defined in the definition of GAAP.

“Immaterial Subsidiary”: a Restricted Subsidiary (other than any Borrower) whose contribution to the Trailing Four Quarter Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for the most recently ended Relevant Reference Period is equal to or less than 5.00% of such Trailing Four Quarter Consolidated EBITDA; provided, that if at any time the aggregate amount of Trailing Four Quarter Consolidated EBITDA as of the end of Parent Borrower’s most recently ended Relevant Reference Period represented by all Immaterial Subsidiaries would, but for this proviso, exceed 7.50% of such Trailing Four Quarter Consolidated EBITDA, then Borrower Representative shall designate sufficient Immaterial Subsidiaries to no longer constitute Immaterial Subsidiaries so as to eliminate such excess, and each such designated Restricted Subsidiary shall thereupon cease to be an Immaterial Subsidiary

(or, if Borrower Representative shall make no such designation by the next date of delivery of financial statements pursuant to Section 5.1(a) or Section 5.1(b), one or more of such Immaterial Subsidiaries selected in descending order based on their respective contributions to the Trailing Four Quarter Consolidated EBITDA for the Relevant Reference Period covered by such financial statements shall cease to be considered to be Immaterial Subsidiaries until such excess is eliminated) and any such Restricted Subsidiary (if not otherwise an Excluded Subsidiary) shall be required to comply with Section 5.9(c) within the time periods set forth therein.

“Imported Goods Agreement”: an imported goods agreement, in form and substance acceptable to the Agent, duly executed by an Eligible Customs Broker.

“Incremental Amendment”: as defined in Section 2.20(c).

“Incremental Facility”: as defined in Section 2.20(a).

“Incremental Facility Closing Date”: as defined in Section 2.20(c).

“Incremental Revolving Commitments”: as defined in Section 2.20(a).

“Incremental Lender”: as defined in Section 2.20(c).

“Incurrence-Based Amounts”: as defined in Section 1.6(b).

“Indebtedness”: as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed and any cash collateralization) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services;

(e) all Attributable Indebtedness;

(f) all obligations of such Person in respect of Disqualified Capital Stock if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP;

(g) indebtedness (excluding prepaid interest thereon) of the types described in clauses (a) through (f) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided that the amount of such indebtedness under this clause (g) shall be limited to the lesser of (x) the aggregate unpaid amount of such indebtedness and (y) the fair market value (as determined by such Person in good faith) of such property securing such indebtedness; and

(h) to the extent not otherwise included above, all Guarantee Obligations of such Person in respect of Indebtedness described in clauses (a) through (g) in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt, (B) in the case of the Parent Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll over or extension of terms) and made in the ordinary course of business, and (C) exclude (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any purchase price adjustment or earn-out obligation until such obligation is not paid after becoming due and payable, (iii) accruals for payroll (including obligations in respect of employment arrangements) and other liabilities accrued in the ordinary course of business, (iv) deferred rent, deferred revenue and deferred taxes, in each case, in the ordinary course of business, and (v) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise defined in clause (a), Other Taxes.

“Indemnitee”: as defined in Section 9.3(b).

“Information”: as defined in Section 9.12(a).

“Initial ABL Lender”: means any Lender with a Revolving Credit Commitment on the Closing Date.

“Insolvency”: with respect to any Plan that is a Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA; and the term “Insolvent” shall have a correlative meaning.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational, or Canadian or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, industrial designs, trademarks, trademark licenses, service marks, service mark licenses, technology, know-how and processes, recipes, formulas, trade secrets and all rights to sue at law or in equity for any past, present or future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreements”: (a) with respect to any applicable Indebtedness permitted to be secured by the Collateral, the ABL Intercreditor Agreement or such other intercreditor agreement reasonably satisfactory to the Agent (unless not required pursuant to the terms hereof) and the Borrower Representative or otherwise permitted hereunder, (b) with respect to any applicable Indebtedness subordinated in right of payment to the Obligations, an intercreditor or subordination agreement reasonably satisfactory to the Agent (unless not required pursuant to the terms hereof) and the Borrower Representative and (c) with respect to any Factoring Facility, the Closing Date Factoring Facility Intercreditor Agreement or such other intercreditor and/or lien release agreement required by such Factoring Facility reasonably satisfactory to the Agent (unless not required pursuant to the terms hereof) and the Borrower Representative.

“Interest Election Request”: a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.6.

“Interest Payment Date”: (a) with respect to any ABR Loan, Canadian Prime Rate Loan and Canadian Base Rate Loan (including Swingline Loans), the first (1st) day of each January, April, July and October, commencing with the first (1st) such date to occur after the Closing Date, (b) with respect to any ~~Eurodollar~~Term SOFR Loan or BA Equivalent Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~Term SOFR Borrowing or BA Equivalent Rate Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first (1st) day of such Interest Period.

“Interest Period”: (x) with respect to any ~~Eurodollar~~Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months (or, if made available by all participating Lenders, twelve (12) months) thereafter or (y) with respect to any BA Equivalent Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), two (2) or three (3) months thereafter, as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period~~; provided, further, that the initial Interest Period with respect to any Eurodollar~~

~~Borrowing or BA Equivalent Rate Borrowing on the Closing Date may be for such other period specified in the applicable Borrowing Request that is acceptable to the Agent~~. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory”: “inventory” as such term is defined in Article 9 of the UCC or in the PPSA; as applicable.

“Investment Grade Account Debtors”: all Account Debtors which have a senior, unsecured, long-term, non-credit-enhanced debt rating of “BBB-” or better by S&P and “Baa3” or better by Moody’s.

“Investment Grade Eligible Accounts”: Eligible Accounts where the Account Debtor is an Investment Grade Account Debtor.

“Investments”: as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Parent Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (including of any roll over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions, including by way of merger) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, less any Returns in respect of such Investment.

“IP Office”: as the context shall require, the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office.

“IPO Reorganization Transaction”: any re-organization or other similar activities among Holdings, the Parent Borrower and its Restricted Subsidiaries in connection with and reasonably related to consummating a Qualified IPO, so long as, after giving effect thereto, (a) the Loan Parties are in compliance with the Collateral and Guarantee Requirement and Sections 5.9 and 5.11, (b) taken as a whole, the value of the Collateral securing the Obligations and the guarantees by the Guarantors of the Obligations are not materially reduced and (c) the Liens in favor of the Agent for the benefit of the Secured Parties under the Security Documents are not materially impaired.

“IRS”: United States Internal Revenue Service.

“ISP”: with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“ITA” the Income Tax Act (Canada), as amended.

“Issuing Bank”: as the context may require, (i) Bank of America and/or (ii) any other Lender reasonably acceptable to the Agent and the Borrower Representative, which has agreed to act as Issuing Bank hereunder. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch and for all purposes of the Loan Documents. References herein and in the other Loan Documents to Issuing Banks shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

“Joint Lead Arrangers”: individually or collectively as context requires, (~~w~~i) with respect to the initial Revolving Credit Commitments established on the Closing Date, each of (~~i~~x) Bank of America, N.A. and (~~ii~~y) SunTrust Robinson Humphrey, Inc., in each case, in their respective capacities as joint lead arrangers and joint bookrunners hereunder, (~~x~~ii) with respect to the 2020 Incremental Revolving Commitments established on the Second Amendment Effective Date, each of (~~i~~x) Bank of America, N.A. and (~~ii~~y ) SunTrust Robinson Humphrey, Inc., in each case, in their respective capacities as joint lead arrangers and joint bookrunners under the Second Amendment, (~~y~~iii) with respect to the 2020-B Incremental Revolving Commitments established on the Fourth Amendment Effective Date, Bank of America, N.A. in its capacities as lead arranger and bookrunner under the Fourth Amendment ~~and~~, (~~z~~iv) with respect to the 2021 Incremental Revolving Commitments established on the Sixth Amendment Effective Date, each of (~~i~~x) Bank of America, N.A., (~~ii~~y ) Truist Bank and (~~iii~~z ) Barclays Bank PLC, in each case, in their respective capacities as lead arranger and bookrunner under the Sixth Amendment~~.~~ and (v) with respect to the 2022 Incremental Revolving Commitments established on the Seventh Amendment Effective Date, (w) Bank of America, N.A., (x) Truist Securities, Inc., (y) Barclays Bank PLC and (z) Wells Fargo Bank, National Association, in each case, in their respective capacities as lead arranger and bookrunner under the Seventh Amendment.

“Junior Debt”: any Indebtedness of a Group Member (other than Indebtedness under revolving credit facilities or other revolving lines of credit and the First Lien Obligations) that constitutes (i) Indebtedness subordinated in right of payment to the Obligations (other than Indebtedness among the Parent Borrower and its Restricted Subsidiaries), (ii) unsecured Indebtedness incurred pursuant to Section 6.2(f), Section 6.2(p) or Section 6.2(z) or (iii) Indebtedness secured by the ABL Priority Collateral on a junior basis to the Liens securing the Obligations.

“Latest Maturity Date”: as of any date of determination, the latest Maturity Date applicable to any Loan or Revolving Credit Commitment hereunder as of such date, including the latest maturity date of any Extended Revolving Credit Commitments or Incremental Revolving Commitments (including the 2020 Incremental Revolving Commitments, the 2020-B Incremental Revolving Commitments ~~and~~, the 2021 Incremental Revolving Commitments and the 2022 Incremental Revolving Commitments), in each case as extended in accordance with this Agreement from time to time.

“LC Application”: an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant Issuing Bank.

“LC Borrowing”: an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made (or, in accordance with Section 2.4(e), the following day) or refinanced as a Revolving Credit Borrowing. All LC Borrowings shall be denominated in an Approved Currency.

“LC Credit Extension”: with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof (other than pursuant to the terms of an Auto Renewal Letter of Credit), or the increase of the amount thereof.

“LC Disbursement”: a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Documents”: with respect to any Letter of Credit, the LC Application, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Parent Borrower (or any Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit.

“LC Exposure”: at any time, (a) with respect to US Letters of Credit (“US LC Exposure”), the sum of (i) the aggregate undrawn amount of all outstanding US Letters of Credit at such time plus (ii) the aggregate amount of all LC Disbursements in respect of US Letters of Credit that have not yet been reimbursed by or on behalf of the applicable US Borrower at such time, and (b) with respect to Canadian Letters of Credit (“Canadian LC Exposure”), the sum of (i) the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time plus (ii) the aggregate amount of all LC Disbursements in respect of Canadian Letters of Credit that have not yet been reimbursed by or on behalf of the applicable Canadian Borrower at such time. The LC Exposure of any Lender at any time shall be an amount equal to its Applicable Lender Percentage of the total LC Exposure at such time, in each case with respect to the applicable Revolving Credit Facility.

“LC Obligations”: as of any date of determination, the LC Exposure. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8. For all purposes of this Agreement, if as of any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCT Election”: as defined in Section 1.5(d).

“LCT Test Date”: as defined in Section 1.5(d).

“Lender Default”: (i) the refusal or failure of any Lender to make available its portion of any (A) incurrence of Loans or (B) participations in Letters of Credit or Swingline Loans when required hereunder (unless, in the case of clause (A) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding expressly set forth in Section IV (specifically identified and including the particular default, if any) has not been satisfied), which refusal or failure is not cured within one (1) Business Day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day after the date when due, unless the subject of a good faith dispute; (iii) the notification by a Lender to the Borrower Representative or the Agent that such Lender does not intend or expect to comply with any of its funding obligations hereunder or a public statement by a Lender to that effect with respect to such Lender’s funding obligations hereunder (unless such notification or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding expressly set forth in Section IV (specifically identified and including the particular default, if any) has not been satisfied); (iv) the failure by a Lender to confirm in a manner reasonably satisfactory to the Agent that such Lender will comply with such Lender’s obligations hereunder (provided that such Lender shall cease being subject to a Lender Default pursuant to this clause (iv) upon receipt of such certifications); (v) the admission in writing by a Distressed Person that it is insolvent; or (vi) such Distressed Person becoming subject to a Lender-Related Distress Event.

“Lender Parties”: as defined in Section 9.16.

“Lender-Related Distress Event”: with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case or proceeding with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person, or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt or such Distressed Person becomes the subject of a Bail-In Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Capital Stock in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof, so long as such ownership or acquisition does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Lenders”: as the context may require, the Revolving Credit Lenders and/or the Swingline Lender.

“Letter of Credit”: any letter of credit issued pursuant to this Agreement (which for the avoidance of doubt shall include the Existing Letters of Credit).

~~“LIBO Rate”: with respect to any Interest Period pertaining to a Eurodollar Loan, the per annum rate of interest (rounded up to the nearest 1/8th of 1.00%) determined by the Agent at or about 11:00 a.m., London time, two (2) Business Days prior to an Interest Period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by the Agent and the Borrower Representative, as published on LIBOR01 Page published by Reuters (or any successor page) (the “LIBO Screen Rate”); provided, that any comparable or successor rate shall be applied by the Agent, if administratively feasible, in a manner consistent with market practice; provided further, that in no event shall the LIBO Rate be less than 0%.~~

~~“LIBOR Successor Rate” has the meaning specified in Section 2.13(c).~~

~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Agent in consultation with the Borrower, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines is reasonably necessary in consultation with the Borrower in connection with the administration of this Agreement).~~

“Lien”: any mortgage, pledge, hypothecation, security assignment, deposit arrangement, encumbrance, lien (statutory or other), trust, deemed trust, charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing); provided, that in no event shall an operating lease in and of itself constitute a Lien.

“Limited Condition Transaction”: (i) any Investment, Permitted Acquisition or other acquisition (whether by merger, arrangement, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third party financing (including for any Indebtedness contemplated or incurred in connection therewith), (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or any Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (iii) any Restricted Payment (1) requiring irrevocable notice in advance thereof (provided that such notice may be conditioned on the occurrence of another transaction) (including for any Indebtedness contemplated or incurred in connection therewith) or (2) to the extent such Restricted Payment is consummated in connection with a transaction described in clause (i) or (ii) above, and (iv) any Disposition permitted hereunder.

“Line Cap”: at any time, the lesser of (i) 100% (or, during an Agent Advance Period, 110%) of the Aggregate Borrowing Base at such time and (ii) the Total Revolving Credit Commitments in effect at such time.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, any Notes, any Permitted Amendment, any LC Application, the ABL Intercreditor Agreement, the Closing Date Factoring Facility Intercreditor Agreement, any other Intercreditor Agreement entered into in connection with the incurrence of secured or subordinated Indebtedness or any Factoring Facility permitted hereunder, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and any other document executed and delivered in conjunction with this Agreement from time to time and designated as a “Loan Document”.

“Loan Parties”: the collective reference to the Parent Borrower, the other Borrowers and the Guarantors.

“Management Shareholder”: any member of management of any Group Member that own Capital Stock in Holdings, directly or indirectly, on the Closing Date.

“Mandatory Borrowing”: as defined in Section 2.1(e).

“Margin Stock”: shall have the meaning assigned to such term in Regulation U of the Board.

“Material Adverse Effect”: any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have (a) on the Closing Date, a Material Adverse Effect (as defined in the Purchase Agreement) or (b) after the Closing Date, a material adverse effect on (i) the business, assets, financial condition or results of operations of the Loan Parties and their Subsidiaries, taken as a whole, (ii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under any Loan Document or (iii) the rights and remedies of the Agent under the Loan Documents, taken as a whole, including the legality, validity, binding effect or enforceability of the Loan Documents.

“Material Debt”: (a) Indebtedness under the First Lien Indenture and (b) any other Indebtedness (other than Indebtedness constituting Obligations), or obligations in respect of one or more Swap Contracts (other than to the extent constituting Obligations), of any one or more of any Group Member in an aggregate principal amount exceeding the greater of (x) $25 million and (y) 25% of Trailing Four Quarter Consolidated EBITDA. For purposes of determining Material Debt, the “obligations” of any Group Member in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that any Group Member would be required to pay if such Swap Contract were terminated at such time.

“Material Party”: Holdings, the Parent Borrower, each other Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary).

“Maturity Date”: with respect to (a) Revolving Credit Commitments (including the 2020 Incremental Revolving Commitments, the 2020-B Incremental Revolving Commitments ~~and~~, the 2021 Incremental Revolving Commitments and the 2022 Incremental Revolving Commitments), November 18, 2026; provided that, if, on the date (the “Springing Maturity Date”) that is ninety-one (91) days prior to the maturity date of the First Lien Notes, all or any portion of the First Lien Notes remain outstanding, the Maturity Date shall be the Springing Maturity Date and (b) with respect to Extended Revolving Credit Commitments, the final maturity date thereof as specified in the applicable Extension Offer accepted by the respective Lender or Lenders.

“Maximum Rate”: as defined in Section 9.17.

“Midwest Lumber”: Midwest Lumber Minnesota, Inc., a Minnesota corporation.

“Moody’s”: Moody’s Investor Services, Inc., or any successor by merger or consolidation to its business.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Noll”: Project 76 Holding Corporation, a Delaware corporation.

“NOLV” or “Net Orderly Liquidation Value”: the orderly liquidation value (net of all liquidation expenses, costs of sale, commissions, operating expenses and retrieval and related costs) of Inventory, as determined pursuant to the most recent third-party appraisal of such Inventory delivered to the Agent pursuant to Section 5.2(c) by an appraiser reasonably satisfactory to the Agent, and in each case expressed as a percentage of the net book value of such Inventory determined in accordance with GAAP. The Net Orderly Liquidation Value for each such category of Inventory will be increased or reduced promptly upon receipt by the Agent of each updated appraisal.

“Non-Consenting Lender”: as defined Section 2.18(c).

“Non-Defaulting Lender”: a Lender that is not a Defaulting Lender.

“Non-Loan Party Subsidiary”: any Restricted Subsidiary of the Parent Borrower that is not a Loan Party.

“Note”: any promissory note evidencing any Loan substantially in the form of Exhibit E.

“Notice of Additional Borrower”: a Notice of Additional Borrower and Assumption Agreement, in substantially the form of Exhibit I-1 hereto.

“Notice of Additional Guarantor”: a Notice of Additional Guarantor, in substantially the form of Exhibit I-2 hereto.

“Notice of Intent to Cure”: as defined in Section 7.2(a).

“NVOCC”: a non-vessel operating common carrier.

“Obligations”: collectively, the US Obligations and the Canadian Obligations.

“OFAC”: as defined in Section 3.19(b).

“OID”: original issue discount.

“Organizational Documents”: with respect to any Person and as applicable, the certificate of incorporation or formation, memorandum or articles of association, bylaws, limited liability company agreement, limited partnership agreement or other organizational documents of such Person.

“Other Connection Taxes”: with respect to the Agent, any Lender or any Issuing Bank, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: any and all present or future recording, stamp or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Parent Borrower”: as defined in the preamble hereto.

“Participant”: as defined in Section 9.4(c).

“Participant Register”: as defined in Section 9.4(c).

“PATRIOT Act”: Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001).

“Payment Conditions”: that each of the following conditions are satisfied: (a) there is no Specified ABL Default existing immediately before or immediately after the action or proposed action, (b)(i)(A) pro forma Specified Availability and (B) pro forma 20-Day Specified Availability, in each case, exceeds (ii) the greater of (A) in the case of Restricted Payments pursuant to Section 6.6(n) or prepayments of Junior Debt pursuant to Section 6.8(ii), (x) 15% of the Line Cap (without giving effect to any increase thereof during an Agent Advance Period) and (y) $19.0 million and (B) in the case of Investments pursuant to Section 6.7(f) or Section 6.7(s), the incurrence of Indebtedness pursuant to Section 6.2(z) or the making of a designation pursuant to Section 5.13, (x) 12.5% of the Line Cap (without giving effect to any increase thereof during an Agent Advance Period) and (y) $16.0 million, (c) the Consolidated Fixed Charge Coverage Ratio on a Pro Forma Basis, as calculated on a trailing four Fiscal Quarters basis for which financial statements have been delivered in accordance with Section 5.1, is greater than 1.00:1.00; provided, however, that the condition set forth in the immediately preceding clause (c) shall not apply if, pro forma for any of the actions described in clauses (b)(ii)(A) and (b)(ii)(B) above, the Parent Borrower has (X)(1) pro forma Specified Availability and (2) pro forma 20-Day Specified Availability, in each case, that exceeds (I) the greater of (x) in the case of Restricted Payments pursuant to Section 6.6(n) or prepayments of Junior Debt pursuant to Section 6.8(ii), (a) $24.0 million and (b) 20% of the Line Cap (without giving effect to any increase thereof during an Agent Advance Period) and (y) in the case of Investments pursuant to Section 6.7(f) or Section 6.7(s), the incurrence of Indebtedness pursuant to Section 6.2(z) or the making of a designation pursuant to Section 5.13, (a) $23.0 million and (b) 17.5% of the Line Cap (without giving effect to any increase thereof during an Agent Advance Period) and (d) the Parent Borrower shall have delivered to the Agent a certificate of a Responsible Officer of the Parent Borrower certifying as to compliance with preceding clauses (a) through (c) and demonstrating (in reasonable detail) the calculations required by preceding clauses (b) and (c).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor entity performing similar functions.

“Permitted Acquisition”: as defined in Section 6.7(f).

“Permitted Amendment”: as the context may require, any Extension Amendment or Incremental Amendment.

“Permitted Business”: any business, service or activity that is the same as, not substantially different from, or reasonably related, incidental, ancillary, complementary or similar to, or that is a reasonable extension or development of, any of the businesses, services or activities in which Holdings and its Restricted Subsidiaries are engaged, or proposed to be in engaged, on the Fifth Amendment Effective Date.

“Permitted Discretion”: reasonable (from the perspective of a secured asset-based lender) credit judgment exercised in good faith in accordance with customary business practices of the Agent for comparable asset-based lending transactions.

“Permitted Excluded Contribution Utilizations”: the sum of (i) Indebtedness incurred in reliance on Section 6.2(f), (ii) any Investment made in reliance on Section 6.7(cc), (iii) Restricted Payments made in reliance on Section 6.6(g) and (iv) any optional or voluntary payment, prepayment, repurchase or redemption of Junior Debt in reliance on Section 6.8(xii).

“Permitted Investors”: the collective reference to (i) the Sponsor and its Control Investment Affiliates, (ii) Management Shareholders; provided, that to the extent the amount of Capital Stock owned by such members of management constitutes in the aggregate a greater percentage of the aggregate ordinary voting power of Holdings than the Capital Stock of Holdings owned by the Sponsor and its Control Investment Affiliates, then such members of management shall not be Permitted Investors and (iii) any Permitted Transferee of the foregoing Persons.

“Permitted Liens”: the collective reference to Liens permitted by Section 6.3.

“Permitted Ratio Debt”: Indebtedness permitted to be incurred by Holdings or any of its Subsidiaries pursuant to and subject to the limitations of the definition of Ratio Debt in the First Lien Indenture (as in effect on the Third Amendment Effective Date and regardless of whether then in effect).

“Permitted Refinancing”: with respect to any Person, any Refinancing of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees and expenses incurred, in connection with such Refinancing and by an amount equal to any existing commitments unutilized thereunder, (b) except with respect to (i) a Refinancing in respect of Indebtedness permitted pursuant to Sections 6.2(c), (f), (g), (l), (p), (y), (w) and (aa) (it being agreed and understood that any Permitted Refinancing of Indebtedness permitted pursuant to Sections 6.2(p) and (w) shall comply with the maturity date and Weighted Average Life to Maturity requirements applicable to Permitted Ratio Debt and the applicable Indebtedness described in Section 6.2(w), respectively), and (ii) a Refinancing in the form of a bridge loan intended to be Refinanced with a securities offering the maturity date of which provides for an automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the maturity date of the Indebtedness being Refinanced, the Refinancing Indebtedness has a final maturity date equal to or later than the maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced (but in the case of the First Lien Notes, must have a maturity date and a Weighted Average Life to Maturity that is longer than 91 days after the Maturity Date of the Revolving Credit Facility), (c) [reserved], (d) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Sections 6.2(c), (l) and (aa) (in each case, solely to the extent such Refinancing Indebtedness is in the form of securities or a bridge credit agreement intended to be Refinanced with an issuance of securities), at the time of such Refinancing, no Event of Default shall have occurred and be continuing, (e) if such Indebtedness being Refinanced is subordinated in right of payment to the Obligations, the Refinancing Indebtedness shall be subordinated in right of payment to the Obligations on terms (i) not materially less favorable (taken as a whole) (as reasonably determined by the Borrower Representative in good faith) to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, and the Refinancing Indebtedness is incurred by one or more Persons who is an obligor of the Indebtedness being Refinanced or (ii) otherwise reasonably acceptable to the Agent, (f) if such Indebtedness being Refinanced is secured by a junior Lien on the Collateral (or portion thereof) permitted under this Agreement and/or subject to an Intercreditor Agreement for the benefit of the Lenders, such Refinancing Indebtedness shall be unsecured or secured by a junior Lien on the Collateral (or portion thereof) permitted under this Agreement and subject to an Intercreditor Agreement (i) on terms not materially less favorable (taken as a whole) (as reasonably determined by the Borrower Representative in good faith) to the Lenders as those in effect prior to such Refinancing or (ii) on such other terms reasonably acceptable to the Agent and (g) in the event such Indebtedness being so Refinanced is Junior Debt or is incurred under Section 6.2(d), the terms of such Refinancing Indebtedness are, when taken as a whole, not materially less favorable to the Secured Parties (as reasonably determined by the Borrower Representative in good faith) as compared to the Indebtedness being so Refinanced (other than (i) with respect to interest rates, fees, funding discounts and other pricing terms, liquidation preferences, prepayment or other premiums, call protection periods, subordination terms and optional prepayment and redemption provisions and (ii) terms applicable only after the then Latest Maturity Date (as determined on the date of incurrence of such Refinancing Indebtedness, in each case, as reasonably determined by the Borrower Representative in good faith).

“Permitted Reorganization”: any re-organization or other similar activities among Holdings, the Parent Borrower and its Restricted Subsidiaries related to Tax planning and reorganization, so long as, after giving effect thereto, (a) the Loan Parties are in compliance with the Sections 5.9 and 5.11, (b) taken as a whole, the value of the Collateral securing the Obligations and the guarantees by the Guarantors of the Obligations are not materially reduced and (c) the Liens in favor of the Agent for the benefit of the Secured Parties under the Security Documents are not materially impaired.

“Permitted Transferee”: (a) in the case of the Sponsor, (i) any Sponsor Associate, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Sponsor Associate and (iii) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Sponsor Associate, his or her spouse or former spouse, parents, siblings, members of his or her immediate family (including adopted children and step-children) and/or direct lineal descendants; and (b) in the case of any Management Shareholder, (i) his or her executor, administrator, testamentary trustee, legatee or beneficiaries, (ii) his or her spouse or former spouse, parents, siblings, members of his or her immediate family (including adopted children and step-children) and/or direct lineal descendants or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Management Shareholder and his or her spouse or former spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants.

“Person”: an individual, partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: any “employee benefit plan”: as defined in Section 3(3) of ERISA that is subject to ERISA and (i) in respect of which Holdings or a Commonly Controlled Entity is or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be an “employer” as defined in Section 3(5) of ERISA, or (ii) is a Multiemployer Plan to which any Loan Party or Commonly Controlled Entity has liability, including with respect to the prior five years.

“Platform”: as defined in Section 9.1.

“Pledged Capital Stock”: as defined in the US Guarantee and Collateral Agreement and/or the Canadian Guarantee and Collateral Agreement, as applicable.

“PPSA”: the Personal Property Security Act (Ontario); provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Canadian Collateral is governed by the personal property security laws as in effect in a Canadian jurisdiction other than the Province of Ontario (including Quebec), “PPSA” means the Personal Property Security Act (or, as applicable, the Civil Code of Quebec) as in effect from time to time in such other jurisdiction, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Preferred Stock”: any Capital Stock with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prime Rate”: the rate of interest quoted in The Wall Street Journal (or another national publication selected by the Agent in consultation with the Borrower Representative), Money Rates Section, as the “U.S. Prime Rate” (or its successor), as in effect from time to time.

“Proceeds”: has the meaning set forth in the US Guarantee and Collateral Agreement, and/or the Canadian Guarantee and Collateral Agreement, as applicable.

“Pro Forma Basis”: with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Pro Forma Transactions) in accordance with Section 1.5.

“Pro Forma Compliance”: with respect to the Financial Covenant, compliance on a Pro Forma Basis with the Financial Covenant in accordance with Section 1.5.

“Pro Forma Financial Statements”: as defined in Section 4.1(c).

“Pro Forma Transaction”: the Transactions, any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Parent Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Capital Stock of, another Person or any Disposition of a business unit, line of business or division of the Parent Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit), Restricted Payment, or Incremental Revolving Commitment that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “pro forma effect”.

“Pro Rata Share”: with respect to each Lender under the US Revolving Credit Facility or the Canadian Revolving Credit Facility, as applicable, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the

Revolving Credit Commitment under such applicable Facility and the denominator of which is the amount of the Total Revolving Credit Commitments under such applicable Facility or Facilities at such time; provided that, if such Revolving Credit Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections”: as defined in Section 5.2(b).

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Agreement”: as defined in the recitals hereto.

“QFC”: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Capital Stock”: Capital Stock that is not Disqualified Capital Stock.

“Qualified Counterparty”: with respect to (a) any Specified Swap Contract or Cash Management Obligations, any counterparty thereto that, at the time such Specified Swap Contract or Cash Management Obligations were entered into or, in the case of a Specified Swap Contract or Cash Management Obligations, as the case may be, existing on the Closing Date, on the Closing Date, was the Agent, a Joint Lead Arranger, a Lender or an Affiliate or branch of any of the foregoing, regardless of whether any such Person shall thereafter cease to be the Agent, a Joint Lead Arranger, a Lender or an Affiliate or branch of any of the foregoing and (b) any Cash Management Obligations, any counterparty providing such Cash Management Obligations as of the Closing Date that (i) is designated by the Parent Borrower as a “Qualified Counterparty” with respect to such Cash Management Obligations and (ii) delivers to the Agent a letter agreement reasonably satisfactory to the Agent (A) appointing the Agent as its agent under the applicable Loan Documents and (B) agreeing to be bound by Sections 9.2(b), 9.4, 9.9, 9.10, 9.14 and 9.18 and Section VIII as if such Qualified Counterparty were a Lender.

“Qualified ECP Guarantor”: as defined in the US Guarantee and Collateral Agreement and/or the Canadian Guarantee and Collateral Agreement, as applicable.

“Qualified IPO”: any transaction whereby, or upon the consummation of which, (i) any direct or indirect parent of the Parent Borrower’s common Capital Stock are offered or sold (whether through an initial primary public offering or a merger with and into a Person that has consummated an initial primary public offering) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (or to the equivalent registration documents filed with the equivalent authority in the applicable foreign jurisdiction) and/or (ii) the Capital Stock of the Parent Borrower or any direct or indirect parent thereof become publicly registered on any United States national or Canadian securities exchange through a merger, amalgamation, acquisition or other combination with a “SPAC” or similar entity.

“Quarterly Pricing Certificate”: as defined in the definition of Applicable Margin.

“Receivables Assets”: (a) any accounts receivable owed to the Parent Borrower or a Restricted Subsidiary subject to a Factoring Facility or a Receivables Facility and the proceeds thereof and (b) all chattel paper, general intangibles (or intangibles) and instruments governing, securing or relating to such accounts receivable, all collateral securing such accounts receivable, all contracts and contract rights, rights under insurance policies, guarantees, supporting obligations or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets, rights and remedies customarily transferred together with accounts receivable in connection with a non-credit related recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Parent Borrower or its Restricted Subsidiaries to a bank, financial institution or other third party which is party to a Factoring Facility or a Receivables Facility.

“Receivables Facility”: any supply chain financing arrangements, “reverse factoring” facility or similar program between the Parent Borrower or a Restricted Subsidiary and a commercial bank, pursuant to which (a) the Parent Borrower or such Restricted Subsidiary, as applicable, agrees to sell to such commercial bank accounts receivable owing by such customer, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.0% of the face value thereof and (b) the obligations of the Parent Borrower or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Receivables Repurchase Obligations) to the Parent Borrower and such Restricted Subsidiary; provided that (i) such receivables have been removed from the applicable Borrowing Base and (ii) the Loan Parties shall not participate in more than five (5) such programs and Factoring Facilities (including, for the avoidance of doubt, the Closing Date Factoring Facility) in the aggregate at any time (with each account debtor (or group of affiliated account debtors) counting as a distinct Receivables Facility or Factoring Facility for purposes of such limitation).

“Receivables Facility Undertakings”: representations, warranties, covenants, agreements and indemnities entered into by the Parent Borrower or any Restricted Subsidiary that are customary in a non-credit related recourse accounts receivable factoring arrangement.

“Receivables Repurchase Obligation”: any obligation of a seller of Receivables Assets in a Factoring Facility or a Receivables Facility to compensate the purchaser for non-credit losses, or repurchase such assets, arising as a result of a breach of a Receivables Facility Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Recovery Event”: any settlement of, or payment in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Reference Rate”: (a) with respect to the Loans comprising each ~~Eurodollar~~Term SOFR Borrowing, for each day during each Interest Period with respect thereto, a rate per annum equal to the ~~Adjusted LIBO Rate~~Term SOFR for the Interest Period in effect for such Borrowing, (b) with respect to any BA Equivalent Rate Loan, for each day during each Interest Period with respect thereto, a rate per annum equal to the BA Equivalent Rate for the Interest Period in effect for such Borrowing, (c) with respect to any ABR Loan, the Alternate Base Rate, (d) with respect to any Canadian Base Rate Loan, the Canadian Base Rate, (e) with respect to any Canadian Prime Rate Loan, the Canadian Prime Rate, (f) with respect to any US Swingline Loan, the Alternate Base Rate, (g) with respect to any Canadian Swingline Loan denominated in US Dollars, the Canadian Base Rate and (h) with respect to any Canadian Swingline Loan denominated in Canadian Dollars, the Canadian Prime Rate.

“Refinance”: in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, refund, replace, exchange or refund or repay, or to issue other Indebtedness, whether of the same principal amount or greater or lesser principal amount, in exchange or replacement for such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness”: with respect to any Indebtedness, any other Indebtedness incurred in connection with a Permitted Refinancing of such Indebtedness.

“Register”: as defined in Section 9.4(b)(iv).

“Reimbursement Obligation”: the obligation of the applicable Borrower to reimburse each Issuing Bank pursuant to Section 2.4(e) for amounts drawn under Letters of Credit issued by such Issuing Bank.

“Related Parties”: with respect to any specified Person, such Person’s Affiliates (other than Excluded Affiliates) and the respective directors, officers, employees, partners, members, trustees, managers, controlling persons, agents, advisors and other representatives of such Person and such Person’s Affiliates (other than Excluded Affiliates) and the respective successors and permitted assigns of each of the foregoing (other than Excluded Affiliates).

“Release”: any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture.

“Relevant Governmental Body”: the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Public Company”: Parent Borrower or any direct or indirect parent thereof that is the registrant with respect to a Qualified IPO.

“Relevant Reference Period”: with respect to any action or determination under this Agreement, the Test Period then most recently ended for which financial statements have been delivered pursuant to Section 5.1(a) or Section 5.1(b) immediately preceding the date on which the action for which such calculation is being made shall occur or the determination is being made (or, prior to the first delivery of the financial statements pursuant to Section 5.1(a) or Section 5.1(b), the Test Period ended on or about June 30, 2018).

“Rent Reserve”: a reserve established by the Agent (upon at least five (5) Business Days’ prior written notice to the Borrower Representative) equal to the lesser of (x) two (2) months’ rent and (y) the amount of Eligible Inventory in the most recent Borrowing Base Certificate for such location in respect of rent payments made by a Loan Party for each distribution center, warehouse or other location (a) that is in a jurisdiction providing lessors with statutory or common law Lien rights on personal property located at such location securing payment of rent and other charges that prime a previously perfected security interest, (b) that is subject to a lease that grants to the landlord a Lien on property that would otherwise constitute Eligible Inventory which has priority over the respective Liens on such Collateral created in favor of the Agent or (c) where Inventory of Loan Parties with a book value in excess of $2.5 million (as reported to the Agent by the Borrower Representative from time to time as requested by the Agent) is located at such distribution center, warehouse or other location, unless, in each case, such location is subject to a Collateral Access Agreement, as adjusted from time to time by the Agent in its Permitted Discretion; provided, however, that no Rent Reserves will be established for locations acquired in a Permitted Acquisition unless a Collateral Access Agreement has not been delivered to the Agent within fifteen (15) days after the consummation of such Permitted Acquisition.

“Reportable Event”: any of the “reportable events” set forth in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than those events as to which notice is waived pursuant to DOL Reg. Part 4043.

“Required Lenders”: at any time, the holders of more than 50.0% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Credit Exposure; provided that the Revolving Credit Exposure and Revolving Credit Commitment of any Defaulting Lender shall be disregarded in making any determination under this definition. In the event that there are less than three (3) unaffiliated Lenders party to the Loan Documents, the Required Lenders shall be all Lenders; provided, that if at any time there shall be more than one Lender, there shall be not less than two Lenders (and Affiliates of a Lender shall be deemed to be a single Lender together with such Lender for purposes of this sentence) that collectively hold the required percentage specified in this definition.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Requirement of Tax Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority relating to Taxes, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Rescindable Amount”: as defined in Section 2.17(d).

“Reserves”: reserves, if any, established against the applicable Borrowing Base as the Agent from time to time hereunder determines is necessary in its Permitted Discretion, including (but without duplication), (i) Rent Reserves, (ii) potential dilution related to Accounts; provided, no Reserves shall be imposed on the first 5% of dilution of Accounts and thereafter no dilution Reserve shall exceed 1% for each incremental whole percentage in dilution over 5%, (iii) sums that the Loan Parties are or will be required to pay (such as taxes, assessments and insurance premiums) and have not yet paid, (iv) amounts owing by any Loan Party to any Person to the extent secured by a Lien on, or trust over, any Collateral, (v) the full amount of any liabilities or amounts which rank or are capable of ranking in priority to the Agent’s Liens (in each case only up to the maximum such amount which ranks or is capable of ranking in priority to the Agent’s Liens) and/or for amounts which may represent costs relating to the enforcement of such Liens including, (a) the expenses and liabilities incurred by any trustee, receiver, interim receiver, monitor, administrator (or other insolvency officer) and any remuneration of such trustee, receiver, interim receiver, monitor, administrator (or other insolvency officer), (b) with respect to the Canadian Borrowing Base, amounts due to employees in respect of unpaid wages, payment in lieu of notice and holiday pay or vacation pay (including amounts protected by the Wage Earner Protection Program Act (Canada)), (c) with respect to the Canadian Borrowing Base, all amounts deducted or withheld and not paid and remitted when due under the ITA, sales tax, goods and services tax, value added tax, harmonized tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes, (d) with respect to the Canadian Borrowing Base, all contributions and other amounts that are due or to be paid by a Loan Party under or with respect to any Canadian Pension Plan (including the amount of any wind-up or solvency deficiency (without duplication) with respect to a Canadian Defined Benefit Plan that is due and payable), and (e) amounts subject to First Priority Priming Liens of the type described in clause (i) of the definition thereof and (vi) such other events, conditions or contingencies as to which the Agent, in its Permitted Discretion, determines reserves should be established (without duplication of any reserves established pursuant to foregoing clauses (i) through (v)) from time to time hereunder.

“Responsible Officer”: as to any Person, the chief executive officer, president, chief financial officer, chief accounting officer or treasurer of such Person, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer or treasurer of such Person. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Parent Borrower.

“Restricted Cash”: cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Parent Borrower; provided, that (i) cash and Cash Equivalents restricted under the Loan Documents, the First Lien Notes Documents, any agreement, document or instrument evidencing other Indebtedness that is secured by a lien on the Collateral along with the Obligations and the First Lien Obligations or any Factoring Facility shall not be deemed to be “Restricted Cash” as a result of such restrictions and (ii) cash and Cash Equivalents maintained by any Foreign Subsidiary that is subject to minority shareholder approval before being distributed to the Parent Borrower (a “Shareholder Restriction”) shall not be deemed to be “Restricted Cash” as a result of such Shareholder Restriction.

“Restricted Payments”: any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of Holdings, Parent Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to Holdings, the Parent Borrower’s or its Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary”: any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary. For the avoidance of doubt, each Borrower (other than the Parent Borrower) is as of the date hereof and shall remain for all purposes of this Agreement a Restricted Subsidiary.

“Returns”: with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment, in each case only to the extent received or realized in cash or Cash Equivalents.

“Revolving Credit Borrowing”: a Borrowing comprised of Revolving Credit Loans.

“Revolving Credit Commitments”: the US Revolving Credit Commitments and the Canadian Revolving Credit Commitments. The aggregate amount of the Revolving Credit Commitments (i) on the Closing Date is $100 million, (ii) on the Second Amendment Effective Date, after giving effect to the 2020 Incremental Revolving Commitments, is $125 million, (iii) on the Fourth Amendment Effective Date, after giving effect to the 2020-B Incremental Revolving Commitments, is $150 million ~~and~~, (iv) on the Sixth Amendment Effective Date, after giving effect to the 2021 Incremental Revolving Commitments, is $300 million and (v) on the Seventh Amendment Effective Date, after giving effect to the 2022 Incremental Revolving Commitments, is $500 million.

“Revolving Credit Exposure”: as of any date of determination, shall be the sum of such Lender’s US Revolving Credit Exposure and Canadian Revolving Credit Exposure as of such date.

“Revolving Credit Facility” or “Facility”: each of (i) the US Revolving Credit Commitments and the extensions of credit made thereunder (the “US Revolving Credit Facility”), as the same may be increased pursuant to Section 2.20 and/or extended pursuant to Section 2.22, (ii) the Canadian Revolving Credit Commitments and the extensions of credit made thereunder (the “Canadian Revolving Credit Facility”), as the same may be increased pursuant to Section 2.20 and/or extended pursuant to Section 2.22, (iii) each Class of Incremental Revolving Commitments, and (iv) each Class of Extended Revolving Credit Commitment.

“Revolving Credit Lender”: at any time, any Person that holds (a) a Revolving Credit Commitment (including any Extended Revolving Credit Commitment or Incremental Revolving Commitment (including the 2018 Incremental Revolving Commitments, the 2020 Incremental Revolving Commitments, the 2020-B Incremental Revolving Commitments ~~and~~, the 2021 Incremental Revolving Commitments and the 2022 Incremental Revolving Commitments)) or (b) a Revolving Credit Loan and any other Person that shall have become a party hereto as a Revolving Credit Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto as a Revolving Credit Lender pursuant to an Assignment and Assumption. The Revolving Credit Lenders on the Closing Date shall be set forth on Schedule 2.1.

“Revolving Credit Loan”: a US Revolving Credit Loan or a Canadian Revolving Credit Loan.

“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor by merger or consolidation to its business.

“Sale and Leaseback Transaction”: as defined in Section 6.10.

“Sanctions”: as defined in Section 3.19(b).

“SEC”: the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions or exercising analogous functions.

“Second Amendment”: that certain Second Amendment to ABL Credit Agreement, dated as of the Second Amendment Effective Date, by and among Holdings, the Parent Borrower, the other US Borrowers party thereto, the Lenders party thereto and the Agent.

“Second Amendment Effective Date”: has the meaning set forth in the Second Amendment.

“Secured Parties”: the “Secured Parties” (as defined in the US Guarantee and Collateral Agreement) and the “Secured Parties” (as defined in the Canadian Guarantee and Collateral Agreement).

“Securities Act”: the Securities Act of 1933.

“Security Documents”: the collective reference to the US Security Documents, the Canadian Security Documents, and all other security documents entered into pursuant to this Agreement or any other Loan Document delivered to the Agent granting a Lien on any Property of any Loan Party to secure any Obligations.

“Seller”: as defined in the recitals hereto.

“ Seventh Amendment”: that certain Seventh Amendment to ABL Credit Agreement, dated as of the Seventh Amendment Effective Date, by and among Holdings, the Parent Borrower, the other US Borrowers party thereto, the Lenders party thereto and the Agent.

“ Seventh Amendment Effective Date”: has the meaning set forth in the Seventh Amendment.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Sixth Amendment”: that certain Sixth Amendment to ABL Credit Agreement, dated as of the Sixth Amendment Effective Date, by and among Holdings, the Parent Borrower, the other US Borrowers party thereto, the Lenders party thereto and the Agent.

“Sixth Amendment Effective Date”: has the meaning set forth in the Sixth Amendment.

“SOFR”~~: with respect to any day means the secured overnight financing rate published for such day~~ means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York~~, as the administrator of the benchmark~~ (or a successor administrator) ~~on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body~~.

“~~SOFR-Based Rate”:~~ SOFR ~~or Term SOFR~~Adjustment” means 0.10%.

“ SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“Solvent” or “Solvency”: with respect to Holdings on the Closing Date, after giving effect to the Transactions and the incurrence of the debt and obligations being incurred in connection therewith, that on such date (i) the sum of the debt (including contingent liabilities) of Holdings and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of Holdings and its Subsidiaries, taken as a whole; (ii) the capital of Holdings and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Holdings and its Subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iii) Holdings and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified ABL Default”: any Event of Default under (a) Section 7.1(a), (b) Section 7.1(b) (solely as a result of a breach of representations or warranties with respect to either Borrowing Base), (c) Section 7.1(c)(i), (d) Section 7.1(c)(ii)(F) (solely as a result of a breach of Section 6.1 (but subject to Section 7.2)), (e) Section 7.1(c)(ii) (solely as a result of a failure to comply with the cash management procedures pursuant to Section 2.21) or (f) Section 7.1(f).

“Specified Accounts”: Accounts that remain outstanding ninety (90) or more days after the original invoice date but less than one hundred twenty (120) days after the original invoice date thereof.

“Specified Availability”: as of any date of determination, (a) Availability plus (b) the amount (if any, and not to be less than zero) by which (i) the Aggregate Borrowing Base exceeds (ii) the Total Revolving Credit Commitments, in each case as of such date; provided that the amount attributable to clause (b) shall not exceed 5.0% of the Total Revolving Credit Commitment.

“Specified Borrowers”: as defined in the definition of Borrower.

“Specified Eligible Inventory”: collectively, (a) Eligible In-Transit Inventory, (b) Eligible Home Depot Consigned Inventory and (c) Eligible Other Consigned Inventory.

“Specified Event of Default”: any Event of Default under Section 7.1(a) or Section 7.1(f).

“Specified Prepayment”: as defined in Section 6.8.

“Specified Purchase Agreement Representations”: the representations made by or with respect to the Parent Borrower in the Purchase Agreement as are material to the interests of the Lenders, but only to the extent that Holdings or its Affiliates have the right (determined without regard to any notice provisions but taking into account any applicable cure provisions) to terminate Holdings’ or its Affiliates’ obligations under the Purchase Agreement or decline to consummate the Acquisition as a result of a breach of such representations in the Purchase Agreement.

“Specified Representations”: the representations and warranties with respect to the Parent Borrower and the Guarantors set forth in this Agreement under (i) the first two sentences and the last two sentences of Section 3.4; (ii) Section 3.5 (but only in respect of violations or defaults under Organizational Documents of the Loan Parties); (iii) Section 3.10; (iv) Section 3.12; (v) Section 3.17 (subject to Permitted Liens and the Funds Certain Provisions); (vi) Section 3.18; (vii) Section 3.19(a)(ii) ~~and (iii)~~; (viii) Section 3.19(b)(ii); and (ix) Section 3.19(c).

“Specified Swap Contract”: any US Specified Swap Contract or any Canadian Specified Swap Contract.

“Sponsor”: any of The Resolute Fund V, L.P. and any of its Affiliates, and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing.

“Sponsor Associate”: any managing director, general partner, limited partner, director, officer or employee of the Sponsor.

“Sponsor Management Agreement”: a management services agreement or similar agreement among the Sponsor or certain of the management companies associated with the Sponsor or its advisors, if applicable, and one or more Loan Parties (and/or any of their direct or indirect parent companies).

“Spot Rate”: for a currency means the rate determined by the Agent or an Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date one Business Day prior to the date as of which the foreign exchange computation is made; provided that the Agent or an Issuing Bank may obtain such spot rate from another financial institution designated by the Agent or an Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that an Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Canadian Dollars.

~~“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject with respect to the Adjusted LIBO Rate, for Eurodollar funding (currently referred to as “Eurodollar Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurodollar funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Subordinated Intercompany Notes”: the Subordinated Intercompany Note attached as Exhibit B to the US Guarantee and Collateral Agreement.

“Subsequent Required Guarantor”: as defined in Section 5.9(c).

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company, unlimited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Subsidiary Guarantor”: collectively or individually as the context may require, a Canadian Subsidiary Guarantor and/or a US Subsidiary Guarantor.

“Successor Parent Borrower”: as defined in Section 6.4(g).

“Supermajority Required Lenders”: at any time, the holders of more than 66.67% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Credit Exposure; provided that the Revolving Credit Exposure and Revolving Credit Commitment of any Defaulting Lender shall be disregarded in making any determination under this definition. In the event that there are less than three (3) unaffiliated Lenders party to the Loan Documents, the Supermajority Required Lenders shall be all Lenders.

“Swap Contract”: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation”: with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value”: in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing”: a request for Swingline Loans.

“Swingline Exposure”: as to any Revolving Credit Lender, its aggregate Canadian Swingline Exposure and US Swingline Exposure.

“Swingline Lender”: the Canadian Swingline Lender or the US Swingline Lender, or both, as the context may require.

“Swingline Loan”: a Canadian Swingline Loan or a US Swingline Loan or both, as the context may require.

“Swingline Obligations”: as of any date of determination, the aggregate principal amount of all Swingline Loans outstanding.

“Swingline Sublimit”: the US Swingline Sublimit or the Canadian Swingline Sublimit, as applicable. The Swingline Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Target”: as defined in the preamble.

“Target Person”: as defined in Section 6.7.

“Taxes”: any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Credit Agreement”: the Term Loan Credit Agreement, dated as of October 1, 2018 among Holdings, the Parent Borrower, the other borrowers party thereto from time to time, the lenders party thereto from time to time, the Term Loan Agent (as defined therein) and the other agents party thereto, which Term Loan Credit Agreement was refinanced on the Third Amendment Effective Date with the proceeds of the First Lien Notes issued under the First Lien Indenture.

“Term SOFR” means:

(d) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two US Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first US Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(e) for any interest calculation with respect to an ABR Loan or Canadian Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR plus the SOFR Adjustment determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 0%, the Term SOFR shall be deemed 0% for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR~~”:~~ Screen Rate” means the forward-looking SOFR term rate ~~for any period that is approximately (as reasonably determined by the Agent in good faith, in consultation with the Borrower Representative) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or~~

~~recommended by the Relevant Governmental Body, in each case as published on an information service as selected~~administered by CME (or any successor administrator satisfactory to the Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time ~~in its reasonable discretion~~).

“Test Period”: on any date of determination, at the option of the Borrower Representative, either (x) the period of four consecutive Fiscal Quarters of the Parent Borrower then most recently ended for which financial statements have been delivered, taken as one accounting period or (y) the period of four consecutive Fiscal Quarters of the Parent Borrower then most recently ended for which financial statements are internally available (as determined in good faith by the Borrower Representative), provided that, with respect to calculations of the Fixed Charge Coverage Ratio or the satisfaction of the Payment Conditions, “Test Period” shall be defined solely to mean clause (x) of this definition.

“Total Canadian Revolving Credit Exposure”: as of any date of determination, the US Dollar Equivalent of the aggregate amount of the Canadian Revolving Credit Exposure of all Revolving Credit Lenders outstanding at such time.

“Total Revolving Credit Commitments”: as of any date of determination, the aggregate amount of the Revolving Credit Commitments (including, without limitation, the 2020 Incremental Revolving Commitments, the 2020-B Incremental Revolving Commitments ~~and~~, the 2021 Incremental Revolving Commitments and the 2022 Incremental Revolving Commitments) then in effect. The Total Revolving Credit Commitments (i) on the Closing Date are $100 million, (ii) on the Second Amendment Effective Date, after giving effect to the 2020 Incremental Revolving Commitments, are $125 million, (iii) on the Fourth Amendment Effective Date, after giving effect to the 2020-B Incremental Revolving Commitments, are $150 million ~~and~~, (iv) on the Sixth Amendment Effective Date, after giving effect to the 2021 Incremental Revolving Commitments, are $300 million and (v) on the Seventh Amendment Effective Date, after giving effect to the 2022 Incremental Revolving Commitments, are $500 million.

“Total Revolving Credit Exposure”: as of any date of determination, the aggregate amount of the Revolving Credit Exposure of all Lenders outstanding as of such date.

“Total US Revolving Credit Exposure”: as of any date of determination, the US Revolving Credit Exposure of all US Revolving Credit Lenders outstanding at such time.

“Trailing Four Quarter Consolidated EBITDA”: Consolidated EBITDA for the most recently ended Relevant Reference Period (determined on a Pro Forma Basis in accordance with Section 1.5).

“Transaction Costs”: all fees (including OID), costs and expenses incurred by any Group Member in connection with the Transactions.

“Transactions”: the collective reference to (a) the Acquisition and other related transactions contemplated by the Purchase Agreement (including, for the avoidance of doubt, any entity formation, capital contribution, incurrence or extinguishment of intercompany debt, amalgamation (including, without limitation, the Amalgamation) or other transactions that are necessary to effectuate the transactions specifically contemplated by the Purchase Agreement), (b) the execution, delivery and performance by Holdings, the Parent Borrower, the Borrower Representative and each other Loan Party of this Agreement and each other Loan Document required to be delivered hereunder, the borrowing of Loans and the use of the proceeds thereof, (c) the execution, delivery and performance by Holdings, the Parent Borrower, the Borrower Representative and each other Loan Party of the Term Loan Credit Agreement and each other Term Loan Document required to be delivered thereunder, the borrowing of Term Loans and the use of the proceeds thereof, (d) the Closing Date Refinancing and (e) the payment of the Transaction Costs.

“Type”: when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ~~Adjusted LIBO Rate~~Term SOFR, the BA Equivalent Rate, the Alternate Base Rate, the Canadian Prime Rate or the Canadian Base Rate.

“UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another United States jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“United States” and “US”: the United States of America.

“Unrestricted Cash”: cash and Cash Equivalents that do not constitute Restricted Cash.

“Unrestricted Subsidiary”: any Subsidiary of the Parent Borrower designated by the Board of Directors of the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the date hereof, until such Person ceases to be an Unrestricted Subsidiary of the Parent Borrower in accordance with Section 5.13.

“US Acquired Asset Borrowing Base”: as defined in the definition of US Borrowing Base.

“US Availability”: the amount equal to the US Line Cap minus US Revolving Credit Exposure.

“US Availability Allocated Amount”: as of any date of determination, the amount of US Availability designated by the Borrower Representative that is included in the calculation of the Canadian Borrowing Base.

“US Borrower”: the Parent Borrower, US Lumber and each Additional US Borrower.

“US Borrowing Base”: as of any date of calculation, the amount calculated as the “US Borrowing Base” pursuant to the Borrowing Base Certificate most recently delivered to the Agent in accordance with Section 5.2(c), equal to, without duplication, the sum of:

(a) the lesser of (i) 85% of the NOLV of Eligible Inventory of each US Loan Party and (ii) 75% of the average cost of Eligible Inventory of each US Loan Party (which, in the case of both clauses (i) and (ii), shall take into account purchase price variances and shrinkage); plus

(b) the sum of (i) 85% of the Eligible Accounts of each US Loan Party that are not Investment Grade Eligible Accounts and (ii) 90% of Eligible Accounts of each US Loan Party that are Investment Grade Eligible Accounts; plus

(c) 100% of Eligible Cash of each US Loan Party; minus

(d) the US Availability Allocated Amount; minus

(e) the Eligible Reserves on the US Borrowing Base.

Notwithstanding the foregoing, any Eligible Inventory and Eligible Accounts acquired by any US Loan Party in a Permitted Acquisition may be immediately included in the US Borrowing Base notwithstanding that the Agent has not completed a reasonably satisfactory field examination and inventory appraisal in respect of such Eligible Inventory and Eligible Accounts subject to the following limitations (which shall not apply to the extent such acquired Eligible Inventory and Eligible Accounts contribute an amount less than 10% of the US Borrowing Base prior to giving effect to any such acquired Eligible Inventory and Eligible Accounts): the portion of the US Borrowing Base that may be attributable to such acquired Eligible Inventory and Eligible Accounts shall be limited to the lesser of (a) 20% of the US Borrowing Base (after giving effect to the inclusion of such acquired Eligible Inventory and Eligible Accounts) and (b) for each Borrowing Base Certificate that is delivered on or after the date that such Permitted Acquisition is consummated and prior to the date that is ninety (90) days after the date such Permitted Acquisition is consummated, the US Borrowing Base shall include the sum of (x) 70% of the Eligible Accounts acquired in such Permitted Acquisition and (y) 70% of the NOLV of the Eligible Inventory acquired in such Permitted Acquisition and (ii) for each subsequent Borrowing Base Certificate that is delivered on or after the date that is ninety (90) days after such Permitted Acquisition is consummated and on or before the date that is one hundred eighty (180) days after such Permitted Acquisition is consummated (or such later date that as may be agreed to by the Agent in its Permitted Discretion), the US Borrowing Base shall include the sum of (x) 55% of the Eligible Accounts acquired in such Permitted Acquisition and (y) 55% of the NOLV of the Eligible Inventory acquired in such Permitted Acquisition ((i) or (ii), as applicable, the “US Acquired Asset Borrowing Base”). To the extent that the Agent has not completed, at the Borrowers’ expense, a field examination and inventory appraisal reasonably satisfactory to the Agent within one hundred eighty (180) days of the acquisition of such Eligible Inventory and Eligible Accounts (or such longer period as the Agent may reasonably agree) such Inventory and Accounts will cease to be eligible for inclusion in the US Borrowing Base. The Agent shall have the right (but not the obligation) to review such computations and if the Agent shall have reasonably determined in its Permitted Discretion that such computations have not been calculated in accordance with the terms of this Agreement, the Agent shall have the right to correct any such errors. For the avoidance of doubt, prior to the date of closing of any such Permitted Acquisition, no portion of the US Acquired Asset Borrowing Base shall be included in the US Borrowing Base for purposes of determining the US Line Cap for purposes of a Borrowing.

“US Cash Management Obligations”: obligations owed by any US Loan Party to any Qualified Counterparty in respect of or in connection with Cash Management Services and designated by such Qualified Counterparty and the Borrower Representative in writing to the Agent as a “Cash Management Obligation”. All Obligations of any us Loan Party in respect of agreements existing on the Closing Date relating to Cash Management Services between the Agent (or any of its Affiliates), on the one hand, and any US Loan Party, on the other hand, shall constitute US Cash Management Obligations hereunder.

“US Collateral”: the Collateral owned by (or, in the event such Collateral has been foreclosed upon, immediately prior to such foreclosure that was owned by) the US Loan Parties.

“US Dollar Equivalent”: on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in a Foreign Currency, the equivalent in US Dollars of such amount, determined by the Agent using the Spot Rate with respect to such Foreign Currency at the time in effect for such amount.

“US Dollars” and “$”: lawful currency of the United States.

“ US Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“US Guarantee and Collateral Agreement”: the US ABL Guarantee and Collateral Agreement among Holdings, each US Borrower, each US Subsidiary Guarantor and the Agent, substantially in the form of Exhibit A-1.

“US IP Security Agreements”: the collective reference to each Intellectual Property Security Agreement required to be entered into and delivered pursuant to the terms of this Agreement and the Security Documents with respect to Intellectual Property of the US Loan Parties registered in the United States, in substantially the form of Exhibit A to the US Guarantee and Collateral Agreement.

“US LC Exposure”: as defined in the definition of “LC Exposure”.

“US LC Sublimit”: an amount equal to $15 million, as such amount may be increased from time to time in accordance with Section 2.20 or Section 9.2(i). The US LC Sublimit is part of, and not in addition to, the US Revolving Credit Commitments.

“US Lender Percentage”: with respect to any US Revolving Credit Lender, the percentage of the total US Revolving Credit Commitments represented by such Lender’s US Revolving Credit Commitment. If the US Revolving Credit Commitments have terminated or expired, the US Percentages shall be determined based upon the US Revolving Credit Commitments most recently in effect, giving effect to any assignments. The US Percentage shall be adjusted appropriately, as determined by the Agent, in accordance with Section 2.22(c) to disregard the US Revolving Credit Commitment of Defaulting Lenders.

“US Letter of Credit”: any Letter of Credit issued hereunder for the account of a US Borrower.

“US Line Cap”: at any time, the lesser of (i) 100% (or, during an Agent Advance Period, 110%) of the US Borrowing Base at such time and (ii) the Total Revolving Credit Commitments in effect at such time minus the Total Canadian Revolving Credit Exposure at such time.

“US Loan Party”: any US Borrower or US Subsidiary Guarantor.

“US Lumber”: as defined in the preamble hereto.

“US Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the US Borrowers, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the US Loan Parties to the Agent or to any Lender, any Issuing Bank or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the US Letters of Credit or any US Specified Swap Contract, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees, charges and disbursements of counsel to the Joint Lead Arrangers, to the Agent or to any Lender that are required to be paid by the US Borrowers pursuant hereto), and any US Cash Management Obligations; provided, that (i) obligations of the Parent Borrower or any other US Loan Party under any US Specified Swap Contract or any US Cash Management Obligations shall be secured and guaranteed pursuant to the US Security Documents only to the extent that, and for so long as, the other US Obligations are so secured and guaranteed (except as otherwise contemplated by Section 7.3) and (ii) any release of US Collateral or Holdings or US Subsidiary Guarantors effected in the manner permitted by this Agreement or any US Security Document shall not require the consent of holders of obligations under US Specified Swap Contract or holders of any US Cash Management Obligations. Notwithstanding the foregoing, “US Obligations” of any US Loan Party shall not include any Excluded Swap Obligation of such US Loan Party.

“US Person”: any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“US Revolving Credit Borrowing”: a Borrowing comprised of US Revolving Credit Loans.

“US Revolving Credit Commitments”: as to any US Revolving Credit Lender, the obligation of such Lender, if any, to make US Revolving Credit Loans pursuant to Section 2.1(a) (including any obligation to make Revolving Credit Loans pursuant to the 2020 Incremental Revolving Commitments, the 2020-B Incremental Revolving Commitments ~~or~~, the 2021 Incremental Revolving Commitments or the 2022 Incremental Revolving Commitments), to participate in Letters of Credit pursuant to Section 2.4 and to participate in US Swingline Loans pursuant to Section 2.23, expressed as an amount representing the maximum aggregate permitted amount of such US Revolving Credit Lender’s Revolving Credit Exposure hereunder, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “US Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.1 or, as the case may be, in the Assignment and Assumption pursuant to which such US Revolving Credit Lender became a party hereto, in each case as the same may be changed from time to time pursuant to the terms hereof.

“US Revolving Credit Exposure”: as of any date of determination, shall be the sum of such Lender’s US Revolving Credit Loans, its US LC Exposure and its US Swingline Exposure as of such date.

“US Revolving Credit Facility”: as defined in the definition of the term “Revolving Credit Facility”.

“US Revolving Credit Lender”: a Revolving Credit Lender with a US Revolving Credit Commitment or that is a holder of US Revolving Credit Loans.

“US Revolving Credit Loan”: a Loan made by a US Revolving Credit Lender to a US Borrower pursuant to Section 2.1(a), any US Swingline Loans made pursuant to Section 2.23 and any Loan made by a US Revolving Credit Lender pursuant to an Extended Revolving Credit Commitment or Incremental Revolving Commitment. Each US Revolving Credit Loan (other than a US Swingline Loan) shall be an ABR Loan or a ~~Eurodollar~~Term SOFR Loan.

“US Secured Parties”: the Secured Parties holding the US Obligations.

“US Security Documents”: the collective reference to (a) the US Guarantee and Collateral Agreement, (b) the US IP Security Agreements, and (c) all other security documents governed by the laws of the United States or any state or other political sub-division thereof hereafter delivered to the Agent granting a Lien on any Property of any US Loan Party to secure any Obligations.

“US Specified Swap Contract”: any Swap Contract entered into or assumed by any US Loan Party and any Qualified Counterparty and designated by such Qualified Counterparty and the Borrower Representative in writing to the Agent as a “Specified Swap Contract”.

“US Subsidiary Guarantor”: each direct and indirect Wholly-Owned Subsidiary that is a Domestic Subsidiary of the Parent Borrower, other than an Excluded Subsidiary (but including any Discretionary Guarantor).

“US Swingline Exposure”: at any time, with respect to any US Revolving Credit Lender, shall be the sum of such Lender’s participation obligations with respect to US Swingline Loans under Section 2.23(b).

“US Swingline Lender”: Bank of America, in its capacity as lender of US Swingline Loans hereunder.

“US Swingline Sublimit”: an amount equal to, the lesser of (i) $13.5 million and (ii) the US Line Cap at such time.

“US Swingline Loan”: a Loan made by the US Swingline Lender pursuant to Section 2.23(a).

“US Target”: as defined in the recitals hereto.

“US Tax Compliance Certificate”: as defined in Section 2.16(e)(ii)(B)(3).

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that AHYDO payments and the effects of any reductions in scheduled amortization or other scheduled payments as a result of any prior prepayment of the applicable Indebtedness shall be disregarded.

“Wholly-Owned”: as to any Person, any Subsidiary of such Person all of the Capital Stock of which (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) is owned by such Person directly and/or through other Wholly-Owned Subsidiaries.

“Withholding Agent”: any Loan Party or the Agent, as applicable.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2. Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, unless otherwise specified herein or in such other Loan Document:

(i) the words “hereof”, “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision of thereof;

(ii) Section, Schedule and Exhibit references refer to (A) the appropriate Section, Schedule or Exhibit in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears;

(iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(v) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings);

(vi) unless the context requires otherwise, the word “or” shall be construed to mean “and/or”;

(vii) unless the context requires otherwise, (A) any reference to any Person shall be construed to include such Person’s legal successors and permitted assigns, (B) any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time, and any successor law or regulation, (C) the words “asset” and “property” shall be construed to have the same meaning and effect and (D) references to agreements (including this Agreement) or other Contractual Obligations shall be deemed to refer to such agreements or Contractual Obligations as amended, restated, amended and restated, supplemented, Refinanced or otherwise modified from time to time (in each case, to the extent not otherwise prohibited hereunder); and

(viii) terms not otherwise defined herein and that are defined in the UCC or PPSA, as applicable, shall have the meanings therein defined.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) The expressions “payment in full”, “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations (excluding Obligations in respect of any Specified Swap Contracts, Cash Management Obligations and contingent reimbursement and indemnification obligations, in each case, that are not then due and payable) and the expiration or termination of all undrawn Letters of Credit (or Cash Collateralization (in a manner consistent with Section 2.4(j)) or provision of backstop letters of credit (in a manner reasonably satisfactory to the relevant Issuing Bank) with respect thereto).

(f) All references to “in the ordinary course of business” of any Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of any Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Borrowers and their Subsidiaries in the United States, Canada or any other jurisdiction in which the Borrowers or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of the Borrowers or such Subsidiary, as applicable, or any similarly situated businesses in the United States, Canada or any other jurisdiction in which the Borrowers or any Subsidiary does business, as applicable.

(g) Unless otherwise specified, all times specified in this Agreement or any other Loan Document shall be New York City time.

(h) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity), and to the extent any covenant in any Loan Document is applicable to such limited liability company immediately prior to such division, such covenant shall apply to any Person resulting from such division immediately after such division. For the avoidance of doubt, for purposes of Section 5.9, any Person resulting from such division of a Restricted Subsidiary constitutes a new Restricted Subsidiary that is created or acquired after the Closing Date.

(i) For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary”, (xi) “gross negligence or willful misconduct” shall be deemed to include “gross or intentional fault” and (xii) all references to “foreclosure” or similar terms shall be deemed to include the “exercise of a hypothecary right”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

Section 1.3. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Credit Loan”) or by Type (e.g., a “~~Eurodollar~~Term SOFR Loan”) or by Class and Type (e.g., a “~~Eurodollar~~Term SOFR Revolving Credit Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “~~Eurodollar~~Term SOFR Borrowing”) or by Class and Type (e.g., a “~~Eurodollar~~Term SOFR Revolving Credit Borrowing”).

Section 1.4. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time (provided, that (i) notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of Holdings or any Subsidiary at “fair value”, as defined therein and (ii) for purposes of determinations of the Consolidated Fixed Charge Coverage Ratio, GAAP shall be construed as in effect on the Closing Date). In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of the Borrower Representative or the Agent, Borrower Representative, the Agent and the Lenders shall enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Parent Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred; provided, that such Accounting Change shall be disregarded for purposes of this Agreement until the effective date of such amendment. “Accounting Change” refers to (i) any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, (ii) the adoption by the Parent Borrower of IFRS or (iii) any change in the application of accounting principles adopted by the Parent Borrower from time to time which change in application is permitted by GAAP. Notwithstanding anything to the contrary above or in the definitions of Capital Lease Obligations or Capital Expenditures, any lease that would have been characterized as an operating lease in accordance with GAAP in force prior to December 15, 2018 (whether or not such lease was in effect on such date) shall be accounted for as, and deemed to be, an operating lease (and not as a Capital Lease Obligation) for all purposes of this Agreement regardless of any change in GAAP following such date that would otherwise require such lease to be recharacterized as a Capital Lease Obligation.

Section 1.5. Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, the Consolidated Fixed Charge Coverage Ratio or any leverage ratio or interest coverage ratio used in the First Lien Indenture in connection with the incurrence of Indebtedness or Liens permitted thereunder (each, a “First Lien Notes Leverage Ratio”), shall be calculated in the manner prescribed by this Section 1.5; provided, that notwithstanding anything to the contrary in clause (b), (c), or (d) of this Section 1.5, when calculating the Consolidated Fixed Charge Coverage Ratio for the purposes of determining actual compliance (not Pro Forma Compliance or compliance on a Pro Forma Basis) with the Financial Covenant, the events described in this Section 1.5 that occurred subsequent to the end of the Relevant Reference Period, other than consummation of the Transactions, shall not be given pro forma effect.

(b) For purposes of calculating the Consolidated Fixed Charge Coverage Ratio or First Lien Notes Leverage Ratio, Pro Forma Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the Relevant Reference Period or (ii) subsequent to such period and prior to or simultaneously with the event with respect to which the calculation of any such ratio is being made shall be calculated on a Pro Forma Basis assuming that all such Pro Forma Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Pro Forma Transaction) had occurred on the first day of the Relevant Reference Period (it being understood and agreed that Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing floating interest rates, for which pro forma effect is being given, shall be computed on a Pro Forma Basis as if the rates that would have been in effect during the period for pro forma effect is being given had been actually in effect during such periods). If since the beginning of any Relevant Reference Period any Person that subsequently became a

Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Parent Borrower or any of its Restricted Subsidiaries since the beginning of such Relevant Reference Period shall have made any Pro Forma Transaction that would have required adjustment pursuant to this Section 1.5, then the Consolidated Fixed Charge Coverage Ratio or such First Lien Notes Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.5.

(c) Whenever pro forma effect is to be given to the Transactions, a Pro Forma Transaction or the implementation of an operational initiative or operational change before or after the Closing Date, the pro forma calculations shall include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions, operating initiatives, other operating improvements and synergies projected by the Parent Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, operating initiatives, other operating improvements and synergies had been realized on the first (1st) day of the Relevant Reference Period and as if such cost savings, operating expense reductions, operating initiatives, other operating improvements and synergies were realized during the entirety of such period) net of the amount of actual benefits realized during such period from such actions; provided that (i) the Responsible Officer of the Parent Borrower executing the Compliance Certificate required to be delivered pursuant to Section 5.2(a) certifies in such Compliance Certificate, solely in his/her capacity as a Responsible Officer, that such cost savings, operating expense reductions, operating initiatives, other operating improvements and synergies are factually supportable and reasonably anticipated to be realizable in the good faith judgment of the Parent Borrower within 18 months after the date of the Transactions, such Pro Forma Transaction or such implementation of an operational initiative or operational change (including commencement of activities constituting a business or the termination or discontinuance of activities constituting such business) which is expected to result in such cost savings, expense reductions, other operating improvements or synergies, (ii) no amounts shall be added pursuant to this Section 1.5(c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise. “Run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) and any such adjustments shall be included in the initial pro forma calculations of any financial ratios or tests and during any subsequent Relevant Reference Period in which the effects thereof are expected to be realized relating to the Transactions, such Pro Forma Transaction or such implementation of an operational initiative or operational change.

(d) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating the Consolidated Fixed Charge Coverage Ratio or any First Lien Notes Leverage Ratio; testing availability under any basket provided for in this Agreement; calculating Availability, Excess Availability, Historical Excess Availability, and/or Specified Availability; or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default, Event of Default, Specified ABL Default, or Specified Event of Default has occurred, is continuing or would result therefrom or requiring the accuracy of representations and warranties) in connection with a Limited Condition Transaction, the date of determination of such ratio, availability, basket capacity and determination or measurement of whether any Default, Event of Default, Specified ABL Default, or Specified Event of Default has occurred, is continuing or would result therefrom or other applicable covenant or accuracy of representations and warranties shall, at the option of the Borrower Representative (the Borrower Representative’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”) and if, after such ratios and other provisions are measured or determined on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive Fiscal Quarter period being used to calculate such financial ratio ending prior to the LCT Test Date, the Borrower Representative could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with on such date (the “LCT Consummation Date”); provided that (i) on the relevant LCT Test Date, the Payment Conditions shall be required to be satisfied and (ii) on the relevant LCT Consummation Date, sufficient Availability, exists for purposes of the incurrence of any extension of credit under the Revolving Credit Facility in connection with such Limited Condition Transaction (if Loans are to be made or Letters of Credit are to be issued) on such date. For the avoidance of doubt, (x) if any of such ratios or baskets are exceeded as a result of fluctuations in such ratio or basket (including due to fluctuations in Consolidated EBITDA of the Parent Borrower or the target of any Limited Condition Transaction (other than as a result of any incurrence, disposition or Restricted Payment) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, baskets and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios, baskets and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction. If the Borrower Representative has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Pro Forma Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated (and tested) on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Section 1.6. Classification of Permitted Items.

(a) For purposes of determining compliance at any time with Sections 6.2, 6.3, 6.5, 6.6, 6.7, 6.8, 6.11 or 6.12, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Contractual Obligation, encumbrance or restriction or payment, prepayment, repurchase, redemption, defeasance or amendment, modification or other change in respect of Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Sections 6.2, 6.3, 6.5, 6.6, 6.7, 6.8, 6.11 or 6.12, the Borrower Representative may classify or, other than with respect to Sections 6.2(w)(i), 6.2(w)(ii), 6.6 and 6.8, reclassify such transaction (or portion thereof) on any date the requirements of any such clause are satisfied and will only be required to include the amount and type of such transaction (or portion thereof) in the selected clause(s). For purposes of determining compliance on any date with Section 6.6, Restricted Payments incurred under Section 6.6 may be reclassified as the Borrower Representative elects from time to time as incurred under Section 6.6(g) or 6.6(n), so long as the Payment Conditions are satisfied as of the date of determination.

(b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio (any such amounts or transactions, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to any substantially concurrent utilization of the Incurrence-Based Amounts.

Section 1.7. Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.8. Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the undrawn face amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.9. Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.

Section 1.10. EBITDA Grower Baskets. For purposes of any so-called “grower basket” based on a percentage of Trailing Four Quarter Consolidated EBITDA set forth in this Agreement (including, without limitation, Section VI of this Agreement) or any other Loan Document, the Relevant Reference Period for purposes of such “grower basket” shall be the Relevant Reference Period at the time such basket is utilized, and any subsequent reduction in any such “grower basket” as a result of a decrease in Trailing Four Quarter Consolidated EBITDA after the date of such utilization shall not, by itself, result in a Default or Event of Default.

Section 1.11. Currency Equivalents Generally.

(a) Unless otherwise specifically set forth in this Agreement, monetary amounts are in US Dollars. Any amounts denominated or reported under a Loan Document in a currency other than US Dollars, including the Canadian Borrowing Base and the Obligations, Loans and Letters of Credit hereunder denominated in Canadian Dollars, shall, except as otherwise expressly provided, be calculated based upon the US Dollar Equivalent thereof, as of the relevant date of determination (which, for the avoidance of doubt, shall be on a daily basis with respect to the outstanding amount of Canadian Revolving Credit Exposure). For the purposes of determining any threshold amount forming any part of any representation or warranty, covenant or Event of Default, all relevant amounts denominated in Canadian Dollars shall be calculated, as of such time of determination, at the US Dollar Equivalent thereof. For purposes of determining compliance with Sections 6.2, 6.3, 6.5, 6.6, 6.7, 6.8, 6.11 or 6.12 with respect to any transactions consummated in a currency other than US Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such transaction is consummated (so long as such transaction, at the time consummated was permitted hereunder). Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in currency other than US Dollars, the applicable Borrowers shall repay such Obligation in such other currency.

(b) For purposes of determining the Consolidated Fixed Charge Coverage Ratio, the First Lien Notes Leverage Ratio, Excess Availability (to the extent used to calculate Historical Excess Availability and other calculations for prior periods), Historical Excess Availability, Availability or Specified Availability amounts denominated in a currency other than US Dollars will be converted to US Dollars at the currency exchange rates used in preparing the Parent Borrower’s financial statements corresponding to the Test Period with respect to the applicable date of determination and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the US Dollar Equivalent of such Indebtedness.

Section 1.12. Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.13. Interest Rates. The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to the interest rates hereunder or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any ~~LIBOR~~ Successor Rate) or the effect of any of the foregoing, or of any ~~LIBOR Successor Rate~~ Conforming Changes.

SECTION II

AMOUNT AND TERMS OF COMMITMENTS

Section 2.1. Revolving Credit Commitments.

(a) Subject to the terms and conditions set forth herein, including Section 2.1(c) and Section 2.1(d) below, each US Revolving Credit Lender severally agrees to make revolving credit loans to any US Borrower from time to time during the Availability Period in US Dollars, in an aggregate principal amount at any one time outstanding that will not (after giving effect to any concurrent use of the proceeds thereof to repay LC Disbursements in respect of US Letters of Credit) result in (i) such US Revolving Credit Lender’s US Revolving Credit Exposure exceeding such US Revolving Credit Lender’s US Revolving Credit Commitment or (ii) the Total US Revolving Credit Exposure exceeding the total US Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrowers may borrow, repay, prepay and reborrow US Revolving Credit Loans during the Availability Period. Subject to the terms and conditions set forth herein, including Section 2.1(c) and (d) below, each Canadian Revolving Credit Lender severally agrees to make revolving credit loans (each, a “Canadian Revolving Credit Loan”) to any Canadian Borrower from time to time during the Availability Period in US Dollars or Canadian Dollars in an aggregate principal amount at any one time outstanding that will not (after giving effect to any concurrent use of the proceeds thereof to repay LC Disbursements in respect of Canadian Letters of Credit) result in (i) such Canadian Revolving Credit Lender’s Canadian Revolving Credit Exposure exceeding such Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment or (ii) the Total Canadian Revolving Credit Exposure exceeding the total Canadian Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrowers may borrow, repay, prepay and reborrow Canadian Revolving Credit Loans during the Availability Period.

(b) [Reserved].

(c) Notwithstanding anything herein to the contrary, Revolving Credit Loans may be borrowed on the Closing Date to (i) finance a portion of the Transactions (including working capital and/or purchase price adjustments and the payment of Transaction Costs) in an aggregate principal amount not to exceed the sum of (A) $15 million plus (B) the aggregate principal amount of loans outstanding under the Existing ABL Credit Agreement immediately prior to the Closing Date (which shall not exceed $20 million), (ii) to replace, backstop or cash collateralize Existing Letters of Credit, (iii) to fund upfront fees in respect of the Revolving Credit Facility, and/or (iv) for working capital purposes. Subject to Section 2.1(d), Revolving Credit Loans shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (i) the Total Revolving Credit Exposure to exceed the Line Cap at such time, (ii) the Total Canadian Revolving Credit Exposure to exceed the Canadian Line Cap at such time or (iii) the Total US Revolving Credit Exposure to exceed the US Line Cap at such time.

(d) In the event that (i) any Borrower is unable to comply with the limitation set forth in Section 2.1(c) or (ii) such Borrower is unable to satisfy the conditions precedent to the making of Revolving Credit Loans set forth in Section 4.2, in either case, the Lenders, subject to the immediately succeeding proviso, hereby authorize the Agent (including through an Affiliate or branch), for the account of the applicable Lenders, to make Revolving Credit Loans to such Borrower, in either case solely in the event that the Agent in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations or (C) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including, expenses and fees, which Revolving Credit Loans may only be made as ABR Loans to the US Borrowers or Canadian Prime Rate Loans (if denominated in Canadian Dollars) or Canadian Base Rate Loans (if denominated in US Dollars) to the Canadian Borrowers (each, an “Agent Advance”) for a period commencing on the date the Agent first receives a Borrowing Request requesting an Agent Advance or otherwise makes an Agent Advance until the earlier of (x) the date such Borrower is again able to comply with the applicable Borrowing Base limitations and the conditions precedent to the making of Revolving Credit Loans, or obtain an amendment or waiver with respect thereto, (y) the date that is thirty (30) days after the funding of the initial Agent Advances and (z) the date the Required Lenders instruct the Agent to cease making Agent Advances (in each case, the “Agent Advance Period”); provided that the Agent shall not make any Agent Advance to the extent that at the time of the making of such Agent Advance, the amount of such Agent Advance (I) when added to the aggregate outstanding amount of all other Agent Advances made to the Borrowers at such time, would exceed 10% of the Aggregate Borrowing Base at such time, (II) when added to the Total Revolving Credit Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the Total Revolving Credit Commitments at such time. Agent Advances may be made by the Agent in its sole discretion and the Borrowers shall have no right whatsoever to require that any Agent Advances be made or (III) when added to the Total Canadian Revolving Credit Exposure as then in effect (immediately prior to the incurrence of such Agent Advance) would exceed the Canadian ABL Sublimit then in effect.

(e) On any Business Day (but in any event no less frequently than once per week), the Agent may, in its sole discretion give notice to the Lenders that the Agent’s outstanding Agent Advances shall be funded with one or more Borrowings of Revolving Credit Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under Section 7.1(f) or upon the exercise of any of the remedies provided in the last paragraph of Section 7.1), in which case one or more Borrowings of Revolving Credit Loans constituting ABR Loans to the US Borrowers or Canadian Prime Rate Loans (if denominated in Canadian Dollars) or Canadian Base Rate Loans (if denominated in US Dollars) to the Canadian Borrowers (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all applicable Lenders pro rata based on each such Lender’s Applicable Lender Percentage (determined before giving effect to any termination of the Revolving Credit Commitments pursuant to the last paragraph of Section 7.1) and the proceeds thereof shall be applied directly by the Agent to repay the Agent for such outstanding Agent Advances. Each Lender hereby irrevocably agrees to make Revolving Credit Loans upon one (1) Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Agent notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum Borrowing amounts otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, (v) the amount of the applicable Borrowing Base at such time and (vi) whether such Lender’s Revolving Credit Commitment has been terminated at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, as a result of the commencement of a proceeding under any Debtor Relief Law with respect to any Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Agent such participations in the outstanding Agent Advances as shall be necessary to cause the applicable Lenders to share in such Agent Advances ratably based upon their respective Revolving Credit Commitments (determined before giving effect to any termination of the Revolving Credit Commitments pursuant to the last paragraph of Section 7.1); provided that (x) all interest payable on the Agent Advances shall be for the account of the Agent until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after the time any purchase of participations is actually made and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Agent interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate (or, in the case of an amount denominated in Canadian Dollars, the Bank of Canada overnight rate or such other rate reasonably determined by the Agent to be the cost to it of funding such amount) for the first three (3) days and at the interest rate otherwise applicable to Revolving Credit Loans maintained as ABR Loans (in the case of US Borrowers) or as Canadian Prime Rate Loans (in the case of Canadian Borrowers) hereunder for each day thereafter.

Section 2.2. Loans and Borrowings.

(a) Each US Revolving Credit Loan (other than a US Swingline Loan or an Agent Advance) shall be made as part of a Borrowing consisting of US Revolving Credit Loans made by the US Revolving Credit Lenders ratably in accordance with their respective US Revolving Credit Commitments. Each Canadian Revolving Credit Loan (other than a Canadian Swingline Loan or an Agent Advance) shall be made as part of a Borrowing consisting of Canadian Revolving Credit Loans made by the Canadian Revolving Credit Lenders ratably in accordance with their respective Canadian Revolving Credit Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder. Any Agent Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.1 and Section 2.23, respectively.

(b) Subject to Section 2.13, (i) each US Revolving Credit Borrowing shall be comprised entirely of ABR Loans or ~~Eurodollar~~Term SOFR Loans as the Borrower Representative may request in accordance herewith, (ii) each Canadian Revolving Credit Borrowing shall be comprised entirely of Canadian Prime Rate Loans (if in Canadian Dollars), Canadian Base Rate Loans (if in US Dollars), BA Equivalent Rate Loans (if in Canadian Dollars) or ~~Eurodollar~~Term SOFR Loans (if in US Dollars) as the Borrower Representative may request in accordance herewith (iii) each Revolving Credit Borrowing consisting of ABR Loans shall be comprised entirely of ABR Loans, (iv) each Revolving Credit Borrowing consisting of Canadian Prime Rate Loans shall be comprised entirely of Canadian Prime Rate Loans, (v) each Revolving Credit Borrowing consisting of Canadian Base Rate Loans shall be comprised entirely of Canadian Base Rate Loans, (vi) each Revolving Credit Borrowing consisting of BA Equivalent Rate Loans shall be comprised entirely of BA Equivalent Rate Loans and (vii) each Revolving Credit Borrowing consisting of ~~Eurodollar~~Term SOFR Loans shall be comprised entirely of ~~LIBO Rate~~Term SOFR Loans. Each Lender at its option may make any ~~Eurodollar~~Term SOFR Loan, ABR Loan, Canadian Prime Rate Loan, Canadian Base Rate Loan or BA Equivalent Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the applicable Lender to make such Loan and the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any ~~Eurodollar~~Term SOFR Borrowing, such Borrowing shall be in an increment of $500,000 or a whole multiple of $500,000 in excess thereof, and for any BA Equivalent Rate Borrowing, such Borrowing shall be in an increment of Cdn$500,000 or a whole multiple of Cdn$500,000 in excess thereof; provided, that a Revolving Credit Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Credit Commitments under the applicable Revolving Credit Facility or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided, that there shall not, at any time, be more than a total of ten (10) ~~Eurodollar~~Term SOFR Borrowings and/or BA Equivalent Rate Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date for such Borrowing.

Section 2.3. Requests for Revolving Credit Borrowing. To request a Revolving Credit Borrowing (other than a Swingline Loan), the Borrower Representative shall notify the Agent of such request Electronically (a) in the case of a ~~Eurodollar~~Term SOFR Borrowing or BA Equivalent Rate Borrowing, not later than 12:00 noon, New York City time, two (2) Business Days before the date of the proposed Borrowing (other than ~~Eurodollar~~Term SOFR Borrowings or BA Equivalent Rate Borrowings to be incurred on the ~~Closing~~Seventh Amendment Effective Date for which notice may be given not later than 12:00 noon, New York City time, one (1) Business Day prior to the ~~Closing~~Seventh Amendment Effective Date) and (b) in the case of an ABR Borrowing, Canadian Prime Rate Borrowing or Canadian Base Rate Borrowing (including Agent Advances), not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such Borrowing Request submitted Electronically shall be irrevocable and shall specify the following information in compliance with Section 2.2:

(i) the applicable Borrower with respect to such Borrowing, including whether such Borrower is a Canadian Borrower or a US Borrower;

(ii) the currency and aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing, a Canadian Prime Rate Borrowing, a Canadian Base Rate Borrowing, a BA Equivalent Rate Borrowing or a ~~Eurodollar~~Term SOFR Borrowing;

(v) in the case of a ~~Eurodollar~~Term SOFR Borrowing or a BA Equivalent Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5;

(vii) the US Borrowing Base, the Canadian Borrowing Base, and the Aggregate Borrowing Base at such time; and

(viii) in the case of an ABR Borrowing or Canadian Prime Rate Borrowing, whether the Revolving Credit Loans made pursuant to such Borrowing constitute Agent Advances (it being understood that the Agent shall be under no obligation to make such Agent Advance).

If no election as to the Type of Revolving Credit Borrowing is specified, then the requested Revolving Credit Borrowing shall be deemed to be an ABR Borrowing in the case of US Borrowers or a Canadian Prime Rate Borrowing in the case of Canadian Borrowers. If no Interest Period is specified with respect to any requested ~~Eurodollar~~Term SOFR Revolving Credit Borrowing or BA Equivalent Rate Revolving Credit Borrowing, then the Borrower Representative shall be deemed to have selected an Interest Period of one (1) month’s duration. If no election is made as to whether a Revolving Credit Borrowing is to be a US Revolving Credit Borrowing or a Canadian Revolving Credit Borrowing, then (A) in the case of a Borrowing Request signed by a US Borrower, such Borrower shall be deemed to have requested a US Revolving Credit Borrowing and (B) in the case of a Borrowing Request signed by a Canadian Borrower, such Borrower shall be deemed to have requested a Canadian Revolving Credit Borrowing in Canadian Dollars. Notwithstanding anything to the contrary (including in the Borrowing Request), only Canadian Borrowers shall be entitled to request a Canadian Revolving Credit Borrowing and only US Borrowers shall be entitled to request a US Revolving Credit Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section 2.3, the Agent shall advise each applicable Lender under the relevant Facility or Facilities of the details thereof and of the amount of such Revolving Credit Lender’s Loan to be made as part of the requested Borrowing. The Agent may act without liability upon the basis of Communications submitted Electronically of such Borrowing or prepayment, as the case may be, believed by the Agent in good faith to be from a Responsible Officer of the Borrower Representative.

Section 2.4. Letters of Credit.

(a) Subject to the terms and conditions set forth herein, any Issuing Bank, in reliance on the agreements of the Revolving Credit Lenders set forth in Section 2.4(d), agrees to issue trade and standby (x) US Letters of Credit in an Approved Currency for the account of any US Borrower, or the account of such US Borrower for the benefit of any Restricted Subsidiary, and (y) Canadian Letters of Credit in an Approved Currency for the account of any Canadian Borrower, or the account of such Canadian Borrower for the benefit of any Restricted Subsidiary, in each case on any Business Day during the applicable Availability Period in such form as may be approved from time to time by such Issuing Bank; provided, that no Issuing Bank shall have any obligation to issue any US Letter of Credit if, after giving effect to such issuance, (i) the LC Exposure with respect to US Letters of Credit would exceed the US LC Sublimit, (ii) the Total US Revolving Credit Exposure would exceed the US Line Cap at such time or (iii) the Total Revolving Credit Exposure would exceed the Line Cap at such time; provided, further, that no Issuing Bank shall have any obligation to issue any Canadian Letter of Credit if, after giving effect to such issuance, (I) the LC Exposure with respect to Canadian Letters of Credit would exceed the Canadian LC Sublimit, (II) the Total Canadian Revolving Credit Exposure would exceed the Canadian Line Cap at such time or (III) the Total Revolving Credit Exposure would exceed the Line Cap at such time. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the benefit of any Borrower or applicable Restricted Subsidiary, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period (but not later than the date that is three (3) Business Days prior to the Maturity Date, unless Cash Collateralized or backstopped on terms reasonably acceptable to the Issuing Bank and the Agent); provided, further, that, notwithstanding anything to the contrary herein, no Issuing Bank shall have any obligation to issue any US Letter of Credit or Canadian Letter of Credit if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower Representative to, or entered into by the applicable Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Any purported grant of a security interest in any LC Document shall be null and void.

(b) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or fax (or transmit Electronically if (i) Bank of America is the applicable Issuing Bank or (ii) arrangements for doing so have been approved by any other applicable Issuing Bank) to the applicable Issuing Bank and the Agent (at least three (3) Business Days (or such shorter period as may be agreed by the applicable Issuing Bank and the Agent) in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of

Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.4), the amount and currency of such Letter of Credit, the applicable Borrower with respect to such Letter of Credit and whether such Borrower is a US Borrower or a Canadian Borrower, whether the Letter of Credit is to be a US Letter of Credit or a Canadian Letter of Credit, the currency in which such Letter of Credit is to be denominated, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Borrower Representative also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower Representative shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) in the case of US Letters of Credit, (A) the LC Exposure with respect to US Letters of Credit shall not exceed the US LC Sublimit, (B) the Total US Revolving Credit Exposure shall not exceed the sum of the total US Revolving Credit Commitments at such time and (C) the Total US Revolving Credit Exposure shall not exceed the US Line Cap at such time, (ii) in the case of Canadian Letters of Credit, (A) the LC Exposure with respect to Canadian Letters of Credit shall not exceed the Canadian LC Sublimit, (B) the Total Canadian Revolving Credit Exposure shall not exceed the sum of the total Canadian Revolving Credit Commitments at such time and (C) the Total Canadian Revolving Credit Exposure shall not exceed the Canadian Line Cap at such time and (iii) in the case of all Letters of Credit, the Total Revolving Credit Exposure shall not exceed the Line Cap at such time. For the avoidance of doubt, no Issuing Bank shall be obligated to issue a Letter of Credit in an Approved Currency if such Issuing Bank does not otherwise issue letters of credit in such Approved Currency.

(c) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) (A) with respect to any standby Letter of Credit, the date that is one (1) year after the date of issuance of such standby Letter of Credit (or, in the case of any renewal or extension thereof, the date that is one (1) year after the date of such renewal or extension) and (B) with respect to any trade Letter of Credit, the date that is one hundred eighty (180) days after the date of issuance of such trade Letter of Credit and (ii) the date that is three (3) Business Days prior to the Maturity Date (unless other provisions or arrangements reasonably satisfactory to the applicable Issuing Bank shall have been made with respect to such Letter of Credit). If the Borrower Representative so requests in any notice requesting the issuance of a Letter of Credit, the applicable Issuing Bank shall issue a Letter of Credit that has automatic renewal provisions (each, an “Auto Renewal Letter of Credit”); provided, that the Borrower Representative shall be required to make a specific request to the applicable Issuing Bank for any such renewal. Once an Auto Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (i) the date that is one (1) year from the date of such renewal (or such longer period as may be agreed by the applicable Issuing Bank three (3) Business Days prior to the Maturity Date (unless other provisions or arrangements reasonably satisfactory to the applicable Issuing Bank shall have been made with respect to such Letter of Credit); provided, that the applicable Issuing Bank shall not permit any such renewal if such Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 4.2 or otherwise).

(d) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each US Revolving Credit Lender (with respect to each US Letter of Credit) or each Canadian Revolving Credit Lender (with respect to each Canadian Letter of Credit), and (i) each US Revolving Credit Lender hereby irrevocably acquires from the applicable Issuing Bank, a participation in such US Letter of Credit equal to such Lender’s US Lender Percentage of the aggregate amount available to be drawn under such US Letter of Credit and (ii) each Canadian Revolving Credit Lender hereby irrevocably acquires from the applicable Issuing Bank a participation in such Canadian Letter of Credit equal to such Lender’s Canadian Lender Percentage of the aggregate amount available to be drawn under such Canadian Letter of Credit. In consideration and in furtherance of the foregoing, (A) each US Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the applicable Issuing Bank, such Lender’s US Lender Percentage of each LC Disbursement with respect to a US Letter of Credit made by such Issuing Bank, in the same Approved Currency in which such US Letter of Credit was denominated, and not reimbursed by the applicable US Borrower on the date due as provided in paragraph (e) of this Section 2.4, or of any reimbursement payment required to be refunded to the applicable US Borrower for any reason in respect thereof, and (B) each Canadian Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the applicable Issuing Bank, such Lender’s Canadian Lender Percentage of each LC Disbursement with respect to a Canadian Letter of Credit made by such Issuing Bank, in the same Approved Currency in which such Canadian Letter of Credit was denominated, and, in each case not reimbursed by the applicable Canadian Borrower on the date due as provided in paragraph (e) of this Section 2.4, or of any reimbursement payment required to be refunded to the applicable Canadian Borrower for any reason in respect thereof. Each US Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.4(d) in respect of US Letters of Credit, and each Canadian Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.4(d) in respect of Canadian Letters of Credit, and such Revolving Credit Lender’s obligations under Section 2.4(e) are absolute and unconditional and shall not be affected by any circumstance including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the applicable Issuing Bank, the applicable Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4, (iii) any adverse change in the condition (financial or otherwise) of the applicable Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrowers, any other Loan Party or any other Lender or any reduction in or termination of the US Revolving Credit Commitments or the Canadian Revolving Credit Commitments, as the case may be, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(e) If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Agent an amount and currency equal to such LC Disbursement, in the same currency as the LC Disbursement, not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower Representative receives notice that such LC Disbursement is made; provided, that (if the conditions of Sections 4.2(a), 4.2(b) and 4.2(d) are satisfied) the applicable Borrower shall have the absolute and unconditional right to require that such payment be financed with an ABR Revolving Credit Borrowing under the US Revolving Credit Facility or a Canadian Prime Rate Borrowing (if in Canadian Dollars) or a Canadian Base Rate Borrowing (in the case of US Dollars) under the Canadian Revolving Credit Facility, in each case in an equivalent amount and currency and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Borrowing. If the applicable Borrower fails to make such payment when due, or finance such payment in accordance with the proviso to the preceding sentence, the applicable Issuing Bank shall promptly notify the Agent of the applicable LC Disbursement and the Agent shall promptly notify each Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Lender Percentage thereof. Promptly following receipt of such notice, each applicable Lender shall pay to the Agent its Applicable Lender Percentage of the payment then due from the applicable Borrower by wire transfer of immediately available funds to the account of the Agent most recently designated by it for such purpose by notice to the Lenders not later than 3:00 p.m., New York City time, on the date such notice is received (or, if such Lender shall have received such notice later than 1:00 noon, New York City time on such day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), and the Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Agent of any payment from the applicable Borrower pursuant to this paragraph, the Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of Revolving Credit Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If any Lender shall not have made its Applicable Lender Percentage of an LC Disbursement available to the Agent as provided above, such Lender and the applicable Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this Section 2.4(e) to but excluding the date such amount is paid, to the Agent for the account of the applicable Issuing Bank at (i) in the case of the US Borrowers, a rate per annum equal to the interest rate applicable to ABR Revolving Credit Loans and in the case of the Canadian Borrowers, a rate per annum equal to the interest rate applicable to Canadian Prime Rate Revolving Credit Loans (if in Canadian Dollars) or Canadian Base Rate Revolving Credit Loans (if in US Dollars), and (ii) in the case of such Lender, for the first such day, (A) in the case of Letters of Credit denominated in US Dollars, the Federal Funds Rate, and for each day thereafter, the Alternate Base Rate (as regards US Letters of Credit) or the Canadian Base Rate (as regards Canadian Letters of Credit), and (B) in the case of Canadian Letters of Credit denominated in Canadian Dollars, the Canadian Prime Rate.

(f) Each Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.4(e) and each Lender’s obligations under paragraphs (d) and (e) of this Section 2.4 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv), any adverse change in the exchange rate or in the availability of an Approved Currency to any Borrower or any of the Restricted Subsidiaries or in the relevant currency markets generally, or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of, or provide a right of setoff against, each Borrower’s obligations hereunder. None of the Agent, the Lenders or the Issuing Banks, or any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided, that the provisions of this Section 2.4(f) shall not be construed to excuse the applicable Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to indirect, consequential, special and punitive damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), the applicable Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in material compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, in good faith either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. Each Issuing Bank shall promptly notify the Agent and the Borrower Representative Electronically of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum equal to the Alternate Base Rate (in the case of US Letters of Credit denominated in US Dollars), the Canadian Base Rate (in the case of Canadian Letters of Credit denominated in US Dollars) or the Canadian Prime Rate (in the case of Canadian Letters of Credit denominated in Canadian Dollars); provided, that, if the applicable Borrower fails to reimburse such LC Disbursement, including by requiring that such payment be financed with an ABR Revolving Credit Borrowing, Canadian Base Rate Revolving Credit Borrowing or a Canadian Prime Rate Revolving Credit Borrowing, pursuant to paragraph (e) of this Section 2.4, then Section 2.12(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.4 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) An Issuing Bank may resign upon thirty (30) days’ prior written notice to the Borrower Representative and the Agent. An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Agent, the replaced Issuing Bank (provided, that no consent of the replaced Issuing Bank will be required if it has no Letters of Credit or Reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank. The Agent shall notify the Lenders of any such resignation or replacement of such Issuing Bank. At the time any such resignation or replacement shall become effective, the applicable Borrowers shall pay all unpaid fees in respect of the Revolving Credit Facility, in each case, accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the resigned or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to renew existing Letters of Credit or issue additional Letters of Credit.

(j) If any Event of Default under Section 7.1(f)(i) or Section 7.1(f)(ii) with respect to Holdings or any Borrower shall occur and be continuing or if the Loans have been accelerated pursuant to Section VII as a result of any Event of Default, on the Business Day that the Borrower Representative receives notice from an Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50.0% of the total LC Exposure), in each case, demanding the deposit of Cash Collateral pursuant to this paragraph, the applicable Borrower, shall deliver Cash Collateral to the Agent, for the benefit of the applicable Lenders, an amount in cash equal to 102% of the applicable LC

Exposure as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of the Letter of Credit obligations (including related fees and expenses) of the applicable Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made in Cash Equivalents at the option and reasonable discretion of the Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be released by the Agent to be applied by the Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and to pay all fees and expenses relating to Letters of Credit that were not otherwise paid when due and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the applicable LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50.0% of the total LC Exposure), be applied to satisfy other obligations of such Borrower under this Agreement. If any Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default specified above, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within two (2) Business Days after such Event of Default has been cured or waived (unless the Revolving Credit Commitments have been terminated and the Obligations have been accelerated, in each case in accordance with Section 7.1).

(k) If the Maturity Date of any Class of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranche of Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect and such Letter of Credit would otherwise be available under such tranche of Revolving Credit Commitments, such Letter of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to Sections 2.4(d) and (e)) under (and ratably participated in by the Lenders pursuant to) the Revolving Credit Commitments in respect of such non-maturing tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the applicable Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.4(j). For the avoidance of doubt, commencing on the Maturity Date of any Class of Revolving Credit Commitments, the sublimit for Letters of Credit under any Class of Revolving Credit Commitments that has not so then matured shall be as agreed in the relevant Extension Amendment with the applicable Lenders.

(l) If the Maturity Date occurs prior to the expiration of any Letter of Credit, then the applicable Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.4(j).

(m) If any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Lender Percentages in respect of each applicable Revolving Credit Facility, but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposure plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ applicable Revolving Credit Commitments and (B) the Revolving Credit Exposure of each non-Defaulting Lender after giving effect to such reallocation does not exceed the applicable Revolving Credit Commitment of such non-Defaulting Lender;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, each applicable Borrower shall, within three (3) Business Days following notice by the Agent, Cash Collateralize for the benefit of each applicable Issuing Bank in accordance with Section 2.4(j) only such Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 7.1 for so long as such LC Exposure is outstanding;

(iii) if a Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, such Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized except to the extent of such fees that became due and payable by such Borrower prior to the date such Lender became a Defaulting Lender (it being understood that any Cash Collateral provided pursuant to this Section 2.18(c) shall be released promptly following the termination of the Defaulting Lender status of the applicable Lender);

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.10(a) and Section 2.10(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Lender Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, (A) without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all fees payable under Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to each applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or Cash Collateralized and (B) the applicable Issuing Bank will have no obligation to issue new Letters of Credit, or to extend or renew existing Letters of Credit to the extent LC Exposure would exceed the non- Defaulting Lenders’ Revolving Credit Commitments, unless such Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure is Cash Collateralized to the Issuing Bank’s reasonable satisfaction.

Section 2.5. Funding of Borrowings.

(a) Except for Borrowings to be made as Swingline Loans or an Agent Advance, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 10:00 a.m., New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders; provided, that same-day ABR Revolving Credit Loans, Canadian Base Rate Revolving Credit Loans and Canadian Prime Rate Revolving Credit Loans will be made by each applicable Lender on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time; provided, further, that Revolving Credit Loans to be made on the Closing Date shall be made promptly following the satisfaction of the conditions precedent to the initial extension of credit hereunder set forth in Section 4.1). The Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the account designated by the Borrower Representative in the applicable Borrowing Request; provided, that ABR Loans, Canadian Prime Rate Loans and Canadian Base Rate Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.4(e) shall be remitted by the Agent to the applicable Issuing Bank.

(b) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.5 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, (x) in the case of Loans denominated in US Dollars, the greater of the Federal Funds Rate and a rate reasonably determined by the Agent in accordance with banking industry rules on interbank compensation, and (y) in the case of Loans denominated in Canadian Dollars, the greater of the Bank of Canada overnight rate and a rate reasonably determined by the Agent in accordance with banking industry rules on interbank compensation customary practice by the Agent to be the cost of it funding such amount, or (ii) in the case of the applicable Borrower, the interest rate applicable to ABR Loans (if a US Borrower) or the Canadian Prime Rate (if a Canadian Borrower and in Canadian Dollars) or the Canadian Base Rate (if a Canadian Borrower and in US Dollars) of the applicable Class. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.6. Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~Term SOFR Borrowing or BA Equivalent Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request; provided, that, if the Borrower Representative fails to specify a Type of Loan in the Borrowing Request, then the Loans shall be made as ABR Loans (in the case of the US Borrowers) and Canadian Prime Rate Loans (in the case of the Canadian Borrowers) and if the Borrower Representative requests a Borrowing of ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate

Loans, but fails to specify an Interest Period, it will be deemed to have requested an Interest Period of one month’s duration. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term SOFR Borrowing or BA Equivalent Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.6. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any other provision of this Section 2.6, the Borrower Representative will not be permitted to change the currency of any Borrowing, except by repaying a Borrowing with a new Borrowing. This Section 2.6 shall not apply to Swingline Borrowings or Agent Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section 2.6, the Borrower Representative shall notify the Agent of such election Electronically by the time that a Borrowing Request would be required under Section 2.3 if the Borrower Representative were requesting a Revolving Credit Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request submitted Electronically shall be irrevocable.

(c) Each Interest Election Request submitted Electronically shall specify the following information in compliance with Section 2.2:

(i) the Borrower with respect to such Borrowing;

(ii) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iv) and (v) below shall be specified for each resulting Borrowing);

(iii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iv) whether the resulting Borrowing is to be an ABR Borrowing, a Canadian Prime Rate Borrowing, a Canadian Base Rate Borrowing, a BA Equivalent Rate Borrowing or a ~~Eurodollar~~Term SOFR Borrowing; and

(v) if the resulting Borrowing is a ~~Eurodollar~~Term SOFR Borrowing or a BA Equivalent Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~Eurodollar~~Term SOFR Borrowing but does not specify an Interest Period, then the Borrower Representative shall be deemed to have selected an Interest Period of one (1) month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing in the case of US Borrowers or a Canadian Base Rate Borrowing in the case of Canadian Borrowers. If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a BA Equivalent Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein at the end of such Interest Period, such Borrowing shall be converted to a Canadian Prime Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (x) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~Term SOFR Borrowing or a BA Equivalent Rate Borrowing and (y) unless repaid, at the end of the Interest Period applicable thereto, each ~~Eurodollar~~Term SOFR Borrowing shall be converted to an ABR Borrowing in the case of US Borrowers or a Canadian Base Rate Borrowing in the case of Canadian Borrowers, and each BA Equivalent Rate Borrowing shall be converted to a Canadian Prime Rate Borrowing.

Section 2.7. Termination or Reduction or Reallocation of Commitments.

(a) Unless previously terminated, the Revolving Credit Commitments shall terminate on the applicable Maturity Date. The commitments of the Issuing Banks to issue, amend, renew or extend any Letters of Credit shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date that is three (3) Business Days prior to the applicable Maturity Date.

(b) The applicable Borrower may at any time and from time to time without premium or penalty terminate or reduce, the Revolving Credit Commitments under any Revolving Credit Facility (or under any tranche of the Revolving Credit Commitments); provided, that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1.0 million (or the remainder of such Revolving Credit Commitments), (ii) if, after giving effect to any reduction of the Revolving Credit Commitments, the US LC Sublimit, the Canadian LC Sublimit, the US Swingline Sublimit or the Canadian Swingline Sublimit exceeds the amount of the applicable Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess, (iii) in any event, the applicable Borrower shall not terminate or reduce (A) the US Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.9, (x) the Total US Revolving Credit Exposure would exceed the US Line Cap at such time or (y) the Total Revolving Credit Exposure would exceed the Line Cap at such time, or (B) the Canadian Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.9, (x) the Total Canadian Revolving Credit Exposure would exceed the Canadian Line Cap at such time or (y) the Total Revolving

Credit Exposure would exceed the Line Cap at such time, (iv) [reserved] and (v) any termination or permanent reduction of any Revolving Credit Commitments pursuant to this Section 2.7 shall be applied as directed by the applicable Borrower, including as to any Class of Extended Revolving Credit Commitments, existing Revolving Credit Commitments or Incremental Revolving Commitments. Except as provided above, the amount of any such Revolving Credit Commitment reduction shall not be applied to the US LC Sublimit, the Canadian LC Sublimit, the US Swingline Sublimit or the Canadian Swingline Sublimit unless otherwise specified by the Borrowers.

(c) The Borrower Representative shall notify the Agent of any election to terminate or reduce the Revolving Credit Commitments under any Revolving Credit Facility (or any tranche thereof) pursuant to paragraph (b) of this Section 2.7 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the applicable Borrower pursuant to this Section 2.7 shall be irrevocable; provided, that a notice of termination of the Revolving Credit Commitments or any Class delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities or any other financing, Disposition, sale or other transaction and such notice may be extended or rescinded. Any termination or reduction of the Revolving Credit Commitments shall be permanent (but subject to any increase pursuant to Section 2.20). Each reduction of the Revolving Credit Commitments under any Revolving Credit Facility (other than any such reduction resulting from the termination of the Revolving Credit Commitment of any Lender as provided in Section 2.18) shall be made ratably among the Lenders holding Revolving Credit Commitments under such Revolving Credit Facility.

Section 2.8. Repayment of Revolving Credit Loans; Evidence of Debt.

(a) Each US Borrower hereby unconditionally promises to pay to the Agent for the account of each US Revolving Credit Lender the then unpaid principal amount of each US Revolving Credit Loan of such Lender on the Maturity Date. Each Canadian Borrower hereby unconditionally promises to pay to the Agent for the account of each Canadian Revolving Credit Lender the then unpaid principal amount of each Canadian Revolving Credit Loan of such Lender on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.8 shall be conclusive, absent manifest error, of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request in writing through the Agent that the Loans made by it hereunder be evidenced by a Note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more Note in such form payable to the payee named therein (and its registered assigns).

Section 2.9. Prepayment of Loans.

(a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing made by it in whole or in part, without premium or penalty (but subject to Section 2.15), subject to prior notice in accordance with paragraph (c) of this Section 2.9.

(b) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower Representative shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (c) of this Section 2.9; provided that optional prepayments shall be applied (i) first, to accrued interest on the amount of Revolving Credit Loans prepaid, and (ii) second, to the outstanding principal amount of any class of Revolving Credit Loans.

(c) The Borrower Representative shall notify the Agent Electronically of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~Term SOFR Borrowing or BA Equivalent Rate Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment (or such later time and/or date as may be agreed by the Agent in its reasonable discretion) or (ii) in the case of prepayment of an ABR Borrowing, Canadian Prime Rate Borrowing or Canadian Base Rate Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment (or such later time and/or date as may be agreed by the Agent in its reasonable discretion). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that any notice of prepayment may be conditioned upon the effectiveness of other credit facilities or any other financing, Disposition, sale or other transaction and any such notice may be extended or rescinded. Promptly following receipt of any such notice relating to a Borrowing, the Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12. Each repayment of a Borrowing shall be applied to the Loans included in the repaid Borrowing such that each Lender holding Loans included in such repaid Borrowing receives its ratable share of such repayment (based upon the respective US Revolving Credit Exposures or Canadian Revolving Credit Exposures, as the case may be, of the Lenders holding Loans included in such repaid Borrowing at the time of such repayment). Notwithstanding anything to the contrary in this Agreement, (x) after any Extension, the Borrowers may voluntarily prepay any Borrowing of any Class of non-extended Revolving Credit Loans (and terminate the related Revolving Credit Commitment) pursuant to which the related Extension Offer was made without any obligation to prepay the corresponding Revolving Credit Loans subject to such Extension Offer or may voluntarily prepay any Borrowing of any such Revolving Credit Loans (and terminate the related Extended Revolving Credit Commitment) pursuant to which the related Extension Offer was made without any obligation to voluntarily prepay the corresponding non-extended Revolving Credit Loan and (y) after the effectiveness of any Incremental Facility, the Borrowers may voluntarily prepay (and terminate the related Revolving Credit Commitment with respect to) any Borrowing of any Revolving Credit Loans without any obligation to voluntarily prepay (or terminate the related Revolving Credit Commitment with respect to) any other Class of Revolving Credit Loan, or may voluntarily prepay (and terminate the related Revolving Credit Commitment with respect to) any Borrowing of any Class of Revolving Credit Loans, without any obligation to voluntarily prepay (or terminate the related Revolving Credit Commitment with respect to) the any other Class of Revolving Credit Loans.

Section 2.10. Fees.

(a) The US Borrowers shall pay to the Agent for the account of each US Revolving Credit Lender (other than any Defaulting Lenders) in accordance with its Applicable Lender Percentage, a commitment fee for the period from the Closing Date to but excluding the Maturity Date (or such earlier date on which the Revolving Credit Commitments shall have expired or terminated) equal to the Commitment Fee Rate divided by three hundred and sixty (360) days and multiplied by the number of days in the Fiscal Quarter and then multiplied by the amount, if any, by which the Average Facility Balance with respect to the Revolving Credit Facility for such Fiscal Quarter (or portion thereof that the US Revolving Credit Commitments are in effect) is less than the aggregate amount of the US Revolving Credit Commitments; provided that if the Revolving Credit Commitments are terminated on a day other than the first day of a Fiscal Quarter, then any such fee payable for the Fiscal Quarter in which termination shall occur shall be paid on the effective date of such termination and shall be based upon the number of days that have elapsed during such period. The foregoing notwithstanding, in accordance with Section 2.20(b), the applicable lenders may consent to a different Commitment Fee Rate to be paid pursuant to the terms of any applicable Incremental Amendment or Extension Offer. Accrued Commitment Fees shall be payable in arrears on the first day of each January, April, July and October of each year and on the date on which the Revolving Credit Commitments terminate, commencing on July 1, 2017. All Commitment Fees shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) (i) Each applicable Borrower agrees to pay to the Agent for the account of each applicable Lender a participation fee with respect to its participations in applicable Letters of Credit under a Facility, which shall accrue at (x) in the case of standby Letters of Credit, the same Applicable Margin used to determine the interest rate applicable to ~~Eurodollar~~Term SOFR Revolving Credit Loans and (y) in the case of trade or commercial Letters of Credit, 50.0% of the Applicable Margin used to determine the interest rate applicable to ~~Eurodollar~~Term SOFR Revolving Credit Loans, in each case, on the average daily amount of such Lender’s LC

Exposure in respect of such Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure with respect to any Letters of Credit. Each applicable Borrower, severally but not jointly, agrees to pay to each Issuing Bank under a Facility a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the applicable LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to the Letters of Credit issued by such Issuing Bank on account of such Borrower during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure attributable to the Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees under this paragraph (b) shall be payable in US Dollars on the first day of each January, April, July and October of each year and on the date on which the Revolving Credit Commitments terminate, commencing on July 1, 2017; provided, that any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within thirty (30) days after written demand therefor. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Parent Borrower agrees to pay to the Agent for its own account, the Agent fees with respect to the Revolving Credit Facility described in the Fee Letter; provided that, such fee payable to the Agent shall, by execution and delivery of the Fifth Amendment by the Agent and the Parent Borrower, be deemed to have been modified as set forth in paragraph 3 of Exhibit B to that certain ABL Facility Amendment Commitment Letter dated as of December 20, 2020 by and among Bank of America, N.A., Truist Bank and SBP Merger Sub, Inc. without further action by any party to the Fee Letter.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent (or to the applicable Issuing Bank) for distribution, in the case of Commitment Fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances (except as otherwise expressly agreed).

Section 2.11. Mandatory Prepayments.

(a) If for any reason (including in connection with currency fluctuations after a two (2) Business Day period), at any time (i) the Total US Revolving Credit Exposure exceeds the US Line Cap, the US Borrowers shall within one (1) Business Day after receipt of written notice thereof from the Agent prepay US Revolving Credit Loans and/or Cash Collateralize US Letters of Credit (in accordance with Section 2.4(j)) in an aggregate amount equal to the amount that Total US Revolving Credit Exposure exceeds the US Line Cap or (ii) the Total Canadian Revolving Credit Exposure exceeds the Canadian Line Cap, the Canadian Borrowers shall within one (1) Business Day after receipt of written notice thereof from the Agent prepay Canadian Revolving Credit Loans and/or Cash Collateralize Canadian Letters of Credit (in accordance with Section 2.4(j)) in an aggregate amount equal to the amount that Total Canadian Revolving Credit Exposure exceeds the Canadian Line Cap.

(b) Amounts to be applied pursuant to this Section 2.11 shall be applied to reduce Revolving Credit Exposure (it being understood that Revolving Credit Exposure shall be deemed reduced to the extent of any Cash Collateralization of LC Exposure solely for purposes of determining whether any further mandatory prepayment is required); provided that to the extent that any Revolving Credit Exposure is reduced by prepaying Revolving Credit Loans, such amounts shall be applied (A) first, to reduce outstanding Revolving Credit Loans consisting of ABR Loans (if paid by US Borrowers), or Canadian Prime Rate Loans and Canadian Base Rate Loans (if paid by Canadian Borrowers), and (A) any amounts remaining after each such application shall be applied to prepay outstanding US Revolving Credit Loans (if paid by US Borrowers) or Canadian Revolving Credit Loans (if paid by Canadian Borrowers) consisting of ~~Eurodollar~~Term SOFR Loans and BA Equivalent Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 2.15. No permanent reduction of Revolving Credit Commitments will be required in connection with any prepayment pursuant to this Section 2.11.

Section 2.12. Interest.

(a) Subject to Section 9.17, each Loan shall bear interest at the applicable Reference Rate, plus the Applicable Margin.

(b) Following the occurrence and during the continuation of a Specified Event of Default, the applicable Borrower shall pay interest on overdue amounts hereunder at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12 or (i) in the case of any other overdue amount, 2.00% plus the rate applicable to ABR Loans (in the case of US Borrowers) or Canadian Prime Rate Loans (in the case of Canadian Borrowers) and denominated in Canadian Dollars) or Canadian Base Rate Loans (in the case of Canadian Borrowers and denominated in US Dollars) as provided in paragraph (a) of this Section 2.12.

(c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Credit Commitments; provided, that (i) interest accrued pursuant to paragraph (b) of this Section 2.12 shall be payable on written demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Credit Loan, Canadian Prime Rate Revolving Credit Loan or Canadian Base Rate Revolving Credit Loan and that is not made in connection with the termination or permanent reduction of Revolving Credit Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~Term SOFR Loan or BA Equivalent Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d) All interest hereunder shall be computed on the basis of a year of 360 days (or a 365- or 366-day year, as the case may be, in the case of ABR Loans, or a 365-day year in the case of Canadian Prime Rate Loans, Canadian Base Rate Loans and BA Equivalent Rate Loans).

(e) Notwithstanding anything to the contrary in the foregoing clauses (a) and (b), and to the extent in compliance with Section 2.20 or Section 2.22, as applicable, Loans made pursuant to an Incremental Facility or extended in connection with an Extension Offer shall bear interest at the rate set forth in the applicable Permitted Amendment to the extent a different interest rate is specified therein.

(f) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid under any Loan Document or in connection therewith is to be calculated on the basis of a 360-day or 365-day year (or any other period that is less than a calendar year), the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365 (or such other period that is less than a calendar year), as applicable. The rates of interest and the Applicable Margins and other rates specified under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement. Each Canadian Loan Party confirms that it fully understands and is able to calculate the rate of interest applicable to loans, advances, liabilities and obligations under this Agreement based on the methodology for calculating per annum rates provided for in this Agreement. Each Canadian Loan Party hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to such Canadian Loan Party as required pursuant to Section 4 of the Interest Act (Canada).

(g) If any provision of this Agreement would oblige a Canadian Loan Party to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would result in a receipt by that Secured Party of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not so result in a receipt by that Secured Party of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (i) first, by reducing the amount or rate of interest; and (ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

Section 2.13. Alternate Rate of Interest.

(a) Inability to Determine Rates. If in connection with any request for a ~~Eurodollar~~Term SOFR Loan or BA Equivalent Rate Loan or a conversion to or continuation thereof, (i) the Agent determines ~~that (A) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Loan; (B) bankers’ acceptances are not being offered to banks in the Toronto interbank market for the~~

~~applicable amount and Interest Period of such BA Equivalent Rate Loan, as the case may be; or (C) (x~~(which determination shall be conclusive absent manifest or demonstrable error) that (A) no Successor Rate has been determined in accordance with Section 2.13(b), and the circumstances under clause (i) of Section 2.13(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not exist for determining the ~~LIBO Rate~~Term SOFR or BA Equivalent Rate for any requested Interest Period with respect to a proposed ~~Eurodollar~~Term SOFR Loan or BA Equivalent Rate Loan or in connection with an existing or proposed ABR Loan (in the case of US Borrowers), Canadian Base Rate Loan (in the case of Canadian Borrowers) or Canadian Prime Rate Loan (in the case of Canadian Borrowers) ~~and (y) the circumstances described in Section 2.13(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”),~~ or (ii) the Agent or the Required Lenders determine that for any reason the ~~LIBO Rate~~Term SOFR or BA Equivalent Rate for any requested Interest Period with respect to a proposed ~~Eurodollar~~Term SOFR Loan or BA Equivalent Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such ~~Eurodollar~~Term SOFR Loan or BA Equivalent Rate Loan, the Agent will promptly so notify the Borrower Representative and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate Loans, as the case may be, or to convert any Loan to, or to continue any Loan as, a Term SOFR Loan or BA Equivalent Rate Loan, shall be suspended~~,~~ (to the extent of the affected ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the ~~LIBO Rate~~Term SOFR component of the Alternate Base Rate or Canadian Base Rate or the BA Equivalent Rate component of the Canadian Prime Rate, the utilization of the ~~LIBO Rate~~Term SOFR or BA Equivalent Rate component in determining the Alternate Base Rate, Canadian Base Rate or Canadian Prime Rate, as applicable, shall be suspended, in each case until the Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 2.13(a), until the Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower Representative may revoke any pending request for a Borrowing of, conversion to or continuation of ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate Loans (to the extent of the affected ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of, (x) in the case of any affected Term SOFR Loans, ABR Loans~~,~~ (in the case of any US Borrower) or Canadian Base Rate Loans ~~or~~ (in the case of any Canadian Borrower) and (y) in the case of any affected BA Equivalent Rate Loans, Canadian Prime Rate Loans, ~~as applicable~~in each case, in the amount specified therein~~.~~ and (ii) any outstanding (x) Term SOFR Loans shall be deemed to have been converted to ABR Loans (in the case of any US Borrower) or Canadian Base Rate Loans (in the case of any Canadian Borrower) and (y) BA Equivalent Rate Loans shall be deemed to have been converted to Canadian Prime Rate Loans, in each case, immediately at the end of the respective Interest Period applicable thereto.

~~(b) Notwithstanding the foregoing, if the Agent has made the determination described in clause (i) of Section 2.13(a), the Agent, with the consent of the Borrower Representative, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of~~ Section 2.13(a)~~, (ii) the Agent or the Required Lenders notify the Agent and the Borrower Representative that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Agent and the Borrower Representative written notice thereof.~~

(~~c~~b) Replacement of Reference Rate or Successor Rate. Nowithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest or demonstrable error), or the Borrower Representative or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Borrower Representative) that the Borrower Representative or Required Lenders (as applicable) have determined, that:

(i)  ~~(i)~~ adequate and reasonable means do not exist for ascertaining the ~~LIBO Rate for any requested Interest Period, including, without limitation, because the LIBO Screen Rate is not~~Reference Rate for an Approved Currency or because none of the tenors of such Reference Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or

~~(ii) the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the LIBO Rate or the LIBO Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide the LIBO Rate after such specific date (such specific date, the “Scheduled Unavailability Date”); or~~

(ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Reference Rate for an Approved Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Approved Currency, as applicable, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Agent that will continue to provide such representative tenor(s) of the Reference Rate for such Approved Currency (the latest date on which all tenors of the Reference Rate for such Approved Currency, as applicable (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or

(iii) ~~(iii)~~ syndicated loans currently being executed~~, or that include language similar to that contained in this Section 2.13~~ and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the ~~LIBO~~Reference Rate~~,~~ for an Approved Currency;

~~then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the~~ or if the events or circumstances of the type described in Section 2.13(b)(i), (ii) or (iii) have occurred with respect to the Successor Rate then in effect, then, (x) the Agent and the Borrower Representative may amend this Agreement solely for the purpose of replacing the ~~LIBO Rate~~Reference Rate for an Approved Currency or any then current Successor Rate for an Approved Currency in accordance with this Section 2.13 with ~~(x) one or more SOFR-Based Rates or (y) another alternate~~an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar ~~U.S. dollar~~credit facilities syndicated and agented in the U.S. and denominated ~~syndicated credit facilities~~in such Approved Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar ~~U.S. dollar~~credit facilities syndicated and agented in the U.S. and denominated ~~syndicated credit facilities~~in such Approved Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated (~~the “Adjustment;”~~ and any such proposed rate, ~~a “LIBOR Successor Rate”)~~including for the avoidance of doubt, any adjustment thereto, and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrower Representative unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders ~~(A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace the LIBO Rate with a rate described in clause (y),~~ object to such amendment~~; provided that~~ (and any such proposed rate and, in each case, including for the avoidance of doubt, ~~in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR~~ any adjustment thereto, a “Successor Rate”).

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such ~~LIBOR~~ Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent in consultation with the Borrower Representative.

~~If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Borrower Representative and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Adjusted LIBO Rate Loans or Interest Periods), and (y) the LIBO Rate component shall no longer be utilized in determining the ABR Rate and Canadian Base Rate, respectively. Upon receipt of such notice, the Borrower Representative may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such~~

~~request into a request for a Borrowing of ABR Loans or Canadian Base Rate Loans, as the case may be, (subject to the foregoing clause (y)) in the amount specified therein.~~

Notwithstanding anything else herein, if at any ~~definition of LIBOR~~time any Successor Rate ~~shall provide that in no event shall such LIBOR Successor Rate~~as so determined would otherwise be less than 0% ~~for~~, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a ~~LIBOR~~ Successor Rate, the Agent will have the right to make ~~LIBOR Successor Rate~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~LIBOR Successor Rate~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such ~~LIBOR Successor~~ Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

Section 2.14. Increased Costs.

(a) If any Change in Law shall:

(i) subject the Agent, any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (g) of the definition of Excluded Taxes or (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the ~~Adjusted LIBO Rate or~~ BA Equivalent Rate) or any Issuing Bank; or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (excluding any condition, cost or expense relating to Taxes) affecting this Agreement or ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate Loans made by such Lender or any Letter of Credit or participation therein; and

(iv) the result of any of the foregoing shall be to increase the cost to such Lender (or in the case of clause (i) above, to the Agent, such Lender or such Issuing Bank, as the case may be) of making or maintaining any ~~Eurodollar~~Term SOFR Loan or BA Equivalent Rate Loan (or in the case of clause (i) above, any Loan) (or of maintaining its obligation to make any such Loan) or to increase the cost to the Agent, such Lender or such Issuing Bank, as the case may be, of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Agent, such Lender or such Issuing Bank, as the case may be, hereunder (whether of principal, interest or otherwise), the applicable Borrower will pay to the Agent, such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Agent, such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided, in each case, that the Agent or such Lender or such Issuing Bank has requested such payments from similarly situated borrowers.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction; provided, in each case, that the Agent or such Lender or such Issuing Bank has requested such payments from similarly situated borrowers.

(c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the matters giving rise to a claim under this Section 2.14 by such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty (30) calendar days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided, that the applicable Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120 day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If any Lender reasonably determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate Loans, or to determine or charge interest rates based upon ~~the Adjusted LIBO Rate~~SOFR, Term SOFR or the BA Equivalent Rate, then, on notice thereof by such Lender to the Borrower Representative through the Agent, (i) any obligation of such Lender to make or continue ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate Loans or to convert ABR Loans or Canadian Base Rate Loans to ~~Eurodollar~~Term SOFR Loans or to convert Canadian Prime Rate Loans to BA Equivalent Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining (x) ABR Loans or Canadian Base Rate Loans] the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate or Canadian Base Rate, respectively, or (y) Canadian Prime Rate Loans the interest rate on which is determined by reference to the BA Equivalent Rate component of the Canadian Prime Rate, the ABR Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, as the case may be, of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Term SOFR or BA Equivalent Rate component of the Alternate Base Rate, Canadian Base Rate or Canadian Prime Rate, as applicable, in each case, until such Lender notifies the Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower Representative may at its option revoke any pending request for a borrowing of, conversion to or continuation of ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate Loans and shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all ~~Eurodollar~~Term SOFR Loans of such Lender to (x) ABR Loans ~~or~~ (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Term SOFR component of the Alternate Base Rate) or (y) Canadian Base Rate Loans (the interest rate on which Canadian Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Term SOFR component of the Canadian Base Rate), as applicable, or convert all BA Equivalent Rate Loans of such Lender to Canadian Prime Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate Loans~~.~~ and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR or the BA Equivalent Rate, the Agent shall during the period of such suspension compute the Alternate Base Rate, Canadian Base Rate or Canadian Prime Rate, as applicable, applicable to such Lender without reference to the Term SOFR or BA Equivalent Rate component thereof until the Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the SOFR or BA Equivalent Rate. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise cause economic, legal or regulatory disadvantage to such Lender.

Section 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurodollar~~Term SOFR Loan or BA Equivalent Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurodollar~~Term SOFR Loan or BA Equivalent Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any ~~Eurodollar~~Term SOFR Loan or BA Equivalent Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is conditional as contemplated by Section 2.9(c) and such condition is not satisfied) or (d) the assignment of any ~~Eurodollar~~Term SOFR Loan or BA Equivalent Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.18(b) or (c), then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall consist of an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, (i) at the ~~Adjusted LIBO Rate~~Term SOFR (determined without regard to the proviso in the definition thereof) that would have been applicable to such ~~Eurodollar~~Term SOFR Loan, or (ii) at the BA Equivalent Rate (determined without regard to the proviso in the definition thereof) that would have been applicable to such BA Equivalent Rate Loan, in each case for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for US Dollar deposits of a comparable amount and in the same currency and period from other banks in the eurocurrency market or for Canadian Dollar bankers’ acceptances in the Canadian interbank market, as applicable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. Absent manifest error in the determination of such amount, the applicable Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) calendar days after receipt thereof.

Section 2.16. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by Requirement of Tax Law. If the applicable Withholding Agent shall be required (as determined by such Withholding Agent in its good faith discretion) by Requirement of Tax Law to deduct or withhold any Taxes from such payments, then (i) in the case of deduction or withholding for Indemnified Taxes, the sum payable shall be increased by the applicable Loan Party as necessary so that after making all required deductions (including such deductions and withholdings applicable to additional sums payable under this Section 2.16(a)) the Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall make or cause to be made such deductions or withholdings and (iii) the applicable Withholding Agent shall pay or cause to be paid the full amount deducted to the relevant Governmental Authority in accordance with Requirement of Tax Law.

(b) In addition, the applicable Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Loan Parties shall jointly and severally indemnify the Agent, each Lender and each Issuing Bank, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by the Agent, such Lender or such Issuing Bank or required to be withheld or deducted from a payment to the Agent or Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for such claim and the calculation of the amount of any such payment or liability shall be delivered to the Borrower Representative by a Lender or an Issuing Bank (with a copy to the Agent) or by the Agent on its own behalf or on behalf of a Lender or an Issuing Bank, and shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.16, the applicable Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)

(i) (i) Any Lender or Issuing Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Agent, at the time or times reasonably requested by the Borrower Representative or the Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Issuing Bank, if reasonably requested by the Borrower Representative or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Agent as will enable the Borrower Representative or the Agent to determine whether or not such Lender or Issuing Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e)(ii)(A), (B)(ii)(B) and (ii)(D) below) shall not be required if in the Lender’s or Issuing Bank’s reasonable judgment such completion, execution or submission would subject such Lender or Issuing Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Issuing Bank.

(ii) Without limiting the generality of the foregoing,

(A) any Lender or Issuing Bank that is a US Person shall deliver to the Borrower Representative and the Agent on or prior to the date on which such Lender or Issuing Bank becomes a Lender or Issuing Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Agent), executed copies of IRS Form W-9 certifying that such Lender or Issuing Bank is exempt from US federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender or Issuing Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a US Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender or Issuing Bank under this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the applicable Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) If a payment made to a Lender or Issuing Bank under any Loan Document would be subject to US federal withholding Tax imposed pursuant to FATCA if such Lender or Issuing Bank were to fail to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Issuing Bank shall deliver to the Borrower Representative and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Agent, such documentation prescribed by any Requirement of Tax Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Agent as may be necessary for the Borrower Representative and the Agent to comply with their obligations under FATCA, to determine whether such Lender or Issuing Bank has or has not complied with such Lender’s or Issuing Bank’s obligations under FATCA and to determine the amount (if any) to deduct and withhold from such payment. To the extent that the relevant documentation provided pursuant to this paragraph is rendered obsolete or inaccurate in any respect as a result of changes in circumstances with respect to the status of a Lender or Issuing Bank, such Lender or Issuing Bank shall, to the extent permitted by Requirement of Tax Law, deliver to the Borrower Representative and the Agent revised and/or updated documentation sufficient for the Borrower Representative and the Agent to confirm as to whether such Lender or Issuing Bank has complied with its respective obligations under FATCA. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender and Issuing Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Agent in writing of its legal inability to do so.

(f) Each Lender and Issuing Bank shall indemnify the Agent for the full amount of (i) any Taxes imposed by any Governmental Authority that are attributable to such Lender or Issuing Bank (but only to the extent that an applicable Loan Party has not already indemnified the Agent for such Taxes and without limiting the obligation of the applicable Loan Parties to do

so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.4(c)(i) relating to the maintenance of a Participant Register, in each case, that are payable or paid by the Agent in connection with any Loan Document, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Agent in good faith, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Agent shall be conclusive absent manifest error. Should the applicable Withholding Agent not deduct or withhold any Taxes imposed by FATCA from a payment under any Loan Document based on the documentation provided by a Lender or Issuing Bank pursuant to Section 2.16(e)(ii), any amounts subsequently determined by a Governmental Authority to be subject to US federal withholding Tax imposed pursuant to FATCA (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) shall be indemnified by such Lender or Issuing Bank. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Withholding Agent shall be conclusive absent manifest error. Each Lender and each Issuing Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank under any Loan Document or otherwise payable by the Agent to such Lender or such Issuing Bank from any other source against any amount due to the Agent under this Section 2.16(f).

(g) If the Agent or any Lender or Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Loan Party pursuant to this Section 2.16 or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.16, it shall pay over an amount equal to such refund to the applicable Loan Party within a reasonable period (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Agent or such Lender or Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Agent or such Lender or Issuing Bank, agrees to repay the amount paid over to such Loan Party pursuant to this Section 2.16(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender or Issuing Bank in the event the Agent or such Lender or Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(g), in no event will the Agent or such Lender or Issuing Bank be required to pay any amount to a Loan Party pursuant to this Section 2.16(g) the payment of which would place the Agent or such Lender or Issuing Bank in a less favorable net after-Tax position than the Agent or such Lender or Issuing Bank would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.16(g) shall not be construed to require the Agent or any Lender or Issuing Bank to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(h) Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) For purposes of this Section 2.16, the terms “Requirement of Tax Law” and “applicable law” include FATCA.

Section 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or if no such time is expressly required, prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices as specified from time to time to the Borrower Representative, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.14, 2.15, 2.16 or 9.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient recorded in the Register promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan and, except as otherwise set forth in any Loan Document, all other payments under each Loan Document shall be made in US Dollars.

(b) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in

LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including Sections 2.18(b) or 2.18(c), 2.20 and 2.22 or pursuant to the terms of any Permitted Amendment) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant permitted under this Agreement. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or an Issuing Bank hereunder that such Borrower will not make such payment, the Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or an Issuing Bank, as the case may be, the amount due. With respect to any payment that the Agent makes for the account of the Lenders or an Issuing Bank hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by the applicable Borrower (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or an Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, (i) at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in US Dollars) and (ii) at the greater of the Bank of Canada overnight rate or the rate reasonably determined by the Agent to be the cost of it funding such amount (in the case of an amount denominated in Canadian Dollars).

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(d) or 2.4(e), 2.5(b), 2.17(d) or 8.7, then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.18. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.16, then such Lender or Issuing Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise cause economic, legal or regulatory disadvantage to such Lender or Issuing Bank. The applicable Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment.

(b) If any Lender (or any Participant in the Loans held by such Lender) requests compensation under Section 2.14, or if a Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, any Lender ceases to make any ~~Eurodollar~~Term SOFR Loans as a result of any condition described in Section 2.14 or if any Lender becomes a Defaulting Lender, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, either (i) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement (other than surviving rights to payments pursuant to Section 2.14 or 2.16) and the related Loan Documents to an assignee (other than a Disqualified Lender) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (A) the applicable Borrower shall have received the prior written consent of the Agent and each Issuing Bank, to the extent consent for an Assignment and Assumption would be required by such Person pursuant to Section 9.4, which consent, in each case, shall not be unreasonably withheld, conditioned or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments or (ii) so long as no Event of Default shall have occurred and be continuing, terminate the Revolving Credit Commitments of such Lender and repay all obligations of the Borrowers owing to such Lender relating to the Loans held by such Lender as of such termination date. A Lender shall not be required to make any such assignment and delegation, or to have its Revolving Credit Commitments terminated and its obligations hereunder repaid, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation, or to terminate such Revolving Credit Commitments and repay such obligations, cease to apply.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.2 requires the consent of all of the Lenders or all affected Lenders or all Lenders or all affected Lenders of a certain Class or Classes or with respect to a certain Class or Classes of the Loans and with respect to which the Required Lenders or Lenders holding 50.1% (in dollar amount) with respect to the applicable Class or Classes shall have granted their consent (including by virtue of such Lender refusing to accept an Extension Offer pursuant to Section 2.22), then the applicable Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to either (i) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign all or the affected portion of its Loans and its Revolving Credit Commitments hereunder to one or more assignees reasonably acceptable to the Agent (other than a Disqualified Lender); provided, that (A) all Obligations (other than Obligations in respect of any Specified Swap Contracts, Cash Management Obligations, contingent reimbursement and indemnification obligations, in each case, which are not due and payable) of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (B) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, (C) in connection with any such assignment the Borrowers, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.4 (including obtaining the consent of the Agent and each Issuing Bank if so required thereunder); provided, that, if the required Assignment and Assumption is not executed and delivered by such Non-Consenting Lender, such Non-Consenting Lender will be unconditionally and irrevocably deemed to have executed and delivered such Assignment and Assumption as of the date such Non-Consenting Lender receives payment in full of the Obligations (other than Obligations in respect of any Specified Swap Contracts, Cash Management Obligations, contingent reimbursement and indemnification obligations, in each case, which are not due and payable) of the Borrowers owing to such Non-Consenting Lender, (D) the replacement Lender shall pay any processing and recordation fee referred to in Section 9.4(b)(ii), if applicable, in accordance with the terms of such Section and (E) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination or (ii) so long as no Event of Default shall have occurred and be continuing, terminate the Revolving Credit Commitments of such Non-Consenting Lender and repay all obligations of the Borrowers owing to such Lender relating to the Loans held by such Non-Consenting Lender as of such termination date; provided, that such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable waiver or amendment of the applicable Loan Document or Loan Documents.

(d) Each Lender agrees that if it is replaced pursuant to this Section 2.18, it shall execute and deliver to the Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Agent any Note (if the assigning Lender’s Loans are evidenced by Notes) subject to such Assignment and Assumption; provided, that the failure of any Lender replaced pursuant to this Section 2.18 to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed cancelled upon such failure. Each Lender hereby irrevocably appoints the Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Agent may deem reasonably necessary to carry out the provisions of clause (b) or (c) of this Section 2.18.

Section 2.19. Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Requirements of Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.2.

(ii) Any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section VII or otherwise), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Banks or Swingline Lender hereunder; third, if so determined by the Agent or requested by the applicable Issuing Bank or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit or Swingline Loan; fourth, as the Borrowers may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Agent; fifth, if so determined by the Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to (x) satisfy obligations of such Defaulting Lender to fund Loans under this Agreement and (y) be held as Cash Collateral for funding obligations of such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.4; sixth, to the payment of any amounts owing to the Lenders, the applicable Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LC Borrowings were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees; Default Interest. That Defaulting Lender (x) shall not be entitled to receive any Commitment Fee pursuant to Section 2.10 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender), (y) shall not be entitled to receive any interest at the Default Rate pursuant to Section 2.12(b) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such interest that otherwise would have been required to have been paid to that Defaulting Lender) and (z) shall be limited in its right to receive fees with respect to Letters of Credit as provided in Section 2.4(l).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.4 and 2.23, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans, LC Exposure and Swingline Loans shall automatically be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that (i) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate outstanding amount of the Loans of that Lender and (ii) each reallocation shall be given effect only to the extent it does not cause the Revolving Credit Exposure of the applicable Lender to exceed its Revolving Credit Commitments.

(b) If the Borrowers, the Agent, Swingline Lender and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.19(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees, or interest at the Default Rate pursuant to Section 2.12(b), accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) At any time that there shall exist a Defaulting Lender, promptly upon the written request of the Agent (with respect to any or all Fronting Exposure) or the Issuing Bank or the Swingline Lender (solely with respect to such Person’s Fronting Exposure at such time), the Borrowers shall deliver to the Agent Cash Collateral (or, in the case of Fronting Exposure with respect to Swingline Loans, repay such Swingline Loans) in an amount sufficient to cover all such Fronting Exposure that has not been reallocated pursuant to Section 2.19(a)(iv) (after giving effect to any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of (i) the relevant Issuing Bank and the Lenders, as collateral for the LC Obligations or (ii) the Swingline Lender and the Lenders, as collateral for the Swingline Obligations, cash and Cash Equivalents (if reasonably acceptable to the Agent and the relevant Issuing Bank or Swingline Lender, as applicable) or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Agent and the relevant Issuing Bank or Swingline Lender, as applicable (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings.

Section 2.20. Incremental Facilities.

(a) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower Representative may, by notice to the Agent (whereupon the Agent shall promptly deliver a copy of such notice to each of the Lenders), request to incur one or more increases in the Revolving Credit Commitments (“Incremental Revolving Commitments” or the “Incremental Facilities”). Notwithstanding anything to the contrary herein, without the consent of the Required Lenders, the aggregate principal amount of the Incremental Facilities from and after the ~~Sixth~~Seventh Amendment Effective Date shall not exceed $200 million. All Incremental Revolving Commitments shall be in an integral multiple of $250,000 and in an aggregate principal amount that is not less than $5 million (or in such lesser minimum amount agreed by the Agent); provided, that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability in respect of the Incremental Facilities.

(b) Any Incremental Revolving Commitment shall be on terms identical to the Revolving Credit Commitments under the Revolving Credit Facility proposed to be increased thereby, including with respect to having the same Guarantors and being secured by the same Collateral on a pari passu basis with the applicable Facility subject to such increase except that the Maturity Date of an Incremental Revolving Commitment shall be no earlier (but may be later) than the Revolving Credit Commitments proposed to be increased. Unless the Incremental Revolving Commitment and the Revolving Credit Commitments proposed to be increased have different Maturity Dates, such Incremental Revolving Commitment shall be deemed a Revolving Credit Commitment of the applicable Revolving Credit Facility or both Revolving Credit Facilities, as the case may be, pursuant to the applicable Incremental Amendment (it being understood that an Incremental Facility establishing Incremental Revolving Commitments will not create a separate Revolving Credit Facility and such Incremental Revolving Commitments be deemed a part of the applicable Revolving Credit Facility); provided, that the Applicable Margin and the Commitment Fee Rate, in each case applicable to the Revolving Credit Commitments and Revolving Credit Loans of such Revolving Credit Facility, may be increased, without the consent of any Lender, in connection with the incurrence of any Incremental Revolving Commitment such that the Applicable Margin and the Commitment Fee Rate of such Revolving Credit Commitments are identical to those of the Incremental Revolving Commitments. Any Incremental Revolving Commitments shall be allocated between the US Revolving Credit Facility and the Canadian Revolving Credit Facility as designated by the Borrower Representative, in consultation with the Agent; provided that the Canadian Revolving Credit Commitments (including the Canadian ABL Sublimit), after giving effect to the establishment of Incremental Revolving Commitments, shall not exceed $45 million in the aggregate without the consent of the Agent.

(c) Each notice from any Borrower pursuant to this Section 2.20 shall set forth the requested amount of the relevant Incremental Revolving Commitments. Any Additional Lenders that elect to extend Incremental Revolving Commitments shall be reasonably satisfactory to the Borrower Representative, and, to the extent its consent would be required with respect to an assignment to such Additional Lender under Section 9.4(b), the Agent, the Swingline Lender and each Issuing Bank (in each case, any approval thereof not to be unreasonably withheld, delayed or conditioned), and, if not already a Lender, shall become a Lender under this Agreement pursuant to an Incremental Amendment. Each Incremental Facility shall become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower Representative, any applicable Borrowers, such Additional Lender or Additional Lenders and the Agent. No Incremental Amendment shall require the consent of any Lenders or any other Person other than the Borrower Representative, any applicable Borrowers, the Agent and the Additional Lenders with respect to such Incremental Amendment. The Lenders hereby irrevocably authorize the Agent to enter into Incremental Amendments and, as appropriate, amendments to the other Loan Documents as may be necessary in order to establish new tranches or sub-tranches in respect of the existing Revolving Credit Commitments and such technical amendments as may be necessary or appropriate in the opinion of the Agent, the Borrower Representative and the applicable Borrower to effect the provisions of this Section 2.20 (including to provide for class voting provisions applicable to the Additional Lenders on terms comparable to the provisions of Section 9.2(b)). In addition, if so provided in such Incremental Amendment and with the consent of the applicable Issuing Banks, participations in Letters of Credit expiring on or after the Maturity Date shall be re-allocated from Lenders holding Revolving Credit Commitments to Lenders holding Incremental Revolving Commitments, be deemed to be participation interests in respect of such Incremental Revolving Commitments and the terms of such participation interests (including the participation fees applicable thereto) shall be adjusted accordingly. No Lender shall be obligated to provide any Incremental Revolving Commitments, unless it so agrees. Revolving Credit Commitments in respect of any Incremental Revolving Commitments shall become Revolving Credit Commitments under this Agreement. The effectiveness of any Incremental Amendment (each, an “Incremental Facility Closing Date”) shall, unless otherwise agreed to by the Agent and the Additional Lenders party thereto, be subject to (i) the payment in full of all fees and expenses owing to the Agent and the Lenders in respect of such Incremental Facility, to the extent invoiced prior to such date and (ii) the satisfaction or waiver on the date of the effectiveness of the Incremental Revolving Commitments thereunder of no Specified ABL Default shall exist after giving effect to such Incremental Revolving Commitments (or, in the case of a Permitted Acquisition, permitted Investment or Limited Condition Transaction, no Specified ABL Default (as determined in accordance with Section 1.5(d)) shall exist on the LCT Test Date and no Specified Event of Default shall exist on the date that such Incremental Revolving Commitments become effective). Upon each increase in the Revolving Credit Commitments of a Revolving Credit Facility pursuant to this Section 2.20, each Lender under such Revolving Credit Facility immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each an “Incremental Lender”) in respect of such increase, and each such Incremental Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit under the applicable Revolving Credit Facility such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender in such Revolving Credit Facility (including each such Incremental Lender) will equal the percentage of the Total Revolving Credit Commitments of all Lenders in such Revolving Credit Facility represented by such Lender’s Revolving Credit Commitment thereunder. Each of the parties hereto hereby agrees that the Agent may, in consultation with the Borrower Representative, take any and all actions as may be reasonably necessary to ensure that, after giving effect to any Incremental Revolving Commitment, the outstanding Revolving Credit Loans are held by the Lenders in accordance with their respective Applicable Lender Percentages in respect of the applicable Revolving Credit Facility. The foregoing may be accomplished at the discretion of the Agent, following consultation with the Borrower Representative, (A) by requiring the outstanding Revolving Credit Loans to be prepaid with the proceeds of a new Revolving Credit Borrowing, (B) by causing non-increasing Lenders to assign portions of their outstanding Revolving Credit Loans to new or increasing Lenders, (C) by a combination of the foregoing or (D) by any other means agreed to by the Agent and the Borrower Representative, and any such prepayment or assignment shall be subject to Section 2.15 but shall otherwise be without premium or penalty. The Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to any of the transactions effected pursuant to the immediately preceding sentence. For the avoidance of doubt, no existing Lender shall be required to participate in an Incremental Facility without its consent.

Section 2.21. Cash Management.

(a) The Parent Borrower, the other Borrowers and each Loan Party shall, along with the Agent and certain financial institutions selected by the Loan Parties, reasonably satisfactory to the Agent and located in the United States or Canada (the “Collection Banks”), enter into within ninety (90) days after the Closing Date (or such longer period as the Agent may reasonably agree), and thereafter maintain, separate Cash Management Control Agreements with respect to all deposit accounts (other than Exempt Accounts). Each Loan Party shall instruct all

Account Debtors of such Loan Party to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable Collection Bank (or to remit such payments to the applicable Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor which remittances shall be collected by the applicable Collection Bank and deposited in the applicable deposit account of the applicable Loan Party. All amounts received by any Loan Party and any Collection Bank, in respect of any Account, in addition to all other cash received from any other source (other than cash and Cash Equivalents maintained in Exempt Accounts or otherwise by Loan Parties not to exceed $5.0 million in the aggregate at any time), shall promptly upon receipt be deposited or swept into a Controlled Account. The Loan Parties may close deposit accounts at any Collection Bank and/or open new deposit accounts, subject (in the case of opening any new deposit account) to the contemporaneous (or such longer period as the Agent may reasonably agree) execution and delivery to the Agent of a Cash Management Control Agreement consistent with the provisions of this Section 2.21 and otherwise reasonably satisfactory to the Agent.

(b) So long as no Dominion Period then exists in respect of which the Agent has delivered notice thereof as contemplated by the definition thereof, the Loan Parties shall be permitted to withdraw cash and Cash Equivalents from Controlled Accounts to be used for working capital and general corporate purposes. If a Dominion Period exists and Agent has delivered notice thereof as contemplated by the definition thereof, all collected amounts held in the Controlled Accounts shall be applied as provided in Section 2.21(c).

(c) Each Cash Management Control Agreement relating to a Controlled Account shall (unless otherwise reasonably agreed by the Agent) include provisions that allow, during any Dominion Period if the Agent so elects, for all collected amounts held in such Controlled Account from and after the date requested by the Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained with the Agent (each, an “Agent Deposit Account”). Subject to the terms of the respective Security Document, during any Dominion Period, all amounts received in an Agent Deposit Account shall be applied (and allocated) by the Agent on a daily basis in the following order: (i) first, (A) if so elected by the Agent, to the payment (on a ratable basis) of any outstanding fees and expenses actually due and payable to the Agent under any of the Loan Documents and (B) to repay or prepay outstanding Loans advanced by the Agent on behalf of the Lenders pursuant to Section 2.1(d); (ii) second, to the extent all amounts referred to in preceding clause (i) have been paid in full, (A) if so elected by the applicable Issuing Bank or the Swingline Lender, to pay (on a ratable basis) all outstanding expenses actually due and payable to each Issuing Bank and the Swingline Lender under any of the Loan Documents and (B) to repay all outstanding unpaid LC Disbursements and Swingline Exposure and all interest thereon; (iii) third, to the extent all amounts referred to in preceding clauses (i) and (ii) have been paid in full, (A) to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Revolving Credit Loans and (B) if so elected by the applicable Secured Party, to pay all accrued and unpaid fees actually due and payable to the Agent, the Issuing Banks, the Swingline Lender, and the Lenders under any of the Loan Documents with respect to the Revolving Credit Loans; (iv) fourth, to the extent all amounts referred to in preceding clauses (i) through (iii), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of

Revolving Credit Loans (whether or not then due and payable); (v) fifth, to the extent all amounts referred to in preceding clauses (i) through (iv), inclusive, have been paid in full, to the Cash Collateralization (on a ratable basis) of all LC Exposure in accordance with Section 2.4(j); (vi) sixth, to the extent all amounts referred to in preceding clauses (i) through (v), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations then due and payable to the Agent and the Lenders under any of the Loan Documents with respect to the Revolving Credit Loans; and (vii) seventh, to the extent all amounts referred to in preceding clauses (i) through (vi) inclusive, have been paid in full and so long as no Specified Event of Default then exists, to be returned to the applicable Borrowers for such Borrowers’ own account; provided, in no event shall any amounts received in an Agent Deposit Account from a Canadian Loan Party or with respect to any amount owed to a Canadian Loan Party be applied or allocated by the Agent to the US Obligations or any Obligation of a US Loan Party.

(d) Subject to the terms and conditions of Section 9.3, all costs and expenses to effect the foregoing (including reasonable legal fees and disbursements of counsel) shall be paid by the Loan Parties.

(e) Agent agrees that immediately upon the termination of the Dominion Period it shall stop transferring amounts from the Controlled Accounts to accounts maintained with the Agent pursuant to this Section 2.21, and the Loan Parties shall be permitted to withdraw cash and Cash Equivalents from Controlled Accounts to be used for working capital and general corporate purposes.

Section 2.22. Extensions of Revolving Credit Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower Representative to all Lenders of any Revolving Credit Facility with Revolving Credit Commitments with a like maturity date on a pro rata basis (based on the aggregate outstanding principal amount of the Revolving Credit Commitments under such Revolving Credit Facility with a like maturity date) and on the same terms to each such Lender, the Borrower Representative is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolving Credit Commitments of such Revolving Credit Facility and otherwise modify the terms of such Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Revolving Credit Commitments (and related outstandings)) (each, an “Extension”, and each group of Revolving Credit Commitments, as so extended, as well as the original Revolving Credit Commitments of such Revolving Credit Facility (not so extended), being a “tranche”; any Extended Revolving Credit Commitments shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments of such Revolving Credit Facility from which they were extended), so long as the following terms are satisfied with respect to each applicable Revolving Credit Facility: (i) except as to pricing (including interest rates, fees and funding discounts), conditions precedent and maturity (which shall be set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Lender that agrees to an Extension with respect to such Revolving Credit Commitment (an “Extending Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Credit Commitments (and related outstandings) (provided, that (1) assignments and participations of Extended Revolving Credit Commitments and extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans of such Revolving Credit Facility and (2) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than four different maturity dates), (ii) if the aggregate principal amount of Revolving Credit Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments offered to be extended by the Borrower Representative pursuant to such Extension Offer, then the Revolving Credit Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer and (iii) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to all Extensions consummated by the Borrower Representative pursuant to this Section 2.22, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement and (ii) each Extension Offer shall specify the minimum amount of Revolving Credit Commitments of each Revolving Credit Facility to be tendered. The transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) shall not require the consent of any Lender or any other Person (other than as set forth in clause (c) below), and the requirements of any provision of this Agreement (including Sections 2.2(c), 2.9 and 2.17) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.22 shall not apply to any of the transactions effected pursuant to this Section 2.22.

(c) No consent of any Lender or any other Person shall be required to effectuate any Extension, other than the consent of the Borrower Representative, each applicable Borrower and each Lender agreeing to such Extension with respect to one or more of its Revolving Credit Commitments (or a portion thereof) and the Issuing Bank (if applicable), which consent shall not be unreasonably withheld, conditioned or delayed. All Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with the applicable Facility subject to such Extension Amendment. The Lenders hereby irrevocably authorize the Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) with the Borrower Representative and each applicable Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments of each Revolving Credit Facility so extended and such technical amendments as may be necessary or appropriate in the opinion of the Agent and the Borrower Representative to effect the provisions of this Section 2.22 (including in connection with the

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establishment of such new tranches or sub-tranches, or to provide for class voting provisions applicable to the Additional Lenders on terms comparable to the provisions of Section 9.2(b)). In addition, if so provided in such Extension Amendment and with the consent of the applicable Issuing Banks, participations in Letters of Credit expiring on or after the Maturity Date shall be re-allocated from Lenders holding Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such Extension Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Extended Revolving Credit Commitments, be deemed to be participation interests in respect of such Extended Revolving Credit Commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.

(d) In connection with any Extension, the Borrower Representative shall provide the Agent at least five (5) Business Days (or such shorter period as may be agreed by the Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Agent, in each case acting reasonably, to accomplish the purposes of this Section 2.22.

(e) Notwithstanding anything to the contrary above, at any time and from time to time following the establishment of a Class of Extended Revolving Credit Commitments, the Borrower Representative may offer any Lender of a Revolving Credit Facility that had been subject to an Extension Amendment (without being required to make the same offer to any or all other Lenders) who had not elected to participate in such Extension Amendment the right to convert all or any portion of its Revolving Credit Commitments into such Class of Extended Revolving Credit Commitments of such Revolving Credit Facility; provided, that (i) such offer and any related acceptance shall be in accordance with such procedures, if any, as may be reasonably requested by, or acceptable to, the Agent; (ii) such additional Extended Revolving Credit Commitments shall be on identical terms (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders) with the existing Extended Revolving Credit Commitments, (iii)any Lender which elects to participate in an Extension Facility pursuant to this clause (e) shall enter into a joinder agreement to the respective Extension Amendment, in form and substance reasonably satisfactory to the Agent and executed by such Lender, the Agent, the Borrower Representative and any other applicable Borrowers and (iv) any such additional Extended Revolving Credit Commitments shall be in an aggregate principal amount that is not less than $1.0 million (or, in the case of an outstanding Class with an entire outstanding principal amount of existing Revolving Credit Commitments less than a $1.0 million that is to be refinanced in full, such outstanding principal amount or commitments), unless each of the Borrower Representative and the Agent otherwise consents. Notwithstanding anything to the contrary contained herein, any Loans made as provided above shall be treated as part of the Class to which such Loans are added, and shall not constitute a new Class of new Extended Revolving Credit Commitments.

Section 2.23. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, (i) the US Swingline Lender may in its discretion, and in reliance upon the agreements of the other US Revolving Credit Lenders set forth in this Section 2.23, make available US Swingline Loans in US Dollars to the US Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in the aggregate principal amount of outstanding US Swingline Loans exceeding the US Swingline Sublimit, and (ii) the Canadian Swingline Lender may in its discretion, and in reliance upon the agreements of the other Canadian Revolving Credit Lenders set forth in this Section 2.23, make available Canadian Swingline Loans in US Dollars or Canadian Dollars to the Canadian Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in the aggregate principal amount of outstanding Canadian Swingline Loans exceeding the Canadian Swingline Sublimit; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan, the Borrower Representative shall notify the Agent of such request Electronically, not later than 12:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Agent will promptly advise the applicable Swingline Lender of any such notice received from the Borrower Representative. The applicable Swingline Lender shall make each Swingline Loan available to the applicable Borrowers by means of a credit to the account identified in the borrowing notice (including, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement, by remittance to the applicable Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.17(c), by remittance to the Agent to be distributed to the applicable Lenders) on the requested date of such Swingline Loan.

(b) Settlement of Swingline Loans among Lenders and the Agent shall take place on a date determined from time to time by the Agent (but at least weekly, unless the settlement amount is less than $5.0 million), on a pro rata basis in accordance with the settlement report delivered by the Agent to the Lenders. Between settlement dates, the Agent may in its discretion apply payments on Revolving Credit Loans to Swingline Loans, regardless of any designation by the Borrower Representative or any provision herein to the contrary.

(c) In addition, the applicable Swingline Lender may by written notice given to the Agent not later than 2:00 p.m., New York City time, on any Business Day require the applicable Lenders to acquire participations on such Business Day in all or a portion of the applicable Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Lender Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Lender’s Applicable Lender Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 with respect to Loans made by such Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Agent shall notify the Borrower Representative of any participations in any Swingline Loan acquired pursuant to this paragraph. Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of any Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or the Agent, as applicable, if and to the extent such payment is required to be refunded to any Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

Section 2.24. Co-Borrowers.

(a) Each (i) US Borrower accepts joint and several liability hereunder in consideration of the financial accommodation to be provided by the Agent and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each US Borrower and in consideration of the undertakings of each US Borrower to accept joint and several liability for the obligations of each US Borrower and (ii) Canadian Borrower accepts joint and several liability hereunder in consideration of the financial accommodation to be provided by the Agent and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Canadian Borrower and in consideration of the undertakings of each Canadian Borrower to accept joint and several liability for the obligations of each Canadian Borrower.

(b) Each (i) US Borrower shall be jointly and severally liable for the Obligations, regardless of which Borrower actually receives the Loans hereunder or the amount of the Obligations received or the manner in which the Agent or any Lender accounts for the Obligations on its books and records and (ii) Canadian Borrower shall be jointly and severally liable for the Canadian Obligations, regardless of which Canadian Borrower actually receives the Loans hereunder or the amount of the Canadian Obligations received or the manner in which the Agent or any Lender accounts for the Canadian Obligations on its books and records. Each (i) US Borrower’s obligations with respect to Loans made to it, and each US Borrower’s obligations arising as a result of the joint and several liability of such US Borrower hereunder, with respect to Loans made to and other Obligations owing by the Borrowers hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each US Borrower and (ii) Canadian Borrower’s obligations with respect to Loans made to it, and each Canadian Borrower’s obligations arising as a result of the joint and several liability of such Canadian Borrower hereunder, with respect to Loans made to and other Canadian Obligations owing by the Canadian Borrowers hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each Canadian Borrower.

(c) Each (i) US Borrower’s obligations arising as a result of the joint and several liability of such US Borrower hereunder with respect to Loans and other Obligations owing by the US Borrowers hereunder and (ii) Canadian Borrower’s obligations arising as a result of the joint and several liability of such Canadian Borrower hereunder with respect to Loans and other Canadian Obligations owing by the Canadian Borrowers hereunder shall, in each case, to the fullest extent permitted by law, be unconditional irrespective of (A) the validity or enforceability, avoidance or subordination of the obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the obligations of any other Borrower, (B) the absence of any attempt to collect the Obligations from any other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (C) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent or any Lender with respect to any provision of any instrument evidencing the obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to the Agent or any Lender, (D) the failure by the Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the obligations of any other Borrower, (E) the Agent’s or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code of the United States or similar provision under any other applicable Debtor Relief Law, (F) any borrowing or grant of a security interest by any other Borrower, as Debtor In Possession under Section 364 of the Bankruptcy Code of the United States or similar provision under any other applicable Debtor Relief Law, (G) the disallowance of all or any portion of the Agent’s or any Lender’s claim(s) for the repayment of the obligations of any other Borrower under Section 502 of the Bankruptcy Code of the United States or similar provision under any other applicable Debtor Relief Law, or (H) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans made to the Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement and the other Loan Documents shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent or any Lender now has or may hereafter have against such Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Agent or any Lender.

(d) Upon the occurrence and during the continuation of any Event of Default, the Agent and the Lenders may proceed directly and at once, without notice, against (i) any US Borrower to collect and recover the full amount, or any portion of the Obligations and (ii) any Canadian Borrower to collect and recover the full amount, or any portion of the Canadian Obligations, in each case, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the applicable Obligations. Each Borrower consents and agrees that the Agent and the Lenders shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the applicable Obligations.

(e) Each Borrower hereby irrevocably appoints the Borrower Representative as the borrowing agent and attorney-in-fact for the Borrowers, which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed in the place of the Borrower Representative. Each Borrower hereby irrevocably appoints and authorizes the Borrower Representative (i) to provide to the Agent and receive from the Agent all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents and (ii) to take such action as the Parent Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Collateral of the Borrowers in a combined fashion, as more fully set forth herein and in the Security Documents, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result thereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.

(f) In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable Debtor Relief Law or other law affecting the rights of creditors generally, if the obligations of any Borrower hereunder would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Borrower, any Loan Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION III

REPRESENTATIONS AND WARRANTIES

To induce the Agent, the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and/or issue or participate in the Letters of Credit, the Parent Borrower and each other Borrower hereby jointly and severally represents and warrants, to the Agent and each Lender that:

Section 3.1. Financial Condition.

(a) As of the Closing Date, (i) the audited consolidated balance sheets of the Parent Borrower and its consolidated Subsidiaries as at December 31, 2017 and the related audited consolidated statements of income, stockholders’ (or members’) equity and of cash flows for such Fiscal Year and (ii) the unaudited consolidated balance sheets of the Parent Borrower and its consolidated Subsidiaries as at April 1, 2018 and July 1, 2018 and the related unaudited consolidated statements of income, stockholders’ (or members’) equity and of cash flows for such Fiscal Quarters, in each case, present fairly in all material respects the financial condition of the Parent Borrower and its consolidated Subsidiaries as of the date such financial statements were prepared and delivered to the Agent. All such financial statements have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) unless otherwise noted therein or in the notes thereto.

(b) As of the Closing Date, the Pro Forma Financial Statements have been prepared in good faith by the Parent Borrower and based on assumptions believed by the Parent Borrower to be reasonable as of the date of delivery thereof, and the adjustments used therein are believed by the Parent Borrower to be appropriate to give effect to the transactions and circumstances referred to therein as of the date of delivery thereof.

Section 3.2. No Change. Since the Closing Date there has been no development or event, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.3. Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized or, as the case may be, incorporated, validly existing and in good standing or in full force and effect under the laws of the jurisdiction of its organization (to the extent such concepts exist in such jurisdictions), (b) has the organizational power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) in the case of any Domestic Subsidiary (or any Foreign Subsidiary organized in a jurisdiction where such concept exists), is duly qualified as a foreign organization and in good standing or in full force and effect under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all applicable Requirements of Law, except, in the case of the foregoing clauses (a) (solely with respect to Restricted Subsidiaries other than the Borrowers), (b), (c) and (d), as would not, in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 3.4. Organizational Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the consents, authorizations, filings and notices described in Schedule 3.4, (iii) the filings referred to in Section 3.17, (iv) filings necessary to create or perfect Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (v) filings, consents, authorizations and other actions pursuant to the Assignment of Claims Act of 1940, as amended from time to time (31

U.S.C. § 3727 et seq.), the Financial Administration Act (Canada) or similar statute or any similar Requirement of Law, in respect of Accounts and contracts of the Loan Parties, the obligor in respect of which is the United States of America, the federal government of Canada or the government of any province, territory or municipality of Canada, any department, agency or instrumentality thereof, or any other Governmental Authority under such similar Requirement of Law and (vi) those consents, authorizations, filings and notices the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.5. No Legal Bar; Organizational Documents. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not (i) violate any Requirement of Law applicable to, or violate or result in a default under, any Contractual Obligation of any Group Member, except, in each case, as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) result in, or require, the creation or imposition of any Lien on any of their respective Properties or revenues pursuant to any such Requirement of Law or any such Contractual Obligation (other than Permitted Liens) or (iii) contravene the terms of any of such Person’s Organizational Documents.

Section 3.6. No Material Litigation. No litigation, investigation or proceeding of or before any Governmental Authority is pending or, to the knowledge of any Borrower, threatened in writing by or against any Group Member or against any of their respective properties or revenues (a) with respect to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or (b) that would have or reasonably be expected to have a Material Adverse Effect (after giving effect to applicable insurance or indemnification).

Section 3.7. Ownership of Property; Liens. Each Group Member has good title to, a valid leasehold interest in or a valid right to use, all real property and other Property material to the conduct of its business except where the failure to have such title or interests would not have or reasonably be expected to have a Material Adverse Effect. None of the Pledged Capital Stock is subject to any Lien except Permitted Liens. As of the Closing Date, neither the Parent Borrower nor any of its Restricted Subsidiaries owns any fee-owned real property located in the United States that has a fair market value (determined as of the Closing Date) in excess of $4 million (as reasonably estimated by the Parent Borrower) other than the Material Real Properties identified on Schedule 3.7.

Section 3.8. Intellectual Property. Except as would not have or reasonably be expected to result in a Material Adverse Effect, (i) each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted (“Company Intellectual Property”); (ii) no claim has been asserted in writing and is pending by any Person challenging or questioning the use of any Company Intellectual Property or the validity or effectiveness of any Company Intellectual Property, nor do any of the Borrowers know of any valid basis for any such claim; and (iii) to the knowledge of each Borrower, the use of Company Intellectual Property by Holdings and the Group Members does not infringe on the rights of any Person in any material respect.

Section 3.9. Taxes. Each Group Member has timely filed or caused to be filed all US federal and non-U.S. income and all state, provincial and other tax returns that are required to be filed and has timely paid or caused to be paid all US federal and non-U.S. income and all state, provincial and other Taxes levied or imposed upon it or its Properties or income due and payable by it (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent Borrower or the applicable Group Member, as the case may be), except, in each case, where the failure to do so would not have or reasonably be expected to have a Material Adverse Effect. To the knowledge of Holdings, no material written claim has been asserted with respect to any Taxes of any Group Member (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent Borrower or the applicable Group Member, as the case may be).

Section 3.10. Federal Reserve Board Regulations. No Borrower is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation T, U or X of the Board.

Section 3.11. ERISA; Canadian Pension Plans. (a) Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, (i) neither a Reportable Event nor the failure of any Loan Party or Commonly Controlled Entity to make by its due date a required installment under Section 430(j) of the Code with respect to any Single Employer Plan or any failure by any Single Employer Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan (other than a Multiemployer Plan) has complied with the applicable provisions of ERISA and the Code, (ii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen, during such five-year period, (iii) neither Holdings nor any Commonly Controlled Entity has had, or is reasonably likely to have, a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a liability under ERISA, (iv) no failure by any Loan Party or any Commonly Controlled Entity to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code has occurred, (v) there has not been a determination that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) and (vi) to the knowledge of Holdings or any Borrower, each Multiemployer Plan has complied with the applicable provisions of ERISA and the Code and no Multiemployer Plan is Insolvent, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Canadian Pension Plan is registered and administered in compliance with the applicable provisions of the ITA and applicable pension standards laws, (ii) all material obligations of each Group Member (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans therefor have been performed on a timely basis, and, without limiting the generality of the foregoing, all contributions that are due and required to be made by each Group Member to any Canadian Pension Plan or Canadian Multi-Employer Plan have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan or Canadian Multi-Employer Plan and all Requirements of Law; (iv) all employee contributions to all Canadian Pension Plans or Canadian Multi-Employer Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected by and fully paid into such plans in a timely manner, (v) no Lien exists in favor of an administrator of a Canadian Pension Plan or Canadian Multi-Employer Plan for any overdue contributions, (vi) no event has occurred and no condition exists that has resulted or could reasonably be expected to result in a Canadian Pension Plan having its registration revoked; (vii) no Canadian Pension Event has occurred, and no condition exists that could reasonably be expected to result in, a Canadian Pension Event. Each Group Member’s sole obligation to or in respect of any Canadian Multi-Employer Plan is to make monetary contributions to such plan in the amounts and in the manner set forth in the applicable collective agreement and plan text. As of the Closing Date, no Loan Party maintains, sponsors or contributes to any Canadian Defined Benefit Plan or has any liabilities or obligations in respect of a Canadian Defined Benefit Plan that has been terminated or wound up.

Section 3.12. Investment Company Act. No Loan Party is an “investment company” within the meaning of, or required to register under, the Investment Company Act of 1940.

Section 3.13. Restricted Subsidiaries.

(a) The Restricted Subsidiaries listed on Schedule 3.13(a) constitute all the Restricted Subsidiaries of the Parent Borrower as of the Closing Date. Schedule 3.13(a) sets forth as of the Closing Date the exact legal name (as reflected on the certificate of incorporation (or formation)) and jurisdiction of incorporation (or formation) of each Restricted Subsidiary of the Parent Borrower and, as to each such Restricted Subsidiary, the percentage and number of each class of Capital Stock of such Restricted Subsidiary owned by the Group Members.

(b) As of the Closing Date, except as set forth on Schedule 3.13(b), there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, directors, managers and consultants and directors’ qualifying shares) of any nature relating to any Capital Stock of Holdings, the Parent Borrower or any Restricted Subsidiary.

(c) As of the Closing Date, the Parent Borrower has no Unrestricted Subsidiaries.

Section 3.14. Use of Proceeds. Except as otherwise provided in, and subject to the limitations set forth in, Section 2.1(c), (a) on the Closing Date the proceeds of the Revolving Credit Loans shall be used, (i) to finance a portion of the Transactions (including working capital and/or purchase price adjustments and the payment of Transaction Costs) in an aggregate principal amount not to exceed the sum of (A) $15 million plus (B) the aggregate principal amount of loans outstanding under the Existing ABL Credit Agreement immediately prior to the Closing Date (which shall not exceed $20 million), (ii) to replace, backstop or cash collateralize Existing Letters of Credit, (iii) to fund upfront fees payable in connection with this Agreement, and/or (iv) for working capital purposes and (b) after the Closing Date the proceeds of the Revolving Credit Loans shall be used to finance the working capital needs of the Loan Parties and their respective Subsidiaries and for general corporate purposes of the Loan Parties and their respective Subsidiaries (including for capital expenditures, acquisitions, Investments, Permitted Acquisitions, Restricted Payments and any other transactions not prohibited by the Loan Documents.

The proceeds of any Loans under an Incremental Facility shall be used as specified in the relevant Incremental Amendment. Letters of Credit shall be used solely to support payment and other obligations incurred in the ordinary course of business by Parent Borrower and its Subsidiaries.

Section 3.15. Environmental Matters. Other than exceptions to any of the following that would not, in the aggregate, reasonably have or be expected to have a Material Adverse Effect:

(a) each Group Member: (i) is, and for the period of three (3) years immediately preceding the Closing Date has been, in compliance with all applicable Environmental Laws; (ii) holds all Environmental Permits required for any of its current operations or for any property owned, leased, or otherwise operated by it; and (iii) is in compliance with all of its Environmental Permits;

(b) Hazardous Materials are not present at, on, under or in any real property now or formerly owned, leased or operated by any Group Member, or at any other location (including any location to which Hazardous Materials have been sent by any Group Member for re-use or recycling or for treatment, storage, or disposal) which would reasonably be expected to (i) give rise to the imposition of Environmental Liabilities on any Group Member or (ii) interfere with any Group Member’s continued operations or (iii) impair the fair saleable value of any real property currently owned by any Group Member;

(c) there is no judicial, administrative, or arbitral proceeding pursuant to any Environmental Law to which any Group Member is named as a party that is pending or, to the knowledge of any Group Member, threatened in writing (including any notice of violation or alleged violation);

(d) no Group Member has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the Federal Comprehensive Environmental Response, Compensation, and Liability Act or any equivalent US state or similar Canadian federal, provincial or territorial Environmental Law;

(e) no Group Member has entered into any consent decree, order, settlement or other agreement, or is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with any Environmental Liability; and

(f) no Group Member has assumed or retained by contract or operation of law, or is otherwise subject to, any Environmental Liability of any other Person.

Section 3.16. Accuracy of Information, Etc.. (a) None of the written information, written reports, financial statements, exhibits or schedules furnished by or on behalf of any Group Member (other than projected financial information, pro forma financial information, budgets, estimates, other forward-looking statements and information of a general economic or industry nature) to the Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (as modified or supplemented by other information so furnished), when taken as a whole and after giving effect to any updates or supplements thereto, contained or contains any material misstatement of a material fact or omitted or omits to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were or are made (after giving effect to all supplements and updates thereto), not materially misleading. With respect to written projected financial information and pro forma financial information, such written information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was furnished, it being understood that such projected financial information and pro forma financial information are not to be viewed as facts or as a guarantee of performance or achievement of any particular results, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Parent Borrower and its Subsidiaries, and that actual results may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

Section 3.17. Security Documents. The US Guarantee and Collateral Agreement and each other US Security Document executed and delivered by a US Loan Party is effective to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the US Collateral described therein, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The Canadian Guarantee and Collateral Agreement and each other Canadian Security Document executed and delivered by a Canadian Loan Party is effective to create in favor of the Agent, for the benefit of the Canadian Secured Parties, a legal, valid, binding and enforceable security interest in the Canadian Collateral described therein, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Subject to the terms of Section 5.9(d) and the delivery requirements of any applicable Intercreditor Agreement and except as otherwise provided under applicable Requirements of Law (including the UCC and the PPSA, as applicable), in the case of (i) the Pledged Capital Stock described in the US Guarantee and Collateral Agreement or the Canadian

Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Capital Stock (and constituting “certificated securities” within the meaning of the UCC or PPSA, as applicable) are delivered to the Agent (or its designee, agent or on its behalf), (ii) Collateral with respect to which a security interest may be perfected only by possession or control, upon the taking of possession or control by the Agent (or its designee or agent) of such Collateral and (iii) the other personal property Collateral described in the applicable Security Documents, when financing statements in appropriate form are filed in the appropriate filing offices, appropriate assignments or notices are filed in each applicable IP Office and such other filings as are specified by the US Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, as applicable, have been completed, the Liens on the Collateral described in clauses (i), (ii) and (iii) above created by the US Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, as applicable shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the applicable Loan Parties in such Collateral, as security for the applicable Obligations, in each case prior to the Liens of any other Person (except Permitted Liens). Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, neither the Parent Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges of Capital Stock (if any) made under the Requirements of Law of the jurisdiction of formation of the applicable Foreign Subsidiary other than a Canadian Subsidiary) in any Capital Stock or assets of any Foreign Subsidiary other than a Canadian Subsidiary, or as to the rights and remedies of the Agent or any Lender with respect thereto, under foreign (other than Canadian) Requirements of Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or the definition of Excluded Assets or (C) on the Closing Date and until required pursuant to Section 5.9 or 5.14, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.1(h) or 4.1(i) (subject to the last paragraph of Section 4.1).

Section 3.18. Solvency. As of the Closing Date, after giving effect to the Transactions, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

Section 3.19. Sanctions; Anti-Bribery Laws; Anti-Money Laundering Laws.

(a) To the extent applicable, each of Holdings, the Parent Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act, and (iii) Canadian Anti-Money Laundering Laws.

(b) (i) None of Holdings, the Parent Borrower, any of its Subsidiaries or, to the knowledge of the Parent Borrower, any director, or officer of Holdings, the Parent Borrower or any of its Subsidiaries is the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State or of any Canadian sanctions administered by the Government of Canada (“Sanctions”) and (ii) none of Holdings, the Parent Borrower nor any of its Subsidiaries will use any part of the proceeds of the Loans or otherwise knowingly make available any part of such proceeds to any Person, (x) for the purpose of financing the activities of any Person, or in any country, that is the subject of any Sanctions, except to the extent licensed or otherwise approved or exempted by OFAC or the Government of Canada or (y) in any manner that would result in a violation by any Secured Party or Loan Party of any Sanctions.

(c) No part of the proceeds of the Loans will be used by Holdings, the Parent Borrower or any of its Subsidiaries, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Officials Act (Canada), as amended.

(d) Notwithstanding the foregoing, the representations in this Section 3.19(a)(i) and (b)(ii) shall not be made by nor apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of Canada or any province thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) in so far as such representations would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law.

Section 3.20. EEA Financial Institution. No Loan Party is an EEA Financial Institution..

Section 3.21. Labor Matters. Except as would not, individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against any Group Member pending or, to the knowledge of the Borrowers, threatened in writing, (b) the hours worked by and payments made to employees of any Group Member have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, territorial, municipal, local or foreign law dealing with such matters and (c) all payments due from any Group Member, or for which any claim may be made against any Group Member, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of any such Group Member. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Group Member is bound.

Section 3.22. Accounts. Without limiting the statements contained in any Borrowing Base Certificate, the statements in each Borrowing Base Certificate are or will be (when such Borrowing Base Certificate is delivered) true and correct in all material respects. The Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by the Borrowers with respect thereto. With respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate:

(a) it is genuine and in all material respects what it purports to be, and is not evidenced by a judgment;

(b) it arises out of a completed, bona fide sale and delivery of goods or rendition of service and substantially in accordance with any purchase order, contract or other document relating thereto; and

(c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition.

Section 3.23. Borrowing Base Calculation. The calculation by the Borrower Representative of each Borrowing Base in any Borrowing Base Certificate delivered to the Agent and the valuation thereunder is complete and accurate in all material respects as of the date of such delivery.

SECTION IV

CONDITIONS PRECEDENT

Section 4.1. Conditions to Closing Date. Subject to Section 5.14 and the Funds Certain Provisions, the agreement of each Lender and Issuing Bank to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction (or waiver in accordance with Section 9.2), but subject to Section 5.14, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) The Agent shall have received this Agreement, the US Guarantee and Collateral Agreement, the Canadian Guarantee and Collateral Agreement, the other Security Documents required to be executed on the Closing Date, the Closing Date Factoring Intercreditor Agreement and the ABL Intercreditor Agreement, in each case, executed and delivered by each party thereto.

(b) Prior to, or substantially concurrently with the initial extension of credit hereunder, the Closing Date Refinancing shall have been consummated and all security interests and guarantees in connection therewith shall be terminated and released.

(c) The Agent shall have received (i) the audited consolidated balance sheets of the Seller and its Subsidiaries as at October 29, 2016 and October 28, 2017 and the related consolidated statements of retained earnings, operations, and cash flows of the Seller and its Subsidiaries for the fiscal year then ended, (ii) the unaudited consolidated balance sheet of the Seller and its Subsidiaries as at April 30, 2018 and the related consolidated statement of operations of the Seller and its Subsidiaries for the six-month period then ended, (iii) the unaudited consolidated balance sheet of the Seller and its Subsidiaries as at May 31, 2018 and the related consolidated statement of operations of the Seller and its Subsidiaries for the seven-month period then ended, (iv) for each fiscal month of the Seller and its Subsidiaries ended after May 31, 2018 and at least thirty (30) days prior to the Closing Date, the unaudited consolidated monthly balance sheet of the Seller and its Subsidiaries as at the end of such fiscal month and the related consolidated statement of operations of the Seller and its Subsidiaries for such fiscal month and (v) a pro forma consolidated balance sheet of the Parent Borrower and its Subsidiaries as of the last day of the Fiscal Quarter ended on or about June 30, 2018 prepared after giving effect to the Transactions as if the Transactions had occurred as of such date and any other adjustments as agreed by the Sponsor and the Joint Lead Arrangers (which need not be prepared in compliance with Regulations S-X of the Securities Act of 1933, as amended, or include adjustments for purchase or recapitalization accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R))).

(d) All fees and expenses in connection with the Revolving Credit Facility (including reasonable out-of-pocket legal fees and expenses) payable by the Borrowers to the Lenders, the Joint Lead Arrangers and the Agent on or before the Closing Date shall have been paid to the extent then due; provided, that all such amounts shall be required to be paid, as a condition precedent to the Closing Date, only to the extent invoiced at least three (3) Business Days prior to the Closing Date.

(e) The Agent shall have received a solvency certificate in the form of Exhibit H from the chief financial officer of the Parent Borrower with respect to the solvency of the Parent Borrower and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions.

(f) The Agent shall have received the following:

(i) a copy of the charter or other similar Organizational Document of each Loan Party and each amendment thereto, and as regards each US Loan Party, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such US Loan Party is organized or incorporated; and

(ii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated within thirty (30) days of the Closing Date, certifying that such Person is duly organized and in good standing under the laws of such jurisdiction; and (iii) a certificate of the Secretary, Assistant Secretary or other appropriate Responsible Officer of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, or operating or partnership agreement of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or formation, partnership agreement or other constitutive documents of such Loan Party have not been amended since the date the documents furnished pursuant to clause (i) above were certified and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party.

(g) The Agent shall have received the legal opinion of (i) Kirkland & Ellis LLP, as counsel to the Loan Parties, (ii) Taft Stettinius & Hollister LLP, as Ohio and Indiana local counsel to certain Loan Parties, (iii) Summit Law Group PLLC, as Washington local counsel to certain Loan Parties, (iv) Pepper Hamilton LLP, as Pennsylvania local counsel to certain Loan Parties, (v) Fredrikson & Byron, P.A., as Minnesota local counsel to certain Loan Parties and (vi) Stikeman Elliott LLP, as Canadian counsel to the Loan Parties.

(h) To the extent delivery thereof is required under the applicable Security Document and subject to the ABL Intercreditor Agreement, the Agent (or its bailee) shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to any Security Document (if such shares are certificated securities for purposes of Article 8 of the UCC or the PPSA, as applicable), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note required to be delivered by the Loan Parties pursuant to any Security Document endorsed in blank or accompanied by an executed transfer form in blank (in each case to the extent delivery of such endorsements or transfer forms are customary under applicable Requirements of Law) by the pledgor thereof.

(i) All UCC and PPSA financing statements in the jurisdiction of organization of each Loan Party and each other applicable jurisdiction to be filed, registered or recorded to perfect the Liens intended to be created by any Security Document to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Agent for filing, registration or recording.

(j) The Agent and the Joint Lead Arrangers shall have received, no later than three (3) Business Days prior to the Closing Date, all documentation and other information about the Loan Parties as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Agent and the Joint Lead Arrangers with respect to applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and Canadian Anti-Money Laundering Laws.

(k) At least two (2) Business Days prior to the Closing Date (to the extent requested by the Agent or any Initial ABL Lender at least ten (10) Business Days prior to the Closing Date), any Borrower or Guarantor that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification to the Agent, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association, in relation to such Borrower or Guarantor.

(l) The Specified Purchase Agreement Representations and the Specified Representations shall be true and correct in all material respects (except to the extent qualified by materiality or Material Adverse Effect, in which case such representations shall be true and correct in all respects).

(m) After giving effect to the Transactions and the use of proceeds described in Section 3.14(a) on the Closing Date, Availability shall not be less than $20 million.

(n) The Acquisition shall be consummated in all material respects pursuant to the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement) prior to, or substantially concurrently with, the effectiveness of this Agreement without giving effect to any amendments thereto or modifications, waivers or consents to the provisions thereof that, in any such case, are materially adverse to the interests of the Joint Lead Arrangers or the Initial ABL Lenders without the consent of the Joint Lead Arrangers, such consent not to be unreasonably withheld, conditioned or delayed (it being understood and agreed that (i) any of the following decreases in the consideration for the Acquisition shall be deemed not to be materially adverse to the interests of the Joint Lead Arrangers or the Initial ABL Lenders: (x) decreases pursuant to any purchase price or similar adjustment provisions set forth in the Purchase Agreement and (y) decreases of less than ten percent (10%) of the total Acquisition consideration (it being understood that any such decrease shall be applied to reduce the initial term commitment under the Term Loan Credit Agreement on a US Dollar-for-US Dollar basis), (ii) any increase in the consideration for the Acquisition shall be deemed not to be materially adverse to the interests of the Joint Lead Arrangers or the Initial ABL Lenders so long as funded with proceeds of common equity, preferred equity that does not constitute “Disqualified Capital Stock” or cash on hand at the Parent Borrower and (iii) any adverse amendment, consent, waiver or other modification to the definition of Material Adverse Effect (as defined in the Purchase Agreement) (in each case, without the prior written consent of the Joint Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned)) shall be deemed to be materially adverse to the interests of the Joint Lead Arrangers or the Initial ABL Lenders.

(o) No Material Adverse Effect (as defined in the Purchase Agreement) shall have occurred since July 25, 2018.

(p) The Borrower Representative shall have delivered to the Agent a Borrowing Base Certificate as of August 26, 2018.

Notwithstanding anything to the contrary contained above in this Section 4.1, to the extent any Collateral may not be perfected solely by (A) the filing of financing statements under the UCC or the PPSA, or (B) the delivery of stock certificates or other certificates, if any, representing equity interests of the Loan Parties required to be pledged pursuant to the US Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement to the extent (x) possession of such certificates perfects a security interest therein and (y) other than in the case of stock certificates or other certificates representing equity interests of the Parent Borrower or any of its Domestic Subsidiaries that are Loan Parties under the Existing Credit Agreements, such stock certificates have been received from the Sellers after Borrowers’ use of commercially reasonable efforts to do so, then the perfection of the security interest in such Collateral (and the taking of the related required actions) shall not constitute a condition precedent to the effectiveness of this Agreement under this Section 4.1, but may instead be provided within ninety (90) days after the Closing Date, subject to such extensions as are reasonably agreed by the Agent and the Borrower Representative (the foregoing conditions, the “Funds Certain Provisions”).

Section 4.2. Conditions to Each Post-Closing Extension of Credit. The agreement of each Lender and any Issuing Bank to make any extension of credit requested to be made by it hereunder on any date (other than (v) the initial extensions of credit on the Closing Date (except with respect to the conditions precedent specified in clauses (c) and (d) below), (w) extensions of credit on the Fifth Amendment Effective Date (except with respect to the conditions specified in clauses (c) and (d) below and in Section II of the Fifth Amendment), (x) Agent Advances, (y) a conversion of Loans to the other Type, or a continuation of ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate Loans and (z) any amendment, modification, renewal or extension of a Letter of Credit which does not increase the face amount of such Letter of Credit) is subject to the satisfaction of the following conditions precedent (except as otherwise set forth in Section 2.20(c) and (d)):

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (provided, that, in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or Material Adverse Effect).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the extensions of credit requested to be made on such date.

(c) Borrowing Notice. Delivery of a Borrowing Request pursuant to Section 2.3.

(d) Borrowing Base Limitations. After giving effect thereto (and the use of the proceeds thereof): (i) the Total Revolving Credit Exposure would not exceed the Line Cap at such time; (ii) the Total Canadian Revolving Credit Exposure at such time would not exceed the Canadian Line Cap at such time; and (iii) the Total US Revolving Credit Exposure at such time would not exceed the US Line Cap at such time.

Each Borrowing of a Loan (other than (w) the initial extensions of credit on the Closing Date (except with respect to the condition precedent specified in clause (d) below), (x) Agent Advances, (y) a conversion of Loans to the other Type, or a continuation of ~~Eurodollar~~Term SOFR Loans or BA Equivalent Rate Loans, and (z) any amendment, modification, renewal or extension of a Letter of Credit which does not increase the face amount of such Letter of Credit) by and issuance of a Letter of Credit on behalf of one or more Borrowers hereunder shall constitute a representation and warranty by the Parent Borrower and such Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.

Notwithstanding anything in this Section 4.2 to the contrary, (i) the effectiveness of any Incremental Amendment shall be subject only to the conditions precedent set forth in Section 2.20(c) and to such conditions as are mutually agreed between the applicable Borrower and the Lenders party to the Incremental Amendment and (ii) the effectiveness of any Extension Amendment shall be subject only to the conditions precedent set forth in Section 2.22(a) and to such conditions as are mutually agreed between the applicable Borrower and the Lenders party to the Extension Amendment.

SECTION V

AFFIRMATIVE COVENANTS

Holdings (solely with respect to Section 5.3, Section 5.4, Section 5.9 and Section 5.11), the Parent Borrower and each other Borrower hereby jointly and severally agrees that until the Obligations have been paid in full and all Revolving Credit Commitments have been terminated, Holdings (solely with respect to Section 5.3, Section 5.4, Section 5.9 and Section 5.11), the Parent Borrower and each other Borrower shall and shall cause each of the Parent Borrowers’ Restricted Subsidiaries to:

Section 5.1. Financial Statements. Furnish to the Agent for further delivery to each Lender:

(a) within 120 days after the end of each Fiscal Year of the Parent Borrower (150 days in the case of the Fiscal Years ending on or about December 31, 2018 and December 31, 2020), a copy of the audited consolidated balance sheets of the Parent Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year or period and the related audited consolidated statements of income, stockholders’ (or members’) equity and of cash flows for such Fiscal Year (provided, that for the Fiscal Year ending December 31, 2018, the Target shall be included in such financial statements only from the Closing Date through the end of such Fiscal Year and Midwest Lumber shall be included in such financial statements only from June 1, 2018 through the end of such Fiscal Year), setting forth in each case in comparative form the figures as of the end of and for the previous year or period (provided, in no event shall any comparison be required to be furnished to the Agent with respect to any period occurring prior to the first day of the Fiscal Year of the Parent Borrower ending on or about December 31, 2018; provided, further, with respect to Midwest Lumber and the Target and its Subsidiaries, in no event shall any prior year comparison financial be required to include information with respect to Midwest or the Target and its Subsidiaries, as applicable, prior to the date such Persons were acquired, directly or indirectly, by Parent Borrower), all in reasonable detail and prepared in accordance with GAAP (except as noted therein), reported on without a “going concern” or like qualification, exception or explanatory paragraph, or qualification, exception or explanatory paragraph as to the scope of the audit (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (x) an upcoming maturity date under any Indebtedness, (y) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period), by an independent certified public accountants of nationally recognized standing, together with customary management discussion and analysis or (z) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary;

(b) within 45 days after the end of each of the first three quarterly periods of each Fiscal Year of the Parent Borrower commencing with the Fiscal Quarter ending on or about March 31, 2019 (60 days in the case of the Fiscal Quarters ending on or about March 31, 2019, June 30, 2019 and September 30, 2019 for which financial statements are required to be delivered pursuant to this Section 5.1(b)), the unaudited consolidated balance sheets of the Parent Borrower and its consolidated Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income, stockholders’ (or members’) equity and of cash flows for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year (provided, no comparison to any period prior to the Closing Date shall be required), all in reasonable detail and certified by a Responsible Officer of the Parent Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries in accordance with GAAP (except as noted therein and subject to normal year-end audit adjustments and the absence of footnotes), together with customary management discussion and analysis; provided, that any change in GAAP (or relevant pronouncements) or in the application thereof (including through conforming changes made consistent with IFRS) shall not be required to be reflected in the financial statements delivered pursuant to this Section 5.1(b) until after such changes are reflected in the audited financial statements most recently delivered pursuant to Section 5.1(a);

(c) within 60 days after the end of the Fiscal Quarter ending on or about September 30, 2018, (i) the unaudited consolidated balance sheets of the Parent Borrower and its consolidated Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income, stockholders’ (or members’) equity and of cash flows for such Fiscal Quarter, all in reasonable detail and certified by a Responsible Officer of the Parent Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Parent Borrower and its consolidated Subsidiaries (which for purposes of this Section 5.1(c)(i) shall in no event include the US Target, the Canadian Target or their respective subsidiaries) in accordance with GAAP (except as noted therein and subject to normal year-end audit adjustments and the absence of footnotes) and (ii) the unaudited combined balance sheet of the US Target and the Canadian Target and their respective subsidiaries as at the end of such Fiscal Quarter and the related combined statement of operations of the US Target and the Canadian Target and their respective subsidiaries for such Fiscal Quarter; provided, that any change in GAAP (or relevant pronouncements) or in the application thereof (including through conforming changes made consistent with IFRS) shall not be required to be reflected in the financial statements delivered pursuant to this Section 5.1(c); and

(d) together with each set of consolidated financial statements referred to in Sections 5.1(a) and Section 5.1(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only and shall not be required to be audited) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in clauses (a), (b), (c) and (d) of this Section 5.1 may be satisfied with respect to financial information of the Parent Borrower and its Subsidiaries by furnishing (1) the applicable financial statements of Holdings (or any direct or 161 indirect parent of the Parent Borrower) or (2) the Parent Borrower’s (or any direct or indirect parent of the Parent Borrower’s) Form 10-K or 10-Q, as applicable, filed with the SEC; provided, that, (i) to the extent such information relates to a parent of the Parent Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Parent Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 5.1(a), the consolidated financial statements included in the materials provided are accompanied by a report by an independent certified public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanatory paragraph, or qualification, exception or explanatory paragraph as to the scope of the audit (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (x) an upcoming maturity date under any Indebtedness or (y) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period)).

Section 5.2. Certificates; Other Information. Furnish to the Agent in each case for further delivery to each Lender, or, in the case of clause (f) or (g), to the relevant Lender:

(a) concurrently with the delivery of any financial statements pursuant to Sections 5.1(a) and 5.1(b) (or the Form 10-K or 10-Q, as applicable, referred to in the last paragraph of Section 5.1), a Compliance Certificate of a Responsible Officer of the Parent Borrower that shall include, or have appended thereto, a statement that such Responsible Officer of the Parent Borrower has obtained no knowledge of any continuing Event of Default, or if any such Event of Default has occurred and is continuing, specifying the nature and extent thereof and any action taken or proposed to be taken with respect thereto (which shall include calculations with respect to the Financial Covenant irrespective of whether a Compliance Period exists at such time);

(b) concurrently with the delivery of any financial statements pursuant to Section 5.1(a), a consolidated budget in reasonable detail for the following Fiscal Year (including a projected consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as of the end of the following Fiscal Year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a statement of all material assumptions used in preparation of such budget) (collectively, the “Projections”), which Projections shall set forth such information on a quarterly basis and in each case be accompanied by a certificate of a Responsible Officer of the Parent Borrower stating that such Projections are based on reasonable estimates, information and assumptions at the time made and at the time delivered (it being understood that (x) the Projections shall constitute “private side” information and shall only be made available to “non-public” Lenders and (y) the Projections are based upon good faith estimates and assumptions believed by management of the Parent Borrower to be reasonable at the time made and at the time delivered, it being recognized that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of management, and that no assurance can be given that any particular Projections will be realized and that variances from the Projections and the actual results during the period or periods covered by such Projections may be material);

(c) from and after the Closing Date, (i) unless clause (ii) below applies, not later than 5:00 p.m., New York City time on or before the twentieth (20th) day of each Fiscal Month (or more frequently as the Borrower Representative may elect, so long as the frequency of delivery is maintained by the Borrower Representative for the immediately following sixty (60) day period), (ii) during any period in which a Dominion Period is in effect and in respect of which the Agent has delivered notice thereof as contemplated by the definition thereof, not later than 5:00 p.m., New York City time, on or before Wednesday of each week, (iii) at the Borrower Representative’s discretion, at the time of the consummation of a Permitted Acquisition (including, if applicable, a calculation of the Acquired Asset Borrowing Base) and (iv) at the time of the consummation of a sale or other Disposition (including a sale of Accounts in connection with a Receivables Facility or Factoring Facility) of Borrowing Base assets with a value in excess of $5 million (excluding any Disposition of cash or Inventory in the ordinary course of business but including, for the avoidance of doubt, any Disposition pursuant to Section 6.5(j), (p) or (bb)), in each case, a borrowing base certificate setting forth each Borrowing Base (in each case with supporting calculations in reasonable detail) substantially in the form of Exhibit J (each, a “Borrowing Base Certificate”), which shall be prepared as of the last Business Day of the preceding Fiscal Month in the case of each subsequent Borrowing Base Certificate (or, if any such Borrowing Base Certificate is delivered more frequently than monthly, as of the last Business Day of the week or other applicable period preceding such delivery). Each such Borrowing Base Certificate shall include such supporting information as may be reasonably requested from time to time by the Agent;

(d) (i) In the case of succeeding sub-clause (x), one (1) time during each Fiscal Year of the Parent Borrower (or, at any time that Specified Availability is less than the greater of (i) 15% of the Line Cap and (ii) $19.0 million for five (5) consecutive business days, two (2) times in each Fiscal Year of the Parent Borrower), (ii) in the case of succeeding sub-clause (y), one (1) time in each Fiscal Year (at any time that Specified Availability is less than the greater of (i) 15% of the Line Cap and (ii) $19.0 million for five (5) consecutive business days, two (2) times in each Fiscal Year of the Parent Borrower) and (iii) in the case of either sub-clause (x) or (y), at any time that any Specified ABL Default exists, as often as the Agent reasonably requests (x) an appraisal of the Inventory of the Loan Parties and (y) a collateral examination of the Inventory, Accounts and related accounts of the Loan Parties, in each case, in scope and form, and conducted by the Agent or from a third-party appraiser and a third-party consultant, respectively, reasonably satisfactory to the Agent and at the sole cost and expense of the Borrowers; provided that, notwithstanding the foregoing, the Agent, in its Permitted Discretion, may elect not to conduct a second field exam and inventory appraisal in any Fiscal Year if the amount attributable to clause (b) of the definition of “Specified Availability” (without regard to the proviso thereto) is greater than $50,000,000 at such time. The Agent shall deliver to each Lender, within five (5) days of receipt thereof, each final report delivered to the Agent pursuant to this clause (d);

(e) within ten (10) days after the same are sent or made available, copies of all reports that any Group Member sends to the holders of any class of its public equity securities and, promptly after the same are filed, copies of all reports or other materials that any Group Member may make to, or file with, the SEC or any national securities exchange (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be furnished to the Agent or the Lenders pursuant to any other clause of this Section 5.2, in each case only to the extent such reports are of a type customarily delivered by borrowers to lenders in syndicated loan financings; provided, that the Parent Borrower shall not be required to deliver copies of any such reports or other materials that have been posted on EDGAR or any successor filing system thereto;

(f) promptly after the written request by the Agent or any Lender through the Agent, customary documentation and other information that such Lender reasonably requests in writing in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and Canadian Anti-Money Laundering Laws; and

(g) promptly, such additional financial and other information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance by any Loan Party with the terms of the Loan Documents to which it is a party, as the Agent may from time to time reasonably request in writing (on its own behalf or on behalf of any Lender); provided that no Loan Party shall be required to prepare or procure any environmental surveys or reports with respect to the real property of any Group Member.

In no event shall the requirements set forth in Section 5.2(g) require Holdings, the Borrower Representative or any of its Restricted Subsidiaries to provide any such information which (i) constitutes non-financial trade secrets or non-financial proprietary information Holdings, the Borrower Representative or any of its Restricted Subsidiaries, (ii) in respect of which disclosure to the Agent or any Lender (or their respective representatives) is prohibited by Requirements of Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product or confidentiality obligations.

Section 5.3. Payment of Material Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.4. Conduct of Business and Maintenance of Existence, Compliance with Laws, Etc.. (a) (i) Preserve, renew and keep in full force and effect its corporate or other organizational existence (it being understood, for the avoidance of doubt, that the foregoing shall not limit any change in form of entity or organization) and (ii) take all reasonable action to maintain all rights, privileges, franchises, permits and licenses necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except (other than in the case of the preservation of existence of the Parent Borrower) to the extent that failure to do so would not have or reasonably be expected to have a Material Adverse Effect; and (b) comply with all applicable Requirements of Law (including ERISA, applicable laws relating to Canadian

Pension Plans and Canadian Multi-Employer Plans, the PATRIOT Act and Canadian Anti-Money Laundering Laws) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, in each case, except to the extent that failure to comply therewith would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 5.5. Maintenance of Property; Insurance.

(a) (i) Except as would not have or reasonably be expected to have a Material Adverse Effect, keep all Property (including all Intellectual Property) and systems necessary in its business in good working order and condition, ordinary wear and tear excepted and fire, casualty and condemnation excepted and (ii) maintain with insurance companies the Parent Borrower believes to be financially sound and reputable insurance on all its Property in at least such amounts (after giving effect to any self-insurance or pooled insurance, in each case, reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Parent Borrower and its Restricted Subsidiaries) and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same geographic regions by companies of similar size engaged in the same or a similar business.

(b) Within ninety (90) days following the date hereof (subject to Section 5.14) and within thirty (30) days following any date on which a new Grantor (as defined in the US Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, as applicable) is added to the US Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement (or is to execute and deliver any other applicable Security Document) or the date the relevant policy is obtained, cause the Agent to be named as additional insured on all general liability insurance policies (excluding, for the avoidance of doubt, directors and officers, worker’s compensation, health and benefit, and vehicle and similar liability policies) of such Grantor, and the Agent shall be named as lenders’ loss payee on all property and casualty insurance policies of such Grantor with respect to Collateral. The Grantors shall use commercially reasonable efforts to cause all such insurance (i) to provide that the relevant insurer shall endeavor to provide the Agent with at least thirty (30) days’ prior notice of the cancellation of the relevant policy of insurance ten (10) days in the case of cancellation for non-payment) and (ii) if reasonably requested by the Agent, include a breach of warranty clause.

Section 5.6. Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct in all material respects entries in conformity with GAAP and all material applicable Requirements of Law shall be made of all material dealings and transactions in relation to its business activities and (b) permit representatives of any Lender, upon reasonable prior notice, to visit and inspect any of its properties and examine and, at the Borrowers’ expense, make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (subject to the immediately succeeding sentence) and to discuss the business, operations, properties and financial and other condition of Holdings and the Group Members with officers and employees of Holdings and the Group Members and with their respective independent certified public accountants (subject to such accountants’ policies and procedures). Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, such visits, inspections and examinations shall only be conducted by the Agent and shall be limited to one (1) per Fiscal Year). The Agent and the Lenders shall give the Borrower Representative the opportunity to participate in any discussions with the Borrower Representative’s independent public accountants. In no event shall the requirements set forth in Section 5.6 require Holdings, the Borrower Representative or any of its Restricted Subsidiaries to provide Agent, Swingline Lender, any Issuing Bank or any other Lender any information which (i) constitutes non-financial trade secrets or non-financial proprietary information of Holdings, the Borrower Representative or any of its Restricted Subsidiaries, (ii) in respect of which disclosure to the Agent or any Lender (or their respective representatives) is prohibited by Requirements of Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product or confidentiality obligations. For the avoidance of doubt, this Section 5.6 does not govern field examinations or inventory appraisals, which are governed by Section 5.2(d).

Section 5.7. Notices. (a) Promptly after (or, (i) in the case of clause (c), or (e), within 30 days and (ii) in the case of clause (f), within three (3) Business Days after) a Responsible Officer of the Parent Borrower acquires actual knowledge thereof, give notice to the Agent of:

(b) the occurrence of any Event of Default (except to the extent the Agent shall have previously furnished Borrower Representative written notice of such Event of Default);

(c) any litigation, investigation or legal proceeding which may exist at any time, that would have or reasonably be expected to have a Material Adverse Effect;

(d) the following events if any such event would have or reasonably be expected to have a Material Adverse Effect: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, the occurrence of any Canadian Pension Event with respect to any Canadian Defined Benefit Plan, a failure to make any required contribution to a Single Employer Plan, Multiemployer Plan or Canadian Pension Plans that would reasonably be expected to result in a Lien in favor of the PBGC or Canadian Governmental Authority having authority similar to the PBGC, a Single Employer Plan, Multiemployer Plan or Canadian Pension Plan, the creation of any Lien in favor of the PBGC or Canadian Governmental Authority having authority similar to the PBGC, a Single Employer Plan, Multiemployer Plan or Canadian Pension Plan, any partial or complete withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or determination that any Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or (ii) the institution of proceedings or the taking of any other action by the PBGC or Holdings or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal by any Loan Party or Commonly Controlled Entity from, or the termination or Insolvency of, any Multiemployer Plan or Single Employer Plan;

(e) notice of the commencement of a Compliance Period or a circumstance that, with the giving of notice, would commence a Dominion Period;

(f) any other development or event that has or would reasonably be expected to have a Material Adverse Effect; and

(g) (i) the taking of any remedial action by any surety or (ii) the receipt by any Loan Party of any notice of such surety’s intent to take any remedial action, in each case, with respect to any assets included as eligible in the Borrowing Base Certificate most recently delivered pursuant to Section 5.2(c).

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer of the Parent Borrower setting forth details of the occurrence referred to therein and stating what action (if any) the Parent Borrower or the relevant Group Member proposes to take with respect thereto.

Section 5.8. Environmental Laws.

(a) Comply in all respects with all applicable Environmental Laws, and obtain, maintain and comply with, any and all Environmental Permits, except to the extent the failure to so comply with Environmental Laws or obtain, maintain or comply with Environmental Permits would not have or reasonably be expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other corrective actions required pursuant to Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding any violation of or non-compliance with Environmental Laws and any Release or threatened Release of Hazardous Materials, except, in each case, to the extent the failure to do so would not have or reasonably be expected to have a Material Adverse Effect.

Section 5.9. Additional Collateral, Etc.

(a) Subject to Section 5.9(d), with respect to any personal Property (other than an Excluded Asset) acquired or created (including by the filing of any applications for the registration or issuance of any Intellectual Property) after the Closing Date by any existing Loan Party, no later than the later of (i) the next date of delivery of a Compliance Certificate pursuant to Section 5.2(a) covering a period that includes the date of such acquisition or creation of such Property or (ii) forty-five (45) days after such acquisition or creation, (x) execute and deliver to the Agent such amendments to the Security Documents (including schedules thereto) or such other documents as are necessary to grant to the Agent, for the benefit of the applicable Secured Parties, a security interest in such Property and (y) take all necessary actions (as determined by the Borrower Representative in good faith) to grant to the Agent, for the benefit of the applicable Secured Parties, a security interest (subject to Permitted Liens) in such Property to the extent required under the applicable Security Documents (including schedules thereto), including the filing of UCC and PPSA financing statements in such jurisdictions as may be required by the applicable Security Documents.

(b) [Reserved].

(c) With respect to (i) any new Restricted Subsidiary that would constitute a Subsidiary Guarantor (within the meaning of that term) that is created or acquired after the Closing Date (other than an Excluded Subsidiary) or (ii) any previously Excluded Subsidiary that ceases to constitute an Excluded Subsidiary (pursuant to the definition of such term) (including any Immaterial Subsidiary that ceases to constitute an Immaterial Subsidiary or that has been designated by the Borrower Representative to no longer constitute an Immaterial Subsidiary in order to comply with the proviso to the definition thereof) (each such Person, a “Subsequent Required Guarantor”), in each case no later than the later of (A) the next date of delivery of a Compliance Certificate pursuant to Section 5.2(a) covering a period that includes the date of such acquisition, creation or reclassification of such Restricted Subsidiary or (B) forty-five (45) days after such acquisition, creation or reclassification (w) execute deliver to the Agent such amendments to the applicable Security Documents (including schedules thereto) as the Agent reasonably deems necessary to grant to the Agent, for the benefit of the applicable Secured Parties, a perfected security interest (subject to Permitted Liens) in the Capital Stock of such Subsequent Required Guarantor (other than to the extent constituting Excluded Assets), (x) subject to the ABL Intercreditor Agreement or any other applicable Intercreditor Agreement, deliver to the Agent (1) the certificates, if any, representing such Capital Stock of such Subsequent Required Guarantor constituting certificated securities under the UCC or the PPSA, as applicable, together with undated stock powers, in blank, to the extent necessary to perfect the Agent’s security interests therein and (2) any note, instrument or debt security in favor of such Subsequent Required Guarantor, endorsed in blank or accompanied by an executed transfer form in blank, in each case executed and delivered by a duly authorized officer of such Subsequent Required Guarantor, in each case to the extent required by the applicable Security Documents (in each case to the extent delivery of such endorsements or transfer forms are customary under applicable Requirements of Law), (y) cause such Subsequent Required Guarantor (1) to become a party to the applicable Security Documents and (2) to take such actions necessary to grant to the Agent, for the benefit of the applicable Secured Parties, a perfected Lien on and security interest in (subject to Permitted Liens) the Collateral described in the applicable Security Documents with respect to such Subsequent Required Guarantor, including the recording of instruments in the applicable IP Office, if required, and the filing of UCC and PPSA financing statements in such jurisdictions as may be required by the applicable Security Documents and (z) if reasonably requested by the Agent, deliver to the Agent customary legal opinions relating to the matters described above.

(d) Notwithstanding the foregoing provisions of this Section 5.9 or any other provision hereof or of any other Loan Document, (i) no Loan Party shall be required to pledge, grant or perfect a security interest in, or mortgage on, obtain title insurance, surveys, abstracts or appraisals or take other actions with respect to Excluded Assets (or take any other actions which are expressly not required pursuant to the definition thereof), (ii) except as set forth in clause (iii) below, no Loan Party shall be required to perfect any pledges, security interests and mortgages in the Collateral by any means other than (A)(1) filings pursuant to the UCC or the PPSA in the office of the Secretary of State (or similar central filing office) of the relevant jurisdiction (or such multiple combination thereof as may be required to achieve perfection) and (2) filings in the applicable IP Offices with respect to Intellectual Property as expressly required in the Security Documents and (B) subject to the ABL Intercreditor Agreement and any other applicable Intercreditor Agreement entered into pursuant to this Agreement, delivery to the Agent of all certificates evidencing Capital Stock of Restricted Subsidiaries required to be delivered in order to perfect the Agent’s security interest therein, intercompany notes and other instruments (including the Subordinated Intercompany Notes) to be held in its possession, in each case, as expressly required in the Security Documents, and (iii) no Loan Party shall be required to take any action that is not required by, or is inconsistent with, the Collateral and Guarantee Requirement.

Section 5.10. Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit only for the purposes specified in Section 3.14 and shall not use such proceeds in any manner that would cause the representations and warranties in Section 3.19 to be untrue.

Section 5.11. Further Assurances. Promptly upon reasonable written request by the Agent (i) correct any mutually identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, and deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Security Documents, to the extent required pursuant to the Collateral and Guarantee Requirement and subject in all respects to the limitations therein.

Section 5.12. Inventory. With respect to the Inventory of each Loan Party, each Loan Party will maintain correct and accurate (in all material respects) records of the kind, type and quantity of Inventory, the cost therefor and withdrawals therefrom and additions thereto.

Section 5.13. Designation of Subsidiaries.

(a) The Board of Directors of the Parent Borrower may at any time designate any Restricted Subsidiary (other than any Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Agent; provided, that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if after such designation it would be a “restricted subsidiary” for the purpose of any other Material Debt and (iii) immediately before and after such designation, the Payment Conditions shall be satisfied.

(b) The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent Borrower therein at the date of designation in an amount equal to the fair market value of the Parent Borrower’s Investment therein as determined in good faith by the Borrower Representative and the Investment resulting from such designation must otherwise be in compliance with Section 6.7 (as determined at the time of such designation). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and a return on any Investment by the Parent Borrower in such Unrestricted Subsidiary; provided, that (i) solely for the purpose of calculating the outstanding amounts of Investments under Section 6.7 made in respect of any Unrestricted Subsidiary being redesignated as a Restricted Subsidiary, upon such redesignation the Parent Borrower shall be deemed to continue to have an outstanding Investment in such Subsidiary in an amount (if positive) equal to (a) the Parent Borrower’s

Investment in such Subsidiary at the time of such redesignation less (b) the fair market value of the net assets of such Subsidiary at the time of such redesignation attributable to the Parent Borrower’s ownership of such Subsidiary and (ii) solely for purposes of Section 5.9(c) and the Security Documents, any Unrestricted Subsidiary designated as a Restricted Subsidiary shall be deemed to have been acquired on the date of such designation. Any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Borrower Representative.

Section 5.14. Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 5.14 in each case within the time limits specified therein (or such longer period of time reasonably acceptable to the Agent).

Section 5.15. Lender Conference Call. Participate in a conference call (including a customary question and answer session) with the Agent and Lenders once during each Fiscal Year (commencing with Fiscal Year 2020) to be held at such time as may be agreed to by the Parent Borrower and the Agent, but in any event within fifteen (15) Business Days after the date that financial statements are required to be delivered for the relevant period pursuant to Section 5.1(a).

Section 5.16. Canadian Pension Plans. In the case of any Canadian Subsidiaries (to the extent any Canadian Pension Plans exist):

(a) Ensure that, for each Canadian Pension Plan and Canadian Multi-Employer Plan, each Canadian Subsidiary complies, in a timely fashion, with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan and Canadian Multi-Employer Plan, including under any funding agreements and all applicable Requirements of Law (including any fiduciary, funding, investment and administration obligations);

(b) Ensure that all employer or employee payments, contributions required to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Multi-Employer Plan are paid or remitted by the Canadian Subsidiaries in a timely fashion in accordance with the terms thereof, any funding agreements, the terms of any applicable collective bargaining agreement, and all Requirements of Law;

(c) Deliver to the Agent (A) if reasonably requested by the Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority; and (B) notification within thirty days of the establishment of any Canadian Pension Plan, or the commencement of contributions to any such plan to which such Canadian Subsidiary was not previously contributing, including, for greater certainty, in the event of the acquisition of any Person if such Person sponsors, administers, or participates in, or has any liability or obligation in respect of, a Canadian Pension Plan; and

(d) Ensure that no Loan Party (without the prior written consent of the Agent) sponsors, administers, or participates in, or has any liability or obligation in respect of, a Canadian Defined Benefit Plan.

SECTION VI

NEGATIVE COVENANTS

Holdings (solely with respect to Section 6.14), the Parent Borrower and each other Borrower hereby jointly and severally agrees that until the Obligations have been paid in full and all Revolving Credit Commitments have been terminated, Holdings, the Parent Borrower and each other Borrower shall not and shall not permit any of the Restricted Subsidiaries to:

Section 6.1. Financial Covenant. During each Compliance Period, the Parent Borrower shall not permit (i) the Consolidated Fixed Charge Coverage Ratio for the last Test Period ended prior to the beginning of such Compliance Period for which financial statements have been delivered or were required to be delivered to the Agent pursuant to Section 5.1(a) or Section 5.1(b) to be less than 1.00:1.00 as of the last day of such Test Period or (i) the Consolidated Fixed Charge Coverage Ratio for any Test Period ending thereafter until termination of such Compliance Period to be less than 1.00:1.00 as of the last day of such Test Period.

Section 6.2. Limitation on Indebtedness. Directly or indirectly, create, incur, assume, guaranty or suffer to exist any Indebtedness or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) Indebtedness pursuant to any Loan Document (including Indebtedness under any Incremental Facility and Extended Revolving Credit Commitments);

(b) intercompany Indebtedness permitted pursuant to Section 6.7;

(c) Indebtedness consisting of (A) (i) Capital Lease Obligations or (ii) purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance or Refinance (within 270 days of the acquisition or replacement or completion of construction, installation, repair or improvement of such fixed or capital assets, as applicable) the acquisition, replacement, construction, installation, repair or improvement of fixed or capital assets within the limitations set forth in Section 6.3(g) or (B) any Refinancing Indebtedness in respect thereof; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (x) $40 million and (y) 40% of Trailing Four Quarter Consolidated EBITDA;

(d) Indebtedness outstanding on the Closing Date and listed on Schedule 6.2(d); provided, that any such Indebtedness owed by any Loan Party to a Subsidiary that is not a Loan Party shall be evidenced by the Subordinated Intercompany Note (or, to the extent customary under applicable Requirements of Law, such other customary note or debt instrument) and subordinated to the Obligations on the terms set forth therein;

(e) Guarantee Obligations, letters of credit, indemnities (including through cash collateralization), surety bonds, performance bonds and similar obligations (i) made in the ordinary course of business by any Group Member of obligations (other than in respect of Indebtedness for borrowed money) of (v) Holdings, (w) any Borrower, (x) any Restricted

Subsidiaries, (y) any special purpose entities in connection with any construction or development projects relating to the business of the Group Members or (z) any joint venture of any Group Member, (ii) of any Group Member in respect of Indebtedness otherwise permitted to be incurred by any such Group Member, as the case may be, under this Section 6.2 (other than Section 6.2(d)) and (iii) of any Group Member in respect of Indebtedness of any Unrestricted Subsidiary or joint venture; provided, that (A) in the case of clause (ii), (x) if the Indebtedness being guaranteed is subordinated to the Obligations such guarantee shall be subordinated to the Obligations on terms at least as favorable to the Lenders as those contained in the subordination provisions of such Indebtedness and (y) no Guarantee Obligation, letter of credit, indemnity (including through cash collateralization), surety bond, performance bond or similar obligation by any Restricted Subsidiary in respect of any Indebtedness of any Loan Party shall be permitted pursuant to such clause unless such Restricted Subsidiary is or shall become a Subsidiary Guarantor, (B) in the case of clauses (ii) and (iii), any such Guarantee Obligation, letter of credit, indemnity (including through cash collateralization), surety bond, performance bond or similar obligation of a Loan Party in respect of Indebtedness of a Subsidiary or other Person that is not a Loan Party or of a US Loan Party in respect of a Canadian Loan Party shall be a permitted Investment in such Person pursuant to Section 6.7 and (C) in the case of clause (i)(v) and (i)(z) above, the aggregate principal or face amount of all obligations at any one time outstanding shall not exceed the greater of (x) $10 million and (y) 10% of Trailing Four Quarter Consolidated EBITDA;

(f) Unsecured Indebtedness in an aggregate amount not to exceed (i) Excluded Contributions minus (ii) Permitted Excluded Contribution Utilizations (other than as described in clause (i) thereof);

(g) Indebtedness of any Group Member or of any Person that becomes a Restricted Subsidiary, in each case to the extent incurred in connection with a Permitted Acquisition or other Investment permitted under Section 6.7 so long as (i) the aggregate principal amount of such Indebtedness does not exceed (A) the greater of (x) $20 million and (y) 20% of Trailing Four Quarter Consolidated EBITDA plus (B) any additional amount that such Person would be permitted to incur pursuant to Section 4.09 of the First Lien Indenture (as in effect on the Third Amendment Effective Date and regardless of whether then in effect);

(h) Indebtedness of any Group Member or of any Person that is or becomes a Restricted Subsidiary, in each case to the extent acquired or assumed in connection with a Permitted Acquisition or other Investment permitted under Section 6.7 so long as (i) such Indebtedness existed at the time of such Permitted Acquisition or other Investment permitted under Section 6.7, (ii) such Indebtedness was not incurred in contemplation of such Permitted Acquisition or other acquisition permitted under Section 6.7, (iii) the aggregate principal amount of such Indebtedness does not exceed (A) the greater of (x) $40 million and (y) 40% of Trailing Four Quarter Consolidated EBITDA plus (B) any additional amount that such Person would be permitted to incur pursuant to Section 4.09 of the First Lien Indenture (as in effect on the Third Amendment Effective Date and regardless of whether then in effect);

(i) Indebtedness consisting of promissory notes issued by any Loan Party or other Restricted Subsidiary to current or former officers, directors, managers, advisors, service providers, consultants and employees, or their respective estates, executors, administrators, heirs, legatees, distributees, spouses or former spouses, to finance the purchase or redemption of Capital Stock of Holdings (or any direct or indirect parent thereof) to the extent permitted by Section 6.6(b);

(j) to the extent constituting Indebtedness, Cash Management Obligations and other Indebtedness in respect of Cash Management Services in the ordinary course of business and Indebtedness arising from the endorsement of instruments or other payment items for deposit and the honoring by a bank or other financial institution of instruments or other payments items drawn against insufficient funds;

(k) to the extent constituting Indebtedness, indemnification, deferred purchase price adjustments, earn-outs, obligations in respect of transaction tax benefits or similar obligations, in each case, incurred or assumed in connection with the Transactions, the acquisition or Disposition of any business or assets or any Investment permitted to be acquired or made hereunder;

(l) Indebtedness of a Non-Loan Party Subsidiary in an aggregate principal amount (for all Non-Loan Party Subsidiaries in the aggregate) not to exceed at any time the sum of (A) the greater of (x) $25 million and (y) 25% of Trailing Four Quarter Consolidated EBITDA, plus (B) Indebtedness permitted to be incurred under the last proviso in Section 4.09(a) of the First Lien Indenture as of the Fifth Amendment Effective Date (whether or not then in effect on the relevant date of determination);

(m) (A) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business and (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(n) Indebtedness in respect of Swap Contracts entered into not for speculative purposes in the ordinary course of business;

(o) additional Indebtedness in an aggregate principal amount not to exceed at any time the greater of (A) $75 million and (B) 75% of Trailing Four Quarter Consolidated EBITDA;

(p) Permitted Ratio Debt and any Permitted Refinancing thereof;

(q) Indebtedness representing deferred compensation or similar obligations to directors, officers or employees of the Parent Borrower and its Subsidiaries incurred in the ordinary course of business;

(r) Indebtedness consisting of obligations of the Group Members under deferred compensation or other similar arrangements with employees incurred by such Person in connection with Permitted Acquisitions or any other Investments permitted under Section 6.7 constituting acquisitions of Persons or businesses or divisions;

(s) Indebtedness in respect of letters of credit, surety bonds, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, pooled insurance obligations, or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided, that upon the drawing of such letter of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 45 days (or such longer period as may be agreed upon by the Agent) unless the amount or validity of such obligations are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent Borrower or its Restricted Subsidiaries, as the case may be;

(t) Indebtedness in respect of self-insurance obligations, pooled insurance obligations, statutory obligations, trade contracts, governmental contracts (other than for borrowed money), performance, tender, bid, release, stay, customs, appeal, surety, documentary letters of credit, performance and/or return of money bonds, completion guarantees, leases and similar obligations provided by or obtained by any Group Member, in each case in the ordinary course of business, and Guarantee Obligations, letters of credit, indemnities (including through cash collateralization), surety bonds, performance bonds and similar instruments supporting such obligations;

(u) [reserved];

(v) Refinancing Indebtedness in respect of Indebtedness permitted by Section 6.2(d), (f), (g), (h), (l) and (o) (it being understood and agreed that to the extent that any Indebtedness incurred under Section 6.2(d), (f), (g), (h), (l) and (o) is Refinanced with Refinancing Indebtedness under this clause (v), then the aggregate outstanding principal amount of such Refinancing Indebtedness shall also be deemed to utilize the related basket under the applicable clause of this Section 6.2 on a US Dollar-for-US Dollar basis (it being further understood that a Default shall be deemed not to have occurred solely to the extent that the incurrence of Refinancing Indebtedness would cause the permitted amount under such clause of this Section 6.2 to be exceeded and such excess shall be permitted hereunder));

(w) Indebtedness (i) incurred pursuant to the First Lien Indenture (as in effect on the Third Amendment Effective Date), (ii) with respect to Refinancing Indebtedness (as defined in the First Lien Indenture as of the Third Amendment Effective Date and whether or not in effect on the relevant date of determination) and (iii) with respect to “Additional Notes” (as defined in the First Lien Indenture as of Third Amendment Effective Date and whether or not in effect on the relevant date of determination), in each case (x) including Guarantee Obligations in respect thereof and any Permitted Refinancing thereof and (y) so long as (A) such Indebtedness is subject to the ABL Intercreditor Agreement and (B) the aggregate principal amount of such Indebtedness does not exceed the sum of (x) $725 million and (y) the principal amount permitted to be incurred as “Ratio Debt” under Section 4.09 of the First Lien Indenture (as in effect on the Third Amendment Effective Date and whether or not in effect on the relevant date of determination);

(x) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(y) to the extent a joint venture constitutes a Restricted Subsidiary, Indebtedness incurred by such joint venture which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 6.2(y) and then outstanding for all such Persons taken together, does not exceed the greater of (x) $10 million and (y) 10% of Trailing Four Quarter Consolidated EBITDA;

(z) if the Payment Conditions are satisfied at the time of incurrence of such Indebtedness, unsecured, non-amortizing long term Indebtedness with a maturity date at least 91 days later than the Latest Maturity Date at the time such Indebtedness is incurred;

(aa) Indebtedness arising in connection with any Sale and Leaseback Transaction permitted under Section 6.10;

(bb) to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Section 6.2(a) through (aa) above;

(cc) Indebtedness with respect to documentary, commercial or trade letters of credit in an aggregate amount not to exceed the greater of (x) $10 million and (y) 10% of Trailing Four Quarter Consolidated EBITDA at any time outstanding;

(dd) Indebtedness in respect of Disqualified Capital Stock issued to and held by Holdings, the Parent Borrower, or any Restricted Subsidiary in an amount not to exceed the greater of (x) $10 million and (y) 10% of Trailing Four Quarter Consolidated EBITDA at any time outstanding.

provided, however, that all Indebtedness permitted by this Section 6.2 which is permitted to be secured pursuant to Section 6.3 and is secured by the Collateral shall be subject to the following: (x) in the case of the Indebtedness described in Section 6.2(w)(i), all such Indebtedness incurred on the Third Amendment Effective Date shall constitute “First Lien Obligations” under (and as defined in) the ABL Intercreditor Agreement and the First Lien Notes Collateral Agent acting on behalf of the Holders of such Indebtedness shall have become party to the ABL Intercreditor Agreement on the Third Amendment Effective Date or other applicable Intercreditor Agreement entered into after the Third Amendment Effective Date; (y) in the case of such Indebtedness incurred after the Closing Date pursuant to Section 6.2(a), (g), (p) or after the Third Amendment Effective Date pursuant to (w)(ii) or (w)(iii), all such Indebtedness that is secured shall either constitute “First Lien Obligations” or shall be designated by the Borrower Representative as “Other First Lien Obligations” or “Other Second Lien Obligations” (each as defined in the ABL Intercreditor Agreement) (or the comparable terms under any other applicable Intercreditor Agreement), as applicable and (z) a representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the ABL Intercreditor Agreement or another Intercreditor Agreement entered into pursuant to Section 8.21 of the ABL Intercreditor Agreement or other applicable Intercreditor Agreement entered into after the Closing Date.

To the extent otherwise constituting Indebtedness, the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall be deemed not to be Indebtedness for purposes of this Section 6.2. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the accreted amount thereof.

Section 6.3. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes, assessments or governmental charges or levies, or other statutory obligations that are not (i) overdue for a period of more than any applicable grace period related thereto or (ii) that are being contested in good faith by appropriate proceedings (provided, that adequate reserves with respect to such proceedings are maintained on the books of the Parent Borrower or the applicable Restricted Subsidiary, as the case may be, in conformity with GAAP);

(b) (i) carriers’, warehousemen’s, landlords’, mechanics’, contractors’, materialmen’s, repairmen’s or other like Liens imposed by law or arising in the ordinary course of business which secure amounts that are not overdue for a period of more than 60 days or if more than 60 days overdue, are unfiled and no action has been taken to enforce such Lien, or that are being contested in good faith by appropriate proceedings (provided, that adequate reserves with respect to such proceedings are maintained on the books of the Group Members in conformity with GAAP), (ii) Liens of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (iii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(c) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit, surety bonds, performance bonds or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Group Member;

(d) Liens incurred in connection with, or deposits by or on behalf of any Group Member to secure, the performance of self-insurance obligations (solely in the case of such self-insurance obligations, if and to the extent required by applicable Requirements of Law) or pooled insurance obligations, bids, trade contracts and governmental contracts (other than Indebtedness for borrowed money), leases, statutory obligations, surety, stay, customs and appeal bonds, performance and/or return of money bonds, completion guarantees and other obligations of a like nature (including those to secure health and safety or environmental obligations) incurred in the ordinary course of business;

(e) easements, rights-of-way, covenants, conditions and restrictions, trackage rights, restrictions (including zoning restrictions or similar rights reserved to or vested in any Governmental Authority to control or regulate the use of any real property), encroachments, protrusions and other similar encumbrances and title defects incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Group Members taken as a whole; provided, that none of the foregoing secures Indebtedness for borrowed money;

(f) Liens (i) in existence on the Closing Date and either (x) such Liens (A) secure amounts of less than $1 million individually and $5 million in the aggregate or (B) are listed on Schedule 6.3(f), (y) such Liens are disclosed on any title insurance policy insuring the Lien of any mortgage or any real property under the First Lien Indenture or (z) such Liens would be disclosed by an updated title report for any real property and (ii) any replacement, renewal or extension of any such Lien permitted under subclause (i) of this clause (f); provided, that (I) such replaced, renewed or extended Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.2(c) and (B) proceeds and products thereof and (II) the replacement, renewal or extension of the obligations secured or benefited by such Liens is permitted by Section 6.2;

(g) Liens securing Indebtedness incurred pursuant to Section 6.2(c) (and related obligations, including Capital Lease Obligations); provided, that (i) such Liens (other than Liens securing Indebtedness that is Permitted Refinancing of Indebtedness originally incurred under Section 6.2(c)) shall be created within 270 days of the acquisition or replacement or completion of construction, installation, repair or improvement or refinancing of such fixed or capital assets, as applicable, (ii) such Liens do not at any time encumber any Property other than the Property acquired, constructed, installed, repaired, improved or financed by such Indebtedness when such Indebtedness was originally incurred, and the proceeds and products of and accessions to such Property and (iii) the principal amount of Indebtedness initially secured thereby is not more than 100% of the purchase price or cost of construction, installation, repair or improvement of such fixed or capital asset; provided, further, that, in each case, individual financings of equipment and other assets provided by one lender or lessor may be cross collateralized to other outstanding financings of equipment and other assets provided by such lender or lessor;

(h) Liens created pursuant to the Loan Documents (including Liens securing any Incremental Facility or Extended Revolving Credit Commitments);

(i) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(j) Liens in connection with attachments or judgments or orders in circumstances not constituting an Event of Default under Section 7.1(h);

(k) Liens existing on property at the time of its acquisition or existing on the property of a Person that becomes a Restricted Subsidiary of the Parent Borrower after the date hereof (including any replacements, renewals or extensions thereof); provided, that (i) any Indebtedness secured thereby is permitted by Section 6.2(h) or is Refinancing Indebtedness in respect thereof and (ii) such Liens cover solely the Property so acquired or the Property of the Person that became a Restricted Subsidiary and are not expanded to cover additional Property (other than proceeds and products thereof and accessions thereto);

(l) Liens with respect to any Receivables Facility or any Factoring Facility;

(m) Liens on insurance policies and the proceeds thereof securing insurance premium financing permitted hereunder;

(n) Liens arising out of conditional sale, title retention, consignment, bailment or similar arrangements for the sale, warehousing or processing of goods entered into by any Group Member in the ordinary course of business;

(o) (i) Liens of a collection bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection, (ii) Liens attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to accounts and cash and Cash Equivalents on deposit in accounts maintained by any Group Member (including any restriction on the use of such cash and Cash Equivalents or investment property), in each case under this clause (iii) granted in the ordinary course of business in favor of the banks or other financial or depositary institution with which such accounts are maintained, securing amounts owing to such Person with respect to Cash Management Services (including operating account arrangements and those involving pooled accounts and netting arrangements); provided, that, in the case of this clause (iii), unless such Liens arise by operation of applicable law, in no case shall any such Liens secure (either directly or indirectly) any Indebtedness for borrowed money;

(p) licenses and sublicenses of Intellectual Property granted by any Group Member in the ordinary course of business;

(q) UCC or PPSA financing statements or similar public filings that are filed as a precautionary measure in connection with operating leases or the consignment or bailment of goods in the ordinary course of business;

(r) Liens on property rented to, or leased by, any Group Member pursuant to a Sale and Leaseback Transaction; provided, that (i) such Sale and Leaseback Transaction is permitted by Section 6.10, (ii) such Liens do not encumber any other property of Holdings or its Restricted Subsidiaries and the proceeds and products of and accessions to such property and (iii) such Liens secure only the Attributable Indebtedness incurred in connection with such Sale and Leaseback Transaction;

(s) (i) Liens on the assets of Non-Loan Party Subsidiaries that secure Indebtedness or other obligations of Non-Loan Party Subsidiaries permitted under this Agreement, (ii) Liens on the Capital Stock of Non-Loan Party Subsidiaries or joint ventures, securing Indebtedness of such Non-Loan Party Subsidiaries or joint ventures permitted under Section 6.2 (and related obligations) and (iii) in the case of any non-Wholly-Owned Restricted Subsidiary or any joint venture, any put and call arrangements or restrictions on disposition related to its Capital Stock set forth in its organizational documents or any related joint venture or similar agreement;

(t) Liens consisting of contractual restrictions of the type described in the definition of “Restricted Cash” (excluding clause (i) of the proviso thereto) so long as such contractual restrictions are not prohibited pursuant to Section 6.12;

(u) good faith earnest money deposits, escrow agreements or similar arrangements made in connection with a Permitted Acquisition or any other Investment (other than Investments under Section 6.7(q)) or letter of intent or purchase agreement permitted hereunder;

(v) Liens not otherwise permitted by this Section 6.3 so long as the aggregate amount of obligations secured thereby does not exceed the greater of (x) $75 million and (y) 75% of Trailing Four Quarter Consolidated EBITDA; provided that this clause (v) may not be used to permit Liens on the Collateral of the type included in any Borrowing Base that are pari passu or senior to the Liens on such Collateral granted in favor of the Agent;

(w) Liens securing Refinancing Indebtedness permitted by Section 6.2(v) (and related obligations) if such Liens are permitted to secure such Indebtedness in accordance with the definition of “Refinancing Indebtedness”;

(x) Liens in favor of the Parent Borrower, any other Borrower or any Subsidiary Guarantor securing intercompany Indebtedness permitted hereunder;

(y) Liens (i) on cash advances or deposits in favor of the seller of any property to be acquired in a Permitted Acquisition or an Investment permitted pursuant to Section 6.7 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 6.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(z) (i) Liens deemed to exist in connection with Investments in repurchase agreements under Section 6.7; provided, that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement and (ii) reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(aa) Liens that are customary contractual rights of setoff relating to purchase orders and other agreements entered into with customers or suppliers of any Group Member in the ordinary course of business;

(bb) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating leases, reciprocal easement or similar agreements entered into in the ordinary course of business of the Group Members;

(cc) ground leases in respect of real property on which facilities owned or leased by any Group Member are located;

(dd) Liens with respect to Indebtedness permitted under Section 6.2(g) or Section 6.2(p); provided, that (i) any such Lien on the ABL Priority Collateral shall be junior to the Liens securing the Obligations and (ii) such Liens are subject to the ABL Intercreditor Agreement or other applicable Intercreditor Agreement;

(ee) Liens securing obligations in respect of documentary, commercial or trade letters of credit permitted under Section 6.2 and incurred in the ordinary course of business of the Group Members and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(ff) Liens securing Indebtedness permitted under Section 6.2(w); provided, that (i) any such Lien on the ABL Priority Collateral shall be junior to the Liens securing the Obligations and (ii) such Liens are subject to the ABL Intercreditor Agreement or other applicable Intercreditor Agreement; and

(gg) Liens securing obligations under Specified Swap Contracts.

Section 6.4. Limitation on Fundamental Changes. Consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself, or Dispose of all or substantially all of its Property or business, except that:

(a) (x) any merger, consolidation or amalgamation or other transaction the sole purpose of which is to (i) reincorporate or reorganize the Parent Borrower or reorganize any other Domestic Subsidiary in any state of the United States, (ii) reincorporate, amalgamate or reorganize any Canadian Subsidiary in any province or territory of Canada, or (iii) change the form of entity shall be permitted and (y) any Group Member may be merged, consolidated or amalgamated with or into any other Group Member; provided, that, in each case of clauses (x) and (y), (A) in the case of any merger, consolidation or amalgamation involving the Parent Borrower, the Parent Borrower shall be the continuing, surviving or resulting entity, and (B) in the case of any merger, consolidation or amalgamation involving one or more other Loan Parties (and not the Parent Borrower), a Loan Party shall be the continuing, surviving or resulting entity or substantially simultaneously with such transaction, the continuing, surviving or resulting entity shall become a Loan Party and shall comply with Section 5.9 in connection therewith;

(b) any Restricted Subsidiary of the Parent Borrower may Dispose of all or substantially all of its Property or business, including by way of a merger, amalgamation, dissolution, liquidation, winding up or consolidation, (i) to the Parent Borrower, any other Borrower or any Subsidiary Guarantor or (ii) pursuant to a Disposition permitted by Section 6.5; provided that no such Disposition may occur from a US Loan Party to a Canadian Loan Party;

(c) any Non-Loan Party Subsidiary may Dispose of all or substantially all of its assets to any other Non-Loan Party Subsidiary;

(d) the Transactions and any merger, consolidation or amalgamation that is contemplated by, and occurs substantially simultaneously with, the Transactions shall be permitted;

(e) any Investment permitted by Section 6.7 may be structured as a merger, consolidation or amalgamation; provided, that in the case of any such merger, consolidation or amalgamation of a Loan Party, the surviving, continuing or resulting legal entity of such merger, consolidation or amalgamation is a Loan Party (other than Holdings) (or substantially simultaneously with such transaction, the continuing, surviving or resulting entity shall become a Loan Party (other than Holdings)) and shall comply with Section 5.9 in connection therewith;

(f) (i) any Restricted Subsidiary of the Parent Borrower (other than any Excluded Subsidiary) may dissolve, liquidate or wind up its affairs at any time if the Borrower Representative determines in good faith that such dissolution, liquidation or winding up is in the best interest of the Group Members, and not materially disadvantageous to the Lenders (as determined in good faith by the Parent Borrower); provided, that in the case of any dissolution, liquidation or winding up of a Restricted Subsidiary that is a Subsidiary Guarantor or an Additional Borrower, such Subsidiary shall at or before the time of such dissolution, liquidation or winding up transfer its assets to the Parent Borrower, any other Borrower or any Subsidiary Guarantor unless such Disposition of assets is permitted by Section 6.5 and (ii) any Excluded Subsidiary of the Parent Borrower may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up would not have or reasonably be expected to have a Material Adverse Effect (as determined in good faith by the Parent Borrower);

(g) so long as no Event of Default exists or would immediately result therefrom, the Parent Borrower may merge, amalgamate or consolidate with any other Person; provided, that (A) the Parent Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Parent Borrower or is a Person into which the Parent Borrower has been liquidated (any such Person, the “Successor Parent Borrower”), (A) the Successor Parent Borrower shall be an entity organized or existing under the laws of the United States, (B) the Successor Parent Borrower shall expressly assume all the obligations of the Parent Borrower under this Agreement and the other Loan Documents to which the Parent Borrower is a party pursuant to a supplement hereto or thereto including the reaffirmation of any guarantees and (C) the Parent Borrower shall have delivered to the Agent an officer’s certificate and, if requested by the Agent, an opinion of counsel, each stating that such merger, amalgamation or consolidation and such supplement to this Agreement or any Loan Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Parent Borrower will succeed to, and be substituted for, the Parent Borrower under this Agreement;

(h) so long as no Event of Default exists or would immediately result therefrom, a Canadian Borrower may merge, amalgamate or consolidate with any other Person; provided, that (A) such Canadian Borrower or another Canadian Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not such Canadian Borrower or is a Person into which such Canadian Borrower has been liquidated (any such Person, the “Successor Canadian Borrower”), (A) the Successor Canadian Borrower shall be an entity organized or existing under the laws of Canada or a province or territory thereof, (B) the Successor Canadian Borrower shall expressly assume all the obligations of such Canadian Borrower under this Agreement and the other Loan Documents to which such Canadian Borrower is a party pursuant to a supplement hereto or thereto including the reaffirmation of any guarantees and (C) such Canadian Borrower shall have delivered to the Agent an officer’s certificate and, if requested by the Agent, an opinion of counsel, each stating that such merger, amalgamation or consolidation and such supplement to this Agreement or any Loan Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Canadian Borrower will succeed to, and be substituted for, such Canadian Borrower under this Agreement;

(i) a merger, amalgamation, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 6.5; and

(j) the Parent Borrower and the Restricted Subsidiaries may consummate any Permitted Reorganization or IPO Reorganization Transaction; provided, that after giving effect to such Permitted Reorganization or IPO Reorganization Transaction the security interest of the Lender in the Collateral, taken as a whole, shall not be materially impaired.

Any transaction otherwise permitted by this Section 6.4 that results in any Loan Party (other than the Parent Borrower) becoming a Non-Loan Party Subsidiary or an Excluded Subsidiary (pursuant to clause (d) of the definition of such term after giving effect to such transaction) shall be deemed an Investment in a Non-Loan Party Subsidiary for purposes of (and subject to) Section 6.7 in an amount equal to the fair market value (as reasonably determined in good faith by the Parent Borrower) of such Loan Party prior to giving effect to such transaction. Anything to the contrary notwithstanding, a division of or by the Parent Borrower as a limited liability company or an allocation of the Parent Borrower’s assets to a series of a limited liability company shall not be permitted.

Section 6.5. Limitation on Disposition of Property. Dispose of any of its Property (including receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a) Dispositions of obsolete, damaged, worn out, aged, used or surplus property, whether now owned or hereafter acquired in the ordinary course of business, and Dispositions of property no longer used or useful in the conduct of the business of the Parent Borrower or any of its Restricted Subsidiaries, in each case determined by the Parent Borrower in good faith;

(b) the sale of inventory and other assets (other than accounts receivable) held for sale in the ordinary course of business;

(c) Dispositions permitted by Section 6.4 (other than Section 6.4(b)(ii));

(d) (i) the sale or issuance of any Restricted Subsidiary’s Capital Stock to any Loan Party or the sale or issuance of any Excluded Subsidiary’s Capital Stock to another Restricted Subsidiary; provided, that the Guarantors’ collective ownership interest therein is not diluted; and (ii) the sale or issuance of any Capital Stock of, or any Indebtedness or other securities of, any Unrestricted Subsidiary;

(e) Dispositions of Receivables Assets pursuant to factoring agreements or other similar agreements or arrangements including in connection with a Receivables Facility or a Factoring Facility, in each case so long as the consideration for any such Disposition is in the form of cash or subordinated interests in the Receivables Assets being sold;

(f) the Disposition of cash or Cash Equivalents or investment grade securities;

(g) (i) the non-exclusive license or sub-license of Intellectual Property in the ordinary course of business and (ii) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any Intellectual Property;

(h) the lease, sublease, license or sublicense of property as described in Section 6.3(i);

(i) the Disposition of surplus or other property no longer used or useful in the business of the Group Members in the ordinary course of business;

(j) the Disposition of other assets (including the issuance or sale of any shares of a Restricted Subsidiary’s Capital Stock) from and after the Closing Date, so long as (i) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $5 million, (A) at least 75.0% of the consideration therefor is in the form of cash or Cash Equivalents or exchanged for other assets of comparable or greater market value or usefulness to the business of the Group Members, taken as a whole and (B) such Disposition is made at fair value (as determined in good faith by the Parent Borrower) and (ii) no Event of Default shall have occurred and be continuing at the time of such Disposition; provided, that (A) any liabilities (as shown on the Parent Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Parent Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the payment in cash of the Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Person entitled thereto), that are assumed by the transferee with respect to the applicable Disposition and, in the case of liabilities that constitute Indebtedness, for which the Parent Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B)any securities received by the Parent Borrower or such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value (as determined in good faith by the Parent Borrower) that, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that has not been converted into cash, does not exceed the greater of (A) $15 million and (B) 15% of Trailing Four Quarter Consolidated EBITDA, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed for purposes of clause (j)(i) to be cash;

(k) the Disposition of assets subject to or in connection with any Recovery Event;

(l) Dispositions consisting of Restricted Payments permitted by Section 6.6;

(m) Dispositions consisting of Investments permitted by Section 6.7;

(n) Dispositions consisting of Liens permitted by Section 6.3;

(o) Dispositions of assets pursuant to Sale and Leaseback Transactions permitted by Section 6.10;

(p) Dispositions of property to any Group Member; provided, that if the transferor of such property is a Loan Party and such Disposition is not for fair value (as reasonably determined by the Parent Borrower) (i) the transferee thereof must be the Parent Borrower, any other Borrower or a Subsidiary Guarantor (or must become a Subsidiary Guarantor substantially simultaneously with such Disposition) or (ii) to the extent constituting an Investment, such Disposition must be a permitted Investment in a Non-Loan Party Subsidiary or in a Canadian Loan Party in accordance with Section 6.7;

(q) Dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business (and not for financing purposes);

(s) the partial or total unwinding of any Swap Contract or any Cash Management Services;

(t) in order to resolve disputes that occur in the ordinary course of business, the Group Members may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

(u) any Dispositions constituting any part of a Permitted Reorganization or IPO Reorganization Transaction;

(v) any Group Member may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the governing body of the Subsidiary if and to the extent required by applicable law;

(w) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided, that to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral or (iii) such property is exchanged for like property (without regard to any boot thereon) for use in a similar business, to the extent allowable under Section 1031 of the Code;

(x) Dispositions not otherwise permitted by this Section 6.5 so long as the aggregate fair market value (as determined by the Parent Borrower in good faith at the time of the relevant Disposition) of the assets disposed in any single transaction does not exceed the greater of (x) $10 million and (y) 10% of Trailing Four Quarter Consolidated EBITDA;

(y) foreclosure or any similar action with respect to any property;

(z) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Parent Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(aa) any lending or other disposition of samples, including time-limited evaluation software, provided to customers or prospective customers; and (bb) any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind;

(bb) Dispositions (i) of non-core assets acquired in connection with Permitted Acquisitions or other permitted Investments or (ii) made to obtain the approval of an anti-trust authority;

(cc) Dispositions of assets not constituting Collateral in an aggregate amount not to exceed the greater of (x) $25 million and (y) 25% of Trailing Four Quarter Consolidated EBITDA per annum;

(dd) Dispositions of Non-ABL Priority Collateral (as defined in the ABL Intercreditor Agreement) not otherwise permitted by this Section 6.5 to the extent the net proceeds thereof are applied to the First Lien Obligations (or reinvested pursuant to the definitive documentation governing any such First Lien Obligations);

(ee) Dispositions described on Schedule 6.5; and

(ff) cancellation of Indebtedness owing to the Parent Borrower or any Restricted Subsidiary from members of management of the Parent Borrower, any of the Parent Borrower’s direct or indirect parent companies or any of the Parent Borrower’s Restricted Subsidiaries in connection with a repurchase or redemption of Capital Stock of any of the Parent Borrower’s direct or indirect parent companies.

Any Disposition of Capital Stock of any Loan Party from one Group Member to another Group Member otherwise permitted by this Section 6.5 that results in any Subsidiary Guarantor becoming a Non-Loan Party Subsidiary or an Excluded Subsidiary (pursuant to clause (a) of the definition of such term after giving effect to such Disposition) shall be deemed an Investment in a Non-Loan Party Subsidiary for purposes of (and subject to) Section 6.7 in an amount equal to the fair market value (as reasonably determined in good faith by the Parent Borrower) of such Subsidiary Guarantor prior to giving effect to such Disposition.

Section 6.6. Limitation on Restricted Payments. Declare or pay any Restricted Payment, except that:

(a) any Restricted Subsidiary may make Restricted Payments to the Parent Borrower, any other Borrower and any Subsidiary Guarantor, and any Excluded Subsidiary may make Restricted Payments to any other Excluded Subsidiary;

(b) the Parent Borrower may purchase the Capital Stock of Holdings (or any direct or indirect parent thereof) owned by future, present or former officers, directors, employees or consultants (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of any Group Member or make payments to employees of any Group Member upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity-based incentives pursuant to management incentive plans or other similar agreements or in connection with the death or disability of such employees, in an aggregate amount not to exceed the greater of (x) $24 million and (y) 20% of Trailing Four Quarter Consolidated EBITDA in any calendar year (which shall increase to the greater of $30 million and 25% of Trailing Four Quarter Consolidated EBITDA subsequent to the consummation of a Qualified IPO) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of the greater of $40,000,000 and 45.00% of Trailing Four Quarter Consolidated EBITDA in any calendar year (which shall increase to the greater of $45 million and 50% of Trailing Four Quarter Consolidated EBITDA subsequent to the consummation of a Qualified IPO) (provided, that such amounts set forth in this clause (b) may be increased by an amount equal to the cash proceeds of key man life insurance policies received by the Group Members after the Closing Date); provided, that the cancellation of Indebtedness owed to the Parent Borrower or any Restricted Subsidiary by any future, present or former member of management, director, employee or consultant of Holdings or Restricted Subsidiaries, and borrowed to finance such person’s non-cash purchase of the Capital Stock of Holdings, which cancellation serves as consideration for the repurchase from any such person of such Capital Stock, will not be deemed to constitute a Restricted Payment for purposes of this Section 6.6 or any other provision of this Agreement;

(c) Restricted Payments made to holders of Capital Stock with respect to a Permitted Reorganization or an IPO Reorganization Transaction;

(d) solely with respect to periods prior to the Closing Date during which the Parent Borrower was a pass-through entity for U.S. tax purposes, distributions to Holdings to allow Holdings to make customary tax distributions to its direct and indirect owners with respect to such historical periods, in an amount that would have been permitted under the Existing Credit Agreements;

(e) any Subsidiary that is not a Wholly-Owned Subsidiary of the Parent Borrower may declare and pay cash dividends or distributions to its equity-holders generally so long as the Parent Borrower or its respective Restricted Subsidiary that owns the Capital Stock in the Restricted Subsidiary paying such dividends or distributions receives at least its proportionate share thereof (based upon the relative holding of the Capital Stock in the Restricted Subsidiary paying such dividends or distributions);

(f) any Wholly-Owned Subsidiary of the Parent Borrower that is not a Guarantor may declare and pay cash dividends and make other Restricted Payments to the Parent Borrower or any Restricted Subsidiary of the Parent Borrower that owns the Capital Stock in such Wholly-Owned Subsidiary of the Parent Borrower that is not a Guarantor;

(g) Restricted Payments in an aggregate amount not to exceed (i) Excluded Contributions minus (ii) Permitted Excluded Contribution Utilizations (other than as described in clause (iii) thereof);

(h) to the extent constituting Restricted Payments, the Group Members may enter into and consummate transactions permitted by Section 6.4, 6.5 (other than 6.5(l)), 6.7 (other than 6.7(o)) or 6.9 (other than 6.9(a));

(i) repurchases of Capital Stock in any Group Member deemed to occur upon exercise of stock options or warrants or similar rights if such Capital Stock represents a portion of the exercise price of such options or warrants or similar rights shall be permitted (as long as the Group Members make no payment in connection therewith that is not otherwise permitted hereunder);

(j) any Group Member may pay cash in lieu of fractional Capital Stock in connection with any dividend, distribution, split or combination thereof;

(k) after a Qualified IPO, the Parent Borrower may (i) make Restricted Payments to Holdings or any other direct or indirect parent of the Parent Borrower to pay reasonable and customary listing fees, insurance premiums and other costs and expenses attributable to being a publicly traded company and (ii) make additional Restricted Payments in an amount not to exceed 6.00% per annum of the net proceeds from the issuance of Capital Stock received by or contributed to the Parent Borrower from a Qualified IPO;

(l) any dividend or distribution may be paid within 60 days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default had occurred and was continuing;

(m) repurchases of Capital Stock of Holdings (or any direct or indirect parent thereof) or any Restricted Subsidiary of Holdings deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants;

(n) so long as the Payment Conditions are satisfied, the Parent Borrower and its Subsidiaries may make unlimited Restricted Payments;

(o) other Restricted Payments in an aggregate amount not to exceed the greater of (x) $25 million and (y) 30% of Trailing Four Quarter Consolidated EBITDA, minus the amount of Specified Prepayments made pursuant to Section 6.8(vii);

(p) to the extent constituting Restricted Payments, payments made in order to effectuate the Transactions on or around the Closing Date;

(q) the Parent Borrower may make Restricted Payments to any direct or indirect parent of the Parent Borrower:

(i) to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) incurred in the ordinary course of business, Transaction Costs, and any indemnification claims made by directors or officers of such direct or indirect parent of the Parent Borrower;

(ii) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) franchise Taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iii) for any taxable period in which the Parent Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Parent Borrower is the common parent (a “Tax Group”), to pay federal, foreign, state and local income or similar Taxes of such Tax Group that are attributable to the taxable income of the Parent Borrower and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Parent Borrower and its Subsidiaries would have been required to pay as a stand-alone consolidated, combined or similar income tax group, reduced by any payments made or to be made directly by the Parent Borrower or its Subsidiaries with respect to such Taxes; provided, further, that the permitted payment pursuant to this clause (iii) with respect to any Taxes of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Borrower or its Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar income Taxes;

(iv) to finance any Investment that would be permitted to be made pursuant to Sections 6.7 and 6.9 if such parent were subject to such Sections; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the Parent Borrower or the Restricted Subsidiaries (which may be required to be Loan Parties) or (2) the merger (to the extent permitted in Section 6.4) of the Person formed or acquired into the Parent Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 5.11 (and, for the avoidance of doubt, such investment shall not constitute an Excluded Contribution) and (C) such contribution shall constitute an Investment by the Parent Borrower or the applicable Restricted Subsidiaries, as the case may be, at the date of such contribution or merger, as applicable, in an amount equal to the amount of such Restricted Payment;

(v) the proceeds of which (A) shall be used to pay customary salary, bonus, severance and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings or (B) shall be used to make payments permitted under Section 6.9 (assuming the Parent Borrower or a Restricted Subsidiary were to make the payment but only to the extent such payments have not been and are not expected to be made by the Parent Borrower or a Restricted Subsidiary); and

(vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by Holdings (or any direct or indirect parent thereof); and

(r) Restricted Payments made (i) on the Closing Date to consummate the Transactions, (ii) in respect of working capital adjustments or purchase price adjustments pursuant to the Purchase Agreement, the Acquisition Agreement (as defined in the Fifth Amendment), any Permitted Acquisition or other permitted Investments, (iii) in order to satisfy indemnity and other similar obligations under the Purchase Agreement, the Acquisition Agreement (as defined in the Fifth Amendment), any Permitted Acquisition or other permitted Investments, (iv) on or about the Third Amendment Effective Date to effectuate the “Transactions” as such term is defined in the First Lien Indenture on the Third Amendment Effective Date and (v) on or about the Fifth Amendment Effective Date to effectuate the Acquisition (as defined in the Acquisition Agreement (as defined in the Fifth Amendment)) and the other transactions contemplated to occur on or about such date.

For the avoidance of doubt, any dividend or distribution otherwise permitted pursuant to this Section 6.6 may be in the form of a loan or advance; provided, that any Indebtedness of the Parent Borrower or any Restricted Subsidiary must be otherwise permitted by Section 6.2(b).

Any basket available for Restricted Payments pursuant to Section 6.6(k)(ii) or (o) may instead be used to either (i) make a prepayment, redemption, purchase, defeasement or other payment in respect of any Junior Debt pursuant to Section 6.8, and such prepayment, redemption, purchase, defeasement or other payment shall not be prohibited by Section 6.8 and any such prepayment, redemption, purchase, defeasement or other payment shall reduce the amount available under such basket set forth in this Section 6.6 or (ii) make an Investment not otherwise permitted by Section 6.7 and such Investment shall not be prohibited by Section 6.7 and any such Investment shall reduce the amount available under such basket set forth in this Section 6.6.

Section 6.7. Limitation on Investments. Make any Investment, except:

(a) extensions of trade credit or the holding of receivables in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(b) Investments in cash and Cash Equivalents or investment grade securities and deposit accounts, securities accounts and commodities accounts related thereto;

(c) Investments existing (or committed to be made) on the Closing Date and identified on Schedule 6.7(c) and any modification, replacement, renewal, reinvestment or extension thereof (provided, that the amount of the original Investment (or the committed amount) is not increased except by the terms of such original Investment or commitment or as otherwise permitted by this Section 6.7);

(d) loans and advances to employees, officers, directors, managers, advisers, service providers and consultants of any Group Member (or any direct or indirect parent thereof), (i) for reasonable and customary, salary, commission, business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Capital Stock of Holdings (or any direct or indirect parent thereof); provided, that, the amount of such loans and advances made in cash and used to acquire such Capital Stock shall be contributed to the Parent Borrower in cash, (iii) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in such capacity or as otherwise specified in Section 6.9 and (iv) for any other purpose not described in clauses (i), (ii) or (iii); provided, that the aggregate amount outstanding under clauses (ii) and (iv) shall not exceed the greater of (x) $10 million and (y) 10% of Trailing Four Quarter Consolidated EBITDA;

(e) Investments made (i) on the Closing Date to consummate the Transactions, (ii) in respect of working capital adjustments or purchase price adjustments pursuant to the Purchase Agreement, any Permitted Acquisition or other permitted Investments, and (iii) in order to satisfy indemnity and other similar obligations under the Purchase Agreement, any Permitted Acquisition or other permitted Investments;

(f) Investments by the Group Members constituting the purchase or other acquisition of all or substantially all of the property and assets or businesses of any Person or all or substantially all of the assets constituting a business unit, a line of business or division of such Person, or at least 50.1% of the Capital Stock in a Person that, upon the consummation thereof, will be, or will become part of, a Subsidiary of the Parent Borrower (including as a result of a merger, amalgamation or consolidation) (each, a “Permitted Acquisition”); provided, that

(i) the acquired Person, property, assets or divisions shall comply with the requirements of Section 6.13;

(ii) all of the applicable provisions of Section 5.9 and the Security Documents have been or will be complied with in respect of such Permitted Acquisition (other than to the extent any Subsidiary purchased or acquired in such Permitted Acquisition is designated as an Unrestricted Subsidiary pursuant to Section 5.13 or is otherwise an Excluded Subsidiary);

(iii) the aggregate amount of such Permitted Acquisitions by Loan Parties in assets that are not (or do not become) directly owned by the Parent Borrower, any other Borrower or a Subsidiary Guarantor or in Capital Stock of Persons that do not become Loan Parties shall not exceed the greater of (x) $40 million and (y) 40% of Trailing Four Quarter Consolidated EBITDA; and

(iv) after giving pro forma effect to such acquisition the Parent Borrower is in compliance with the Payment Conditions.

(g) Investments received in connection with the workout, bankruptcy or reorganization of, insolvency or liquidation of, or settlement of claims against and delinquent accounts of and disputes with, franchisees, customers and suppliers, or as security for any such claims, accounts and disputes, or upon the foreclosure with respect to any secured Investment;

(h) advances of payroll payments to employees, officers, directors and managers of the Parent Borrower and its Restricted Subsidiaries in the ordinary course of business;

(i) Investments consisting of transactions permitted by Section 6.5 (other than Section 6.5(m));

(j) intercompany Investments (including intercompany Indebtedness) by any Group Member that is (i) a Loan Party in the Parent Borrower, any other Borrower or a Subsidiary Guarantor (subject to the cap on Investments by a US Loan Party in any Canadian Loan Party contained in the proviso in clause (j)(iii) below), (ii) a Non-Loan Party Subsidiary in any Group Member, (iii) a Loan Party in any Non-Loan Party Subsidiary (provided, that the aggregate amount of Investments under this clause (j)(iii) together with Investments by a US Loan Party in any Canadian Loan Party do not exceed the greater of (x) $40 million and (y) 40% of Trailing Four Quarter Consolidated EBITDA), (iv) an Excluded Subsidiary in another Excluded Subsidiary, and (v) a Loan Party in Holdings so long as such Investments constitute Junior Debt and if structured as a Restricted Payment would be permitted under Section 6.6 and reduces any basket relied on for such purpose;

(k) Investments consisting of promissory notes and other deferred payment obligations and noncash consideration delivered as the purchase consideration for a Disposition permitted by Section 6.5;

(l) to the extent constituting any Investment, any Receivables Facility or any Factoring Facility permitted hereunder;

(m) Group Members may endorse negotiable instruments and other payment items for collection or deposit in the ordinary course of business or make lease, utility and other similar deposits in the ordinary course of business;

(n) Investments consisting of obligations under Swap Contracts permitted by Section 6.2;

(o) Investments consisting of transactions permitted by Section 6.6 or Section 6.8;

(p) Investments of any Person that becomes (or is merged or consolidated or amalgamated with) a Restricted Subsidiary of the Parent Borrower on or after the date hereof on the date such Person becomes (or is merged or consolidated or amalgamated with) a Restricted Subsidiary of the Parent Borrower; provided, that (i) such Investments exist at the time such Person becomes (or is merged or consolidated or amalgamated with) a Restricted Subsidiary and (ii) such Investments are not made in anticipation or contemplation of such Person becoming (or merging or consolidating or amalgamated with) a Restricted Subsidiary;

(q) Investments consisting of deposits made in accordance with clauses (c), (d), (o), (u), (y), (z)(ii) or (ee) of Section 6.3;

(r) other Investments in an aggregate amount not to exceed the greater of (x) $40 million and (y) 40% of Trailing Four Quarter Consolidated EBITDA;

(s) other Investments so long as the Payment Conditions are satisfied;

(t) deposits made in the ordinary course of business to secure the performance of leases or in connection with bidding on government contracts;

(u) advances in connection with purchases or sales of goods or services in the ordinary course of business;

(v) Guarantee Obligations, guarantees, letters of credit and similar obligations in respect of obligations not constituting Indebtedness for borrowed money entered into in the ordinary course of business;

(w) Investments consisting of Liens permitted under Section 6.3;

(x) Investments consisting of transactions permitted under Section 6.4, except for Section 6.4(e);

(y) Investments to the extent that payment for such Investments is made solely with Qualified Capital Stock of Holdings (or Capital Stock of any direct or indirect parent thereof);

(z) [reserved];

(aa) Investments made in connection with the Transactions, an IPO Reorganization Transaction or a Permitted Reorganization;

(bb) [reserved];

(cc) Investments in an aggregate amount not to exceed (i) Excluded Contributions minus (ii) Permitted Excluded Contribution Utilizations (other than as described in clause (iii) thereof);

(dd) the Parent Borrower and its Restricted Subsidiaries may acquire Capital Stock in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Parent Borrower or any of its Restricted Subsidiaries or as security for any such Indebtedness or claim;

(ee) (i) Investments in respect of joint ventures, partnerships, or minority investments (other than, in each case, Unrestricted Subsidiaries), in an amount under this sub-clause (i), in the aggregate not to exceed the greater of (x) $25 million and (y) 25% of Trailing Four Quarter Consolidated EBITDA, and (ii) Investments in respect of Unrestricted Subsidiaries or in a Restricted Subsidiary to enable such Restricted Subsidiary to make such Investments in Unrestricted Subsidiaries, in an amount under this sub-clause (ii), in the aggregate, not to exceed the greater of (x) $25 million and (y) 25% of Trailing Four Quarter Consolidated EBITDA;

(ff) Investments in connection with reorganizations and other activities related to tax planning and reorganization, so long as after giving effect thereto, the interest of the Secured Parties in the Collateral and the guarantees under the US Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, taken as a whole, is not materially impaired;

(gg) Investments consisting of licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons on a non-exclusive basis;

(hh) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of a Loan Party; (ii) Investments entered into by an Unrestricted Subsidiary prior to the date such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to Section 5.13; provided that such Investment was not entered into in contemplation of such Unrestricted Subsidiary becoming a Restricted Subsidiary;

(ii) investments in any Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) not to exceed, in the aggregate, the greater of (x) $30 million and (y) 30% of Trailing Four Quarter Consolidated EBITDA;

(jj) Investments (other than Investments in an Unrestricted Subsidiary) made by a Restricted Subsidiary that is not a Loan Party financed with operating cash flow of such Restricted Subsidiary; and

(kk) Investments made in reliance on the last paragraph of Section 6.6 or the last paragraph of Section 6.8;

provided, that for purposes of covenant compliance, determining compliance with any representation, warranty, Default or Event of Default, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of all Returns on such Investment up to the original amount of such Investment; provided, that any intercompany Investment permitted above that is in the form of a loan or advance owed to (A) a Loan Party shall be evidenced by an intercompany note (individually or pursuant to a global note (which global note may be a Subordinated Intercompany Note)) and pledged by such Loan Party as Collateral pursuant to the Security Documents and (B) a Non-Loan Party Subsidiary by a Loan Party shall be subordinated and subject to and in accordance with the terms of a Subordinated Intercompany Note or such other note in form and substance reasonably satisfactory to the Agent.

To the extent an Investment is permitted to be made by a Loan Party directly in any Restricted Subsidiary or any other Person who is not a Loan Party (each such person, a “Target Person”) under any provision of this Section 6.7, such Investment may be made by advance, contribution or distribution by a Loan Party to a Restricted Subsidiary or Holdings, and further contemporaneously advanced or contributed to a Restricted Subsidiary for purposes of making the relevant Investment in the Target Person without constituting an Investment for purposes of Section 6.7 (it being understood that such Investment must satisfy the requirements of, and shall count towards any thresholds in, a provision of this Section 6.7 as if made by the applicable Loan Party directly to the Target Person).

Section 6.8. Limitation on Optional Payments of Junior Debt Instruments. Make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease or otherwise voluntarily or optionally satisfy (a “Specified Prepayment”), (it being understood that payments of regularly scheduled principal, interest and fees and mandatory prepayments, expense reimbursement and indemnification obligations, redemptions, AHYDO Payments and related offers to prepay or repurchase and, in connection with the amendment of any Junior Debt, the payment of fees (other than in connection with any amendment that reduces or forgives the commitments or outstanding principal amount of such Junior Debt) shall be permitted), any Junior Debt other than (i) a Specified Prepayment with the net cash proceeds of Indebtedness then permitted to be incurred pursuant to Section 6.2(p) or other Permitted Refinancing in respect of such Junior Debt (which Permitted Refinancing is permitted under Section 6.2), (ii) any Specified Prepayment so long as the Payment Conditions are satisfied, (iii) the conversion or exchange of such Junior Debt to Qualified Capital Stock of Holdings or Capital Stock of any direct or indirect parent company of Holdings, (iv) any Specified Prepayment made within nine months of the final maturity date of such Junior Debt, (v) any repayments, forgiveness or prepayments of any Indebtedness of the Parent Borrower or any Restricted Subsidiary to the Parent Borrower or any Restricted Subsidiary, (vi) repayments, redemptions, purchases, defeasances and other payments in respect of Junior Debt made in reliance on the last paragraph of Section 6.6, (vii) other Specified Prepayments in an aggregate amount not to exceed the greater of (A) $25 million and (B) 30% of Trailing Four Quarter Consolidated EBITDA, minus the amount of Restricted Payments made pursuant to Section 6.6(o); (viii) the Refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), (ix) prepayments of principal of and any required premium on loans or notes pursuant to the documentations for any Junior Debt (or any comparable provision of a Permitted Refinancing thereof) in connection with the removal of a lender or holder pursuant to the documentation for such Junior Debt (or any comparable provision of a Permitted Refinancing thereof or the payment of any fees in connection with amendments thereto), (x) [reserved], (xi) [reserved] and (xii) any payments, prepayments, repurchases or redemptions in an aggregate amount not to exceed (i) Excluded Contributions minus (ii) Permitted Excluded Contribution Utilizations (other than as described in clause (iv) thereof).

Any basket available for prepayments, redemptions, purchases, defeasements or other payments in respect of any Junior Debt pursuant to Section 6.8(vii) may instead be used make an Investment not otherwise permitted by Section 6.7 and such Investment shall not be prohibited by Section 6.7 and any such Investment shall reduce the amount available under such basket set forth in Section 6.8(vii).

Section 6.9. Limitation on Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Parent Borrower, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such transaction) in excess of the greater of (A) $10 million and (B) 10% of Trailing Four Quarter Consolidated EBITDA, unless such transaction is not prohibited by this Agreement and is on fair and reasonable terms no less favorable to the Parent Borrower and its Restricted Subsidiaries, taken as a whole, than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Parent Borrower and its Restricted Subsidiaries may enter into and consummate the transactions listed on Schedule 6.9(b) and in addition may:

(a) make Restricted Payments permitted pursuant to Section 6.6;

(b) make Investments (i) in Unrestricted Subsidiaries permitted by Section 6.7 and (ii) in any Person to the extent permitted by Section 6.7(a), (c), (d), (h), (v), (s), (y), (cc), (ee) or (ii) (provided, that any Investment in a Person permitted under Section 6.7 shall be permitted under this Section 6.9(b) to the extent such Investment constitutes a transaction with an Affiliate solely because a Group Member owns any Capital Stock in, or controls such Person);

(c) enter into employment and severance arrangements with officers, directors and employees of the Parent Borrower and its Restricted Subsidiaries and, to the extent relating to services performed for the Parent Borrower and its Restricted Subsidiaries (as determined in good faith by the senior management of the relevant Person), pay director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification and expense reimbursement arrangements; provided, that any purchase of Capital Stock of Holdings in connection with the foregoing shall be subject to Section 6.6;

(d) make customary payments to the Sponsor or another Permitted Investor or any of their respective Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of the Parent Borrower in good faith;

(e) make payments to or receive payments from, and enter into and consummate transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Parent Borrower and its Restricted Subsidiaries in such joint venture) in the ordinary course of business to the extent otherwise permitted hereunder;

(f) pay reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to holders of Capital Stock of Holdings pursuant to any stockholders’ agreement or registration and participation rights agreement as in effect on the Closing Date or entered into after the Closing Date in connection with any financing transaction, the net proceeds of which are contributed to the Parent Borrower;

(g) enter into transactions between the Parent Borrower or any Restricted Subsidiary and any Person other than an Unrestricted Subsidiary which would constitute a transaction with an Affiliate solely because a director of such Person is also a director of the Parent Borrower or any direct or indirect Subsidiary of the Parent Borrower; provided, however, that such director abstains from voting as a director of the Parent Borrower or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(h) engage in the non-exclusive licensing of Intellectual Property in the ordinary course of business to permit the commercial exploitation of Intellectual Property between or among Affiliates of the Parent Borrower;

(i) any transaction between or among the Parent Borrower or any Restricted Subsidiary and any Person that is an Affiliate of the Parent Borrower or any Restricted Subsidiary solely because the Parent Borrower or a Restricted Subsidiary owns Capital Stock in or otherwise controls such Person;

(j) payment to any Permitted Investor of all out of pocket expenses incurred by such Permitted Investor in connection with its direct or indirect investment in the Parent Borrower and its Subsidiaries;

(k) (i) investments by Affiliates in securities of Holdings or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by Holdings or such Restricted Subsidiary generally to other non-affiliated third party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities of Holdings or any of its Restricted Subsidiaries contemplated by the foregoing subclause (i) or that were acquired from Persons other than Holdings and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities;

(l) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary as described in Section 5.13; provided that such transaction was not entered into in contemplation of such Unrestricted Subsidiary becoming a Restricted Subsidiary;

(m) enter into transactions with respect to which the Parent Borrower or any of its Restricted Subsidiaries, as the case may be, obtains a letter from an independent financial advisory, investment banking or appraisal firm stating that such transaction is fair to the Parent Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of the first sentence of this Section 6.9;

(n) transactions constituting any Permitted Reorganization or IPO Reorganization Transaction;

(o) the Transactions and the payment of fees and expenses (including Transaction Costs) as part of or in connection with the Transactions;

(p) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Parent Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Parent Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries;

(q) payments by the Parent Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of the Parent Borrower to the extent attributable to the ownership or operation of the Parent Borrower and its Subsidiaries, but only to the extent permitted by Section 6.6;

(r) the issuance or transfer of Capital Stock (other than Disqualified Capital Stock) of Holdings to any Permitted Investor or to any former, current or future manager, officer, director, consultant or employee (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributes or Affiliate of any of the foregoing) of the Parent Borrower, any of its Subsidiaries or any direct or indirect parent thereof; and

(s) (i) so long as no Event of Default under Section 7.1(a) or Section 7.1(f) has occurred and is continuing, the payment of management, monitoring, oversight, consulting, advisory and similar fees pursuant to a Sponsor Management Agreement or other arrangement with the Sponsor or management companies associated with the Sponsor or their advisors in a maximum amount for all such agreements and arrangements not to exceed 2.00% of Trailing Four Quarter Consolidated EBITDA of the Parent Borrower in any fiscal year, provided that, upon the occurrence and during the continuance of an Event of Default under Section 7.1(a) and Section 7.1(f), such fees may accrue, but not be payable in cash during such period, but all such accrued fees (plus accrued interest, if any, with respect thereto) may be payable in cash upon the cure or waiver of such Event of Default; and (ii) transaction fees to the foregoing Persons not to exceed in the aggregate 1.00% of the applicable gross transaction value and indemnities and other expenses pursuant to a Sponsor Management Agreement or other arrangement with the foregoing Persons (including any transaction fee payable in connection with the Transactions), plus any unpaid transaction fees, indemnities and expenses accrued in any prior year to the extent such fee or expense is otherwise permitted to be paid pursuant to this clause (s) in such prior year.

Section 6.10. Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property which has been or is to be sold or transferred by any Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member (a “Sale and Leaseback Transaction”) to the extent the net cash proceeds of all such Sale and Leaseback Transactions from the Fifth Amendment Effective Date and during the term of this Agreement are in excess of the greater of (A) $25 million and (B) 25% Trailing Four Quarter Consolidated EBITDA in the aggregate.

Section 6.11. Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations other than (a) this Agreement (including any Permitted Amendment), the other Loan Documents, or any Guarantee Obligations in respect of any of the foregoing, (b) any agreements governing any Indebtedness permitted by Section 6.2(c) and any other purchase money Indebtedness, Attributable Indebtedness or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed by or the subject of such Indebtedness and the proceeds and products thereof), (c) any agreements governing Indebtedness of any Excluded Subsidiary permitted by Section 6.2 (in which case, any such prohibition or limitation shall only be effective against the assets of such Excluded Subsidiary and its Subsidiaries), (d) any agreements governing Indebtedness permitted by Section 6.2(h) (in which case any such prohibition shall only be effective against the assets permitted to be subject to Liens permitted by Section 6.3(k) and the proceeds and products thereof), (e) customary provisions in joint venture agreements and similar agreements that restrict transfer of assets of, or Capital Stock in, joint ventures, (f) licenses or sublicenses by any Group Member of Intellectual Property in the ordinary course of business (in which case any prohibition or limitation shall only be effective against the Intellectual Property subject thereto), (g) customary provisions (including customary net worth provisions) (as reasonably determined by the Parent Borrower) in leases, subleases, licenses and sublicenses that restrict the transfer thereof or the transfer of the assets subject thereto by the lessee, sublessee, licensee or sublicensee, (h) prohibitions and limitations arising by operation of law, (i) prohibitions and limitations that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such prohibitions and limitations were not created in contemplation of such Person becoming a Restricted Subsidiary and apply only to such Restricted Subsidiary, (j) customary restrictions (as reasonably determined by the Parent Borrower) that arise in connection with any Disposition permitted by Section 6.4 or 6.5 applicable pending such Disposition solely to the assets subject to such Disposition, (k) customary provisions (as reasonably determined by the Parent Borrower) contained in an agreement restricting assignment of such agreement entered into in the ordinary course of business, (l) customary restrictions (as reasonably determined by the Parent Borrower) on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (m) agreements existing and as in effect on the Closing Date and described in Schedule 6.11, (n) restrictions imposed by any agreement relating to Indebtedness permitted pursuant to clauses (d), (g), (j), (l), (m), (n), (o), (p), (u), (w), (y), (aa), (ee), and (ff) of Section 6.2, (o) customary restrictions (as reasonably determined by the Parent Borrower) that arise in connection with any Lien permitted by clauses (b)(ii), (b)(iii), (c), (d), (f), (h), (j), (l), (m), (n), (o), (q), (r), (s), (t), (u), (y), (z) or (ee) of Section 6.3 and relate to the property subject to such Lien, (p) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.2 but solely to the extent any negative pledge relates to (i) the property financed by such Indebtedness and the proceeds and products thereof or (ii) the property of the Parent Borrower and its Restricted Subsidiaries so long as the agreements governing such Indebtedness permit the Liens securing the Obligations or (p) restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.2 that are, taken as a whole, in the good faith judgment of the Parent Borrower, no more restrictive with respect to the Parent Borrower or any Restricted Subsidiary than the then customary market terms for Indebtedness of such type, so long as the Parent Borrower shall have determined in good faith that such restrictions would not, or would not reasonably be expected to, restrict or impair, in any material respect, the ability of the Parent Borrower and its Restricted Subsidiaries to make any payments required under the Loan Documents.

Section 6.12. Limitation on Restrictions on Restricted Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than a Subsidiary Guarantor) to make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by any Loan Party or to Guarantee Obligations of any Loan Party except for such encumbrances or restrictions existing under or by reason of (i) this Agreement (including any Permitted Amendment) or the other Loan Documents, (ii) any agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary, solely with respect to such Restricted Subsidiary, (iii) customary net worth provisions contained in real property leases, subleases, licenses or permits entered into by any Group Member so long as such net worth provisions would not reasonably be expected to impair the ability of the Loan Parties to comply with their obligations under this Agreement or any of the other Loan Documents (as determined in good faith by the Borrower Representative), (iv) any restriction with respect to Excluded Subsidiaries in connection with Indebtedness permitted by Section 6.2, (v) to the extent not otherwise permitted under this Section 6.12, agreements, restrictions and limitations described in clauses (a) through (p) of Section 6.11, to the extent set forth in such clauses, (vi) restrictions with respect to the transfer of any asset contained in an agreement that has been entered into in connection with the disposition of such asset permitted hereunder and (vii) prohibitions and limitations arising by operation of law, (viii) restrictions imposed by any agreement relating to Indebtedness permitted pursuant to clauses (d), (g), (h), (j), (l), (m), (n),

(o), (p), (u), (w), (y), (aa), (ee), and (ff) of Section 6.2, and (ix) restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.2 that are, taken as a whole, in the good faith judgment of the Parent Borrower, no more restrictive in any material respect with respect to the Borrowers or any Restricted Subsidiary than either (x) Section 6.6 of this Agreement or (y) the then customary market terms for Indebtedness of such type, so long as, in the case of this clause (y) only, the Parent Borrower shall have determined in good faith that such restrictions would not, or would not reasonably be expected to, restrict or impair, in any material respect, the ability of the Parent Borrower and its Restricted Subsidiaries to make any payments required under the Loan Documents.

Section 6.13. Limitation on Lines of Business. Enter into any material line of business, either directly or through any Restricted Subsidiary, except for those businesses in which any Group Member is engaged on the date of this Agreement or any business reasonably related, complementary, corollary, synergistic, incidental or ancillary thereto or reasonable extensions thereof.

Section 6.14. Permitted Activities, Etc.. With respect to Holdings, engage in any material operating or business activities; provided that Holdings may engage in the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Capital Stock of the Parent Borrower and activities incidental thereto, including payment of dividends and other amounts in respect of its Capital Stock, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Transactions, and the Loan Documents and any other documents governing Indebtedness permitted hereby, (iv) (A) any public offering of its common stock or any other issuance, sale, repurchase or redemption of, and dividends or distributions on, of its Capital Stock (and compliance with applicable reporting and other obligations in connection therewith), (B) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws and (C) the retention of (and the entry into, and the exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (v) payment of dividends and making contributions to the capital of the Parent Borrower, (vi) the incurrence of (A) unsecured Indebtedness that is contractually subordinated (on customary terms for such types of unsecured subordinated Indebtedness, as reasonably determined by the Agent) to the guarantee of the Obligations by Holdings, (B) guarantees in respect of Indebtedness of the Parent Borrower and its Restricted Subsidiaries permitted under Section 6.2, including any Permitted Refinancing thereof and (C) guarantees of other obligations not constituting Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries, (vii) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Parent Borrower, (viii) holding any cash or property (but not operate any property), (ix) making of any Restricted Payments or Investments not prohibited by this Agreement, (x) providing indemnification to officers and directors, (xi) merge, amalgamate or consolidate with or into any direct or indirect parent of Holdings in connection with or in preparation for a Qualified IPO (provided that Holdings shall be the continuing or surviving company or such surviving company assumes Holdings’ obligations under the Loan Documents), (xii) transactions in connection with a Permitted Reorganization or IPO Reorganization Transaction and (xiii) any activities incidental or reasonably related to the foregoing. Holdings shall not incur any Liens on Capital Stock of the Parent Borrower other than non-consensual Liens and those for the benefit of the Obligations, the First Lien Obligations and the Additional Junior Lien Obligations (as defined in the ABL Intercreditor Agreement).

Section 6.15. Modification of Certain Agreements. Amend, modify or change (a) any Organizational Document of any Loan Party or (b) the terms of the definitive documentation of any Junior Debt constituting Material Debt (other than any such amendment, modification or other change (w) that would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or amount or extend the date for payment of interest thereon or relax or eliminate any covenant, event of default or other provision applicable to the Parent Borrower or any of its Restricted Subsidiaries, (x) that is pursuant to a refinancing permitted by (i) Section 6.8(i) or 6.8(viii), (y) to the extent such amendment, modification or other change is effective, or is to provisions that become applicable, after the then Latest Maturity Date hereunder (as determined as of the time of such amendment, modification or other change is made) or (z) if immediately after giving effect thereto such Junior Debt with such revised terms could be incurred pursuant to Section 6.2 (such determination to be made as if such Junior Debt was incurred at such time and had not previously been incurred)), in each case, in any manner that is materially adverse to the interests of the Lenders taken as a whole, as reasonably determined in good faith by the Parent Borrower (unless approved by the Agent); provided, that in the case of clause (a) above, any amendment, modification or change to the Organizational Documents of any Loan Party to effectuate a change in form of entity or organization or any other transaction permitted by Section 6.5 shall be permitted, subject to the requirements under the US Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement.

Section 6.16. Changes in Fiscal Periods. Permit the Fiscal Year of any Loan Party to end on a day other than as set forth on Schedule 1.1(b), without the prior written consent of the Agent (such consent (a) not be unreasonably withheld, delayed or conditioned and (b) shall not be required with respect to changing the Fiscal Year of any Person acquired in connection with the Acquisition, a Permitted Acquisition or permitted Investment to match the Fiscal Year of the Parent Borrower), in each case other than if such change is required by GAAP.

SECTION VII

EVENTS OF DEFAULT

Section 7.1. Events of Default. If any of the following events shall occur and be continuing:

(a) (i) the applicable Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or (ii) the applicable Borrower shall fail to pay any interest on any Loan or any Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement required to be furnished by such Loan Party at any time under this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished (provided, that, in each case, such materiality qualifier shall not be applicable with respect to any representation or warranty that is qualified or modified by materiality or Material Adverse Effect), and with respect to this clause (b), to the extent capable of being cured, such incorrect representation and warranty shall remain incorrect in any material respect for a period of thirty (30) days after written notice thereof from the Agent to the Borrower Representative, except that such thirty (30) day grace period shall not apply to (i) the Specified Representations (as defined in the Fifth Amendment) made on the Fifth Amendment Effective Date, (ii) any representation or warranty contained in a Borrowing Base Certificate and (iii) the representations set forth in Sections 3.22 and 3.23; or

(c) any Loan Party shall (i) fail to timely deliver a Borrowing Base Certificate pursuant to Section 5.2(c) and such failure shall continue unremedied for a period of five (5) days (or two (2) Business Days if the Borrowing Base Certificate is required to be delivered weekly pursuant to Section 5.2(c)) or (ii) default in the observance or performance of any agreement contained in (A) Section 2.21(a), (B) clause (i) of Section 5.4(a) (with respect to the Parent Borrower only), (C) Section 5.7(a) (provided, that any Event of Default arising solely from the failure to timely deliver a notice of Event of Default pursuant to Section 5.7(a) shall be deemed cured upon the delivery of the applicable notice of Event of Default or to the extent the Event of Default that is subject of such notice is otherwise cured or waived), (D) Section 5.7(f) (provided, that upon the delivery of a Borrowing Base Certificate in accordance with Section 5.2(c) showing the assets subject to the claims of the applicable surety as ineligible, the Event of Default resulting from the failure to deliver the notice required with respect to such assets under Section 5.7(f) shall be deemed cured for all purposes hereunder), (E) Section 5.10 or (F) Section VI (in the case of (x) the Financial Covenant in Section 6.1, subject to Section 7.2 and (y) Section 6.9, if such default shall continue unremedied for a period of 30 days to the extent the Agent is in receipt of a written notice from the Borrower of such breach);

(d) any Loan Party shall default in the observance or performance of any covenant or other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7.1), and such default shall continue unremedied for a period of 30 days following delivery of written notice thereof to the Borrower Representative by the Agent; or

(e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (excluding the Loans and other Indebtedness under the Loan Documents, any obligations under any Factoring Facility permitted hereunder and, other than as provided in clause (l) hereof, the First Lien Notes and other Indebtedness under the First Lien Notes Documents) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (other than, with respect to Indebtedness consisting of obligations in respect of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any such Group Member) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with or without the giving of notice, the lapse of time or both, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable (provided, that this clause (iii) shall not apply to any secured Indebtedness that becomes due or subject to a mandatory offer to purchase as a result of the sale, transfer or other Disposition of assets securing such Indebtedness, if such sale, transfer or other Disposition is permitted hereunder and under the documents providing for such Indebtedness (and, for the avoidance of doubt, the aggregate principal amount of such Indebtedness shall not be included in determining whether an Event of Default has occurred under this paragraph (e))); provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clause (i), (ii) or (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness, the outstanding principal amount of which would in the aggregate constitute Material Debt; provided, further, that upon becoming an Event of Default, such Event of Default shall be deemed to have been remedied and shall no longer be continuing if any such defaults, events or conditions are remedied or waived prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to the below provisions of this Section 7.1 by any of the holders or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holders or beneficiaries) and, after giving effect thereto, at such time, one or more defaults, events or conditions of the type described in clause (i), (ii) or (iii) of this paragraph (e) shall no longer be continuing with respect to any amount of Indebtedness that would in the aggregate constitute Material Debt; or

(f) (i) any Material Party shall commence any case, proceeding or other action (A) under any existing or future Debtor Relief Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, interim receiver, trustee, monitor, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Material Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against or with respect to any Material Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or for any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Material Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Material Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Parent Borrower or any of the other Borrowers shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (A)(i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that results in liability of the Parent Borrower or any Commonly Controlled Entity, (i) any Person shall fail to make by its due date a required installment under Section 430(j) of the Code with respect to any Single Employer Plan or any failure by any Single Employer Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived or any Lien in favor of the PBGC or a Plan shall arise on the assets of Holdings or any Commonly Controlled Entity, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA and the present value of all accrued benefits, determined on a termination basis, exceeds the value of the assets of such Plan or (iv) Holdings or any Commonly Controlled Entity shall be reasonably likely to incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; or (B) (vi) any Person shall fail to comply in all material respects with its funding obligations with respect to a Canadian Pension Plan, (vii) any Loan Party shall have received a notice from a Governmental Authority relating to the intention to terminate a Canadian Pension Plan or to appoint a trustee or similar official to administer any such Canadian Pension Plan, which notice or appointment of a trustee or similar official is reasonably likely to result in the termination of such Canadian Pension Plan, (viii) a Canadian Pension Event shall occur or (ix) any Lien (other than a Permitted Lien) arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan; and in each case in clauses (i) through (ix) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(h) one or more final judgments or decrees for the payment of money shall be entered against Holdings or any of its Restricted Subsidiaries involving for Holdings or any of its Restricted Subsidiaries, taken as a whole, a liability (to the extent not covered by insurance as to which the relevant insurance company has not denied coverage in writing) of the greater of (A) $25 million and (B) 25% Trailing Four Quarter Consolidated EBITDA, or more, and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i) any Security Document that creates a Lien with respect to a material portion of the Collateral shall cease, for any reason (other than by reason of the release thereof pursuant to the provisions of the Loan Documents), to be in full force and effect, or any Loan Party (or any of its Affiliates that has the power, directly or indirectly, to direct or cause the direction of the management and policies of such Loan Party) shall so assert in writing, or any Lien with respect to any material portion of the Collateral created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, (i) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file UCC or PPSA continuation statements or take other required actions and (ii) except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(j) the guarantee contained in Section 2 of the US Guarantee and Collateral Agreement or of the Canadian Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to the provisions of the Loan Documents), to be in full force and effect or any Loan Party (or any of its Affiliates that has the power, directly or indirectly, to direct or cause the direction of the management and policies of such Loan Party) shall so assert in writing (other than by reason of the express release thereof pursuant to the provisions of the Loan Documents); or

(k) any Change of Control shall occur; or

(l) with respect to the First Lien Notes and other First Lien Obligations, (i)(x) an Event of Default under and as defined in the First Lien Indenture has occurred and is continuing under clauses (1), (2), (6) or (7) of Section ~~6.01~~7.1 of the First Lien Indenture or (y) an Event of Default (other than the type described in the foregoing clause (i)(x)) under and as defined in the First Lien Indenture has occurred and (i) remains unremedied or unwaived for sixty (60) consecutive days after the occurrence thereof or (ii) with respect to which (including within the sixty (60) consecutive day period) the First Lien Notes Collateral Agent is exercising remedies (including acceleration of obligations or termination of commitments).

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to one or more of the Borrowers, the Revolving Credit Commitments hereunder shall automatically and immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of LC Exposure, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to each Borrower, declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to each Borrower, (x) declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of LC Exposure, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable and (y) subject to the terms and conditions of the applicable Intercreditor Agreement and any other Intercreditor Agreement entered into in connection with this Agreement, commence foreclosure actions with respect to the Collateral in accordance with the terms and procedures set forth in the Security Documents. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the applicable Borrower shall at such time deposit in a Cash Collateral account opened by the Agent an amount in immediately available funds equal to 102% of the aggregate then undrawn and unexpired amount of such Letters of Credit (and the applicable Borrower hereby grants to the Agent, for the benefit of the applicable Secured Parties, a continuing security interest in all amounts at any time on deposit in such Cash Collateral account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations). If at any time the Agent determines that any funds held in such Cash Collateral account are subject to any right or claim of any Person other than the Agent and the applicable Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding Letters of Credit, the applicable Borrower shall, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in such Cash Collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such Cash Collateral account that the Agent determines to be free and clear of any such right and claim. Amounts held in such Cash Collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the applicable Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the applicable Borrower (or such other Person as may be lawfully entitled thereto).

Section 7.2. Right to Cure. Notwithstanding anything to the contrary contained in Section 7.1:

(a) For the purpose of determining whether a Financial Covenant Event of Default has occurred, the Borrower Representative may on one or more occasions designate any portion of the net cash proceeds from a sale or issuance of Qualified Capital Stock of the Parent Borrower (or any direct or indirect parent company, to the extent such proceeds are contributed to the common capital of the Parent Borrower) or any cash contribution to the common capital of the Parent Borrower (the “Cure Amount”) as an increase to Consolidated EBITDA for the applicable Fiscal Quarter; provided that (A) the Cure Amount (i) is actually received by the Parent Borrower on or before the fifteenth (15th) Business Day after the date on which the Compliance Certificate pursuant to Section 5.2(a) is required to be delivered with respect to such applicable Fiscal Quarter (the “Cure Expiration Date”) and (ii) does not exceed the aggregate amount necessary to cure any Financial Covenant Event of Default as of such date and (B) the Borrower Representative shall have provided advance notice (the “Notice of Intent to Cure”) to the Agent that such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the Cure Amount actually received by the Parent Borrower may be lower than specified in such notice to the extent that the amount necessary to cure any Financial Covenant Event of Default is less than the full amount of such originally designated amount). The Cure Amount used to calculate Consolidated EBITDA for one Fiscal Quarter shall be used and included when calculating Consolidated EBITDA for each Test Period that includes such Fiscal Quarter.

(b) The parties hereby acknowledge that this Section 7.2 may not be relied on for purposes of calculating any financial ratios or any other purpose other than for determining actual compliance with Section 6.1 (and not Pro Forma Compliance with Section 6.1 that is required by any other provision of this Agreement) and shall not result in any adjustment to any amounts (including any pro forma reduction of the amount of Indebtedness with respect to the quarter with respect to which such Cure Amount is made and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Section 6) other than the increase to Consolidated EBITDA referred to in Section 7.2(a). The Cure Amount shall not constitute an Excluded Contribution.

(c) In furtherance of Section 7.2(a) above, (i) upon actual receipt by the Agent of the Notice of Intent to Cure, the covenant under Section 6.1 shall be deemed retroactively cured with the same effect as though there had been no failure to comply with the covenant under such Section 6.1 and any Default or Event of Default under Section 6.1 shall be deemed not to have occurred for purposes of the Loan Documents (provided that if the Cure Expiration Date has occurred without the Cure Amount having been received by the Parent Borrower and designated, such Default or Event of Default shall be deemed reinstated) and (ii) none of the Agent, any Lender or any other Secured Party may exercise any rights or remedies under Section 7.1 (or under any other Loan Document) solely on the basis of any actual or purported Default or Event of Default under Section 6.1 until and unless (A) the Cure Expiration Date has occurred without the Cure Amount having been received by the Parent Borrower and designated by the Borrower Representative or (B) the Borrower Representative has confirmed in writing that it does not intend to provide such Cure Amount. Notwithstanding the foregoing, no Borrower shall be permitted to request a Borrowing or any Credit Extension unless and until the Parent Borrower shall have received the Cure Amount.

(d) (i) In each period of four (4) consecutive Fiscal Quarters, there shall be at least two (2) Fiscal Quarters in which no cure right set forth in Section 7.2 is exercised and (ii) there shall be no pro forma reduction in Indebtedness with the Cure Amount for determining compliance with Section 6.1 for the Fiscal Quarter with respect to which such Cure Amount was made.

(e) There can be no more than five (5) Fiscal Quarters in which the cure rights set forth in Section 7.2 are exercised during the term of any Facility.

Section 7.3. Application of Proceeds.

(a) Subject to the ABL Intercreditor Agreement or any other applicable Intercreditor Agreement entered into pursuant to this Agreement or any other Loan Document, if an Event of Default shall have occurred and be continuing, at any time at the Agent’s election, the Agent may, notwithstanding the provisions of Section 2.11, apply all or any part of the net proceeds of US Collateral realized through the exercise by the Agent of its remedies under the US Security Documents, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in the US Security Documents, in payment of the US Obligations in the following order

(provided that if the terms of any Permitted Amendment provide for application of such proceeds to the payment of any US Obligations in a less favorable order, then the terms of such Permitted Amendment shall govern with respect to such US Obligations and the Agent shall apply such Proceeds in such different order):

First, to payment of that portion of the US Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, US Cash Management Obligations, obligations under US Specified Swap Contracts and Reimbursement Obligations, but including attorneys’ fees payable under this Agreement and amounts payable under the guarantee set forth in the US Security Documents) payable to the Agent in its capacity as administrative agent or collateral agent;

Second, to payment of that portion of the US Obligations constituting (or constituting guarantees of) fees, indemnities and other amounts (other than principal and interest, US Cash Management Obligations, obligations under the US Specified Swap Contracts, Reimbursement Obligations in respect of US Letters of Credit, and, to the extent payable under clause First, attorneys’ fees) payable to the US Secured Parties (including attorneys’ fees payable under this Agreement and amounts payable under the guarantee set forth in the US Security Documents), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, the US Swingline Lender to pay US Obligations in respect of US Swingline Loans (including interest) then due to the US Swingline Lender;

Fourth, to payment of that portion of the US Obligations constituting (or constituting guarantees of) accrued and unpaid interest on the US Revolving Credit Loans and LC Disbursements in respect of US Letters of Credit, ratably among the holders of such US Obligations in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the US Obligations constituting (or constituting guarantees of) unpaid principal of the US Revolving Credit Loans and Reimbursement Obligations in respect of US Letters of Credit, and, to the extent required under Section 2.4(j), to Cash Collateralize the portion of the LC Disbursements in respect of US Letters of Credit comprised of the aggregate undrawn amounts of US Letters of Credit, ratably among the holders of such US Obligations in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, as provided in clauses First through Fifth of Section 7.3(b);

Seventh, to the payment of amounts (or constituting guarantees of amounts) then due and payable under US Specified Swap Contracts and US Cash Management Obligations then due and payable and all other US Obligations of the US Loan Parties that are then due and payable to the Agent and the other US Secured Parties on such date, ratably based upon the respective aggregate amounts of all such US Obligations owing to the Agent and the other US Secured Parties on such date;

Eighth, as provided in clause Sixth of Section 7.3(b) below; and

Ninth, the balance, if any, after all of the US Obligations have been paid in full, to the relevant US Loan Party or as otherwise required by applicable Requirements of Law.

Notwithstanding the foregoing, amounts received from any Loan Party that is not a Qualified ECP Guarantor shall not be applied to any Excluded Swap Obligation of such Loan Party.

(i) The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of US Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds in the amount agreed upon by the Agent or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the US Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

(ii) Amounts used to Cash Collateralize US Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such US Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all US Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and subject to the limitations set forth above.

(iii) Notwithstanding the foregoing, US Obligations arising in connection with US Cash Management Services or under US Specified Swap Contracts shall be excluded from the application described above if the Agent has not received written notice thereof, together with such supporting documentation as the Agent may request, from the applicable Qualified Counterparty; provided that in no event shall proceeds of any Collateral of any US Loan Party that is not an “eligible contract participant” as defined in the Commodity Exchange Act be applied to any Excluded Swap Obligations.

(b) Subject to any applicable Intercreditor Agreement entered into pursuant to this Agreement or any other Loan Document, if an Event of Default shall have occurred and be continuing, at any time at the Agent’s election, the Agent may, notwithstanding the provisions of Section 2.11, apply all or any part of the net proceeds of Canadian Collateral realized through the exercise by the Agent of its remedies under the Canadian Security Documents, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in the Canadian Security Documents, in payment of the Canadian Obligations in the following order (provided that if the terms of any Permitted Amendment provide for application of such Proceeds to the payment of any Canadian Obligations in a less favorable order, then the terms of such Permitted Amendment shall govern with respect to such Canadian Obligations and the Agent shall apply such proceeds in such different order):

First, to payment of that portion of the Canadian Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, Canadian Cash Management Obligations, obligations under Canadian Specified Swap Contracts and Reimbursement Obligations, but including attorneys’ fees payable under this Agreement and amounts payable under the guarantee set forth in the Canadian Security Documents) payable to the Agent in its capacity as administrative agent or collateral agent;

Second, to payment of that portion of the Canadian Obligations constituting (or constituting guarantees of) fees, indemnities and other amounts (other than principal and interest, Canadian Cash Management Obligations, obligations under the Canadian Specified Swap Contracts, Reimbursement Obligations in respect of Canadian Letters of Credit, and, to the extent payable under clause First, attorneys’ fees) payable to the Canadian Secured Parties (including attorneys’ fees payable under this Agreement and amounts payable under the guarantee set forth in the Canadian Security Documents), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the Canadian Swingline Lender to pay Canadian Obligations in respect of Canadian Swingline Loans (including interest) then due to the Canadian Swingline Lender;

Fourth, to payment of that portion of the Canadian Obligations constituting (or constituting guarantees of) accrued and unpaid interest on the Canadian Revolving Credit Loans and LC Disbursements in respect of Canadian Letters of Credit, ratably among the holders of such Canadian Obligations in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Canadian Obligations constituting (or constituting guarantees of) unpaid principal of the Canadian Revolving Credit Loans and Reimbursement Obligations in respect of Canadian Letters of Credit, and, to the extent required under Section 2.4(j), to Cash Collateralize the portion of the LC Disbursements in respect of Canadian Letters of Credit comprised of the aggregate undrawn amounts of Canadian Letters of Credit, ratably among the holders of such Canadian Obligations in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to the payment of amounts (or constituting guarantees of amounts) then due and payable under Canadian Specified Swap Contracts and Canadian Cash Management Obligations then due and payable and all other Canadian Obligations of the Canadian Loan Parties that are then due and payable to the Agent and the other Canadian Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Canadian Obligations owing to the Agent and the other Canadian Secured Parties on such date; and

Seventh, the balance, if any, after all of the Canadian Obligations have been paid in full, to the relevant Canadian Loan Party or as otherwise required by applicable Requirements of Law. Notwithstanding the foregoing, amounts received from any Loan Party that is not a Qualified ECP Guarantor shall not be applied to any Excluded Swap Obligation of such Loan Party.

(a) The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Canadian Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds in the amount agreed upon by the Agent or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Canadian Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

(b) Amounts used to Cash Collateralize Canadian Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Canadian Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Canadian Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and subject to the limitations set forth above.

(c) Notwithstanding the foregoing, Canadian Obligations arising in connection with Canadian Cash Management Services or under Canadian Specified Swap Contracts shall be excluded from the application described above if the Agent has not received written notice thereof, together with such supporting documentation as the Agent may request, from the applicable Qualified Counterparty; provided that in no event shall proceeds of any Collateral of any Canadian Loan Party that is not an “eligible contract participant” as defined in the Commodity Exchange Act be applied to any Excluded Swap Obligations.

SECTION VIII

THE AGENT

Section 8.1. Appointment. Each Lender, Issuing Bank and the Swingline Lender hereby irrevocably designates and appoints the Agent as the agent and collateral agent respectively of such Lender, the Swingline Lender and such Issuing Bank under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender, the Swingline Lender and each Issuing Bank hereby authorizes the Agent to enter into each Security Document, the ABL Intercreditor Agreement and any other Intercreditor Agreements or subordination agreements contemplated hereby on behalf of and for the benefit of the Lenders and the other Secured Parties and agrees to be bound by the terms thereof. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

Section 8.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of the agents or attorneys-in-fact selected by it with reasonable care.

Section 8.3. Exculpatory Provisions. None of the Agent, the Swingline Lender, any Issuing Bank, nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable to any other Credit Party for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any other Credit Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent, the Swingline Lender or Issuing Banks under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. Neither the Agent, the Swingline Lender nor any Issuing Bank shall be under any obligation to any other Credit Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

Section 8.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or Electronically submitted Communication, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Parent Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all affected Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all affected Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 8.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all affected Lenders); provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 8.6. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents advisors, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or Affiliates.

Section 8.7. Indemnification. The Lenders agree to indemnify the Agent, the Swingline Lender, each Issuing Bank and each of their officers, directors, employees, Affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrowers and without limiting any obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence, bad faith or willful misconduct. The agreements in this Section 8.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 8.8. Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent hereunder, and the terms “Lender” and “Lenders” shall include the Agent in its individual capacity.

Section 8.9. Successor Agent.

(a) The Agent may resign as Agent upon thirty (30) days’ notice to the Lenders and the Borrowers. If the Agent shall resign as Agent, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to written approval by the Borrower Representative (which approval shall not be unreasonably withheld or delayed if such successor is a commercial bank with a combined capital and surplus of at least $5.0 billion and otherwise may be withheld in the Borrower Representative’s sole discretion, which approval shall not be required during the continuance of a Specified Event of Default), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has been appointed as Agent by the date that is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders, subject to written approval by the Borrower Representative (which approval shall not be unreasonably withheld or delayed), appoint a successor agent as provided for above (except that in the case of any collateral security held by the Agent under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed). After any retiring Agent’s resignation as Agent, the provisions of this Section VIII and of Section 9.5 shall continue to inure to its benefit.

(b) If the Agent or a controlling Affiliate meets any part of the definition of Lender Default (in its capacity as Lender or otherwise), it may be removed by the Borrower Representative or the Required Lenders. The Borrower Representative shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to written approval by the Required Lenders (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the

Agent, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has been appointed as Agent by the date that is 10 days following the Agent’s removal, the Agent’s removal shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Borrower, subject to written approval by the Required Lenders (which approval shall not be unreasonably withheld or delayed), appoints a successor agent as provided for above (except that in the case of any collateral security held by the Agent under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed). After any Agent’s replacement as Agent, the provisions of this Section VIII and of Section 9.5 shall continue to inure to its benefit.

Section 8.10. Borrower Representative. Each Borrower hereby designates the Parent Borrower as its representative and agent (in such capacity, the “Borrower Representative”) for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base Certificates and financial reports, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Agent, the Issuing Banks, any Lender or the Swingline Lender. The Borrower Representative hereby accepts such appointment as Borrower Representative. The Agent, the Issuing Banks, the Lenders and the Swingline Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by the Borrower Representative on behalf of any Borrower. The Agent, the Issuing Banks, the Lenders and the Swingline Lender may give any notice or communication with a Borrower hereunder to the Borrower Representative on behalf of such Borrower. Each of the Agent, the Issuing Banks, the Lenders and the Swingline Lender shall have the right, in its discretion, to deal exclusively with the Borrower Representative for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower Representative shall be binding upon and enforceable against it. Anything contained herein to the contrary notwithstanding, no Borrower (other than the Borrower Representative) shall be authorized to request any Borrowing or Letter of Credit hereunder without the prior written consent of the Borrower Representative.

Section 8.11. Joint Lead Arrangers. The Joint Lead Arrangers, in their capacity as such, shall not have any obligations, duties, responsibilities or liabilities under this Agreement.

Section 8.12. Quebec Liens (Hypothecs). In its capacity as Agent, for the purposes of holding any hypothec granted pursuant to the laws of the Province of Quebec, each of the Secured Parties hereby irrevocably appoints and authorizes the Agent and, to the extent necessary, ratifies the appointment and authorization of the Agent, to act as the hypothecary representative of the applicable Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Agent under any related deed of hypothec. The Agent shall have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Agent pursuant to any such deed of hypothec and applicable law. Any person who becomes a Secured Party shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed the Agent as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Agent in such capacity. The substitution of the collateral agent pursuant to the provisions of this Section VIII also constitute the substitution of the Agent as hypothecary representative as aforesaid.

Section 8.13. Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Agent makes a payment hereunder in error to any Lender or an Issuing Bank (the “Specified Party”), whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Specified Party receiving a Rescindable Amount severally agrees to repay to the Agent forthwith on demand the Rescindable Amount received by such Specified Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, (i) at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in US Dollars) and (ii) at the greater of the Bank of Canada overnight rate or the rate reasonably determined by the Agent to be the cost of it funding such amount (in the case of an amount denominated in Canadian Dollars). Each Specified Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Agent shall inform each Specified Party promptly upon determining that any payment made to such Specified Party comprised, in whole or in part, a Rescindable Amount.

SECTION IX

MISCELLANEOUS

Section 9.1. Notices. Except as otherwise expressly provided, all Communications provided for herein shall be transmitted Electronically or in writing and delivered by hand or overnight courier service, mailed by certified or registered mail, as follows:

(a) if to any of Holdings, the Borrower Representative or the other Group Members, to it at:

Specialty Building Products Holdings, LLC,

2160 Satellite Blvd., Ste. 450

Duluth, Georgia 30097

Attention: Ronnie Stroud

Facsimile: (770) 232-2420

E-mail: ronniestroud@uslumber.com

with copies (which shall not constitute notice) to:

~~Madison Dearborn Partners, LLC~~

~~Three First National Plaza, Suite 4600~~

~~Chicago, Illinois 60602~~

~~Attention: Richard H. Copans, Drew Macha and Michael J. Dolce Facsimile:~~

~~(312) 895-1001~~

~~E-mail: rcopans@MDCP.com; dmacha@MDCP.com; mdolce@MDCP.com~~

The Jordan Company, L.P.

399 Park Avenue, 30th Floor

New York, NY 10022

Attention: Douglas J. Zych and Mike Denvir

Email: dzych@thejordancompany.com

mdenvir@thejordancompany.com

and a copy to (which shall not constitute notice):

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: Jordan Traister

Email: jtraister@winston.com

(b)	if to the Agent, to it at:

Bank of America, N.A.

Portfolio Manager

Bank of America Business Capital

300 Galleria Parkway, Suite 800

Atlanta, GA 30339

(c) if to any other Lender, the Swingline Lender or any Issuing Bank, to it at its e-mail address, address (or facsimile number) set forth in its Administrative Questionnaire.

All notices and other communications given to any party hereto, in accordance with the provisions of this Agreement, shall be deemed to have been given (i) on the date of receipt if delivered Electronically, by hand or overnight courier service, or sent by fax or (ii) on the date five (5) Business Days after dispatch by certified or registered mail if mailed (or such earlier date of receipt), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.1, or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.1.

Each of the Borrowers and the Agent may change its mailing address, electronic mail address facsimile or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each Lender may change its mailing address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by written notice to the Borrower Representative and the Agent. In addition, each Lender agrees to use commercially reasonable efforts to notify the Agent from time to time to ensure that the Agent has on record (i) an effective mailing address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, certain of the Lenders (each, a “Public Lender”) agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirements of Law, including United States federal and state securities laws, to make reference to the Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information.

Holdings, the Borrower Representative and the Parent Borrower each hereby agrees, unless directed otherwise by any Person authorized to provide such directions under this Agreement or the Loan Documents, including for the avoidance of doubt the Agent, or unless an accurate electronic mail address has not been provided by such Person to the Borrower Representative, that it will, and will cause its Subsidiaries to, provide or cause the Borrower Representative to provide to such Person all written information, documents and other materials that it is obligated to furnish to such Person pursuant to this Agreement or to any other Loan Document (collectively, “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to such Person to an electronic mail address specified in writing from time to time by such Person (“Electronically”). In addition, Holdings, the Borrower Representative and the Parent Borrower each agrees, and agrees to cause its Subsidiaries, to continue to provide or cause the Borrower Representative to provide the Communications to such Person in the manner specified in the Loan Documents but only to the extent requested by such Person.

The Parent Borrower hereby acknowledges that the Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Loan Parties hereunder by posting such materials on IntraLinks or another similar electronic system (the “Platform”).

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT,

SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Agent agrees that the receipt of the Communications by the Agent Electronically shall constitute effective delivery of the Communications to the Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Agent in writing (including Electronically) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent Electronically and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Agent or any Lender to give any notice or Communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.2. Waivers; Amendments.

(a) No failure or delay by the Agent, the Swingline Lender, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Swingline Lender, each Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender, the Swingline Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) None of this Agreement, any other Loan Document or any provision hereunder or thereunder may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent Borrower (and, if applicable, any other Borrowers) and the Required Lenders or by the Parent Borrower (and, if applicable, any other Borrowers) and the Agent with the consent of the Required Lenders; provided, that, notwithstanding the foregoing:

(i) solely with the written consent of each Lender directly and adversely affected thereby (but without the necessity of obtaining the consent of the Required Lenders, other than in the case of clause (1) below, which shall require the consent of each Lender increasing its Revolving Credit Commitments if such increase is effectuated other than pursuant to the provisions under this Agreement specifically permitting increases of commitments without the further approval of Required Lenders), any such agreement may:

(1) increase the Revolving Credit Commitment of any Lender (other than with respect to any Incremental Revolving Commitments pursuant to Section 2.20 in which such Lender has agreed to be an Additional Lender), it being understood that (y) a waiver of any condition precedent set forth in Section 4.2, or (z) the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of Revolving Credit Commitments shall not constitute an increase of any Revolving Credit Commitments of any Lender;

(2) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees or premiums payable hereunder (except (x) in connection with the waiver of applicability of any post-Default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any change in Historical Excess Availability, Historical Average Utilization or any other definition used in the calculation of such rate of interest or fees (or any component definition thereof) shall not constitute a reduction in any rate of interest or any fee for purposes of this clause (2));

(3) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees or premiums payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Credit Commitment; it being understood that a waiver of any condition precedent set forth in Section 4.2 or the waiver of any Default, mandatory prepayment or mandatory reduction of Revolving Credit Commitments shall not constitute a postponement of the scheduled date of payment of principal of any Loan or expiration of any Revolving Credit Commitment of any Lender; or

(4) change Section 2.17(b) or (c) or Section 2.21(c) in a manner that would alter the pro rata sharing of payments required thereby, or change the application of proceeds provision in Section 7.3);

(ii) solely with the written consent of the Supermajority Required Lenders, any such agreement may increase advance rates or make other modifications to the applicable Borrowing Base (or any constituent definitions to the extent used therein) that have the effect of increasing availability thereunder (including changes in eligibility criteria), it being understood that increases or decreases in Reserves implemented by the Agent in its Permitted Discretion shall require only the consent of the Agent;

(iii) solely with the written consent of each Lender (other than a Defaulting Lender), any such agreement may:

(1) change any of the provisions of this Section 9.2 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or grant any consent hereunder;

(2) except as otherwise expressly provided in Section 9.14 or in the US Guarantee and Collateral Agreement, the Canadian Guarantee and Collateral Agreement or any other Security Document, release all or substantially all of the Collateral or release Guarantors from their guarantee obligations under the US Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement representing all or substantially all of the value of such guarantees, taken as a whole; or

(3) except as otherwise expressly permitted, the assignment of any Borrower’s Obligations under this Agreement.

provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, the Swingline Lender or any Issuing Bank hereunder in a manner adverse to the Agent, the Swingline Lender or such Issuing Bank, as the case may be, without the prior written consent of the Agent, the Swingline Lender or such Issuing Bank, as the case may be. Notwithstanding the foregoing, amendments, waivers and other modifications to the provisions of any Loan Document in a manner that by its terms adversely affects the rights or obligations of Lenders holding Loans or Revolving Credit Commitments of a particular Class (but not the rights or obligations of Lenders holding Loans or Revolving Credit Commitments of any other Class) will require only the prior written consent of Lenders holding the requisite percentage under this Section 9.2(b) of the outstanding Loans and unused Revolving Credit Commitments of such Class (as if such Class were the only Class of Loans and Revolving Credit Commitments then outstanding under this Agreement), the Parent Borrower (and, if applicable, any other Borrower).

(c) Notwithstanding anything to the contrary contained in this Section 9.2, the Agent and the Parent Borrower, in their sole discretion and without the consent or approval of any other party, may amend, modify or supplement any provision of this Agreement or any other Loan Document to (i) amend, modify or supplement such provision or cure any ambiguity, omission, mistake, error, defect or inconsistency, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof (provided, that, if the Required Lenders make such objection in writing, such amendment, modification or supplement shall not become effective without the consent of the Required Lenders) and (ii) to permit additional affiliates of the Parent Borrower to guarantee the Obligations and/or provide Collateral therefor. Such amendments shall become effective without any further action or consent of any other party to any Loan Document.

(d) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, only the consent of the parties to the Fee Letter shall be required to amend, modify or supplement the terms thereof.

(e) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Parent Borrower and the applicable Borrowers may enter into Incremental Amendments in accordance with Section 2.20 and Extension Amendments in accordance with Section 2.22 and joinder agreements with respect thereto in accordance with such sections, and such Incremental Amendments and Extension Amendments and joinder agreements may effect such amendments to the Loan Documents or any applicable Intercreditor Agreement as may be necessary or appropriate, in the opinion of the Agent and the Parent Borrower, to give effect to the existence and the terms of the Incremental Facility or Extension, as applicable, and will be effective to amend the terms of this Agreement and the other applicable Loan Documents (including to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other applicable Loan Documents with the other Revolving Credit Loans, and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders), in each case, without any further action or consent of any other party to any Loan Document.

(f) Notwithstanding anything to the contrary contained in this Section 9.2 or any other Loan Document, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Agent and may be, together with this Agreement, amended and waived with the consent of the Agent at the request of the Parent Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Requirements of Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement or any other Loan Documents. In addition, if the Agent and the Parent Borrower shall have jointly identified an obvious error or any error or omission of a technical nature in this Agreement or any other Loan Document, then the Agent and the Parent Borrower shall be permitted to amend such provision without further action or consent by any other party; provided that the Required Lenders shall not have objected to such amendment within five Business Days after receiving a copy thereof.

(g) Notwithstanding the foregoing, this Agreement may be amended to (i) increase any LC Sublimit with the written consent of the applicable Issuing Banks and the Agent and (ii) increase any Swingline Sublimit with the written consent of the Swingline Lender and the Agent.

(h) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting

Lenders), except that (1) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender;

provided, that (i) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above, directly and adversely affect the rights or duties of an Issuing Bank under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, directly and adversely affect the rights or duties of the Swingline Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swingline Loans with only the written consent of the Agent, the Swingline Lender and the Borrowers so long as the obligations of the Lenders are not affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, directly and adversely affect the rights or duties of, or any fees or other amounts payable to, the Agent under this Agreement or any other Loan Document; (iv) only the consent of the parties to the Fee Letter shall be required to amend, modify or supplement the terms thereof; (v) [reserved]; and (vi) (x) no Lender consent is required to effect an Incremental Amendment or Extension Amendment (except as expressly provided in Sections 2.20 or 2.22 or in the following clause), and in connection with an Extension Amendment, only the consent of the Lenders that will continue as a Lender in respect of the Extended Revolving Credit Commitments, as applicable, subject to such Extension Amendment shall be required for such Extension Amendment. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Section 9.3. Expenses; Indemnity; Damage Waiver.

(a) If the Closing Date occurs, the Parent Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, disbursements and other charges of legal counsel for the Agent in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof, the reasonable fees and expenses of consultants and appraisal firms in connection with inventory appraisals and field examinations required hereunder and the Agent’s standard charges for examination activities and appraisal reviews, (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of legal counsel for the Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 9.3(a), including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that the Parent Borrower’s obligations under this Section 9.3(a) for fees and expenses of legal counsel shall be limited to fees and expenses of (x) one primary outside legal counsel in each of the United States and Canada for all Persons described in clauses (i), (ii) and (iii) above, taken as a whole, (y) in the case of any actual or perceived conflict of interest, one outside legal counsel for each group of affected Persons similarly situated, taken as a whole, in each appropriate jurisdiction and (z) if necessary, one local or foreign legal counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions).

(b) The Parent Borrower shall indemnify the Agent, the Swingline Lender, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses (including the reasonable out-of-pocket fees, charges and disbursements of (i) one primary outside legal counsel to the Indemnitees, taken as a whole, (ii) in the case of any actual or perceived conflict of interest, one additional outside legal counsel in each of the United States and Canada for each group of affected Indemnitees similarly situated, taken as a whole, in each appropriate jurisdiction and (iii) if necessary, one local or foreign legal counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)), which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee arising out of, in connection with, or as a result of (w) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (x) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (y) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Parent Borrower or any of its Subsidiaries (including any predecessor entities), or any Environmental Liability relating to the Parent Borrower or any of its Subsidiaries (including any predecessor entities) or (z) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not such claim, litigation, investigation or proceeding is brought by Holdings, the Borrowers or any of their respective Affiliates, their respective creditors or any other Person; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties, (2) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by the Parent Borrower or any of its

Subsidiaries and that is brought by an Indemnitee against any other Indemnitee (provided, that in the event of such a claim, litigation, investigation or proceeding involving a claim or proceeding brought against the Agent or the Joint Lead Arrangers (in each case, in its capacity as such) by other Indemnitees, the Agent or Joint Lead Arrangers, as the case may be (in its capacity as such), shall be entitled (subject to the other limitations and exceptions set forth above) to the benefit of the indemnities set forth above), (3) arise from any settlement entered into by any Indemnitee or any of its Related Parties in connection with the foregoing without the Parent Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed) or (4) are in respect of indemnification payments made pursuant to Section 8.7, to the extent the Parent Borrower would not have been or was not required to make such indemnification payments directly pursuant to the provisions of this Section 9.3(b). This Section 9.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.

(c) To the extent permitted by applicable law, none of Holdings, the Borrowers or any Indemnitee shall assert, and each of Holdings, the Borrowers and each Indemnitee hereby waives, any claim against Holdings, the Borrowers or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and, to the extent permitted by applicable law, Holdings, each Borrower and each Indemnitee hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided, that nothing contained in this paragraph shall limit the obligations of the Borrowers under Section 9.3(b) in respect of any such damages claimed against the Indemnitees by Persons other than Indemnitees.

(d) All amounts due under this Section 9.3 shall be payable not later than 30 days after written demand therefor.

(e) Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return any and all amounts paid by any Loan Party to such Indemnitee for fees, expenses or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

Section 9.4. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate or branch of any Issuing Bank that issues any Letter of Credit), except that (i) except as otherwise expressly provided in Section 6.4, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and

(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.4. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate or branch of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.4) and, to the extent expressly contemplated hereby, the Related Parties of the Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

(i) Subject to the conditions set forth in paragraph (b)(ii) of this Section 9.4, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it) with the prior written consent (each such consent not to be unreasonably withheld, delayed or conditioned) of:

(A) the Borrower Representative; provided, that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate or branch of a Lender or an Approved Fund or, if a Specified Event of Default has occurred and is continuing, any other Eligible Assignee; provided, further, that (x) the Borrower Representative shall be deemed to have consented to any such assignment unless the Borrower Representative shall have objected thereto by written notice to the Agent not later than the tenth (10th) Business Day following the date a written request for such consent is made and (y) the withholding of consent by the Borrower Representative to any assignment to any Disqualified Lender shall be deemed reasonable (for the avoidance of doubt, it being understood and agreed that the Agent shall not have any responsibility or obligation to determine or notify the Borrower Representative with respect to whether any Lender or potential Lender is a Disqualified Lender, and the Agent shall have no liability with respect to any assignment made to a Disqualified Lender);

(B) the Agent;

(C) each Issuing Bank; and

(D) the Swingline Lender;

provided, with respect to foregoing clauses (B), (C) and (D), no consent of the Agent, any Issuing Bank or the Swingline Lender shall be required with respect to an assignment to any Person that satisfies clause (i) of the definition of Eligible Assignee; provided, further, any assignment made to a Disqualified Lender shall not be null and void but shall instead be subject to Section 9.4(e).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment or Loans of any Class or assignments to a Lender or an Affiliate or branch of a Lender, the amount of the Revolving Credit Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5.0 million unless (x) such assignee shall be an existing Lender or (y) each of the Borrower Representative and the Agent otherwise consent; provided, that no such consent of the Borrower Representative shall be required if a Specified Event of Default has occurred and is continuing;

(B) each assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, and no Lender shall be permitted to assign a single Class of Loans or Revolving Credit Commitments without assigning a proportionate part of such Lender’s other Classes of Loans or Revolving Credit Commitments. For the avoidance of doubt, each assignment shall be comprised of an equal percentage of the outstanding Canadian Revolving Credit Commitment, US Revolving Credit Commitment, Canadian Revolving Credit Exposure and US Revolving Credit Exposure of the applicable assignor;

(C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with (unless waived by the Agent in its sole discretion) a processing and recordation fee of $3,500 (treating, for purposes of such fee, multiple, simultaneous assignments by or to two or more Approved Funds as a single assignment) (provided, no processing or recordation fee shall be paid with respect to any assignment by any Joint Lead Arranger); and

(D) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Holdings, the Parent Borrower, the other Borrowers, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.4, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such

Lender shall cease to be a party hereto but shall continue to be entitled to the benefits, and subject to the obligations, of Sections 2.14, 2.15, 2.16 and 9.3) with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.4.

(iv) The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount (and, as applicable, stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent, the Swingline Lender, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Swingline Lender, any Issuing Bank and, if an Event of Default has occurred and is continuing, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless such assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.4 and any written consent to such assignment required by paragraph (b) of this Section 9.4, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.4(d) or (e), 2.5(b), 2.17(d) or 8.7, the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)

(i) Any Lender may, without the consent of any Borrower, the Agent, the Swingline Lender or any Issuing Bank, sell participations to one or more banks or other entities other than an Excluded Participant (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agent, the Swingline Lender, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.2(b)(iii) that adversely affects the Participant; provided, however, in no event shall an Excluded Participant be a Participant. The Borrowers agree that, subject to paragraph (c)(ii) and (c)(iii) of this Section 9.4, each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 and subject to the requirements and limitations of such Sections including the requirements under Section 2.16(e) (it being understood that the documentation required under Section 2.16(e) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.4. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Credit Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Revolving Credit Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, including payments of interest and principal, notwithstanding any notice to the contrary. The portion of the Participant Register relating to any Participant requesting payment from any Borrower under the Loan Documents shall be made available to such Borrower upon reasonable request. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16, with respect to any participation sold to such Participant, than its participating Lender would have been entitled to receive (except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the participation) with respect to the participation sold to such Participant.

(iii) A Participant agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section 9.4.

(iv) Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.15(b) with respect to any Participant.

(v) No participation may be sold to the Sponsor, Holdings, any Borrower, any Affiliate of any of the foregoing or any of their respective Subsidiaries.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.4 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein:

(i) no assignment or participation shall be made to any Person that was a Disqualified Lender as of the date on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Parent Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). Any assignment in violation of this Section 9.4(e)(i) shall not be void, but the other provisions of this Section 9.4(e) shall apply.

(ii) If any assignment or participation is made to any Disqualified Lender without the Parent Borrower’s prior written consent in violation of clause (i) above, the Parent Borrower may, upon notice to the applicable Disqualified Lender and the Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Lender and repay all obligations of the Borrowers owing to such Disqualified Lender in connection with such Revolving Credit Commitment, and/or (B) require such Disqualified Lender to assign (and the signature of such Disqualified Lender shall not be required on any such assignment), without recourse (in accordance with and subject to the restrictions contained in this Section 9.4), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interest, rights and obligations, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (it being understood and agreed that the Parent Borrower shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person subject to the Parent Borrower’s consent in accordance with Section 9.4).

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to request any information, reports or other materials or receive information, reports or other materials provided to Lenders by the Parent Borrower, the Agent or any other Lender, (y) attend or participate in meetings or inspections attended by the Lenders and the Agent or request such meetings or inspections, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisers of the Agent or the Lenders and (B) (x) shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of any Class), all affected Lenders (or all affected Lenders of any Class), or the Required Lenders or Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.2); provided that (I) the Revolving Credit Commitment of any Disqualified Lender may not be increased or extended without the consent of such Lender and (II) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Disqualified Lender adversely and in a manner that is disproportionate to other affected Lenders shall require the consent of such Disqualified Lender, and (y) for purposes of voting on any bankruptcy plan, each Disqualified Lender party hereto hereby agrees (1) not to vote on such bankruptcy plan, (2) if such Disqualified Lender does vote on such bankruptcy plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such bankruptcy plan in accordance with Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

Section 9.5. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Swingline Lender, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.3 and Section VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement or any provision hereof.

Section 9.6. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.7. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.8. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time with the prior written consent of the Agent (which consent shall not be required in connection with customary set-offs in connection with Cash Management Obligations and Specified Swap Contracts), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (excluding any Exempt Account) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the applicable Borrower against any of and all the obligations of the applicable Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.8 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender shall notify the Agent and the Borrower Representative promptly after any such setoff. Notwithstanding anything to the contrary in the foregoing, no Lender shall exercise any right of set off in respect of any Controlled Account other than the Agent acting in their capacity as such.

Section 9.9. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York 232 sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, any party hereto may bring an action or proceeding in other jurisdictions in respect of its rights under any Security Document governed by a law other than the laws of the State of New York or, with respect to the Collateral, in a jurisdiction where such Collateral is located.

(c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Subject to clause (e) below, each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11. Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12. Confidentiality.

(a) Each of the Agent, the Swingline Lender, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ (other than its Excluded Affiliates’) employees, legal counsel, independent auditors, professionals and other experts or agents (it being understood that (x) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and (y) the applicable Agent or Lender disclosing such information shall be responsible for the compliance of its Affiliates and its Affiliates’ employees, legal counsel, auditors, professionals and other experts or agents with this Section 9.12), (ii) to the extent requested or demanded by any regulatory authority claiming jurisdiction over it or its Affiliates (provided, that the Agent, the Swingline Lender, such Issuing Bank or such Lender, as applicable, shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower Representative, in advance, to the extent lawfully permitted to do so), (iii) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law or compulsory legal process based on the advice of counsel (provided, that the Agent, the Swingline Lender, such Issuing Bank or such Lender, as applicable, shall notify the Borrower Representative promptly thereof prior to any such disclosure by such Person (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising routine examination or regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation), (iv) to any other party to this Agreement, (v) as reasonably determined to be necessary, in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) to bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any Swap Contract relating to the Borrowers and their obligations (provided, that such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.12 or other provisions at least as restrictive as this Section 9.12), (vii) to the extent that such information is independently developed by it, (viii) with the prior written consent of the Borrower Representative, (ix) to the extent such Information (A) becomes available other than as a result of a breach of this Section 9.12 to the Agent, the Swingline Lender, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers or any of their Affiliates or (B) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Agent, the Swingline Lender, any Issuing Bank or any Lender or any of their Affiliates or any related parties thereto in violation of any confidentiality obligations owing to Sponsor, the Permitted Investors, the Parent Borrower or any of their respective affiliates, (x) on a confidential basis to (A) any rating agency in connection with rating Holdings, the Borrowers or their Subsidiaries or the Revolving Credit Facilities or market data collectors, similar services, providers to the lending industry and service providers to the Agent in connection with the administration and management of this Agreement and the Loan Documents, (xi) to the extent necessary or customary for inclusion in league table measurement and (xii) for purposes of establishing a “due diligence” defense. For the purposes of this Section 9.12, “Information” means all information received from Holdings, the Borrowers or any of their

Affiliates relating to the Borrowers or any of their Subsidiaries or businesses, other than any such information that is available other than as a result of a breach of this Section 9.12 to the Agent, the Swingline Lender, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Borrower; provided, that, in the case of information received from a Borrower after the date hereof, such information is clearly identified on or before the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information which shall in no event be less than commercially reasonable care.

Section 9.13. PATRIOT Act; Canadian Anti-Money Laundering.

(a) Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the PATRIOT Act.

(b) If the Agent has ascertained the identity of any Canadian Loan Party or any authorized signatories of any Canadian Loan Party for the purposes of applicable Canadian Anti-Money Laundering Laws, then the Agent: (i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of the applicable Canadian Anti-Money Laundering Laws; and (ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Agent has no obligation to ascertain the identity of the Canadian Loan Parties or any authorized signatories of the Canadian Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Loan Party or any such authorized signatory in doing so.

Section 9.14. Release of Liens and Guarantees; Secured Parties.

(a) In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise Disposes of all or any portion of any of the Capital Stock or assets of any Loan Party to a Person that is not (and is not required hereunder to become) a Loan Party in a transaction permitted under this Agreement, the Liens created by the Loan Documents in respect of such Capital Stock or assets shall automatically terminate and be released, without the requirement for any further action by any Person and the Agent shall promptly (and the Lenders hereby authorize the Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower Representative and at the Parent Borrower’s expense to further document and evidence such termination and release of Liens created by any Loan Document in respect of such Capital Stock or assets. In the event that any Capital Stock or other asset Collateral has become, or is becoming, an Excluded Asset, then, at the request of the Borrower Representative or any Borrower, the Agent agree to promptly (and the Lenders hereby authorize the Agent to) take such action and execute such documents as may be reasonably requested by the Borrower Representative or any Borrower, and at the Borrowers’ expense, to terminate, discharge and release (or to further document and evidence the termination, discharge and release of) the Liens created by any Loan Document in respect of such assets. In the case of a transaction permitted under this Agreement the result of which is that a Loan Party would cease to be a Restricted Subsidiary or would become an Excluded Subsidiary (or in case any Restricted Subsidiary otherwise becomes an Excluded Subsidiary or the Parent Borrower elects that any Discretionary Guarantor that would otherwise constitute an Excluded Subsidiary cease to be a Discretionary Guarantor), the Guarantee Obligations created by the Loan Documents in respect of such Loan Party (and all security interests granted by such Guarantor under the Loan Documents) shall automatically terminate and be released, without the requirement for any further action by any Person and the Agent shall promptly (and the Lenders hereby authorize the Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower Representative and at the Parent Borrower’s expense to further document and evidence such termination and release of such security interests and such Loan Party’s Guarantee Obligations in respect of the Obligations (including its Guarantee Obligations under the US Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement). Any representation, warranty or covenant contained in any Loan Document relating to any such Capital Stock, asset or subsidiary of any Loan Party shall no longer be deemed to be made with respect thereto once such Capital Stock or asset or Subsidiary is so conveyed, sold, leased, assigned, transferred or disposed of.

(b) Upon the payment in full of the Obligations and the termination or expiration of the Revolving Credit Commitments, all Liens created by the Loan Documents shall automatically terminate and be released, without the requirement for any further action by any Person and the Agent shall promptly (and the Lenders hereby authorize the Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower Representative and at the Parent Borrower’s expense to further document and evidence such termination and release of Liens created by the Loan Documents (including by way of assignment), and the Guarantee Obligations created by the Loan Documents in respect of the Guarantors shall automatically terminate and be released, without the requirement for any further action by any Person and the Agent shall promptly (and the Lenders hereby authorize the Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower Representative and at the Parent Borrower’s expense to further document and evidence such termination and release of the Guarantors’ Guarantee Obligations in respect of the Obligations (including the Guarantee Obligations under the US Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement).

(c) Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.8 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Agent on any of the Collateral pursuant to a public or private sale or other disposition, the

Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Agent on behalf of the Secured Parties at such sale or other disposition. In furtherance of the foregoing, no Swap Contract the obligations under which constitute Specified Swap Contract obligations and no other agreements the obligations under which constitute Cash Management Obligations, in each case will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement or any other Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Swap Contract or such agreement in respect of Cash Management Services shall be deemed to have appointed the Agent to serve as administrative agent and collateral agent, as applicable, under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

Section 9.15. [Reserved].

Section 9.16. No Fiduciary Duty. The Agent, the Swingline Lender, each Issuing Bank each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”) may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Parties, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Loan Parties, on the other and (ii) in connection therewith and with the process leading thereto, (x) no Lender Parties have assumed any advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Parties have advised, are currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) the Lender Parties are acting solely as principals and not as the agents or fiduciaries of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that the Lender Parties have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 9.17. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, but subject to Section 2.12(h) hereof, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Agent, the Swingline Lender, any Issuing Bank or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Agent, the Swingline Lender, a Lender or an Issuing Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.18. Intercreditor Agreements.

(a) The Agent is authorized and directed to, to the extent required or permitted by the terms of the Loan Documents, (x) enter into (i) any Security Document, (ii) the ABL Intercreditor Agreement and the Closing Date Factoring Facility Intercreditor Agreement and (iii) any other Intercreditor Agreement or subordination agreement contemplated hereunder, (y) subordinate any Lien on any property granted to or held by the Agent and (z) make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be incurred and secured pursuant to Sections 6.2 and 6.3, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that the ABL Intercreditor Agreement, the Closing Date Factoring Facility Intercreditor Agreement and any other Intercreditor Agreement or subordination agreement contemplated hereunder, any Security Document, and any consent, filing or other action will be binding upon them. Each of the Lenders (including in its capacities as a Lender and Issuing Bank (if applicable)) and each of the Secured Parties (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement, the Closing Date Factoring Facility Intercreditor Agreement or any other Intercreditor Agreement or subordination agreement contemplated hereunder (if entered into) and (b) hereby authorizes and instructs the Agent to enter into the ABL Intercreditor Agreement, the Closing Date Factoring Facility Intercreditor Agreement and any other Intercreditor Agreements or subordination agreements contemplated hereunder or any Security Document (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be incurred and secured pursuant to Sections 6.2 and 6.3, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

(b) Notwithstanding anything to the contrary set forth herein or in any other Loan Document, prior to the payment in full of the First Lien Obligations to the extent that any Loan Party is required to give physical possession over any Collateral (other than ABL Priority Collateral) to the Agent under this Agreement or the other Loan Documents, such requirement to give possession shall be satisfied if such Collateral is delivered to and held by the First Lien Notes Collateral Agent pursuant to the ABL Intercreditor Agreement or any other applicable Intercreditor Agreement entered into after the Third Amendment Effective Date.

Section 9.19. Posting of Margin and Collateral. Notwithstanding anything to the contrary in this Agreement or any Loan Document, to the extent that any Group Member or counterparty to a Swap Contract is required to post any margin or collateral under a Swap Contract as a result of any regulatory requirement, swap clearing organization rule, or other similar regulation, rule, or requirement, (i) a Group Member shall be permitted to make payments of such margin or collateral to the counterparty in satisfaction of any such regulation, rule, or requirement; and (ii) if any such counterparty posts any such margin or collateral with any Group Member, such margin or collateral shall not be subject to any cash trap, cash sweep, or other cash management provision or restriction in any Loan Document, save and except any pledge or assignment of such hedging agreement, with the express intention that the relevant Group Member shall be permitted to receive, return (including any return payment), or apply such margin or collateral in accordance with the relevant Swap Contract; provided, however, that such Group Member shall not use any such margin or collateral for any other purpose than in accordance with the relevant Swap Contract.

Section 9.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable;

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.21. Judgment Currency. Each of the Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in any applicable currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Agent or such Lender under this Agreement or any other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any of the Loan Parties in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Spot Rate determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”). If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the applicable Group Member party hereto covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. For purposes of determining any other rate of exchange for this Section 9.21, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 9.22. Allocations. Notwithstanding any provision of any Loan Document to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language), (i) no more than 65% of the issued and outstanding voting Capital Stock of each Domestic Foreign Holdco that is directly owned by a US Borrower or by any US Subsidiary Guarantor and no more than 65% of the issued and outstanding voting Capital Stock of each CFC that is directly owned by a US Borrower or by any US Subsidiary Guarantor shall be pledged or similarly hypothecated to guarantee or support any Obligation of the US Loan Parties, (ii) no CFC or Subsidiary of any CFC (or any Domestic Foreign Holdco) shall guarantee or support any Obligation of the US Loan Parties, (iii) no security or similar interest shall be granted in the assets of any CFC or Subsidiary of any CFC (or any Domestic Foreign Holdco) with respect to the US Loan Parties, which security or similar interest guarantees or supports any Obligation of the US Loan Parties, and (iv) no CFC or Subsidiary of any CFC (or any Domestic Foreign Holdco) with respect to the US Loan Parties shall be required to make any payment on behalf of the US Loan Parties hereunder.

Section 9.23. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the

(b) U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION X

ADDITIONAL LOAN PARTIES AND OBLIGATIONS

Section 10.1. Additional Borrowers. At any time after the Closing Date, so long as no Event of Default has occurred and is continuing or would immediately result therefrom, any Wholly-Owned Domestic Subsidiary may elect to be added as an Additional US Borrower hereunder and any Wholly-Owned Canadian Subsidiary may elect to be added as an Additional Canadian Borrower hereunder, in each case, upon delivery to the Agent of a Notice of Additional Borrower as follows:

(a) such Group Member shall be deemed a “Borrower” and (x) in the case of any Domestic Subsidiary, a “US Borrower” and (y) in the case of any Canadian Subsidiary, a “Canadian Borrower”, hereunder and under the Loan Documents with respect to the Revolving Credit Facility subject to the receipt by the Agent, in form and substance satisfactory to the Agent, of joinder and any other documentation reasonably requested by the Agent with respect to such Additional Borrower, including any promissory notes requested by a Lender through the Agent and written opinions of the Loan Parties’ counsel;

(b) such Additional Borrower shall deliver the documents required by Section 5.9 with respect thereto; and

(c) as a condition to the effectiveness of any joinder of any Additional Borrower, such Additional Borrower shall deliver all documentation and other information reasonably requested in writing by each Lender within ten (10) Business Days following receipt of such Notice of Additional Borrower to satisfy requirements under applicable “know your customer” and anti-money-laundering rules and regulations, including the Beneficial Ownership Regulation, the PATRIOT Act (in the case of any Additional US Borrower) and Canadian Anti-Money Laundering Laws (in the case of any Additional Canadian Borrower).

Section 10.2. Discretionary Guarantors. At any time after the Closing Date, the Borrower Representative may elect to add a Group Member that is an Excluded Subsidiary or any other Person reasonably satisfactory to the Agent to be added as an additional guarantor and a Loan Party (a “Discretionary Guarantor”) as follows:

(a) the Borrower Representative shall provide a Notice of Additional Guarantor to the Agent of their intention to add any Discretionary Guarantor at least ten (10) Business Days (or such shorter period as the Agent may reasonably agree) prior to the date of the proposed addition;

(b) consent of the Agent shall be required to approve any such addition (such consent not to be unreasonably withheld or delayed, but which may be withheld if the Agent reasonably determines that such Discretionary Guarantor is organized under the laws of a jurisdiction (i) where the amount and enforceability of the contemplated guarantee that may be entered into by a Person organized in the relevant jurisdiction is materially and adversely limited by applicable law or contractual limitations, (ii) where the security interests (and the enforceability thereof) that may be granted with respect to assets (or various classes of assets) located in the relevant jurisdiction are materially and adversely limited by applicable law or (iii) that is not a member of the Organization for Economic Cooperation and Development or is the target of any Sanctions; provided, that no such consent shall be required for the addition of any Discretionary Guarantor organized under the laws of the United States);

(c) the Borrower Representative and such Discretionary Guarantor shall deliver the documents required by Section 5.9, at the time such Group Member or other Person becomes a Discretionary Guarantor (or such later date as the Agent may reasonably agree) with respect to each such additional Guarantor (and solely for purposes of Section 5.9(c) and the Security Documents, such Subsidiary shall be deemed to have been acquired at the time such Notice of Additional Guarantor is received by the Agent); and

(d) as a condition to the effectiveness of any joinder of any Discretionary Guarantor, such Discretionary Guarantor shall deliver opinions, board resolutions and officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.1 and all other documentation and other information, in each case as reasonably requested in writing by the Agent or any Lender within five (5) Business Days following receipt of such Notice of Additional Guarantor to satisfy requirements under applicable “know your customer” and anti-money-laundering rules and regulations, including, the PATRIOT Act (in the case of any Additional US Borrower) and Canadian Anti-Money Laundering Laws (in the case of any Additional Canadian Borrower).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SPECIALTY BUILDING PRODUCTS INTERMEDIATE II, LLC, as Holdings

By:

Name:
Title:

SPECIALTY BUILDING PRODUCTS HOLDINGS, LLC, as the Parent Borrower, the Borrower Representative and a US Borrower

By:

Name:
Title:

NOLL HOLDINGS, INC., as a US Borrower

By:

Name:
Title:

KIRBY HOLDINGS, LLC, as a US Borrower

By:

Name:
Title:

U.S. LUMBER GROUP, LLC, as a US Borrower

By:

Name:
Title:

Signature Page to

ABL Credit Agreement

NILCO, LLC, as a US Borrower

By:
Name:
Title:

POINT 2 POINT LOGISTICS LLC, as a US Borrower

By:
Name:
Title:

TURK REALTY, LLC, as a US Borrower

By:
Name:
Title:

MIDWEST LUMBER MINNESOTA, LLC, as a US Borrower

By:
Name:
Title:

ALEXANDRIA MOULDING, INC., as a US Borrower

By:
Name:
Title:

Signature Page to

ABL Credit Agreement

ALEXANDRIA NE LLC, as a US Borrower

By:
Name:
Title:

ALEXANDRIA MW, LLC, as a US Borrower

By:
Name:
Title:

ALEXDIRECT, LLC, as a US Borrower

By:
Name:
Title:

NATIONAL SERVICE SOLUTIONS US, LLC, as a US Borrower

By:
Name:
Title:

Signature Page to

ABL Credit Agreement

EFFECTIVE IMMEDIATELY UPON CONSUMMATION OF THE ACQUISITION AND, IN THE CASE OF ALEXANDRIA MOULDING, THE AMALGAMATION:

MOULURE ALEXANDRIA MOULDING INC.,
as a Canadian Borrower

By:
Name:
Title:

NATIONAL SERVICE SOLUTIONS INC.,
as a Canadian Borrower

By:
Name:
Title:

ALEXDIRECT INC.,
as a Canadian Borrower

By:
Name:
Title:

ROYAL WOODWORKING CO. LIMITED,
as a Canadian Borrower

By:
Name:
Title:

AURORA TIMBERLAND WHOLESALE
HARDWOOD LUMBER INC.,
as a Canadian Borrower

By:
Name:
Title:

Signature Page to

ABL Credit Agreement

BANK OF AMERICA, N.A., as the Agent, a US Revolving Credit Lender, an Issuing Bank and the US Swingline Lender

By:
Name:
Title:

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Revolving Credit Lender, an Issuing Bank and the Canadian Swingline Lender

By:
Name:
Title:

Signature Page to

ABL Credit Agreement

SUNTRUST BANK, as a US Revolving Credit Lender and a Canadian Revolving Credit Lender

By:
Name:
Title:

Signature Page to

ABL Credit Agreement